UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

BGSF, INC.

 (Name of Registrant as Specified In Its Charter)

N/A

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☒	Fee computed on the table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JULY 15, 2025

BGSF, Inc.

5850 Granite Parkway, Suite 730

Plano, Texas 75024

, 2025

Dear Stockholder:

You are cordially invited to attend a special meeting (the “special meeting") of the stockholders of BGSF, Inc., a Delaware corporation (“BGSF,” “we,” “us,” or “our”), to be held on           , 2025 at           , Central Daylight Time, on the first floor, Suite 140B, of the principal office building of BGSF, located at 5850 Granite Parkway, Plano, Texas 75024, or at such other time, on such other date and at such other place to which the special meeting may be adjourned. Stockholders will be able to attend the special meeting and examine the list of stockholders entitled to vote at the special meeting during the special meeting by attending in person. A complete list of registered stockholders entitled to vote at the special meeting will also be available for inspection for the ten calendar days prior to the special meeting upon request by contacting BGSF’s Corporate Secretary at (972) 692-2400. Stockholders may examine the list for any legally valid purpose related to the special meeting.

On June 14, 2025, BGSF entered into an Equity Purchase Agreement (as it may be amended from time to time in accordance with its terms, the “Equity Purchase Agreement”) with INSPYR Solutions Intermediate, LLC, a Delaware limited liability company (“Purchaser”), BG Finance and Accounting, Inc., a Delaware corporation and subsidiary of BGSF (“BG F&A”), and BGSF Professional, LLC, a Delaware limited liability company and subsidiary of BGSF (“BGSF Professional”), pursuant to which, among other things, BGSF will (i) transfer, and cause its subsidiaries to transfer, to BGSF Professional certain assets, and cause BGSF Professional to assume, certain liabilities related to BGSF’s Professional Division, (ii) cause BGSF Professional to sell all of the issued and outstanding equity interests of the foreign subsidiaries of BGSF (other than a 1% equity interest of a subsidiary of BGSF located in India) to INSPYR Solutions Holdings Corporation, an affiliate of Purchaser (the “Corporate Purchaser”) (together with the transaction pursuant to subsection (i) above, the “Pre-Closing Restructuring”), and (iii) sell all of the issued and outstanding equity interests of BG F&A and BGSF Professional to Purchaser, for $99,000,000 in cash (subject to adjustment as described in the accompanying proxy statement (the “Proxy Statement”)) and otherwise upon and subject to the terms and conditions set forth in the Equity Purchase Agreement (the transactions contemplated by the Equity Purchase Agreement, the “Sale”).

We are seeking the approval of the Sale Proposal (as defined below) by our stockholders in accordance with Section 271 of the General Corporation Law of the State of Delaware (“DGCL”) on the basis that the Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of that statute. The Board of Directors of BGSF has unanimously approved the Sale and the other transactions and agreements contemplated by the Equity Purchase Agreement, which are more fully described in the Proxy Statement, and recommended that its stockholders approve the Sale.

We are soliciting proxies for use at the special meeting, at which BGSF’s stockholders will be asked to consider and vote upon proposals (1) to approve the Sale, as such Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of Section 271 of the DGCL (which we refer to as the “Sale Proposal”), (2) to approve, on an advisory (non-binding) basis, the compensation that may, under certain circumstances, be paid or provided by BGSF to its named executive officers in connection with the Sale and other transactions contemplated by the Equity Purchase Agreement (which we refer to as the “Compensation Proposal”), and (3) to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal (which we refer to as the “Adjournment Proposal”).

After careful consideration, our Board of Directors unanimously recommends that you vote “FOR” the Sale Proposal, the Compensation Proposal and the Adjournment Proposal.

Your vote is very important. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock, par value $0.01 per share, of BGSF (“BGSF Common Stock”) entitled to vote thereon at the special meeting, voting in person or represented by proxy (which we refer to as the “Required Stockholder Approval”). The approval of the Compensation Proposal requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. The approval of the Compensation Proposal is advisory, and neither the Required Stockholder Approval nor the Sale is conditioned on approval of the Compensation Proposal. The approval of the Adjournment Proposal requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each stockholder is entitled to one vote for each share of BGSF Common Stock held by such stockholder. The closing of the Sale as contemplated by the Equity Purchase Agreement is conditioned upon BGSF obtaining the Required Stockholder Approval at the special meeting. Your vote is important, and whether or not you plan to attend the special meeting, please vote as promptly as possible. We encourage you to vote via the Internet, as it is the most convenient and cost-effective method of voting. You may also vote by mail. Instructions regarding both methods of voting are included in the proxy card and the Proxy Statement.

The Proxy Statement describes the Equity Purchase Agreement, a copy of which is attached thereto as Annex A, and the Sale, and contains other important information about the special meeting, the matters to be voted on and how to cast your vote. We encourage you to read the entire Proxy Statement and the Equity Purchase Agreement carefully. You may also obtain more information about BGSF from the Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other information that we file or furnish with the U.S. Securities and Exchange Commission.

Thank you in advance for voting and for your support of BGSF.

By order of the Board of Directors,

Keith Schroeder
Interim Co-Chief Executive Officer, Chief Financial Officer, and Secretary
, 2025
Plano, Texas

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Sale, passed upon the merits or fairness of the Equity Purchase Agreement or the transactions contemplated thereby, including the proposed Sale, or passed upon the adequacy or accuracy of the information contained in the Proxy Statement. Any representation to the contrary is a criminal offense.

The Proxy Statement is dated                                  , 2025, and, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about                                  , 2025.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JULY 15, 2025

BGSF, Inc.

5850 Granite Parkway, Suite 730

Plano, Texas 75024

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD             , 2025

A special meeting of the stockholders of BGSF, Inc. (“BGSF,” “we,” “us” or “our”) will be held on         , 2025 at         , Central Daylight Time, on the first floor, Suite 140B, of the principal office building of BGSF, located at 5850 Granite Parkway, Plano, Texas 75024, or at such other time, on such other date and at such other place to which the special meeting (the “special meeting”) may be adjourned, for the purpose of considering and voting on the following proposals:

1.  Proposal No. 1—The Sale Proposal—To approve the Equity Purchase Agreement, dated as of June 14, 2025 (as it may be amended from time to time in accordance with its terms, the “Equity Purchase Agreement”), among INSPYR Solutions Intermediate, LLC, a Delaware limited liability company (“Purchaser”), BGSF, BG Finance and Accounting, Inc., a Delaware corporation and subsidiary of BGSF (“BG F&A”), and BGSF Professional, LLC, a Delaware limited liability company and subsidiary of BGSF (“BGSF Professional”), pursuant to which, among other things, BGSF will (i) transfer, and cause its subsidiaries to transfer, to BGSF Professional certain assets, and cause BGSF Professional to assume, certain liabilities related to BGSF’s Professional Division, (ii) cause BGSF Professional to sell all of the issued and outstanding equity interests of the foreign subsidiaries of BGSF (other than a 1% equity interest of a subsidiary of BGSF located in India) to INSPYR Solutions Holdings Corporation, an affiliate of Purchaser (the “Corporate Purchaser”) (together with the transaction pursuant to subsection (i) above, the “Pre-Closing Restructuring”), and (iii) sell all of the issued and outstanding equity interests of BG F&A and BGSF Professional to Purchaser, for $99,000,000 in cash (subject to adjustment as described in the accompanying proxy statement (the “Proxy Statement”)) and otherwise upon and subject to the terms and conditions set forth in the Equity Purchase Agreement (the transactions contemplated by the Equity Purchase Agreement, the “Sale”), on the basis that the Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of Section 271 of the General Corporation Law of the State of Delaware (“DGCL”).

2.  Proposal No. 2—The Compensation Proposal—To approve, on an advisory (non-binding) basis, the compensation that may, under certain circumstances, be paid or provided by BGSF to its named executive officers in connection with the Sale.

3.  Proposal No. 3—The Adjournment Proposal—To approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal.

After careful consideration, our Board of Directors has unanimously determined that the Sale is advisable, fair to, and in the best interests of BGSF and its stockholders, has authorized, adopted, and approved the Equity Purchase Agreement and the Sale, and unanimously recommends that you vote “FOR” the Sale Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

Only holders of record of shares of the common stock, par value $0.01 per share, of BGSF (“BGSF Common Stock”), at the close of business on              , 2025, which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting and any postponements or adjournments thereof. As of the record date, there were [●] shares of BGSF Common Stock outstanding and entitled to vote at the special meeting.

Your vote is very important. We are seeking the approval of the Sale Proposal by our stockholders under Section 271 of the DGCL on the basis that the Sale could be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of that statute. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of BGSF Common Stock entitled to vote thereon at the special meeting, voting in person or by proxy (which we refer to as the “Required Stockholder Approval”). The Compensation Proposal is advisory, and the approval of the Compensation Proposal requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. The approval of the Adjournment Proposal requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each stockholder is entitled to one vote for each share of BGSF Common Stock held by such stockholder. The closing of the Sale is conditioned upon BGSF obtaining the Required Stockholder Approval at the special meeting.

All of our stockholders are cordially invited to attend the special meeting. Your vote is important, and whether or not you plan to attend the special meeting, please vote as promptly as possible. We encourage you to vote via the Internet, as it is the most convenient and cost-effective method of voting. You may also vote by mail. Instructions regarding both methods of voting are included in the Notice, the proxy card, and the Proxy Statement. If you sign, date, and return your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” the Sale Proposal, the Compensation Proposal and the Adjournment Proposal. If you hold shares of BGSF Common Stock in “street name” through an account with a broker, dealer, bank, or other nominee, please follow the instructions you receive from them to vote your shares. If you fail to return your proxy card or vote your shares through the Internet or if you hold your shares in “street name” and you fail to instruct your bank, broker, or other nominee how to vote, and do not vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as an “AGAINST” vote with respect to the Sale Proposal, but will have no effect on the approval of the Compensation Proposal and the Adjournment Proposal. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

The Proxy Statement describes the Equity Purchase Agreement and the Sale, and contains other important information about the special meeting, the matters to be voted on and how to cast your vote. A copy of the Equity Purchase Agreement is attached as Annex A to the Proxy Statement. We encourage you to read the entire Proxy Statement and the Equity Purchase Agreement carefully.

By order of the Board of Directors,

Keith Schroeder
Interim Co-Chief Executive Officer, Chief Financial Officer, and Secretary
, 2025
Plano, Texas

BGSF, Inc.

5850 Granite Parkway, Suite 730

Plano, Texas 75024

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) and the enclosed form of proxy card are furnished in connection with the solicitation of proxies by our Board of Directors (the “BGSF Board of Directors”) for use at the special meeting (the “special meeting”) of the stockholders of BGSF, Inc. (“BGSF,” “we,” “us,” or “our”), which will be held on            , 2025 at      , Central Daylight Time, on the first floor, Suite 140B of the principal office building of BGSF, located at 5850 Granite Parkway, Plano, Texas 75024, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

YOUR VOTE IS IMPORTANT. It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed form of proxy card in the envelope that has also been provided.

SUMMARY

This summary highlights selected information from this Proxy Statement. It may not contain all of the information that is important to you with respect to the Equity Purchase Agreement (as defined below) and the Sale (as defined below) or any other matter described in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, as well as the documents attached to or incorporated by reference into this Proxy Statement, to fully understand the Sale Proposal, the Compensation Proposal and the Adjournment Proposal. In particular, you should read the Equity Purchase Agreement, which is described elsewhere in this Proxy Statement and is attached hereto as Annex A. Additional information regarding BGSF is included in the documents incorporated by reference into this Proxy Statement and the other documents we file with the U.S. Securities and Exchange Commission (the “SEC”). See the section of this Proxy Statement entitled “Where You Can Find Additional Information” beginning on page 74.

General Description of the Sale (page 1)

On June 14, 2025, BGSF entered into an Equity Purchase Agreement (as it may be amended from time to time in accordance with its terms, the “Equity Purchase Agreement”) with INSPYR Solutions Intermediate, LLC, a Delaware limited liability company (“Purchaser”), BG Finance and Accounting, Inc., a Delaware corporation and subsidiary of BGSF (“BG F&A”), and BGSF Professional, LLC, a Delaware limited liability company and subsidiary of BGSF (“BGSF Professional”), pursuant to which, among other things, BGSF will (i) transfer, and cause its subsidiaries to transfer, to BGSF Professional certain assets, and cause BGSF Professional to assume, certain liabilities related to BGSF’s Professional Division, (ii) cause BGSF Professional to sell all of the issued and outstanding equity interests of the foreign subsidiaries of BGSF (other than a 1% equity interest of a subsidiary of BGSF located in India) to INSPYR Solutions Holdings Corporation, an affiliate of Purchaser (the “Corporate Purchaser”) (together with the transaction pursuant to subsection (i) above, the “Pre-Closing Restructuring”), and (iii) sell all of the issued and outstanding equity interests of BG F&A and BGSF Professional to Purchaser, for $99,000,000 in cash (subject to adjustment as described in the Equity Purchase Agreement) and otherwise upon and subject to the terms and conditions set forth in the Equity Purchase Agreement (the transactions contemplated by the Equity Purchase Agreement, the “Sale”).

We are seeking the approval of the Sale Proposal (as defined below) by our stockholders in accordance with Section 271 of the General Corporation Law of the State of Delaware (“DGCL”) on the basis that the Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of that statute. The BGSF Board of Directors has unanimously approved the Sale.

The closing of the Sale (the “Closing”) is conditioned on, among other things, BGSF obtaining the approval of the Sale by the affirmative vote of the holders of a majority of the outstanding shares of common stock, par value $0.01 per share, of BGSF (“BGSF Common Stock”) entitled to vote thereon at the special meeting, voting in person or by proxy (which we refer to in this Proxy Statement as the “Required Stockholder Approval”). We expect the Closing to occur on the date that is the third business day following the first day on which all of the closing conditions (including receipt of the Required Stockholder Approval in favor of the Sale Proposal at the special meeting) have been satisfied or waived (such date, the “Closing Date”).

Following the completion of the Sale, BGSF will continue to operate its Property Management segment (the “Retained Business”). For additional information, see the sections of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—The Equity Purchase Agreement” beginning on page 25 and “Proposal No. 1—The Sale Proposal—Activities of BGSF Following the Sale” beginning on page 38.

Parties to the Purchase Agreement (page 1)

BGSF

BGSF provides consulting, managed services, and professional workforce solutions to a variety of industries through its various divisions in information technology (“IT”), Finance & Accounting, Managed Solutions, and Property Management (apartment communities and commercial buildings). BGSF currently operates primarily within the U.S. in its Property Management and Professional segments.

BGSF’s Property Management segment provides office and maintenance field talent in 38 states and D.C., to property management companies responsible for the apartment communities’ and commercial buildings’ day-to-day operations.

BGSF’s Professional segment provides specialized talent and business consultants for IT, managed services, finance, accounting, legal, and human resources. The segment operates across the U.S. in three divisions: IT, Managed Solutions, and Finance & Accounting, with the IT division providing additional nearshore and offshore solutions in Colombia and India.

BGSF F&A and BGSF Professional are wholly owned subsidiaries of BGSF that operate within BGSF’s Professional segment.

Additional information regarding BGSF is contained in the documents incorporated by reference into this Proxy Statement and the other documents that we file with the SEC. See the section of this Proxy Statement entitled “Where You Can Find Additional Information” beginning on page 74.

INSPYR Solutions Intermediate, LLC

Purchaser is a leading provider of technology and talent solutions for its clients. Purchaser is a national expert in delivering technology solutions and talent that align industry and technical expertise with its clients’ business objectives and cultural needs.

Recommendation of the BGSF Board of Directors and Its Reasons for the Sale (page 2)

The BGSF Board of Directors considered a number of factors before determining to enter into the Equity Purchase Agreement, including, among other things, the purchase price to be paid by Purchaser, the terms and conditions of the Equity Purchase Agreement, the Sale, the financial condition and results of operations of BGSF, the strategic and financial benefits to BGSF that are expected to result from the Sale, and the prospects for the Retained Business.

After taking into account all of the material factors relating to the Equity Purchase Agreement and the Sale, the BGSF Board has unanimously determined that the Sale is advisable, fair to, and in the best interests of BGSF and its stockholders, has authorized, adopted, and approved the Equity Purchase Agreement and the Sale as contemplated thereby and unanimously recommends that you vote:

1.  “FOR” Proposal No. 1—The Sale Proposal—To approve the Equity Purchase Agreement and the Sale, on the basis that the Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of Section 271 of the DGCL.

2.  “FOR” Proposal No. 2—The Compensation Proposal—To approve, on an advisory (non-binding) basis, the compensation that may, under certain circumstances, be paid or provided by BGSF to its named executive officers in connection with the Sale.

3.  “FOR” Proposal No. 3—The Adjournment Proposal—To approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal.

The Sale Proposal, the Compensation Proposal and the Adjournment Proposal are collectively referred to herein as the “Proposals.”

For a description of the factors considered by the BGSF Board of Directors in determining to recommend approval of the Sale Proposal, see the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the BGSF Board and Its Reasons for the Sale” beginning on page 31.

Opinion of BGSF’s Financial Advisor

On June 13, 2025, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) orally rendered its opinion to the BGSF Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the BGSF Board dated June 13, 2025) as to, as of such date, the fairness, from a financial point of view, to BGSF, of the consideration to be received by BGSF for the equity interests of BG F&A and BGSF Professional in the Sale pursuant to the Purchase Agreement after giving effect to the Pre-Closing Restructuring.

Houlihan Lokey’s opinion was directed to the BGSF Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to BGSF of the consideration to be received by BGSF for the equity interests of BG F&A and BGSF Professional in the Sale pursuant to the Purchase Agreement after giving effect to the Pre-Closing Restructuring and did not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this Proxy Statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to the BGSF Board, BGSF, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transactions or otherwise. For more information, see the section of this Proxy Statement captioned “Proposal No. 1—The Sale Proposal—Opinion of BGSF’s Financial Advisor.”

For a description of the opinion of BGSF’s financial advisor, see the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Opinion of BGSF’s Financial Advisor” beginning on page 32, and the full text of the opinion is attached as Annex B to this Proxy Statement.

Use of Proceeds (page 3)

BGSF intends to use the net proceeds from the Sale to substantially eliminate its outstanding debt and to make investments in its Property Management segment. The BGSF Board of Directors intends to work with its financial advisors to determine the best use of the remaining proceeds to increase stockholder value while continuing to evaluate strategic alternatives.

For a description of how the proceeds from the Sale will be utilized, see the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Use of Proceeds” beginning on page 32 and “Risk Factors—BGSF will receive all proceeds from the Sale” beginning on page 19.

Activities of BGSF Following the Sale (page 3)

Following the consummation of the Sale, BGSF will continue to operate the Retained Business and all of its revenues and income will be generated by the Retained Business, aside from payments related to the Sale.

BGSF will continue to be a public company operating under the name BGSF, and will continue to own the assets and liabilities that comprise the Retained Business.

For additional information, see the sections of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Activities of BGSF Following the Sale” beginning on page 38 and “Preliminary Unaudited Pro Forma Consolidated Financial Information” beginning on page 56.

Conditions to Closing of the Sale (page 3)

The closing of the Sale is subject to customary closing conditions, including the receipt of the Required Stockholder Approval. For additional information, see the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Conditions to Closing of the Sale” beginning on page 38.

Interests of BGSF’s Directors and Executive Officers in the Sale (page 4)

In considering the recommendation of the BGSF Board of Directors with respect to the Sale, BGSF stockholders should be aware that BGSF’s directors and executive officers have interests in the Sale, including financial interests, that may be different from, or in addition to, interests of the BGSF stockholders generally, including interests that could vary among our executive officers. The BGSF Board of Directors was aware of and considered these interests during its deliberations of the merits of the Sale and in determining to recommend to BGSF stockholders that they vote for the Sale Proposal and thereby approve the transactions contemplated by the Sale (to the extent such interests existed at that time).

These interests potentially include, among others:

●	Vesting or acceleration of equity compensation and eligibility of certain of our executive officers for compensation upon a qualifying termination in connection with the Sale, which could be different for each executive officer or director.

●	The potential acquisition, at the Acquired Companies’ option and expense, of a director and officer liability run-off policy or extended reporting coverage (i.e., “tail coverage”) providing six (6) years of post-Closing coverage for individuals who served as directors or officers of the Acquired Companies prior to the Closing.

See the sections of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Interests of BGSF’s Directors and Executive Officers in the Sale” beginning on page 39 and “Proposal No. 2—The Compensation Proposal” beginning on page 68 for additional information.

Material U.S. Federal Income Tax Consequences of the Sale (page 4)

For U.S. federal income tax purposes, the proposed Sale will be treated as a taxable sale of the Professional business segment by BGSF.

The proposed Sale is entirely a corporate action undertaken by BGSF. Our stockholders will not realize any taxable income, gain or loss on their shares of BGSF Common Stock for U.S. federal income tax purposes as a result of the Sale because our stockholders will not receive any proceeds from the Sale. We do not anticipate that the Sale or the other Transactions contemplated by the Purchase Agreement will result in any U.S. federal income tax consequences to our stockholders.

See the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale” beginning on page 40 for additional information.

No Solicitation (page 4)

Subject to certain exceptions, including compliance with the fiduciary duties of the BGSF Board of Directors, BGSF has agreed not to solicit an Acquisition Proposal (as defined in the Equity Purchase Agreement and described further on page 42), participate in any negotiations with any third party regarding an Acquisition Proposal or enter into any agreement providing for an Acquisition Proposal.

Notwithstanding the foregoing, the Equity Purchase Agreement also provides that, if prior to, but not after, receipt of the Required Stockholder Approval BGSF receives an Acquisition Proposal from a third party and the BGSF Board of Directors determines in good faith that an Acquisition Proposal is, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Purchase Agreement and described on page 42), BGSF may provide certain information to, and engage in negotiations and discussions with, such person making the Acquisition Proposal.

At any time prior to obtaining the Required Stockholder Approval, the BGSF Board of Directors may effect a Seller Board Recommendation Change in response to any positive, material event, change, effect, condition, occurrence, development, or change in circumstances with respect to BGSF and its subsidiaries (taken as a whole), the Acquired Companies (taken as a whole), or the Business that (i) was not actually known to, or reasonably foreseeable to, the BGSF Board as of the date of the Purchase Agreement (or if known to the BGSF Board as of the date of the Purchase Agreement, the consequences of which were not known or reasonably foreseeable to the BGSF Board, as of such time); and (ii) does not relate to any Acquisition Proposal (each such event, an “Intervening Event”), if the BGSF Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties; provided, however, BGSF has provided Purchaser with at least five (5) business days prior notice of its resolution to effect a Seller Board Recommendation Change (with such notice specifying the applicable Intervening Event in reasonable detail), and during such five-business day period, BGSF must have negotiated with Purchaser in good faith (to the extent so desired by Purchaser) to make adjustments or revisions to the terms and conditions of the Purchase Agreement such that the BGSF Board of Directors no longer determines that a Seller Board Recommendation Change is required. In determining the existence of an Intervening Event, the following shall not be taken into account: (i) the mere fact that BGSF meets or exceeds any internal or published or third party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Purchase Agreement; or (y) changes after the date of the Purchase Agreement in the market price or trading volume of the BGSF Common Stock or the credit rating of BGSF.

If BGSF has received a bona fide Acquisition Proposal prior to obtaining the Required Stockholder Approval that has not been withdrawn, and that the BGSF Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, the BGSF Board of Directors may effect a Seller Board Recommendation Change with respect to such Superior Proposal and/or cause BGSF to terminate the Purchase Agreement and enter into an Alternative Acquisition Agreement; provided, however, (i) that BGSF Board of Directors determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties; (ii) that such Acquisition Proposal did not result from a breach of the no-solicitation covenant; and (iii) (a) BGSF has provided Purchaser with at least five (5) business days prior notice (the “Notice Period”) of its resolution to take such actions, (b) during such Notice Period, BGSF has negotiated in good faith with Purchaser (to the extent so desired by Purchaser) to make adjustments or revisions to the terms and conditions of the Purchase Agreement, and (c) at the end of the Notice Period (or, if the Acquisition Proposal has been materially revised or modified, at the end of the three business day period following each such material revision or modification, if later), the BGSF Board of Directors determines in good faith that such Acquisition Proposal remains a Superior Proposal. If there are any material revisions, updates or supplements to such Acquisition Proposal, BGSF must provide a new notice to Purchaser and comply with the negotiation process described in this paragraph again (it being understood that the Notice Period in respect to such new notice will be three business days). If the Purchase Agreement is terminated by BGSF in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, then BGSF must have validly terminated the Equity Purchase Agreement in accordance with the Purchase Agreement (including satisfying its obligation to pay the Seller Termination Fee).

See the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—The Equity Purchase Agreement—No Solicitation” beginning on page 45 for additional information.

Termination of the Purchase Agreement (page 5)

The Equity Purchase Agreement contains certain customary termination rights for each of BGSF and Purchaser. The Purchase Agreement can be terminated by mutual written agreement of BGSF and Purchaser, or by either BGSF or Purchaser, if: (i) any governmental entity of competent jurisdiction has enacted, enforced, issued, promulgated, or entered any law or order permanently restraining, enjoining, making illegal or otherwise prohibiting consummation of the Sale (and, if an order, such order shall become final and non-appealable); (ii) the Sale has not been consummated on or before November 10, 2025 (the “End Date”), (iii) BGSF fails to obtain the Required Stockholder Approval at the special meeting (or any adjournment or postponement thereof); or (iv) the other party is in breach of the Equity Purchase Agreement in a manner that would result in a failure of an applicable closing condition or otherwise cause the Closing to fail to occur and such breach cannot be cured or, if curable, has not been cured by the earliest to occur of (A) thirty (30) days after written notice thereof to the party in breach and (B) two (2) business days prior to the End Date.

The Equity Purchase Agreement may also be terminated by BGSF upon written notice to Purchaser if (i) at any time prior to receiving the Required Stockholder Approval, BGSF receives a Superior Proposal that does not result from a material breach of the no-solicitation covenant under the Purchase Agreement, is authorized by the BGSF Board of Directors to enter into an Alternative Acquisition Agreement in connection with such Superior Proposal and pays the Seller Termination Fee in accordance with the Purchase Agreement; or (ii) all of the closing conditions set forth in Section 4.1 and Section 4.2 of the Equity Purchase Agreement have been satisfied or waived (other than those conditions to be satisfied at Closing) and capable of being satisfied (and would have been satisfied) on the date the Closing should have occurred under Section 1.7 of the Equity Purchase Agreement, and Purchaser fails to consummate the Closing within three (3) business days after the date of an irrevocable confirmation from BGSF confirming that all such closing conditions have been satisfied or waived and that BGSF will proceed with the Closing in accordance with the Equity Purchase Agreement.

The Equity Purchase Agreement may also be terminated by Purchaser upon written notice to BGSF if the BGSF Board of Directors has effected a Seller Board Recommendation Change at any time prior to the receipt of the Required Stockholder Approval.

See the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—The Equity Purchase Agreement—Termination” beginning on page 52 for additional information.

Termination Fee; Expense Reimbursement (page 6)

Purchaser Termination Fee

Purchaser must pay to BGSF an amount equal to $4,950,000 (the “Purchaser Termination Fee”) if the Equity Purchase Agreement is terminated by BGSF (i) because Purchaser is in breach of the Equity Purchase Agreement in a manner that would result in a failure of an applicable closing condition or otherwise cause the Closing to fail to occur and such breach cannot be cured or, if curable, has not been cured by the earliest to occur of (A) thirty (30) days after written notice thereof from BGSF to Purchaser and (B) two (2) business days prior to the End Date; or (ii) because all of the closing conditions set forth in Section 4.1 and Section 4.2 of the Equity Purchase Agreement have been satisfied or waived (other than those conditions to be satisfied at Closing) and capable of being satisfied (and would have been satisfied) on the date the Closing should have occurred under Section 1.7 of the Equity Purchase Agreement, and Purchaser fails to consummate the Closing within three (3) business days after the date of an irrevocable confirmation from BGSF confirming that all such closing conditions have been satisfied or waived and that BGSF will proceed with the Closing in accordance with the Equity Purchase Agreement.

However, Purchaser may, in its sole election, choose to settle any proceeding resulting from or relating to the Purchase Agreement or the Transactions by proceeding with and consummating the Closing (as opposed to paying the Purchaser Termination Fee), in which case (i) BGSF will cooperate with Purchaser to effect the Closing, (ii) Purchaser and its affiliates and related parties will not be liable for any prior breach of the Purchase Agreement or failure to consummate the Sale or any legal proceeding in connection therewith, and (iii) Purchaser will at such Closing reimburse BGSF for its reasonable and documented out-of-pocket costs and expenses incurred in connection with such legal proceeding in an amount of up to $500,000 in the aggregate.

Expense Reimbursement

If the Purchase Agreement is terminated by either BGSF or Purchaser because BGSF fails to obtain the Required Stockholder Approval at the special meeting (or any adjournment or postponement thereof), BGSF shall reimburse Purchaser for its reasonable and documented third party out-of-pocket transaction expenses incurred in connection with the negotiation of the Sale; provided, however, such reimbursement of transaction expenses shall not exceed $3,000,000 (the “Expense Reimbursement”).

Seller Termination Fee

If (i) the Equity Purchase Agreement was validly terminated because (a) the Closing was not consummated on or before the End Date, (b) the BGSF Board fails to obtain the Required Stockholder Approval at the special meeting or (c) BGSF is in breach of the Purchase Agreement in a manner that would result in a failure of an applicable closing condition or otherwise cause the Closing to fail to occur and such breach cannot be cured or, if curable, has not been cured by the earliest to occur of (A) thirty (30) days after written notice thereof from Purchaser to BGSF and (B) two (2) business days prior to the End Date; (ii) prior to the foregoing termination (except in the case of termination under clause (b), prior to the date of the special meeting), an Acquisition Proposal is publicly disclosed or otherwise made known to the BGSF Board or the stockholders of BGSF and is not publicly withdrawn or otherwise abandoned prior to the foregoing termination (except in the case of termination under clause (b), prior to the date of the special meeting), and (iii) within twelve (12) months following any foregoing termination, an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into, then BGSF will pay to Purchaser an amount equal to $2,970,000 (the “Seller Termination Fee”), minus any Expense Reimbursement already paid by BGSF to Purchaser. For purposes of determining whether a Seller Termination Fee is payable all references to “20%” and “80%“ in the definition of “Acquisition Proposal” will be deemed to be references to “50%”.

If the Purchase Agreement is terminated (i) by Purchaser because, prior to the receipt of the Required Stockholder Approval, the BGSF Board of Directors has effected a Seller Board Recommendation Change; or (ii) by BGSF because, prior to receiving the Required Stockholder Approval, BGSF receives a Superior Proposal that does not result from a material breach of the no-solicitation covenant under the Purchase Agreement and is authorized by the BGSF Board of Directors to enter into an Alternative Acquisition Agreement, then BGSF will pay to Purchaser the Seller Termination Fee.

No Duplication

If the Purchaser Agreement is terminated and the Purchaser Termination Fee or the Seller Termination Fee (as applicable) is payable as described above (including subject to Purchaser’s option to proceed with and consummate the Closing as opposed to paying the Purchaser Termination Fee), the Purchaser Termination Fee or the Seller Termination Fee (as applicable) to the extent owed (together with an amount up to $500,000 for any reasonable and documented out-of-pocket costs and expenses and interest recoverable by a party in the event such party initiates a legal proceeding due to the other party’s failure to timely pay the Purchaser Termination Fee or Seller Termination Fee (as applicable)) will be the sole and exclusive remedy of such party and its affiliates and related parties in connection with the Purchase Agreement and the Transactions. Neither Purchaser nor BGSF will be obliged to pay the Purchaser Termination Fee or the Seller Termination Fee (as applicable) more than once.

See the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—The Equity Purchase Agreement—Termination Fee; Expense Reimbursement” beginning on page 53 for additional information.

No Survival; Indemnification (page 7)

Except in the case of fraud, the representations and warranties of the parties contained in the Equity Purchase Agreement or in any Transaction Agreement (other than the Transition Services Agreement) terminate as of, and do not survive, the Closing. The covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing will survive to the extent required to be performed after the Closing. There are no indemnification rights for another party’s breach (other than any breach of covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing).

BGSF has agreed to indemnify the Purchaser and its affiliates for losses arising from Excluded Liabilities (as defined in the Equity Purchase Agreement), breach of covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing, certain tax obligations and the specific matter set forth on Section 6.2(a)(E) of the Disclosure Letter, and the Purchaser has agreed to indemnify BGSF and its affiliates for Assumed Liabilities (as defined in the Equity Purchase Agreement) and breach of covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing.

See the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—The Equity Purchase Agreement—No Survival; Indemnification” beginning on page 45 for additional information.

No Appraisal or Dissenters’ Rights (page 7)

No appraisal or dissenters’ rights are available to our stockholders under Delaware law or our Certificate of Incorporation or Bylaws in connection with the Sale, regardless of whether such stockholders vote for or against the approval of the Sale Proposal.

Equity Commitment Letter (page 8)

In connection and concurrently with the entry into the Purchase Agreement, on June 14, 2025, A&M Capital Partners III, LP (“A&M” and collectively with one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, A&M, the “A&M Group”) and Alvarez & Marsal Partners Buyout Fund III, LP (the “Investors”), entered into the Equity Financing Commitment Letter with Purchaser, pursuant to which, subject to the terms and conditions set forth therein, the Investors have agreed to commit an aggregate of $104,000,000 in cash to purchase, directly or indirectly, the equity securities of the Purchaser at or immediately prior to the Closing, solely for the purpose of, and to the extent necessary to, consummate the Sale.

See the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—The Equity Purchase Agreement—Equity Commitment Letter” beginning on page 54 for additional information.

Risk Factors (page 8)

The Sale and the other Transactions contemplated by the Equity Purchase Agreement involve and are subject to a number of risks to BGSF and our stockholders, including the following:

●	the Sale is subject to the Required Stockholder Approval and other closing conditions, and may not be completed as anticipated or at all;

●	the announcement and pendency of the Sale, whether or not consummated, creates uncertainty about our future, which could have a material adverse effect on our business, financial condition, and results of operations;

●	the failure to complete the Sale may impact our ability to implement our future business plans;

●	if the Sale is not completed, we may explore other potential transactions, but alternatives may be less favorable to us;

●	the failure to complete the Sale may impact our business, financial condition, and results of operations;

●	our future results following the Sale may differ materially from the preliminary unaudited pro forma consolidated financial information attached to this Proxy Statement;

●	our stockholders will not receive any of the proceeds of the Sale; and

●	the opinion obtained by the BGSF Board of Directors from its financial advisor does not and will not reflect changes in circumstances after the date of such opinion.

 For additional information regarding the risk factors related to the Equity Purchase Agreement and the Sale, and the operation of the Retained Business by BGSF following the Closing of the Sale, see the section of this Proxy Statement entitled “Risk Factors” beginning on page 8.

The Special Meeting (page 8)

Date, Time and Place. The special meeting will be held on               , 2025 at          , Central Daylight Time, on the first floor, Suite 140B of the principal office building of BGSF, located at 5850 Granite Parkway, Plano, Texas, 75024, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

Matters to Be Considered at the Special Meeting. At the special meeting, holders of BGSF Common Stock as of the record date will consider and vote upon:

1.	Proposal No. 1 – The Sale Proposal;

2.	Proposal No. 2 – The Compensation Proposal; and

3.	Proposal No. 3 – The Adjournment Proposal.

Record Date. Holders of BGSF Common Stock as of the close of business on           , 2025, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the special meeting.

Required Vote. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of BGSF Common Stock entitled to vote thereon at the special meeting, voting in person or by proxy. The approval of the Compensation Proposal requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. The approval of the Adjournment Proposal requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each stockholder is entitled to one vote for each share of BGSF Common Stock held by such stockholder.

QUESTIONS AND ANSWERS ABOUT THE SALE AND SPECIAL MEETING

The following are some questions that you, as a stockholder of BGSF, may have regarding the Sale as contemplated by the Equity Purchase Agreement and the special meeting, together with brief answers to those questions. BGSF urges you to read carefully the remainder of this Proxy Statement, including the annexes and other documents incorporated by reference in this Proxy Statement, because the information in this section may not provide all of the information that might be important to you with respect to the Sale as contemplated by the Equity Purchase Agreement and the special meeting.

Q.	What is the Sale?

A.	On June 14, 2025, BGSF entered into the Equity Purchase Agreement pursuant to which, among other things, BGSF will (i) transfer, and cause its subsidiaries to transfer, to BGSF Professional certain assets, and cause BGSF Professional to assume, certain liabilities related to BGSF’s Professional Division, (ii) cause BGSF Professional to sell all of the issued and outstanding equity interests of the foreign subsidiaries of BGSF (other than a 1% equity interest of a subsidiary of BGSF located in India) to INSPYR Solutions Holdings Corporation, an affiliate of Purchaser, and (iii) sell all of the issued and outstanding equity interests of BG F&A and BGSF Professional to Purchaser, for $99,000,000 in cash (subject to adjustment as described in the Equity Purchase Agreement) and otherwise upon and subject to the terms and conditions set forth in the Equity Purchase Agreement (the transactions contemplated by the Equity Purchase Agreement, the “Sale”). We are seeking the approval of the Sale Proposal (as defined below) by our stockholders in accordance with Section 271 of the General Corporation Law of the State of Delaware (“DGCL”) on the basis that the Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of that statute. The BGSF Board of Directors has unanimously approved the Sale and recommended that BGSF’s stockholders approve the Sale. A copy of the Purchase Agreement is attached to this Proxy Statement as Annex A.

Q.	Why is BGSF proposing to effect the Sale?

A.	In the course of reaching its decision to approve the Sale, the BGSF Board of Directors considered a number of factors, including, among other things, the purchase price to be paid by Purchaser, the terms and conditions of the Purchase Agreement, the Sale, and the other Transactions contemplated thereby, the financial condition and results of operations of BGSF, the strategic and financial benefits to BGSF that are expected to result from the Sale, and the prospects for the Retained Business.

For additional information, see the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the BGSF Board of Directors and Its Reasons for the Sale” beginning on page 31.

Q.	Why am I receiving these materials?

A.	We are seeking the approval of the Sale Proposal by our stockholders in accordance with Section 271 of the DGCL on the basis that the Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of that statute and related case law. The Closing is conditioned on, among other things, BGSF obtaining the Required Stockholder Approval at the special meeting. BGSF is sending these materials to you to help you decide how to vote your shares of BGSF Common Stock with respect to the Sale Proposal, the Compensation Proposal and the Adjournment Proposal to be considered at the special meeting. This Proxy Statement contains important information about the special meeting, the Sale Proposal, the Compensation Proposal and the Adjournment Proposal, and you should read it carefully.

Q.	How would the proceeds from the Sale be used?

A.	BGSF intends to use the net proceeds from the Sale to substantially eliminate its outstanding debt and to make investments in its Property Management segment. The BGSF Board of Directors intends to work with its financial advisors to determine the best use of the remaining proceeds to increase stockholder value while continuing to evaluate strategic alternatives.

For a description of how the proceeds from the Sale will be utilized, see the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—The Equity Purchase Agreement—Use of Proceeds” beginning on page 32 and “Risk Factors – BGSF will receive all proceeds from the Sale” beginning on page 19.

Q.	How will BGSF stockholders be affected by the Sale and how will the Sale affect BGSF’s Retained Business?

A.	Pursuant to the Sale, Purchaser will acquire complete equity ownership of the Acquired Companies and related assets. The Sale will have no effect on the number of shares or the attributes of shares of BGSF Common Stock held by BGSF’s stockholders. However, BGSF’s business will undergo significant changes in connection with the Sale. As of immediately following the Closing, BGSF will no longer operate the Professional segment (the “Business”). BGSF will continue to operate the Retained Business, consisting of the property management segment of the business. At this time, it is contemplated that, immediately following Closing, BGSF will maintain the same corporate functions and the same senior executives and directors as BGSF had prior to the completion of the Sale.

Q.	Are there any risks associated with the Sale?

A.	Yes. You should carefully review the section of this Proxy Statement entitled “Risk Factors” beginning on page 17, which presents risks and uncertainties related to the Sale and the operations of the Retained Business by BGSF following the completion of the Sale or in the event the Equity Purchase Agreement is terminated prior to completion of the Sale.

Q.	What stockholder approval is required to complete the Sale?

A.	As a condition to the Closing of the Sale, BGSF’s stockholders must approve the Sale Proposal, which requires the affirmative vote of the holders of a majority of the outstanding shares of BGSF Common Stock entitled to vote thereon at the special meeting, in person or by proxy (which we refer to in this Proxy Statement as the Required Stockholder Approval).

In addition to the approval of the Sale Proposal by BGSF’s stockholders, each of the other conditions to the Closing of the Sale contained in the Equity Purchase Agreement must be satisfied or waived. For additional information, see the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Conditions to Closing of the Sale” beginning on page 38.

Q.	Are there any other proposals to be considered and approved at the special meeting?

A.	Yes. In addition to the Sale Proposal, BGSF is also asking its stockholders to approve the Compensation Proposal, which would enable BGSF to approve certain compensation that may be payable to our named executive officers in connection with the Sale, (i.e., “golden parachute” compensation), and the Adjournment Proposal, to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal. Approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each stockholder is entitled to one vote for each share of BGSF Common Stock held by such stockholder.

Q.	When is the Closing of the Sale expected to occur?

A.	We expect the Closing of the Sale to occur in the second half of 2025, on the date that is the third business day following the satisfaction or waiver of the last of the conditions to Closing (including receipt of the Required Stockholder Approval in favor of the Sale Proposal at the special meeting).

Q.	How does the BGSF Board of Directors recommend that BGSF stockholders vote with respect to each of the proposals?

A.	The BGSF Board of Directors recommends that the BGSF stockholders vote “FOR” the Sale Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Q.	Material U.S. Federal Income Tax Consequences of the Sale?

A.	The proposed Sale is entirely a corporate action undertaken by BGSF. Our stockholders will not realize any income, gain or loss on their shares of BGSF Common Stock for U.S. federal income tax purposes as a result of the Sale because our stockholders will not receive any proceeds from the Sale. We do not anticipate that the Sale or the other Transactions contemplated by the Purchase Agreement will result in any U.S. federal income tax consequences to our stockholders.

See the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Material U.S. Federal Income Tax Consequences of the Sale” beginning on page 40 for additional information.

Q.	Do I have appraisal or dissenters’ rights in connection with the Sale?

A.	No. No appraisal or dissenters’ rights are available to our stockholders under Delaware law or our Certificate of Incorporation or Bylaws in connection with the Sale or any other Transactions contemplated by the Equity Purchase Agreement, regardless of whether such stockholders vote for or against the approval of the Sale Proposal.

Q.	When and where will the special meeting take place?

A.	The special meeting will be held on , 2025 at , Central Daylight Time, on the first floor, Suite 140B of the principal office building of BGSF, located at 5850 Granite Parkway, Plano, Texas, 75024, or at such other time, on such other date and at such other place to which the special meeting may be adjourned.

Q.	Who can attend and vote at the special meeting?

A.	Holders of BGSF Common Stock as of the close of business on , 2025, the record date for the special meeting, are entitled to notice of, and to attend and vote at, the special meeting. Each share of BGSF Common Stock is entitled to one vote on all matters that come before the special meeting. As of the record date, there were [●] shares of BGSF Common Stock issued and outstanding.

Q.	What do I need to do now and how do I vote?

A.	BGSF urges you to read this entire Proxy Statement carefully, including its annexes, and to consider how the Sale as contemplated by the Equity Purchase Agreement and the actions contemplated by each of the Proposals may affect you.

You cannot vote your shares of BGSF Common Stock unless you are present at the meeting or you have previously given your proxy. If you received your proxy materials by mail, you can vote by mail by completing, signing, dating, and returning the proxy card in the enclosed envelope. You may also vote on the Internet, by visiting the website shown on the proxy card and following the instructions.

Q.	What happens if I do not sign and return my proxy card or vote through the Internet or in person at the special meeting, or I do not otherwise provide proxy instructions?

A.	If you fail to return your proxy card or vote your shares through the Internet or if you hold shares in “street name” and you fail to instruct your bank, broker, or other nominee how to vote, and do not vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, assuming the presence of a quorum, which is required to transact business at the special meeting, will have the same effect as an “AGAINST” vote with respect to the Sale Proposal, but will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal.

If you are a stockholder of record and you sign, date, and mail your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” the Sale Proposal, the Compensation Proposal, and the Adjournment Proposal.

Whether or not you expect to attend the special meeting, we request that you complete, date, sign, and return the enclosed proxy card in the postage-paid envelope or vote your shares through the Internet as instructed in these materials as soon as possible to ensure that your shares will be represented at the special meeting. If you hold shares of BGSF Common Stock in “street name” through an account with a broker, dealer, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

Q.	What if I abstain from voting?

A.	If you attend the special meeting or submit a proxy card, but affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the special meeting but will not be voted at the special meeting. As a result, your abstention will have the same effect as voting “AGAINST” the Sale Proposal, the Compensation Proposal and the Adjournment Proposal.

Q.	What is a broker non-vote?

A.	Broker non-votes relate to shares held in “street name” through brokers, dealers, banks and other nominees. If your shares are held in “street name” through an account with a broker, dealer, bank or other nominee, such broker, dealer, bank or other nominee is required to vote your shares according to your instructions, if provided. If you do not provide specific voting instructions, under the New York Stock Exchange (“NYSE”) rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretionary authority to vote on routine matters, but not on non-routine matters. All of the proposals currently expected to be voted on at the special meeting are considered non-routine matters. A broker non-vote occurs when a bank or broker has not received voting instructions from the beneficial owner of the shares and the bank or broker cannot vote the shares at its discretion because the matter is not considered a routine matter under NYSE rules. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and are not considered votes cast on the proposal. Broker non-votes will have the same effect as voting “AGAINST” the Sale Proposal, but will have no effect on the outcome of the vote for the Compensation Proposal or the Adjournment Proposal so long as a quorum is present.

Q.	If my shares of BGSF Common Stock are held in “street name” by my broker, dealer, bank, or other nominee, will my broker, dealer, bank, or nominee vote my shares for me and may I vote in person?

A.	If your shares of BGSF Common Stock are held through an account with a broker, dealer, bank, or nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. You must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, dealer, bank, or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to BGSF.

As the beneficial owner, you are also invited to attend the special meeting in person. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from the broker, dealer, bank, or other nominee that holds your shares giving you the right to vote the shares in person at the special meeting.

Q.	May I revoke or change my vote after I have provided proxy instructions?

A.	Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting by returning a later-dated proxy card, by voting again over the Internet or in person at the special meeting as more fully detailed in your proxy card, or by delivering written instructions to us at the principal executive offices of BGSF before the special meeting. Attendance at the special meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the special meeting. If your shares are held in an account at a bank, brokerage firm, or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm, or other agent, or, if you have obtained a valid proxy from your bank, brokerage firm, or other agent giving you the right to vote your shares, by attending the special meeting and voting in person. If you have instructed your broker, dealer, bank, or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank, or other nominee in order to change those instructions.

Q.	What constitutes a quorum for the special meeting?

A.	At least a majority of the shares of BGSF Common Stock outstanding as of the record date and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the special meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum. Shares of BGSF Common Stock held by stockholders in “street name” through a broker, bank, or other nominee that do not instruct the nominee how to vote such shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

Q.	Who is soliciting proxies for the special meeting, and who is paying for this proxy solicitation?

A.	The BGSF Board is soliciting your proxy, and BGSF will bear the cost of this solicitation of proxies. This includes the charges and expenses for preparation, assembly, printing, mailing and distribution of this Proxy Statement and the related proxy materials. D.F. King & Co. (“D.F. King”), Inc., a proxy solicitor, has been retained to assist BGSF in the solicitation of proxies for the special meeting, and BGSF will pay D.F. King, Inc. a fee estimated not to exceed $15,000, plus reimbursement for its reasonable out-of-pocket expenses, and indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages, and expenses for its services as BFSF’s proxy solicitor.

BGSF will ask banks, brokers, and other institutions, nominees and fiduciaries holding shares of BGSF Common Stock beneficially owned by others to forward this Proxy Statement and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. BGSF will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this Proxy Statement and the related proxy materials to BGSF’s stockholders.

Q.	What does it mean if I received more than one proxy card?

A.	If you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. Each proxy card you receive should be completed indicating how you wish to vote and returned separately in the postage-paid envelopes provided in order to ensure that all of your shares of BGSF Common Stock are voted.

Q.	Will I receive any payment for my shares of BGSF Common Stock in connection with the Sale?

A.	No. The proceeds from the Sale will be paid directly to BGSF, not BGSF stockholders.

Q.	Who should I contact if I have any questions about the Sale, the special meeting or voting?

A.	If you have questions about the proposals, this Proxy Statement, the Sale, the special meeting, or voting, or if you would like additional copies of this Proxy Statement, or need to obtain proxy cards or other information related to the proxy solicitation, please contact D.F. King, BGSF’s proxy solicitor, by calling 800-334-0384 or by emailing BGSF@dfking.com. You will not be charged for any of the documents that you request.

If your shares are held through an account with a broker, dealer, bank, or other nominee, you should call your broker, dealer, bank, or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains or incorporates by reference statements that may constitute forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the Sale, obtaining stockholder approval, satisfying closing conditions, the closing, including its timing, of the Sale, the use of proceeds of the Sale, the projected operational and financial performance of BGSF and its various subsidiaries, including following the Sale, its offerings of services and solutions and developments and reception of its services and solutions by client partners, and BGSF’s expectations, hopes, beliefs, intentions, plans, prospects, or strategies regarding the future revenue and the business plans of BGSF’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Proxy Statement are based on certain assumptions and analyses made by the management of BGSF considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on BGSF as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting BGSF will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the Sale not being satisfied, the ability of the parties to close the transaction on the expected closing timeline or at all, the nature, cost, or outcome of any legal proceedings relating to the transaction, the impact of the contemplated transaction on our stock price, the ability of BGSF to service or otherwise pay its debt obligations, including in the event the closing does not occur, the mix of services or solutions utilized by BGSF’s client partners and such client partners’ needs for these services or solutions, market acceptance of new offerings of services or solutions, the ability of BGSF to expand what it does for existing client partners as well as to add new client partners, whether BGSF will have sufficient capital to operate as anticipated, the impact the transaction or its announcement may have on BGSF’s operations, team members, field talent, client partners, and other constituents, the demand for BGSF’s services and solutions, economic activity in BGSF’s industry and in general, and certain risks, uncertainties, and assumptions described under the heading “Risk Factors” and in BGSF’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements included in this Proxy Statement are made only as of the date hereof. BGSF undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

In addition to the other information included and incorporated by reference in this Proxy Statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before deciding how to vote your shares of BGSF Common Stock at the special meeting. These factors should be considered in conjunction with the other information included by BGSF in this Proxy Statement and the risk factors described in BGSF’s other filings with the SEC, including in the “Risk Factors” discussed under Part I, Item 1A of the Annual Report on Form 10-K for the period ending December 29, 2024 and in Part II, Item 1A of the Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025 and the documents incorporated by reference herein. In addition to those risk factors which are incorporated by reference herein, as of the date of this Proxy Statement, BGSF supplements such risk factors with the following risk factors. If any of the risks described below, incorporated by reference, or otherwise referred to in this Proxy Statement actually materialize, the business, financial condition, results of operations, or prospects of BGSF, or the stock price of BGSF, could be materially and adversely affected.

The Sale is subject to receipt of the Required Stockholder Approval and other closing conditions and may not be completed as anticipated, or at all.

We are seeking the approval of the Sale Proposal by our stockholders in accordance with Section 271 of the DGCL on the basis that the Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of that statute. The Closing is conditioned on, among other things, BGSF obtaining the Required Stockholder Approval at the special meeting.

In addition, the Equity Purchase Agreement provides for certain termination rights. The Equity Purchase Agreement can be terminated by mutual written agreement of BGSF and Purchaser, or by either BGSF or Purchaser, if: (i) any governmental entity of competent jurisdiction has enacted, enforced, issued, promulgated, or entered any law or order permanently restraining, enjoining, making illegal, or otherwise prohibiting consummation of the Sale (and, if an order, such order shall become final and non-appealable); (ii) the Sale has not been consummated on or before the End Date, (iii) BGSF fails to obtain the Required Stockholder Approval at the special meeting (or any adjournment or postponement thereof); or (iv) the other party is in breach of the Equity Purchase Agreement in a manner that would result in a failure of an applicable closing condition or otherwise cause the Closing to fail to occur and such breach cannot be cured or, if curable, has not been cured by the earliest to occur of (A) thirty (30) days after written notice thereof to the party in breach and (B) two (2) business days prior to the End Date. The Equity Purchase Agreement may also be terminated by BGSF upon written notice to Purchaser if (i) at any time prior to receiving the Required Stockholder Approval, BGSF receives a Superior Proposal that does not result from a material breach of the no-solicitation covenant under the Purchase Agreement, is authorized by the BGSF Board of Directors to enter into an Alternative Acquisition Agreement in connection with such Superior Proposal and pays the Seller Termination Fee in accordance with the Purchase Agreement; or (ii) all of the closing conditions set forth in Section 4.1 and Section 4.2 of the Equity Purchase Agreement have been satisfied or waived (other than those conditions to be satisfied at Closing) and capable of being satisfied (and would have been satisfied) on the date the Closing should have occurred under Section 1.7 of the Equity Purchase Agreement, and Purchaser fails to consummate the Closing within three (3) business days after the date of an irrevocable confirmation from BGSF confirming that all such closing conditions have been satisfied or waived and that BGSF will proceed with the Closing in accordance with the Equity Purchase Agreement.

The Purchase Agreement may also be terminated by Purchaser upon written notice to BGSF if the BGSF Board has effected a Seller Board Recommendation Change at any time prior to the receipt of the Required Stockholder Approval.

The proceeds that may be realized from the Sale are contingent upon receiving the Required Stockholder Approval and satisfying the other closing conditions. There can be no assurances that we will receive the vote and satisfy such conditions. Any delay in receiving the required stockholder vote and satisfying the other closing conditions may increase the risk that the Sale will be terminated, or reduce the benefits we expect to achieve.

The Sale and the other Transactions contemplated by the Equity Purchase Agreement, whether or not completed, may adversely affect the Retained Business.

Transactions such as the Sale are often subject to lawsuits by stockholders. It is possible that our common stockholders or other stakeholders will commence or seek to commence litigation against BGSF or the BGSF Board of Directors. Such litigation could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect the Retained Business.

In addition, our ability to execute on our business strategies for the Retained Business depends on the retention and recruitment of qualified executives and other professionals. We rely upon the services of our current executive and senior management teams. The market for qualified executives, senior managers and other employees has become very competitive. As a result of the Sale, we may experience higher employee turnover and finding qualified replacements may be more difficult. The loss of the services of members of our executive and/or senior management teams or our inability to hire and retain other talented personnel could delay or prevent us from succeeding in executing our strategies, which could negatively impact the Retained Business. Further, while the completion of the Sale is pending, we may be unable to attract and retain key personnel and our management’s focus and attention and employee resources may be diverted from operational matters.

Because BGSF is expected to have fewer revenues and assets following the Sale, there is a possibility that such reduced revenues and assets may affect our ability to satisfy NYSE’s continued listing standards, which could result in the delisting of our common stock.

The continued listing standards of NYSE include, among other things, requirements that we maintain certain levels of stockholders’ equity, total assets, total revenue, market capitalization and/or minimum trading price. Even though we currently satisfy these requirements, following the Sale, our business will be smaller, which may cause us to fail to satisfy NYSE’s continued listing standards. In the event that we are unable to satisfy such continued listing standards, our common stock may be delisted from NYSE. Any delisting of our common stock from such market could adversely affect our ability to attract new investors, decrease the liquidity of our outstanding shares of common stock, reduce our flexibility to raise additional capital, reduce the price at which our common stock trades and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our securities at all. For these reasons and others, delisting could adversely affect the price of our common stock and our business, financial condition and results of operations.

If we fail to complete the Sale, our business and financial performance may be adversely affected.

The completion of the Sale is subject to the satisfaction or waiver of various conditions, including the approval of the Sale by our stockholders, which may not be satisfied in a timely manner or at all.

If the Sale is not completed, we may have difficulty recouping the costs incurred in connection with negotiating the Sale and the other Transactions. Our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Sale, and we will have incurred significant third-party transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

Furthermore, if the Sale and the other Transactions are not completed, the announcement of the termination of the Purchase Agreement may adversely affect our relationships with our customers, business partners, and employees, which could have a material adverse impact on our ability to effectively operate our business, and we may be required to pay the Seller Termination Fee of $2,970,000 or the Expense Reimbursement of up to $3,000,000 under certain circumstances, each of which could have further adverse effects on our business, results of operations and the trading price of BGSF Common Stock.

See the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—The Equity Purchase Agreement—Termination Fee; Expense Reimbursement” beginning on page 53 for additional information.

If the Purchase Agreement is not approved or if we fail to complete the Sale, there may not be any other offer from potential acquirors that the BGSF Board determines to be attractive.

If we fail to complete the Sale, the BGSF Board, in discharging its fiduciary obligations to our stockholders, may evaluate other strategic alternatives including, but not limited to, continuing to operate the business of the Acquired Companies for the foreseeable future or an alternative transaction relating to the Acquired Companies. An alternative transaction, if available, may yield lower consideration or value than the proposed Sale, be on less favorable terms and conditions than those contained in the Equity Purchase Agreement and involve significant delay. Any future sale of substantially all of BGSF’s property and assets within the meaning of Section 271 of the DGCL and related case law or other similar transaction may be subject to further stockholder approval, and there is no guarantee that BGSF would be able to obtain such stockholder approval in favor of any such sale or other transaction. If the Acquired Companies are not sold, there can be no assurance that we will realize value at least equivalent to the proceeds of the Sale from the operation of the business of the Acquired Companies over time, or any value; nor can we predict the timeline for realizing value, if any, from the business of the Acquired Companies in the absence of the Sale.

Our future results following the Sale may differ materially from the preliminary unaudited pro forma consolidated financial information included in this Proxy Statement.

The Sale has been accounted for in the preliminary unaudited pro forma consolidated statement of operations for the thirteen week period ended March 30, 2025 included in this Proxy Statement as if it had been completed on December 30, 2024. The preliminary unaudited pro forma consolidated balance sheet as of March 30, 2025 included in this Proxy Statement gives effect to the Sale as if it occurred on March 30, 2025. The preliminary unaudited pro forma consolidated financial information is not necessarily indicative of our financial condition or results of operations. In addition, the assumptions used in preparing the preliminary unaudited pro forma consolidated financial information may not prove to be accurate, and other factors may affect our financial condition and results of operations following the Sale. Any change in our financial condition or results of operations may cause significant variations in the price of our common stock. For additional information, see the section of this Proxy Statement entitled “Preliminary Unaudited Pro Forma Consolidated Financial Information” beginning on page 56.

BGSF will receive all proceeds from the Sale.

BGSF intends to use the net proceeds from the Sale to substantially eliminate its outstanding debt and to make investments in its Property Management segment. The BGSF Board of Directors intends to work with its financial advisors to determine the best use of the remaining proceeds to increase stockholder value while continuing to evaluate strategic alternatives. BGSF’s stockholders will not directly receive any proceeds from the Sale. You should not vote to approve the Sale based upon the assumption that you will receive any portion of the proceeds from the Sale.

The opinion obtained by the BGSF Board of Directors from its financial advisor does not and will not reflect changes in circumstances after the date of such opinion.

Houlihan delivered its written opinion addressed to the BGSF Board, dated June 13, 2025, to the effect that, as of the date of such opinion, and based upon and subject to the qualifications, procedures, limitations, and assumptions set forth therein, the consideration to be received by BGSF in the Sale pursuant to the Purchase Agreement, is fair, from a financial point of view, to BGSF. Changes in the operations and prospects of the Acquired Companies, including financial forecasts relating to the Acquired Companies, general market and economic conditions, and other factors, many of which may be beyond BGSF’s control, and on which the opinion of Houlihan was based, may alter the Acquired Companies’ value and affect the conclusions reached in the opinion. We have not obtained, and we do not expect to request, an updated opinion from Houlihan. Houlihan’s opinion does not speak to the time when the Sale will be completed or to any date other than the date of such opinion. As a result, the opinion does not and will not address the fairness, from a financial point of view, of the consideration to be received by us in connection with the Sale at the time the Sale is completed or at any time other than the time the opinion was rendered.

THE SPECIAL MEETING

This Proxy Statement is being furnished to BGSF’s stockholders as part of the solicitation of proxies by the BGSF Board of Directors for use at the special meeting. This Proxy Statement provides BGSF’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held on        , 2025 at         , Central Daylight Time, on the first floor, Suite 140B, of the principal office building of BGSF, located at 5850 Granite Parkway, Plano, Texas 75024, or at such other time, on such other date and at such other place to which the special meeting may be adjourned, to vote upon the Sale Proposal, the Compensation Proposal and the Adjournment Proposal. Stockholders will be able to attend the special meeting and examine the list of stockholders entitled to vote at the special meeting during the special meeting by attending in person. A complete list of registered stockholders entitled to vote at the special meeting will also be available for inspection for the ten calendar days prior to the special meeting upon request by contacting BGSF’s Corporate Secretary at (972) 692-2400. Stockholders may examine the list for any legally valid purpose related to the special meeting.

Purposes of the Special Meeting

The primary purpose of the special meeting is for BGSF stockholders to consider and vote upon the Sale Proposal to approve the Sale. BGSF stockholders must approve the Sale in order for the Sale to occur, as such Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of Section 271 of the DGCL and, as a result, it is a condition to Closing under the Equity Purchase Agreement that BGSF shall have received the Required Stockholder Approval in favor of the Sale Proposal at the special meeting. If BGSF’s stockholders fail to approve the Sale of the Acquired Companies, the Sale will not occur.

A copy of the Equity Purchase Agreement is attached to this Proxy Statement as Annex A, and the material terms of the Equity Purchase Agreement are described under “Proposal No. 1—The Sale Proposal—The Equity Purchase Agreement” beginning on page 42.

BGSF’s stockholders are also being asked to approve the Compensation Proposal, to approve the “golden parachute” compensation arrangements and the Adjournment Proposal, to adjourn the special meeting to a later date or dates, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about           , 2025.

Recommendation of the BGSF Board of Directors

After careful consideration, the BGSF Board of Directors has unanimously approved the consummation of the Sale, and determined that it is advisable, fair to, and in the best interests of BGSF and its stockholders to enter into the Equity Purchase Agreement. Certain factors considered by the BGSF Board of Directors in reaching its decision to approve the Sale may be found in the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the BGSF Board of Directors and Its Reasons for the Sale” beginning on page 31.

The BGSF Board of Directors unanimously recommends that the stockholders of BGSF vote “FOR” the Sale Proposal to approve the Sale of the Acquired Companies.

In addition, the BGSF Board of Directors unanimously recommends that the stockholders of BGSF vote “FOR” the Compensation Proposal, to approve certain compensation that may be payable to our named executive officers in connection with the Sale (i.e., “golden parachute” compensation), and “FOR” the Adjournment Proposal, to adjourn the special meeting, if necessary or appropriate, in order to solicit additional proxies.

Record Date and Quorum

The holders of record of BGSF Common Stock as of the close of business on      , 2025, the record date, and entitled to vote at the special meeting, are entitled to receive notice of and to vote at the special meeting. There are [●] shares of BGSF Common Stock issued and outstanding as of the record date.

At least a majority of the shares of BGSF Common Stock outstanding as of the record date and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions as described below under the sub-heading “—Voting; Proxies; Revocation—Providing Voting Instructions by Proxy” will be included in the calculation of the number of shares considered to be present for purposes of a quorum at the special meeting.

Shares of BGSF Common Stock held by stockholders of record that submit a proxy but fail to provide voting instructions or abstain on any of the Proposals listed on the proxy card will be counted for the purpose of determining whether a quorum is present at the special meeting.

Shares of BGSF Common Stock held by stockholders in “street name” by a broker, bank, or other nominee that do not instruct such broker, bank or other nominee on how to vote such shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

Required Vote

Each share of BGSF Common Stock issued and outstanding at the close of business on the record date is entitled to one vote at the special meeting.

In order for BGSF to complete the Sale as contemplated by the Equity Purchase Agreement, stockholders holding at least a majority of the shares of BGSF Common Stock issued and outstanding at the close of business on the record date and entitled to vote thereon must vote “FOR” the Sale Proposal to approve the Sale. A failure to vote your shares of BGSF Common Stock or an abstention from voting will have the same effect as a vote “AGAINST” the Sale Proposal.

Approval of the Compensation Proposal requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each stockholder is entitled to one vote for each share of BGSF Common Stock held by such stockholder. An abstention from voting will have the same effect as a vote “AGAINST” the Compensation Proposal. Broker non-votes will have no effect on the outcome of the Compensation Proposal so long as a quorum is present.

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each stockholder is entitled to one vote for each share of BGSF Common Stock held by such stockholder. An abstention from voting will have the same effect as a vote “AGAINST” the Adjournment Proposal. Broker non-votes will have no effect on the outcome of the Adjournment Proposal so long as a quorum is present.

Voting; Proxies; Revocation

Attendance

All holders of shares of BGSF Common Stock as of close of business on the      , 2025 record date, including stockholders of record and beneficial owners of BGSF Common Stock registered in the “street name” of a bank, broker, or other nominee, are invited to attend the special meeting.

Voting in Person

Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of BGSF Common Stock in “street name” through a bank, broker, or other nominee, you must provide a proxy executed in your favor from your bank, broker, or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

To ensure that your shares of BGSF Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of BGSF Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy via the Internet. This Proxy Statement is accompanied by a proxy card with instructions for submitting voting instructions via the Internet. You may vote via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of BGSF Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated, and returned your proxy card, as described below.

Submit a Proxy Card by Mail. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares of BGSF Common Stock will be voted in the manner directed by you on your proxy card.

If you are a stockholder of record on the record date and you sign, date, and return your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” the Sale Proposal, the Compensation Proposal, and the Adjournment Proposal. If you fail to return your proxy card or vote your shares through the Internet, unless you attend the special meeting and vote in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as an “AGAINST” vote with respect to the Sale Proposal, but will have no effect on the approval of the Compensation Proposal and the Adjournment Proposal so long as a quorum is present. If you are a stockholder of record and you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Shares of BGSF Common Stock Held in “Street Name”

If your shares of BGSF Common Stock are held by a bank, broker, or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares. Many banks and brokerage firms have a process for their customers to provide voting instructions via the Internet, in addition to providing voting instructions by a voting instruction form.

In accordance with the rules of the NYSE, banks, brokers, and other nominees who hold shares of BGSF Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the Sale Proposal and the Adjournment Proposal described in this Proxy Statement. Accordingly, if banks, brokers, or other nominees do not receive specific voting instructions from the beneficial owner of such shares, such shares will not be counted as present for the purpose of determining the existence of a quorum, and such bank, broker, or other nominee may not vote such shares with respect to the Sale Proposal and the Adjournment Proposal described in this Proxy Statement.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

●	submitting a new proxy with a later date, by using the Internet proxy submission procedures described above, or by completing, signing, dating, and returning a new proxy card by mail to BGSF as specified on the enclosed proxy card;

●	attending the special meeting and voting in person; or

●	delivering a written notice of revocation to BGSF’s Corporate Secretary at BGSF, Inc., 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to BGSF or by sending a written notice of revocation to BGSF, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by BGSF before the special meeting.

If you hold your shares in “street name” through a bank, broker, or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting by returning a later-dated proxy card, by voting again over the Internet or in person at the special meeting as more fully detailed in your proxy card, or by delivering written instructions to us at the principal executive offices of BGSF before the special meeting. Attendance at the special meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the special meeting. If your shares are held in an account at a bank, brokerage firm, or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm, or other agent, or, if you have obtained a valid proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the special meeting and voting in person. If you have instructed your broker, dealer, bank or other nominee to vote your shares, you must follow directions received from your broker, dealer, bank or other nominee in order to change those instructions.

Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of BGSF Common Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the Sale Proposal, the Compensation Proposal and the Adjournment Proposal.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of BGSF necessary to approve the Sale Proposal to approve the Sale, BGSF does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law.

Solicitation of Proxies

The BGSF Board of Directors is soliciting your proxy, and BGSF will bear the cost of this solicitation of proxies. This includes the charges and expenses for preparation, assembly, printing, mailing, and distribution of this Proxy Statement and the related proxy materials. D.F. King, a proxy solicitor, has been retained to assist BGSF in the solicitation of proxies for the special meeting, and BGSF will pay D.F. King a fee estimated not to exceed $15,000, plus reimbursement for its reasonable out-of-pocket expenses, and indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages, and expenses for its services as BGSF’s proxy solicitor. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet or, without any additional compensation, by certain of BGSF’s directors, officers, and employees.

BGSF will ask banks, brokers, and other institutions, nominees and fiduciaries holding shares of BGSF Common Stock beneficially owned by others to forward this Proxy Statement and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. BGSF will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this Proxy Statement and the related proxy materials to BGSF’s stockholders.

PROPOSAL NO. 1—THE SALE PROPOSAL

The following summary describes the Sale and the material provisions of the Equity Purchase Agreement. The descriptions of the Equity Purchase Agreement in this summary and elsewhere in this Proxy Statement are not complete and are qualified in their entirety by reference to the Equity Purchase Agreement, a copy of which is attached to this Proxy Statement as Annex A and incorporated into this Proxy Statement by reference. You should carefully read and consider the entire Equity Purchase Agreement, which is the legal document that governs the Sale, because this summary may not contain all the information about the Equity Purchase Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Equity Purchase Agreement and not by this summary or any other information contained in this Proxy Statement.

General Description of the Sale

On June 14, 2025, BGSF entered into the Equity Purchase Agreement pursuant to which, among other things, BGSF will (i) transfer, and cause its subsidiaries to transfer, to BGSF Professional certain assets, and cause BGSF Professional to assume, certain liabilities related to BGSF’s Professional Division, (ii) cause BGSF Professional to sell all of the issued and outstanding equity interests of the foreign subsidiaries of BGSF (other than a 1% equity interest of a subsidiary of BGSF located in India) to INSPYR Solutions Holdings Corporation, an affiliate of Purchaser (the “Corporate Purchaser”), and (iii) sell all of the issued and outstanding equity interests of BG F&A and BGSF Professional to Purchaser, for $99,000,000 in cash (subject to adjustment as described in the Equity Purchase Agreement) and otherwise upon and subject to the terms and conditions set forth in the Equity Purchase Agreement.

We are seeking the approval of the Sale Proposal (as defined below) by our stockholders in accordance with Section 271 of the DGCL on the basis that the Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of that statute. The BGSF Board of Directors has unanimously approved the Sale and recommended that BGSF’s stockholders approve the Sale.

The Closing is conditioned on, among other things, BGSF obtaining the approval of the Sale by the Required Stockholder Approval. We expect the Closing to occur on the date that is the third business day following the first day on which all of the closing conditions (including receipt of the Required Stockholder Approval in favor of the Sale Proposal at the special meeting) have been satisfied or waived.

Parties to the Purchase Agreement

BGSF

BGSF provides consulting, managed services, and professional workforce solutions to a variety of industries through its various divisions in information technology (“IT”), Finance & Accounting, Managed Solutions, and Property Management (apartment communities and commercial buildings). BGSF currently operates primarily within the U.S. in its Property Management and Professional segments.

BGSF’s Property Management segment provides office and maintenance field talent in 38 states and D.C., to property management companies responsible for the apartment communities’ and commercial buildings’ day-to-day operations.

BGSF’s Professional segment provides specialized talent and business consultants for IT, managed services, finance, accounting, legal, and human resources. The segment operates across the U.S. in three divisions: IT, Managed Solutions, and Finance & Accounting, with the IT division providing additional nearshore and offshore solutions in Colombia and India.

BGSF F&A and BGSF Professional are wholly owned subsidiaries of BGSF that operate within BGSF’s Professional segment.

Additional information regarding BGSF is contained in the documents incorporated by reference into this Proxy Statement and the other documents that we file with the SEC. See the section of this Proxy Statement entitled “Where You Can Find Additional Information” beginning on page 74.

INSPYR Solutions Intermediate, LLC

Purchaser is a leading provider of technology and talent solutions for its clients. Purchaser is a national expert in delivering technology solutions and talent that align industry and technical expertise with its clients’ business objectives and cultural needs.

Background of the Sale

The following chronology summarizes the communications and events that led to the signing of the Equity Purchase Agreement. This chronology is not, and does not purport to be, a catalogue of every interaction among BGSF and any applicable parties.

As part of their ongoing evaluation of BGSF’s businesses, the BGSF Board of Directors and members of BGSF’s senior management review and assess from time to time BGSF’s operations, capital structure, liquidity and debt obligations, financial performance, competitive position, strategic direction, plans, and prospects, as well as industry trends and conditions and the general economic environment. In the past, this review and assessment has included, among other things, evaluation of whether to partner with another enterprise, accept equity or debt investment from third parties, pay cash dividends, conduct equity repurchases, pursue potential merger and acquisition or divestiture opportunities, or continue to execute on short- and long-term business plans, in each case, in light of prevailing market conditions and the current and anticipated future prospects for BGSF’s businesses and operations.

Since 2010, BGSF has acquired fourteen businesses, including 11 businesses in BGSF’s Professional segment, and in 2022 BGSF sold its Light Industrial segment. BGSF obtained significant debt financing in furtherance of certain of these acquisitions. As of December 29, 2024 and March 30, 2025, BGSF was not in compliance with certain financial covenants and certain affirmative covenants under BGSF’s existing credit agreement.

In November 2023, the BGSF Board of Directors began exploring potential strategic alternatives, including continuing BGSF’s businesses as currently structured, a sale of BGSF, a sale of BGSF’s Professional segment, or a sale of BGSF’s Property Management segment. The BGSF Board of Directors decided to explore a sale of BGSF’s Professional segment, in order to, among other things, generate cash to substantially eliminate BGSF’s outstanding indebtedness and to make advantageous investments in BGSF’s remaining business.

In November 2023, the BGSF Board of Directors determined to engage Houlihan Lokey to act as BGSF’s exclusive financial advisor to assist BGSF with the strategic alternatives evaluation, largely due to Houlihan Lokey’s extensive experience advising middle market growth companies in BGSF’s industry and its market knowledge of BGSF’s industry and of BGSF’s business segments in particular.

Following negotiations and discussions between representatives of BGSF and Norton Rose Fulbright US LLP (“Norton Rose”), BGSF’s legal counsel, and representatives of Houlihan Lokey, BGSF retained Houlihan Lokey by execution of an engagement letter in December 2023. As part of Houlihan Lokey’s responsibilities under the engagement, Houlihan Lokey conducted a strategic alternatives analysis and periodically updated the BGSF Board of Directors regarding market conditions generally, including the financial markets and the market for mergers and acquisitions, and stood available to assist with inbound inquiries relating to strategic transactions involving BGSF. Houlihan Lokey was to, among other things, assist BGSF in soliciting, coordinating, and evaluating indications of interest and proposals regarding a potential transaction and assist BGSF in negotiating financial aspects of a potential transaction.

In May 2024, BGSF issued a press release announcing that the BGSF Board of Directors had initiated a process to evaluate potential strategic alternatives and had engaged Houlihan Lokey as its financial advisor in an endeavor to maximize shareholder value. BGSF also suspended its quarterly cash dividend pending the evaluation of potential strategic alternatives.

From May 2024 to August 2024, BGSF negotiated and entered into, with the assistance of representatives of Houlihan Lokey and Norton Rose, confidentiality agreements with multiple potential strategic and financial acquirors. Among these potential acquirors, on May 21, 2024, BGSF entered into a confidentiality agreement with A&M Capital Advisors, LP, an affiliate of Purchaser, and on May 23, 2024, BGSF entered into a confidentiality agreement with a portfolio company of a private investment firm (“Entity A”). Each of the confidentiality agreements contained customary standstill provisions. All of the interested third parties that had entered into a confidentiality agreement with BGSF were granted access to a virtual data room.

With the assistance of representatives of Houlihan Lokey, during June 2024, BGSF provided to certain interested third parties that had entered into confidentiality agreements with BGSF a confidential information memorandum, a quality of earnings report prepared by an third party accounting firm, and a letter describing the process of submitting non-binding indications of interest.

On June 27, 2024, the BGSF Board of Directors received, on behalf of A&M Capital Advisors in partnership with INSPYR Solutions, a preliminary non-binding indication of interest to acquire BGSF’s Professional segment on a cash-free, debt-free basis.

On June 28, 2024, the BGSF Board of Directors received, on behalf of Entity A, a preliminary non-binding indication of interest to acquire BGSF’s Professional segment for cash on a cash-free, debt-free basis. The preliminary non-binding indication of interest contemplated a debt financing contingency.

Twelve in-person management presentations were then held in the Dallas – Fort Worth metroplex during July 2024. Certain interested third parties that had entered into confidentiality agreements with BGSF, and representatives of BGSF and Houlihan Lokey, were in attendance. In addition, representatives of Norton Rose assisted BGSF with the preparation of an initial draft of an equity purchase agreement, which was sent by Houlihan Lokey to certain interested third parties.

On August 20, 2024, the BGSF Board of Directors received, on behalf of Entity A, a preliminary non-binding proposal to acquire BGSF’s Professional segment for cash on a cash-free, debt-free basis. The preliminary non-binding proposal contemplated a debt financing contingency. On September 30, 2024, Entity A circulated a revised draft of the equity purchase agreement to BGSF for review.

On October 2, 2024, the BGSF Board of Directors, with the assistance of representatives of Houlihan Lokey, evaluated the preliminary non-binding proposal from Entity A and alternatives to BGSF from a financial and valuation perspective. On October 8, 2024, Norton Rose provided a key issues list to representatives of BGSF with respect to the revised draft equity purchase agreement circulated by Entity A. Entity A and its advisors continued due diligence of BGSF’s Professional segment.

On October 9, 2024, the BGSF Board of Directors received, on behalf of Entity A, a revised preliminary non-binding proposal to acquire BGSF’s Professional segment for cash on a cash-free, debt-free basis for a purchase price that was reduced from the purchase price proposed on August 20, 2024. The revised preliminary non-binding proposal contemplated a debt financing contingency.

On October 15, 2024, the BGSF Board of Directors, with the assistance of representatives of Houlihan Lokey, evaluated the revised non-binding proposal from Entity A and alternatives to BGSF from a financial and valuation perspective. After careful consideration and with the assistance of its advisors, the BGSF Board of Directors unanimously concluded, based on, among other things, that the tentative price to be paid, that the revised non-binding proposal received significantly undervalued BGSF’s Professional segment, and that it was not in the best interests of BGSF or its stockholders. Following this conclusion, the BGSF Board of Directors unanimously determined to cause a counteroffer to be made to representatives of Entity A. Following such counteroffer, representatives of Entity A suggested revising the valuation of BGSF’s Professional segment during the first quarter of 2025, at which time financial performance would be better understood.

BGSF did not receive any preliminary non-binding proposals to acquire BGSF in its entirety or BGSF’s Property Management segment.

From October 2024 to March 2025, the BGSF Board of Directors, with the assistance of representatives of Houlihan Lokey, continued to evaluate potential strategic alternatives including, but not limited to, continuing BGSF’s businesses as currently structured, a sale of BGSF, a sale of BGSF’s Professional segment, or a sale of BGSF’s Property Management segment.

On March 13, 2025, representatives of Houlihan Lokey introduced Douglas E. Hailey, a member of the BGSF Board of Directors, via email to a representative of Entity A. Representatives of Houlihan Lokey had contacted representatives of Entity A in order to reengage with respect to a potential transaction following the disclosure of additional updated financial information to Entity A.

On March 13, 2025, Mr. Hailey held a conference call with a representative of Entity A to discuss current industry conditions and reengagement with respect to a potential transaction. Mr. Hailey agreed to have BGSF provide updated financial information and forecasts in order to assist Entity A with providing a revised non-binding proposal to acquire BGSF’s Professional segment.

On March 25, 2025, Norton Rose provided a revised key issues list to representatives of BGSF with respect to the revised draft equity purchase agreement previously submitted by Entity A, and later that same day representatives of BGSF reviewed and discussed the key issues with the assistance of representatives of Houlihan Lokey and Norton Rose.

On March 28, 2025, representatives of Entity A had a virtual due diligence meeting with representatives of BGSF to discuss various aspects of BGSF’s Professional segment.

On March 31, 2025, Entity A submitted a key issues list to representatives of Houlihan Lokey, which was subsequently shared with representatives of BGSF and Norton Rose.

On April 3, 2025, Entity A submitted a revised non-binding proposal to acquire BGSF’s Professional segment for cash on a cash-free, debt-free basis. The revised non-binding proposal contemplated a debt financing contingency.

On April 3, 2025, the BGSF Board of Directors received, on behalf of A&M Capital Advisors in partnership with INSPYR Solutions, an indication of interest to acquire BGSF’s Professional segment for $65 million cash on a cash-free, debt-free basis. The indication of interest did not contemplate a debt financing contingency.

On April 9, 2025, the BGSF Board of Directors, with the assistance of representatives of Houlihan Lokey, evaluated the revised non-binding proposal from Entity A as well as alternatives to BGSF from a financial and valuation perspective. Entity A and its advisors continued due diligence of BGSF’s Professional segment.

On April 10, 2025, Entity A submitted a revised non-binding proposal to acquire BGSF’s Professional segment for cash on a cash-free, debt-free basis. The revised non-binding proposal contemplated a debt financing contingency. Entity A also circulated a draft exclusivity letter providing for a 90-day exclusivity period, which was circulated to representatives of BGSF.

On April 11, 2025, Mr. Hailey was introduced by representatives of Houlihan Lokey to Alex Nivelle of A&M Capital Advisors via email and subsequently held a virtual meeting to discuss a potential transaction and potential purchase price. Mr. Nivelle indicated that an affiliated investment fund would be willing to “backstop” any offer made by A&M Capital Advisors, free of any debt financing contingency.

On April 14, 2025, representative of Norton Rose, at the direction of representatives of BGSF, revised the draft exclusivity letter to provide for a 30-day exclusivity period, and the revised draft exclusivity letter was then circulated to representatives of Entity A.

On April 15, 2025, representatives of A&M Capital Advisors communicated its interest in making an offer to acquire BGSF’s Professional segment, and indicated that financing would be provided by a committed equity fund.

On April 16, 2025, the BGSF Board of Directors received, on behalf of A&M Capital Advisors in partnership with INSPYR Solutions, a letter of intent to acquire BGSF’s Professional segment for $97 million cash on a cash-free, debt-free basis. The letter of intent did not contemplate a debt financing contingency. The letter of intent also provided for an exclusivity period of approximately six weeks.

On April 16, 2025, BGSF’s Board of Directors held a conference call with representatives of Houlihan Lokey to discuss the letter of intent submitted by A&M Capital Advisors.

On April 18, 2025, representatives of Houlihan Lokey informed Entity A that there may be another proposal for a strategic transaction involving BGSF’S Professional segment, and that to the extent that Entity A would like to reconsider the value that it was willing to offer it should promptly submit a revised written proposal with an increased proposed purchase price.

On April 17, 2025, representatives of Houlihan Lokey provided a draft of the equity purchase agreement to representatives of A&M Capital Advisors.

On April 18, 2025, representatives of Houlihan Lokey informed representatives of A&M Capital Advisors that there may be another proposal for a strategic transaction involving BGSF’S Professional segment, and that A&M Capital Advisors would be receiving a revised draft letter of intent with an increased proposed purchase price.

On April 18, 2025, after receiving direction from representatives of BGSF, representatives of Norton Rose revised the draft letter of intent, which was then submitted to representatives of A&M Capital Advisors. The revised draft letter of intent proposed an increased cash purchase price of $99 million.

On April 20, 2025, the BGSF Board of Directors received, on behalf of A&M Capital Advisors in partnership with INSPYR Solutions, a revised draft of the letter of intent to BGSF, which was circulated to the BGSF Board of Directors. The proposed cash purchase price remained $99 million cash on a cash-free, debt-free basis. The letter of intent did not contemplate a debt financing contingency. The letter of intent also provided for an exclusivity period of approximately five weeks.

On April 21, 2025, the BGSF Board of Directors reviewed the revised draft letter of intent, considered relevant facts, such as the interests of BGSF’s stockholders, the superior purchase price as compared to any other offer previously received, including from Entity A, which had declined to meet or exceed such amount, the absence of a debt financing contingency, BGSF’s outstanding indebtedness, which would be repaid at the closing of the proposed transaction, and liquidity needs, the reputation of A&M Capital Advisors, and other potentially viable strategic alternatives, including but not limited to continuing BGSF’s businesses as currently structured, a sale of BGSF, or a sale of BGSF’s Property Management segment. BGSF’s Board of Directors then approved the revised draft letter of intent by unanimous written consent.

On April 21, 2025, the letter of intent was executed and delivered by A&M Capital Advisors and BGSF. Several confirmatory due diligence meetings involving representatives of BGSF and representatives of A&M Capital Advisors and Purchaser were subsequently held.

On April 26, 2025, and on various occasions subsequent thereto, A&M Capital Advisors and K&E submitted due diligence requests with respect to BGSF and BGSF’s Professional segment, which were then addressed by BGSF and its advisors.

On April 23, 2025, representatives of Norton Rose and Kirkland & Ellis LLP (“K&E”), legal counsel to A&M Capital Advisors and Purchaser, held an introductory conference call regarding transaction documentation, process, and related matters.

On May 2, 2025, representatives of A&M Capital Advisors and certain members of BGSF’s senior management held a conference call to discuss various diligence matters.

On May 6, 2025, Norton Rose and K&E held a conference call to discuss the draft equity purchase agreement, disclosure schedules, transaction process, due diligence, and related matters.

On May 7, 2025, representatives of A&M Capital Advisors and Houlihan Lokey discussed the draft equity purchase agreement, particularly (i) the inclusion of provisions providing for the transfer and exclusion of certain assets and the assumption and exclusion of certain liabilities and related covenants customary for a carve-out transaction, and (ii) the inclusion of customary provisions with respect to the acquisition of significant subsidiaries of a public company.

On May 12, 2025, K&E submitted a revised draft equity purchase agreement to Norton Rose including, among other items, (i) provisions providing for the transfer of certain assets, and the assumption of certain liabilities, of BGSF’s Professional segment to and by the subsidiaries of BGSF to be acquired in the proposed transaction, (ii) five-year non-disparagement, non-competition, and non-solicitation covenants, (iii) a damages cap in favor of Purchaser, (iv) limited indemnification by BGSF and Purchaser, and (v) a customary seller release.

On May 13, 2025, Norton Rose submitted a key issues list with respect to the revised draft equity purchase agreement to certain representatives of BGSF.

On May 13, 2025, representatives of Norton Rose and K&E held a conference call to discuss transaction documentation, process, and related matters.

On May 14, 2025, representatives of BGSF and representatives of Houlihan Lokey and Norton Rose discussed the revised draft equity purchase agreement. Norton Rose was directed to propose, among other things, (i) a reduced term for the non-competition and non-solicitation restrictive covenants, (ii) the elimination of the damages cap in favor of Purchaser, and (iii) a narrower scope with respect to certain indemnification provisions.

On May 16, 2025, representatives of Norton Rose and K&E held a conference call to discuss certain provisions in the revised draft equity purchase agreement.

On May 17, 2025, Norton Rose submitted a revised draft equity purchase agreement to K&E.

On May 17, 2025, representatives of K&E submitted a draft transition services agreement to representatives of Norton Rose. Several drafts of the transition services agreement were thereafter exchanged.

On May 21, 2025, representatives from BGSF, A&M Capital Advisors, Houlihan Lokey, Norton Rose, and K&E held a conference call to discuss certain transition services to be provided by BGSF.

On May 21, 2025, representatives of Norton Rose sent a draft disclosure letter to the draft equity purchase agreement to representatives of K&E. Several drafts of the disclosure letter were thereafter exchanged.

On May 24, 2025, representatives of K&E submitted a revised draft equity purchase agreement and a draft two-week exclusivity extension to representatives of Norton Rose. The revised draft equity purchase agreement provided for, among other items, (i) “fiduciary out” provisions permitting BGSF in certain circumstances (and subject to the terms and conditions of the equity purchase agreement) to terminate the equity purchase agreement and enter into an alternative acquisition agreement with respect to an unsolicited superior proposal, (ii) an increased term for the non-competition and non-solicitation restrictive covenants, (iii) certain additional events permitting termination of the equity purchase agreement, (iv) the inclusion of the damages cap of up to 10% of enterprise value in favor of Purchaser, (v) a seller termination fee of 4% of enterprise value, (vi) expense reimbursement in favor of Purchaser upon termination of the equity purchase agreement in certain circumstances due to the failure of BGSF’s stockholders to approve the proposed transaction, and (vii) a broader scope with respect to certain indemnification provisions.

On May 25, 2025, BGSF and A&M Capital Advisors executed and delivered the exclusivity extension as both parties had been working diligently on due diligence and the various transaction documents.

On May 27, 2025, representatives of Norton Rose submitted a key issues list with respect to the revised draft equity purchase agreement to certain representatives of BGSF.

On May 28, 2025, representatives of BGSF and representatives from Houlihan Lokey and Norton Rose held a conference call to discuss the remaining key issues with respect to the draft equity purchase agreement. Following the conference call, Norton Rose began to incorporate into the draft equity purchase agreement feedback received, and began to revise the draft equity purchase agreement to, among other things, (i) include certain provisions with respect to a contemplated equity commitment letter and limited guaranty, (ii) narrow the scope of the “no shop” provisions, (iii) expand the scope of the “fiduciary out” provisions, (iv) eliminate the damages cap in favor of Purchaser, (v) include a seller termination fee of 3% of enterprise value, and (vi) eliminate the expense reimbursement in favor of Purchaser upon termination of the equity purchase agreement in certain circumstances due to the failure of BGSF’s stockholders to approve the proposed transaction.

On May 29, 2025, representatives of Norton Rose and K&E held a conference call to discuss the status of the various transaction documents, process, and related matters.

On May 29, 2025, representatives of K&E submitted a draft schedules to the equity purchase agreement to representatives of Norton Rose. Several drafts of the schedules were thereafter exchanged.

On May 30, 2025, Mr. Hailey arranged a virtual meeting with Alex Nivelle and Todd Rubin of A&M Capital Advisors to discuss the optimal method to address the concern of a BGSF employee that such employee would not receive an “earn-out” payment with respect to a previous acquisition completed by BGSF, and the treatment under the draft equity purchase agreement of any related payment, if any.

On May 31, 2025, representatives of Norton Rose submitted a revised draft equity purchase agreement to representatives of K&E.

On June 5, 2025, representatives of K&E submitted a revised draft equity purchase agreement to representatives of Norton Rose. The revised draft equity purchase agreement, among other things, (i) expanded the scope of the “no shop” provisions, (ii) expanded the scope of the non-competition covenant, (iii) included a reverse termination fee equal to 5% of the enterprise value as the sole and exclusive remedy of BGSF when payable in connection with a termination of the equity purchase agreement, and (iv) proposed expense reimbursement in favor of Purchaser upon termination of the equity purchase agreement in certain circumstances due to the failure of BGSF’s stockholders to approve the proposed transaction.

On June 6, 2024, representatives of Norton Rose provided a key issues list to certain representatives of BGSF with respect to the revised draft equity purchase agreement.

On June 8, 2024, representatives of BGSF provided feedback to representatives of Norton Rose with respect to the remaining key issues in the draft equity purchase agreement.

On June 8, 2025, representatives of Norton Rose and K&E held a conference call to discuss the status of the various transaction documents, process, and related matters.

On June 8, 2025, representatives of K&E submitted a draft four-day exclusivity extension to representatives of Norton Rose.

On June 8, 2025, representatives of BGSF and A&M Capital Advisors executed and delivered the exclusivity extension as both parties had been working diligently on due diligence and the various transaction documents.

On June 9, 2025, representatives of Norton Rose submitted a revised draft equity purchase agreement to representatives of K&E, which provided for, among other things, (i) a narrowing the scope of the “no shop” provisions, (ii) a reverse termination fee equal to 10% of the enterprise value, and (iii) expense reimbursement in favor of BGSF upon termination of the equity purchase agreement in certain circumstances.

On June 10, 2025, representatives of K&E submitted a draft equity commitment letter and limited guaranty to representatives of Norton Rose. Several drafts of the equity commitment letter and limited guaranty were thereafter exchanged.

On June 12, 2025, representatives of K&E submitted to representatives of Norton Rose a revised draft of the equity purchase agreement providing for, among other things, (i) a special indemnity for certain state sales and use taxes, (ii) a reverse termination fee equal to 5% of the enterprise value without expense reimbursement in favor of BGSF, and (iii) expense reimbursement of up to $4 million in favor of Purchaser upon termination of the equity purchase agreement in certain circumstances due to the failure of BGSF’s stockholders to approve the proposed transaction. Representatives of K&E also submitted to representatives of Norton Rose a revised draft of the limited guaranty with a proposed cap of $5,450,000.

On June 12, 2025, representatives of Norton Rose submitted a key issues list with respect to the revised draft equity purchase agreement to certain representatives of BGSF.

On June 12, 2025, representatives of BGSF and representatives of Houlihan Lokey and Norton Rose discussed the revised draft equity purchase agreement.

On June 12, 2025, representatives of Norton Rose submitted to representatives of K&E a revised draft of the equity purchase agreement providing for, among other things, (i) reduced expense reimbursement to up to $2 million in favor of Purchaser upon termination of the equity purchase agreement in certain circumstances due to the failure of BGSF’s stockholders to approve the proposed transaction, and (ii) narrowing the definition of “indebtedness” as defined in the draft equity purchase agreement.

During the morning of June 13, 2025, the BGSF Board of Directors held a virtual special meeting at which members of senior management and representatives of Houlihan Lokey and Norton Rose were present. Representatives of Norton Rose provided BGSF’s Board of Directors with an overview of the proposed transaction based on the progress of negotiations with A&M Capital Advisors, Purchaser, and K&E, including the remaining material terms of the draft equity purchase agreement, the equity commitment letter, limited guaranty, and other transaction documentation, including, among other things, the proposed a seller termination fee of 3% of enterprise value, reverse termination fee of 5% of enterprise value, and expense reimbursement of up to $3 million in favor of Purchaser upon termination of the equity purchase agreement in certain circumstances due to the failure of BGSF’s stockholders to approve the proposed transaction. The BGSF Board of Directors directed Norton Rose to finalize the draft equity purchase agreement and other transaction documents based on feedback received during the virtual special meeting of the BGSF Board of Directors. The representatives of Houlihan Lokey then reviewed and discussed with BGSF’s Board of Directors its financial analysis with respect to the proposed cash purchase price of $99 million. Following the presentation, representatives of Houlihan Lokey rendered its oral opinion to the BGSF Board of Directors, which was subsequently confirmed in a written opinion dated June 13, 2025, that, as of such date and based upon and subject to the various qualifications and assumptions set forth in the written opinion, the consideration to be received by BGSF in the transaction pursuant to the equity purchase agreement was fair to BGSF from a financial point of view (a copy of the written opinion of Houlihan Lokey is attached to this Proxy Statement as Annex B). Please see the discussion in the section entitled “Proposal No. 1–The Sale Proposal–Opinion of BGSF’s Financial Advisor” of this Proxy Statement for a more detailed description of the Houlihan Lokey financial analyses and the opinion rendered by Houlihan Lokey to the BGSF Board of Directors. Subsequently, after careful discussion and deliberation, including consideration of advice rendered by representatives of Houlihan Lokey and Norton Rose, and after consideration of the matters listed under “Recommendation of the BGSF Board of Directors and Its Reasons for the Sale” below, the BGSF Board of Directors adopted resolutions that (i) the entry by BGSF into the Equity Purchase Agreement and the Transaction Agreements (as defined in the Equity Purchase Agreement) and the consummation of the transactions contemplated thereby is expedient and in the best interests of BGSF and its stockholders, (ii) declared advisable and in BGSF’s best interests to enter into the Equity Purchase Agreement and the Transaction Agreements to which BGSF is a party and to perform its obligations thereunder, (iii) the execution and delivery of the Equity Purchase Agreement and the Transaction Agreements to which BGSF is a party by BGSF, the performance by BGSF of its covenants and other obligations thereunder, and the consummation of the transactions contemplated thereby upon the terms and conditions set forth therein are, in each case, approved (including under, but not limited to, Section 271 of the DGCL, and (iv) to recommend to the holders of BGSF’s common stock that such holders approve the transactions contemplated by the Equity Purchase Agreement and by the Transaction Agreements in accordance with the DGCL.

During the remainder of June 13, 2025 and into June 14, 2025, at the direction of the BGSF Board of Directors, representatives of BGSF, Norton Rose, and Houlihan Lokey finalized the draft transaction documentation on the terms approved by the BGSF Board of Directors with representatives of A&M Capital Advisors, Purchaser, and K&E.

On June 14, 2025, the parties executed and delivered the Equity Purchase Agreement, Equity Financing Commitment Letter, and Limited Guaranty.

On June 16, 2025, BGSF notified the New York Stock Exchange of the transactions, and issued a press release publicly announcing, among other matters, the execution and delivery of the Equity Purchase Agreement.

Recommendation of the BGSF Board and Its Reasons for the Sale

The BGSF Board of Directors, with the assistance of BGSF’s outside legal counsel and financial advisor, evaluated the terms and conditions of the Sale as contemplated by the Equity Purchase Agreement. After careful consideration, the BGSF Board of Directors, in a meeting held on June 13, 2025, (i) unanimously determined that the Transactions contemplated by the Purchase Agreement, including the Sale, are advisable, fair to and in the best interests of BGSF and our stockholders, (ii) unanimously authorized, adopted and approved the Purchase Agreement and the Sale as contemplated thereby and (iii) unanimously recommended that you vote “FOR” the Sale Proposal.

As described above in the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Background of the Sale,” prior to and in reaching its determination to approve the Sale, the BGSF Board of Directors consulted with and received the advice of BGSF’s financial advisors and outside legal counsel, discussed certain issues with BGSF’s management and considered a variety of factors weighing positively in favor of the Purchase Agreement and the Sale, each of which the directors believed supported their decision, including the following material factors:

●	the BGSF Board of Director’s understanding of BGSF’s business, operations, financial condition, earnings, historical, and projected financial performance, competitive position and the nature of the industries in which BGSF competes;

●	the review by BGSF management of the historical and projected future financial performance of BGSF’s business segments;

●	the financial analysis reviewed by Houlihan Lokey with the BGSF Board as well as the oral opinion of Houlihan Lokey rendered to the BGSF Board on June 13, 2025 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the BGSF Board dated June 13, 2025), as to, as of such date, the fairness, from a financial point of view, to BGSF of the consideration to be received by BGSF for the equity interests of BG F&A and BGSF Professional in the Sale pursuant to the Purchase Agreement after giving effect to the Pre-Closing Restructuring, as more fully described in the section of this Proxy Statement captioned “Proposal No. 1—The Sale Proposal—Opinion of BGSF’s Financial Advisor.”

●	the fact that Purchaser’s offer represented the best value to BGSF’s stockholders on a time and risk- adjusted basis as compared to all the other proposals received and the other strategic options considered by management;

●	that the consideration to be paid by Purchaser is all cash, which provides certainty of value;

●	Purchaser’s reputation in the staffing industry, and the fact that Purchaser’s investors have the financial capacity to consummate the Sale and BGSF’s ability to seek specific performance to prevent breaches of the Equity Purchase Agreement and to enforce specifically the terms of the Equity Purchase Agreement;

●	the fact that a vote of BGSF’s stockholders to approve the Sale is a condition precedent pursuant to the Equity Purchase Agreement, as such Sale may be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of Section 271 of the DGCL and related case law; and

●	the belief that the terms of the Equity Purchase Agreement, taken as a whole, including the parties’ representations, warranties, and covenants, and the conditions to the parties’ respective obligations, are reasonable.

In the course of its deliberations, the BGSF Board also considered a variety of risks and countervailing factors related to the Purchase Agreement and the Sale, including the following material factors:

●	the possibility that the Sale might not be consummated in a timely manner or at all due to a failure of certain conditions to the parties’ obligations to complete the Sale, including with respect to the Required Stockholder Approval;

●	the possibility that if the Required Stockholder Approval is not received, there may not be any other offers to acquire the Acquired Companies or to engage in another alternative transaction that BGSF determines to be attractive;

●	the possibility of distracting litigation from stockholder suits in connection with the Sale or attempts by stockholders to discourage a vote in favor of the Sale; and

●	the significant costs involved in connection with negotiating the Purchase Agreement and completing the Sale, including in connection with any litigation that may result from the announcement, pendency or completion of the Sale, and the fact that if the Sale is not consummated, BGSF may be required to bear such costs and pay the Seller Termination Fee or the Expense Reimbursement.

The foregoing discussion of the factors considered by the BGSF Board of Directors is not intended to be exhaustive, but rather includes the material factors considered by the BGSF Board of Directors. The BGSF Board of Directors collectively reached the conclusion to approve the Purchase Agreement and deem the Purchase Agreement, the Sale and the other Transactions contemplated by the Purchase Agreement to be advisable and in the best interests of BGSF, in light of the various factors described above and other factors that the members of the BGSF Board believed were appropriate. In view of the wide variety of factors considered by the BGSF Board of Directors in connection with its evaluation of the Transactions and the complexity of these matters, the BGSF Board of Directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the BGSF Board of Directors. Rather, the BGSF Board of Directors made its recommendation based on the totality of the information available to the BGSF Board of Directors, including discussions with, and questioning of, BGSF’s management, its financial advisors and the legal advisors. In considering the factors discussed above, individual members of the BGSF Board of Directors may have given different weights to different factors.

This explanation of the BGSF Board of Director’s reasons for recommending the approval of the Equity Purchase Agreement and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this Proxy Statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 16.

Use of Proceeds

BGSF intends to use the net proceeds from the Sale to substantially eliminate its outstanding debt and to make investments in its Property Management segment. The BGSF Board of Directors intends to work with its financial advisors to determine the best use of the remaining proceeds to increase stockholder value while continuing to evaluate strategic alternatives.

Opinion of BGSF’s Financial Advisor

On June 13, 2025, Houlihan Lokey orally rendered its opinion to the BGSF Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the BGSF Board dated June 13, 2025) as to, as of such date, the fairness, from a financial point of view, to BGSF of the consideration to be received by BGSF for the equity interests of BG F&A and BGSF Professional in the Sale pursuant to the Purchase Agreement after giving effect to the Pre-Closing Restructuring.

Houlihan Lokey’s opinion was furnished for the use of the BGSF Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to BGSF of the consideration to be received by BGSF for the equity interests of BG F&A and BGSF Professional in the Sale pursuant to the Purchase Agreement after giving effect to the Pre-Closing Restructuring and did not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this Proxy Statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this Proxy Statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement are intended to be, and do not constitute, advice or a recommendation to any security holder as to how to act or vote with respect to any matter relating to the Transactions or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

●	reviewed a draft, dated June 12, 2025, of the Purchase Agreement;

●	reviewed certain publicly available business and financial information relating to BGSF and the Business that Houlihan Lokey deemed to be relevant;

●	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Business made available to Houlihan Lokey by BGSF, including financial projections (and adjustments thereto) prepared by the management of BGSF relating to the Business (including the corporate general and administrative costs necessary to operate the Business) for the fiscal year ending December 31, 2025 (the “Projections”);

●	spoke with certain members of the management of BGSF regarding the business, operations, financial condition and prospects of the Business, the Transactions and related matters;

●	compared the financial and operating performance of the Business with that of companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;

●	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant; and

●	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of BGSF advised Houlihan Lokey, and Houlihan Lokey assumed, that the Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Business. At the BGSF Board’s direction, Houlihan Lokey assumed that the Projections provided a reasonable basis on which to evaluate the Business, the BG Entities and the Transactions and Houlihan Lokey, at the BGSF Board’s direction, used and relied upon the Projections for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Projections or the assumptions on which they were based. Management of BGSF advised Houlihan Lokey, and at the BGSF Board’s direction Houlihan Lokey relied upon and assumed, that (i) the Projections (for the fiscal year ending December 31, 2025) were the only current, reliable projections in the possession of BGSF with respect to the future financial performance of the Business and (ii) all prior projections relating to the Business made available to Houlihan Lokey by BGSF management (including all prior projections that encompassed periods following December 31, 2025) should not have been used or relied upon for purposes of Houlihan Lokey’s analyses or opinion. Accordingly, in reaching its conclusions in its opinion, with the BGSF Board’s agreement, Houlihan Lokey did not perform a discounted cash flow analysis of the BG Entities or the Business, because no reliable, long-term forecasts with respect to the future financial performance of the BG Entities or the Business were available.

Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the BG Entities or the Business since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

For purposes of its analyses and opinion, Houlihan Lokey with the BGSF Board’s agreement assumed that (i) the Transactions would not impair the ability of BGSF and its affiliates to operate the Retained Business as currently conducted, or as the management of BGSF and its subsidiaries currently contemplate conducting the Retained Business, (ii) upon the consummation of the Transactions pursuant to the Purchase Agreement, neither BGSF nor any of its subsidiaries will have any liability or obligation with respect to the Business, and (iii) after giving effect to the Pre-Closing Restructuring and immediately prior to the consummation of the Sale, the BG Entities will have no assets or operations other than the Business.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Purchase Agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the Purchase Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transactions would be satisfied without waiver thereof, and (d) the Transactions would be consummated in a timely manner in accordance with the terms described in the Purchase Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Transactions would be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transactions would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Transactions, the Business, the BG Entities or BGSF or any expected benefits of the Transactions that would be material to Houlihan Lokey’s analyses or opinion. With the BGSF Board’s agreement, Houlihan Lokey also relied upon and assumed, without independent verification, that any adjustments to the consideration pursuant to the Purchase Agreement or otherwise would not be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Purchase Agreement would not differ in any respect from the draft of the Purchase Agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Business, the BG Entities, the Retained Business, BGSF or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Business, the BG Entities, the Retained Business or BGSF was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Business, the BG Entities, the Retained Business or BGSF was or may have been a party or was or may have been subject.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. As the BGSF Board was aware, the credit, financial and stock markets were experiencing unusual volatility and Houlihan Lokey expressed no opinion or view as to any potential effects of such volatility on the Transactions, the Business, the BG Entities, the Retained Business or BGSF, and Houlihan Lokey’s opinion did not purport to address potential developments in any such markets. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any view or opinion as to the price or range of prices at which the equity interests of BG F&A and BGSF Professional or BGSF Common Stock may be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the BGSF Board (in its capacity as such) in connection with its evaluation of the Transactions. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the BGSF Board, BGSF, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transactions or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the BGSF Board, BGSF, its security holders or any other party to proceed with or effect the Transactions, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transactions or otherwise (other than the consideration to the extent expressly specified in its opinion), including, without limitation, the Pre-Closing Restructuring, (iii) the fairness of any portion or aspect of the Transactions to the holders of any class of securities, creditors or other constituencies of BGSF, the BG Entities, Purchaser, the Corporate Purchaser, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the Transactions as compared to any alternative business strategies or transactions that might have been available for the Business, the BG Entities, BGSF, Purchaser, the Corporate Purchaser or any other party, (v) the fairness of any portion or aspect of the Transactions to the stockholders of BGSF or any other person (including, without limitation, any distribution or other use of the consideration following the consummation of the Transaction), (vi) the fairness of any portion or aspect of the Transactions to any one class or group of BGSF’s or any other party’s security holders or other constituents vis-à-vis any other class or group of BGSF’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vii) whether or not BGSF, Purchaser, the Corporate Purchaser, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transactions, (viii) the solvency, creditworthiness or fair value of the Business, the Retained Business, the BG Entities, BGSF, Purchaser, the Corporate Purchaser or any other participant in the Transactions, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (ix) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transactions, any class of such persons or any other party, relative to the consideration or otherwise, or (x) the financial or other implications and effects of the Transactions on BGSF or any other party (including, without limitation, any aspects relating to the Retained Business or any other operations or activities of BGSF or any other party following consummation of the Transactions). Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the BGSF Board, on the assessments by the BGSF Board, BGSF, the BG Entities, Purchaser, the Corporate Purchaser and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Business, the BG Entities, BGSF, Purchaser, the Corporate Purchaser and the Transactions or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to BGSF, the BG Entities, the Business or the Transactions and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Projections and the implied value reference ranges indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of BGSF. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the BGSF Board in evaluating the Transactions. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the consideration or of the views of the BGSF Board or BGSF management with respect to the Transactions or the consideration. Under the terms of its engagement by BGSF, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the Transactions or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the BGSF Board, BGSF, Purchaser, the Corporate Purchaser, any security holder or creditor of BGSF or Purchaser or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Sale were determined through negotiations between BGSF and Purchaser, and the decision to enter into the Purchase Agreement was solely that of the BGSF Board.

Financial Analyses

In preparing its opinion to the BGSF Board, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the BGSF Board on June 13, 2025. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

●	Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and stock-based compensation expense for a specified time period, as adjusted for certain non-recurring items.

●	Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Unless the context indicates otherwise, share prices used in the selected companies analysis described below were based on the closing price of the common stock of the selected companies listed below as of June 11, 2025, and transaction values for the selected transactions analysis described below were calculated on an equity value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of the future financial performance of the Business relied upon for the financial analyses described below were based on the Projections. The estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.

Selected Companies Analysis. Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant.

The financial data reviewed included:

●	Enterprise value as a multiple of estimated adjusted EBITDA for the fiscal year ending December 31, 2025, or “FY 2025E Adj. EBITDA.”

●	Enterprise value as a multiple of adjusted EBITDA for the last twelve months, or “LTM Adj. EBITDA.”

The selected companies and resulting low, high, median and mean financial data were:

●	ASGN Incorporated

●	Kforce Inc.

●	Robert Half Inc.

	Enterprise Value to LTM Adj. EBITDA	Enterprise Value to FY 2025E Adj. EBITDA
Low	8.2x	8.7x
High	10.9x	12.6x
Median	10.1x	11.2x
Mean	9.7x	10.9x

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected ranges of 9.0x to 11.0x to the Business’ adjusted EBITDA for the twelve month period ended April 30, 2025 and 8.0x to 10.0x to the Business’ estimated adjusted EBITDA for the fiscal year ending December 31, 2025. The selected companies analysis indicated implied enterprise value reference ranges for the Business of $61.2 million to $74.8 million based on the selected range of multiples of the Business’ adjusted EBITDA for the twelve month period ended April 30, 2025 and $88.9 million to $111.1 million based on the selected range of multiples of the Business’ estimated adjusted EBITDA for the fiscal year ending December 31, 2025, in each case as compared to the consideration of $99.0 million in the Sale pursuant to the Purchase Agreement.

Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a multiple of the latest twelve month period prior to the announcement of such transaction, and the selected transactions and resulting low, high, median and mean financial data were:

Date Announced	Target	Acquiror
August 9, 2023	Computer Task Group, Incorporated	Cegeka Groep NV
August 24, 2021	ettain Group, LLC	Manpowergroup Global Inc.
July 28, 2021	AKKA Technologies SE	Adecco Group AG
July 1, 2021	Oxford Global Resources, LLC	H.I.G. Capital, LLC
January 31, 2018	ECS Federal, LLC	On Assignment, Inc. (nka:ASGN Incorporated)

Transaction Value/LTM Adjusted EBITDA
Low	10.6x
High	12.3x
Median	11.2x
Mean	11.4x

Taking into account the results of the selected transactions analysis, Houlihan Lokey applied a selected multiple range of 10.0x to 12.0x to the Business’ adjusted EBITDA for the twelve month period ended April 30, 2025, which resulted in an implied enterprise value reference range for the Business of $68.0 million to $81.6 million, as compared to the consideration of $99.0 million in the Sale pursuant to the Purchase Agreement.

Other Matters

Houlihan Lokey was engaged by BGSF to act as its financial advisor in connection with a possible merger, consolidation, business combination, sale or other similar transaction. BGSF engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers, acquisitions, divestitures, leveraged buyouts, financings and financial restructurings. Pursuant to its engagement by BGSF, Houlihan Lokey is entitled to an aggregate fee of approximately $2.2 million (the “Transaction Fee”) for its services in connection with the Transactions, $500,000 of which became payable upon the delivery of Houlihan Lokey’s opinion to the BGSF Board and the remainder of which is payable upon the successful completion of the Transactions. In addition, pursuant to the terms of its engagement by BGSF, Houlihan Lokey may become entitled to additional compensation in connection with other mergers, consolidations, business combinations, sales or other similar transactions involving BGSF. BGSF has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, BGSF, Purchaser, Corporate Purchaser or any other party that may be involved in the Transactions and their respective affiliates or security holders or any currency or commodity that may be involved in the Transactions.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to A&M Capital Partners (“A&M”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, A&M (collectively, with A&M, the “A&M Group”), for which Houlihan Lokey and its affiliates have received, or would expect to receive, compensation. Based on a review of its information management systems, Houlihan Lokey identified engagements with the members of the A&M Group during the two years prior to the date of its opinion for which Houlihan Lokey and its affiliates received aggregate compensation of approximately $3.3 million, including, among other things, (i) having acted as financial advisor to a member of the A&M Group in connection with the acquisition of World of Sweets and Bobby’s (IBG), which transaction closed in June 2023, (ii) having acted as a financial advisor to a member of the A&M Group in connection with its acquisition of a majority stake in GBUK Group, which transaction closed in January 2024, and (iii) having acted as debt advisor to a member of the A&M Group in connection with its acquisition of a majority stake in STOK Emballage, which transaction was announced in April 2024. In addition, Houlihan Lokey and its affiliates, including certain members of the team of Houlihan Lokey professionals advising BGSF in connection with the Transactions, were as of the date of Houlihan Lokey’s opinion currently providing certain investment banking and/or financial advisory services to certain members of the A&M Group in connection with transactions that are unrelated to the Transactions, for which Houlihan Lokey, if all such transactions were to be consummated, would expect to receive compensation in an aggregate amount materially in excess of the Transaction Fee. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to BGSF, Purchaser, the Corporate Purchaser, members of the A&M Group, other participants in the Transactions or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of their respective employees may have committed to invest in private equity or other investment funds managed or advised by A&M, other participants in the Transactions or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the A&M Group, other participants in the Transactions or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, BGSF, Purchaser, the Corporate Purchaser, members of the A&M Group, other participants in the Transactions or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Activities of BGSF Following the Sale

Following the completion of the Sale, BGSF will continue to operate the Retained Business and all of its revenues and income will be generated by the Retained Business, aside from payments related to the Sale. BGSF will continue to be a public company operating under the name BGSF, Inc., and will continue to own the assets and liabilities that comprise the Retained Business. As of immediately following the Closing, all of BGSF’s revenues will be generated by the Retained Business. For additional information, see the section of this Proxy Statement entitled “Preliminary Unaudited Pro Forma Consolidated Financial Information” beginning on page 56.

Conditions to Closing of the Sale

The closing of the Sale is subject to customary closing conditions, including the receipt of the Required Stockholder Approval.

Certain Financial Projections

BGSF does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to future performance, earnings or other results, given, among other things, the inherent uncertainty of the underlying assumptions and estimates.

However, in connection with the Sale, BGSF’s senior management provided to certain forecasts (the “Projections”), which are summarized below. The Projections were provided or made available to the Purchaser prior to the execution of the Equity Purchase Agreement, as well as to the BGSF Board of Directors and Houlihan Lokey.

The Projections were not prepared with a view toward public disclosure, however, BGSF has included below a summary of the Projections to provide you with access to certain non-public information that was furnished to the Purchaser and Houlihan Lokey in connection with the Sale. The Projections reflect numerous estimates and assumptions made by BGSF’s senior management team with respect to general business, economic, competitive, and regulatory conditions, as well as, among other things, future events and matters related to operation performance, all of which are difficult to predict and inherently subjective and many of which are beyond the BGSF’s control. Please read the information set forth in the section below entitled “Important Information About the Financial Projections.”

The Projections

BGSF’s Professional Segment

April 2025 Forecast

Historical and Projected	Forecast
($000s)	2025

Summary P&L

Revenue
IT	112,145
F&A	15,792
Other Professional	(60)
Total Contract Revenue	127,877
% Total Contract Revenue Growth	2.0%

IT	1,313
F&A	4,008
Other Professional	0
Total Permanent Placement Revenue	5,321
% Total Permanent Placement Revenue Growth	(0.1%)

Managed Solutions	17,070
Monthly Administration Fee	1,590
Nearshore / Offshore	20,416
Total Managed Solutions and Other Revenue	39,076
% Total Managed Solutions and Other Revenue Growth	4.3%

Total Revenue	$172,274
% Total Revenue Growth	2.5%

Cost of Sales
IT	81,524
F&A	9,571
Other	438
Total Contract Cost of Sales	91,533

Managed Solutions	10,804
Monthly Administration Fee	27
Nearshore / Offshore	13,668
Other Professional	0
Total Managed Solutions and Other Cost of Sales	24,499

Total Cost of Sales	$116,032

Historical and Projected	Forecast
($000s)	2025

Gross Profit
IT	30,621
F&A	6,221
Other	(498)
Total Contract Gross Profit	36,344
% Total Contract Gross Margin	28.4%

IT	1,313
F&A	4,008
Other	0
Total Permanent Placement Gross Profit	5,321
% Total Permanent Placement Gross Margin	100.0%

Managed Solutions	6,266
Monthly Administration Fee and Other	1,563
Nearshore / Offshore	6,748
Total Managed Solutions and Other Gross Profit	14,577
% Total Managed Solutions and Other Gross Margin	37.3%

Total Gross Profit	$56,242
% Total Gross Margin	32.6%

Selling Expenses
Wages	16,971
Commissions and Bonus	11,527
Benefits	2,287
Payroll Related	1,831
Office Related	1,594
Rent and Utilities	1,750
Marketing	1,319
Meals and Entertainment	716
Background Checks and Training	718
Referral Fees	189
Insurance	155
Bad Debt	134
Professional Services	75
Other	82
Total Selling Expenses	$39,346

Contribution to Overhead	$16,895
% Total Contribution Margin	9.8%

*****

BGSF’s Professional Segment

October 2024 Forecast

Historical and Projected	Forecast	Forecast
($000s)	2024	1H-2025

Revenue Reforecast

Reforecast

Total Revenue	$170,233	$104,180
% Total Revenue Growth	(9.5%)	--

Total Cost of Sales	$114,546	$69,519

Total Gross Profit	$55,687	$34,662
% Total Gross Margin	32.7%	33.3%

Selling Expenses
Wages	17,977	8,859
Commissions and Bonus	12,231	7,719
Benefits	2,315	1,143
Payroll Related	1,986	1,129
Office Related	1,835	875
Rent and Utilities	1,858	998
Marketing	1,039	140
Meals and Entertainment	765	360
Background Checks and Training	1,187	876
Referral Fees	123	0
Insurance	75	0
Bad Debt	112	100
Professional Services	79	45
Other	183	130
Total Selling Expenses	$41,766	$22,375

Contribution to Overhead	$13,921	$12,287
% Total Contribution Margin	8.2%	11.8%

*****

BGSF’s Professional Segment

June 2024 Forecast

Historical and Projected	Forecast	Forecast	Forecast	Forecast	Forecast
($000s)	2024	2025	2026	2027	2028

Summary P&L

Total Revenue	$191,765	$214,951	$235,879	$258,680	$283,618
% Total Revenue Growth	2.0%	12.1%	9.7%	9.7%	9.6%

Total Cost of Sales	$128,272	$143,344	$154,821	$167,930	$182,043

Total Gross Profit	$63,493	$71,607	$81,059	$90,749	$101,576
% Total Gross Margin	33.1%	33.3%	34.4%	35.1%	35.8%

Selling Expenses
Wages	17,245	18,271	19,263	20,263	21,271
Commissions and Bonus	14,349	14,321	16,212	18,150	20,315
Benefits	2,280	2,375	2,504	2,634	2,765
Payroll Related	2,311	2,375	2,504	2,634	2,765
Office Related	2,004	2,004	2,004	2,004	2,004
Rent and Utilities	1,987	2,087	2,191	2,300	2,416
Marketing	1,357	1,505	1,651	1,811	1,985
Meals and Entertainment	685	860	944	1,035	1,134
Background Checks and Training	244	430	472	517	567
Referral Fees	242	215	236	259	284
Insurance	110	172	189	207	227
Bad Debt	90	107	118	129	142
Professional Services	51	51	51	51	51
Other	74	0	0	0	0
Total Selling Expenses	$43,029	$44,773	$48,339	$51,995	$55,927

Contribution to Overhead	$20,464	$26,834	$32,720	$38,755	$45,649
% Total Contribution Margin	10.7%	12.5%	13.9%	15.0%	16.1%

Total Standalone G&A Costs	$5,804	$6,060	$6,289	$6,528	$6,792

Adjusted EBITDA	$14,660	$20,775	$26,431	$32,227	$38,857
% Total Adjusted EBITDA Margin	7.6%	9.7%	11.2%	12.5%	13.7%

Important Information About the Financial Projections

While the Projections were prepared in good faith and management believes the assumptions on which the Projections were based were reasonable for the scenarios considered, no assurance can be made regarding actual future events.

Since the Projections cover multiple periods, such information by its nature becomes subject to greater uncertainty with each successive period. The estimates and assumptions underlying the Projections involve judgments with respect to, among other things, future economic, competitive, regulatory, and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive, and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond BGSF’s and/or Purchaser’s control and will be beyond their control following the Sale. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results may differ materially from those reflected in the Projections, whether or not the Sale is completed.

The Projections summarized in this section were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements, or U.S. GAAP. BGSF’s senior management team prepared the Projections in good faith and on a reasonable basis based on the best information available to BGSF’s senior management team at the time the Projections were prepared. The Projections, however, are not actual results and should not be relied upon as being necessarily indicative of actual future results, and readers of this Proxy Statement are cautioned not to place undue reliance on the information provided in this “Certain Financial Projections” section of the Proxy Statement.

All of the Projections summarized in this section were prepared by, and are the responsibility of, BGSF’s senior management team, as indicated. Whitley Penn LLP, BGSF’s independent registered public accounting firm, did not provide any assistance in preparing the Projections and has not examined, compiled, or otherwise performed any procedures with respect to the Projections and, accordingly, Whitley Penn LLP has not expressed any opinion or given any other form of assurance with respect thereto and assumes no responsibility for the prospective financial information. The Whitley Penn LLP reports incorporated by reference into this Proxy Statement relate solely to the historical financial information of BGSF. Such reports do not extend to the Projections and should not be read to do so.

By including in this Proxy Statement a summary of the Projections, neither BGSF nor any of its representatives has made or makes any representation to any person regarding the ultimate performance compared to the information contained in the Projections. BGSF has made no representation to Purchaser, in the Equity Purchase Agreement or otherwise, concerning the Projections.

The Projections summarized in this section were prepared during the periods described above and have not been updated to reflect any changes since the date of their preparation or any actual results. BGSF undertakes no obligation, except as required by law, to update or otherwise revise the Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are not realized, or to reflect changes in general economic or industry conditions.

The inclusion of the Projections in this Proxy Statement should not be regarded as an indication that BGSF, the BGSF Board of Directors, Houlihan Lokey, or any party that received the Projections then considered, or now considers, the Projections to be necessarily predictive of actual future events, and the Projections should not be relied upon as such. BGSF views the Projections as non-material because of the inherent risks and uncertainties associated with the Projections.

The foregoing summary of the Projections is not included in this Proxy Statement in order to induce any BGSF shareholder to vote in favor of the Sale Proposal or any other Proposals.

Interests of BGSF’s Directors and Executive Officers in the Sale

In considering the recommendation of the BGSF Board of Directors with respect to the Sale, BGSF stockholders should be aware that BGSF’s directors and executive officers have interests in the Sale, including financial interests, that may be different from, or in addition to, interests of the BGSF stockholders generally, including interests that could vary among our executive officers. The BGSF Board of Directors was aware of and considered these interests during its deliberations of the merits of the Sale and in determining to recommend to BGSF stockholders that they vote for the Sale Proposal and thereby approve the transactions contemplated by the Sale (to the extent such interests existed at that time).

These interests potentially include, among others:

Vesting or acceleration of equity compensation and eligibility of certain of our executive officers for compensation upon a qualifying termination in connection with the Sale, which could be different for each executive officer or director.

The Sale could be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of Section 271 of the DGCL and related case law, which will be deemed to be a change of control pursuant to BGSF’s 2013 Long-Term Incentive Plan (the “Equity Plan”) and certain employment agreements and other agreements with the named executive officers of BGSF. None of the three named executive officers is expected to transfer with BGSF Professional and BG F&A to Buyer. Beth Garvey, BGSF’s former Chair, President and Chief Executive Officer, resigned from her director and officer positions within BGSF and its subsidiaries effective as of July 1, 2025 to pursue other interests. In connection with Ms. Garvey’s resignation, on June 14, 2025, B G Staff Services, Inc., a subsidiary of BGSF, and Ms. Garvey entered into a Separation Agreement (the “Separation Agreement”) providing for, among other things, and subject to the execution and delivery by Ms. Garvey of a mutual release and her compliance with the obligations under the Separation Agreement, salary continuation payments for 12 months, COBRA reimbursement for up to 18 months, full vesting of outstanding options and restricted shares of common stock, vested options to remain exercisable until their expiration, and, if a change in control (which is defined to include the Sale) occurs on or before July 1, 2026, additional severance in the aggregate amount of $300,000.

On June 13, 2025, the BGSF Board of Directors appointed Kelly Brown, President of BGSF’s Property Management Division, and Keith Schroeder, BGSF’s current Chief Financial Officer and Secretary, to each act as interim Co-Chief Executive Officers effective as of July 1, 2025.

BGSF does not currently expect to terminate the employment of Mr. Schroeder or Ms. Brown, and BGSF is not aware of any contemplated resignation by Mr. Schroeder or Ms. Brown. The BGSF Board of Directors and the compensation committee of the BGSF Board of Directors (the “Compensation Committee”) will retain authority to continue Mr. Schroeder’s and Ms. Brown’s outstanding equity awards, and may consider changes to their respective compensation in connection with or in a prescribed period following the Sale, including, in Mr. Schroeder’s case, changes in compensation arrangements in response to any circumstances that may constitute “Good Reason” as defined in his employment agreement. In addition, the BGSF Board of Directors and the Compensation Committee will review overall executive compensation and may consider changes to align such compensation with BGSF’s go-forward business.

In the event Mr. Schroeder is terminated without “Cause” or resigns with “Good Reason,” as such terms are defined in his employment agreement, this will result in a severance payment and the acceleration of any then outstanding and unvested stock options and restricted stock awards.

The table below sets forth the estimated amounts of payments and benefits that each of the named executive officers would be entitled to receive according to the terms of the change in control features of the relevant employment agreements and the Equity Plan (including any award agreements granted thereunder) if, as a result of the Sale, all of their unvested and outstanding stock options and restricted stock awards were accelerated and their employment is terminated without “Cause” or by resignation for “Good Reason.”

			Equity
Named Executive Officer	Cash		Stock Options ($)(3)	Restricted Stock Award ($)		Transaction Bonus (4)	Total
Keith Schroeder Co-Chief Executive Officer, Chief Financial Officer and Secretary	$570,000	(1)	$—	$176,554	(4)	$50,000	$796,554
Kelly Brown Co-Chief Executive Officer	$—		$—	$—	(5)	$—	$—
Beth A. Garvey Former President and Chief Executive Officer	$300,000	(2)	$—	$—		$—	$300,000

(1)	Under his Employment Agreement, Mr. Schroeder is entitled to receive (a) cash severance, payable in a single lump sum, in the amount equal to 18 months of his current monthly base salary and (b) a lump-sum payment in the amount equal to his monthly COBRA premiums for himself and his dependents, grossed-up for federal income taxes, for eighteen (18) months, if he is terminated without “Cause” or resigns for “Good Reason” within 12 months following a change in control (which includes the consummation of the Sale). Amount shown includes $525,000 in respect of his base salary and $45,000 in respect of his COBRA premium payment.
(2)	Pursuant to the terms of her Separation Agreement, Ms. Garvey is entitled to receive additional severance in the aggregate amount of $300,000, payable in nine (9) equal monthly installments beginning July 1, 2026, if a sale or disposition of the BGSF Professional Division is consummated on or before July 1, 2026.
(3)	All stock options held by the named executive officers have an exercise price that is above the $5.572 assumed fair market value per share of BGSF Common Stock. Accordingly, no amount is reported in this column.
(4)	Pursuant to the terms of his Restricted Stock Award Agreement dated March 20, 2023, 31,686 shares of restricted stock held by Mr. Schroeder will immediately vest upon consummation of the Sale.
(5)	In connection with her appointment as Co-Chief Executive Officer, Ms. Brown received an award of 50,000 shares of restricted stock on July 1, 2025. The shares of restricted stock covered by this award will not vest upon consummation of the Sale.

For additional information, see the section of this Proxy Statement entitled “Proposal No. 2—The Compensation Proposal” beginning on page 68.

The potential acquisition, at the Acquired Companies’ option and expense, of a director and officer liability run-off policy or extended reporting coverage (i.e., “tail coverage”) providing six (6) years of post-Closing coverage for individuals who served as directors or officers of the Acquired Companies prior to the Closing.

Prior to the Closing, the Acquired Companies shall, at their option and expense, acquire a director and officer liability run-off policy or extended reporting coverage (i.e., “tail coverage”) that will provide coverage for a period of six (6) years commencing immediately after the Closing for the individuals who were directors and officers of the Acquired Companies prior to the Closing.

Material U.S. Federal Income Tax Consequences of the Sale

The following is a general summary of the anticipated material U.S. federal income tax consequences of the Sale. This summary is based upon the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and published administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. No opinion of counsel or ruling from the IRS has been sought with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. In addition, this summary does not discuss any non-U.S., state or local tax considerations.

For U.S. federal income tax purposes, the proposed Sale will be treated as a taxable sale of the Professional business segment by BGSF. The amount of gain or loss we recognize with respect to the Sale will be measured by the difference between the amount realized by us on the Sale, the allocation of that amount among the assets that are sold and our tax basis in those assets.

The proposed Sale is entirely a corporate action undertaken by BGSF. Our stockholders will not realize any taxable income, gain or loss on their shares of BGSF Common Stock for U.S. federal income tax purposes as a result of the Sale because our stockholders will not receive any proceeds from the Sale. We do not anticipate that the Sale or the other Transactions contemplated by the Purchase Agreement will result in any U.S. federal income tax consequences to our stockholders.

This summary is not a complete description of all of the tax consequences of the Sale. BGSF stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Sale, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

Accounting Treatment of the Sale

The Sale will be accounted for as a sale of a “business” by BGSF, as that term is used under GAAP, for accounting and financial reporting purposes. Upon completion of the sale, we will remove the assets and liabilities sold from our consolidated balance sheet and we anticipate recording a loss from the Sale.

THE EQUITY PURCHASE AGREEMENT

Explanatory Note Regarding the Equity Purchase Agreement

The following summary of the Equity Purchase Agreement and the Sale, and the copy of the Equity Purchase Agreement attached as Annex A to this Proxy Statement, are intended to provide information regarding the terms of the Equity Purchase Agreement and are not intended to modify or supplement any factual disclosures about BGSF in its periodic and current reports filed with the SEC. In particular, the Equity Purchase Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to BGSF, the Acquired Companies or Purchaser, or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties in the Equity Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Equity Purchase Agreement are not necessarily characterizations of the actual state of facts about BGSF, the Acquired Companies and Purchaser at the time they were made or otherwise and should only be read in conjunction with the other information that BGSF makes publicly available in reports, statements and other documents filed with the SEC. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Equity Purchase Agreement or may change in the future, and these changes may not be fully reflected in the public disclosures made by BGSF, the Acquired Companies or Purchaser. As a result of the foregoing, you are strongly encouraged not to rely on the representations, warranties and covenants contained in the Equity Purchase Agreement, or any descriptions thereof, as accurate characterizations of the state of facts or condition of BGSF, the Acquired Companies or Purchaser or any other party. You are likewise cautioned that you are not a third-party beneficiary under the Equity Purchase Agreement and do not have any direct rights or remedies pursuant to the Equity Purchase Agreement. Capitalized terms used in this section titled “Equity Purchase Agreement” shall have the meaning ascribed to them in the Equity Purchase Agreement, to the extent not otherwise defined herein.

Additional information regarding BGSF is contained in the documents incorporated by reference into this Proxy Statement and the other documents that we file with the SEC. See the section of this Proxy Statement entitled “Where You Can Find Additional Information” beginning on page 74.

Purchase Price and Sale of All Outstanding Shares of the Acquired Companies

On June 14, 2025, BGSF entered into the Equity Purchase Agreement with Purchaser, BG F&A and BGSF Professional providing for the Sale and the other Transactions. Subject to the terms and conditions of the Equity Purchase Agreement and receipt of the Required Stockholder Approval, BGSF will sell to Purchaser and one or more of its affiliates all of the issued and outstanding equity interests of the Acquired Companies (other than the 1% equity interest of Arroyo held by a third party), as well as certain other assets, held directly and indirectly by BGSF. The Closing of the Sale is expected to occur on the Closing Date, which is the date that is the third business day following the first day on which all of the closing conditions, which include that the Sale Proposal is approved at the special meeting, are satisfied or waived in accordance with the Equity Purchase Agreement.

Consideration for the Sale

Pursuant to the terms of the Equity Purchase Agreement, the consideration for the Sale is an amount equal to $99,000,000, subject to certain adjustments set forth therein. BGSF will deliver to Purchaser a statement (the “Closing Statement”) setting forth BGSF’s good-faith estimate of the amount of the adjustments and other related items with reasonable supporting detail at least five (5) business days prior to the Closing Date. BGSF will reasonably cooperate with Purchaser in connection with Purchaser’s review of the Closing Statement and will consider any comments proposed by Purchaser. Following the Closing, Purchaser will prepare its own Closing Statement within ninety (90) days, setting forth the final calculation of the adjustments and resulting consideration. BGSF has forty-five (45) days to review the Closing Statement prepared by Purchaser, with the Closing Statement becoming final and binding upon the expiration of such 45-day period unless BGSF provides written notice of its disagreement with the Closing Statement prior to such expiration date. BGSF and Purchaser will corporate in good faith to resolve any disputes in connection with the Closing Statement.

Representations and Warranties

The Equity Purchase Agreement contains customary representations and warranties by each of BGSF and Purchaser as of the date of the Equity Purchase Agreement and as of the Closing. The statements embodied in those representations and warranties were made for purposes of the Equity Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, some of those representations and warranties were made as of specified dates, may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to stockholders or may have been used for the purpose of allocating contractual risk between the parties to the Equity Purchase Agreement rather than establishing matters as facts. Many of the representations and warranties contained in the Equity Purchase Agreement are qualified by materiality or Material Adverse Effect, and are further modified and limited by confidential disclosure letter delivered by BGSF to Purchaser and as may or may not be specifically indicated in the text of the Equity Purchase Agreement.

The representations and warranties made by BGSF to Purchaser relate to BGSF, one or more of the Acquired Companies, or the Acquired Companies collectively, and concern, among other things, the following matters:

●	Organization, good standing, and qualification;

●	Ownership of the Acquired Companies;

●	Authority to execute, deliver and perform the Purchase Agreement;

●	Governmental filings and approvals and no violations;

●	Financial statements;

●	Absence of certain changes;

●	Litigation matters and liabilities;

●	Employee benefits, including benefit plans and related matters;

●	Compliance with any applicable laws, absence of regulatory restrictions and validity of required permits;

●	Material contracts;

●	Real property;

●	Environmental matters;

●	Tax matters;

●	Employee and labor matters;

●	Intellectual property, information technology and data privacy matters;

●	Personal property matters;

●	Insurance coverage;

●	Affiliate transactions;

●	Brokerage and transaction fees;

●	Material customers and technology partners;

●	Sufficiency of assets;

●	SEC documents and related disclosures;

●	Unrelated assets and liabilities;

●	Fair consideration and no fraudulent conveyance;

●	Solvency;

●	Surety bonds; and

●	Disclaimer of any other representations and warranties, express or implied.

For the purposes of the Purchase Agreement, “Material Adverse Effect” means any event, change, fact, circumstance, occurrence, effect, or development (each, an “Effect”) that, individually or in the aggregate, (i) is or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, properties or results of operations of the Acquired Companies or the Business, taken as a whole or (ii) prevents or delays in any material respect the ability of BGSF or its Subsidiaries or the Acquired Companies to timely consummate the transactions contemplated hereby; provided, however, in the case of clause (i), none of the following Effects shall, either alone or in combination, constitute or be taken into account in determining whether there has been, is or would be a Material Adverse Effect: (A) any changes in global, national, or regional economic or political conditions; (B) any changes in conditions generally affecting the industries in which the Acquired Companies operate; (C) securities, credit, financial, commodity, or other capital markets Effects, in each case in the U.S. or any foreign jurisdiction, including changes in taxes or interest rates or exchange rates for the currencies of any country; (D) any failure, in and of itself, by the Acquired Companies to meet any internal or published plans, projections, forecasts, estimates, budgets, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (provided, that, the exception in this clause (D) shall not prevent or otherwise affect a determination that an Effect (not otherwise excluded from the definition of Material Adverse Effect) underlying such failure has resulted in or contributed to a Material Adverse Effect); (E) the execution and delivery of the Purchase Agreement or pendency of the transactions contemplated by the Purchase Agreement, including, to the extent related to the foregoing, the impact thereof on the relationships, contractual or otherwise, of the Acquired Companies with their employees, customers, suppliers, or other third parties (provided that this exception shall not apply (1) to the representations and warranties in Section 2.1(d)(ii) of the Purchase Agreement or the bringdown of such representations and warranties pursuant to the Purchase Agreement to the extent any of the foregoing relate to or arise out of any breach by BGSF of any of its representations and warranties thereunder or (2) to the extent related to or arising out of any breach by BGSF or any of its affiliates of their respective covenants or agreements under the Purchase Agreement); (F) changes or proposed changes in GAAP or other accounting regulations or in Laws or the repeal, enforcement, or interpretation thereof, in each case, following the date hereof; (G) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, terrorism, or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military actions threatened or underway as of the date of the Purchase Agreement; (H) any change resulting from or arising out of a hurricane, earthquake, flood, or other natural disaster, or “acts of God”; (I) any action of the BGSF or the Acquired Companies required to be taken by the Purchase Agreement or taken at the written request or with the written consent of Purchaser; (J) any change resulting or arising from the identity of, or any facts or circumstances relating to, Purchaser or its affiliates; (K) the availability or cost of equity, debt, or other financing to Purchaser; (L) any public disclosure by Purchaser regarding its plans with respect to the conduct of the Business following Closing and any action or communication by Purchaser with respect to or to the Acquired Companies’ employees; or (M) any epidemics, pandemics, or disease outbreaks (including COVID-19 or any variants thereof), or any Law, order, recommendation, directive, pronouncement, or guideline of or issued by a Governmental Entity, the Centers for Disease Control and Prevention, the World Health Organization, or any industry group in respect of business closures, “sheltering-in-place,” curfews, or other restrictions that relate to, or arise out of, an epidemic, pandemic, or disease outbreak (including the COVID-19 or any variants thereof), or any change in such Law, order, recommendation, directive, pronouncement, or guideline, or interpretation thereof; provided, however, that any Effect arising out of or resulting from any change or event referred to in clause (A), (B), (C), (F), (G), (H), or (M) may constitute, and be taken into account in determining the occurrence of, a Material Adverse Effect if such Effect has or is reasonably expected to have a disproportionate impact on the Acquired Companies or the Business compared to any other companies that operate in the industries or markets in which the Acquired Companies or the Business operates.

The representations and warranties made by Purchaser to BGSF and the Acquired Companies are similarly limited and relate to the following:

●	Organization, good standing and qualification;

●	Authority to execute, deliver and perform the Purchase Agreement;

●	Governmental filings and approvals;

●	Litigation matters;

●	Sufficiency of funds;

●	Solvency of Purchaser;

●	Brokerage and transaction fees;

●	Investment purposes;

●	Disclaimer of any other representations and warranties, express or implied;

●	Non-reliance on estimates, projections, forecasts, forward-looking statements, and business plans; and

●	The Equity Financing Commitment Letter and the Guaranty of the Guarantors.

No Survival; Indemnification

Except in the case of fraud, the representations and warranties of the parties contained in the Purchase Agreement or in any Transaction Agreement (other than the Transition Services Agreement) terminate as of, and do not survive, the Closing. The covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing will survive to the extent required to be performed after the Closing. There are no indemnification rights for another party’s breach (other than any breach of covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing).

BGSF has agreed to indemnify the Purchaser and its affiliates for losses arising from Excluded Liabilities (as defined in the Purchase Agreement), breach of covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing, certain tax obligations and the specific matter set forth on Section 6.2(a)(E) of the Disclosure Letter, and the Purchaser has agreed to indemnify BGSF and its affiliates for Assumed Liabilities (as defined in the Purchase Agreement) and breach of covenants or agreements which by their terms contemplate performance (in whole or in part) after the Closing.

Certain Covenants and Agreements

The Equity Purchase Agreement also contains certain customary covenants by each of the parties during the period between signing the Equity Purchase Agreement and the earlier of the Closing or the termination of the Equity Purchase Agreement in accordance with its terms.

Publicity

Purchaser and BGSF agree not to issue any press release or otherwise make any public announcements with respect to the Purchase Agreement or the Sale, or make any filings, except (i) with the consent of the other party, (ii) as may be required by applicable law or other rules or requirements or explicitly contemplated by the Purchase Agreement, in which case the disclosing party will, to the extent permitted by applicable law, consult with the other party with respect to the content of the disclosure; or (iii) to the extent related to a Superior Proposal, Intervening Event or Seller Board Recommendation Change.

Expenses

Purchaser and BGSF agree that, except as otherwise specifically provided for in the Equity Purchase Agreement, each party will bear its respective expenses, costs and fees in connection with the transactions contemplated by the Purchase Agreement.

RWI Policy

Purchaser shall cause the RWI Policy to be bound and remain in full force and effect as of the Closing, and use good faith, commercially reasonable efforts to cause the RWI Policy to remain in full force and effect thereafter. The Purchaser and its affiliates are prohibited from amending or waiving any subrogation or related waiver provisions or any other RWI Policy terms in a manner that could be adverse or prejudicial to, or increase the liability of BGSF or its affiliates, without BGSF’s express written consent.

No Solicitation

Under the terms of the Equity Purchase Agreement, Purchaser and BGSF agreed, subject to certain exceptions described below, that immediately upon the execution of the Equity Purchase Agreement and until the earlier of the termination of the Equity Purchase Agreement or the Closing, BGSF will not, and will cause its subsidiaries and its and their respective directors, managers, officers and controlled representatives not to, directly or indirectly:

●	solicit, initiate, knowingly encourage, or respond to (other than to inform such person of these restrictions) any inquiry, proposal or offer from any person (other than Purchaser and its affiliates) to engage in any transaction or series of related transactions (other than the transactions contemplated by the Purchase Agreement) where any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than Purchaser or its affiliates or any group that includes Purchaser or its affiliates) would: (i) directly or indirectly acquire or purchase securities representing more than 20% of the total outstanding equity securities of BGSF or the Acquired Companies; (ii) directly or indirectly purchase, license or otherwise acquire assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of BGSF and the Acquired Companies, taken as a whole; or (iii) engage in any merger, consolidation, reorganization, liquidation, dissolution or other transaction involving BGSF pursuant to which such person or group of persons would hold more than 20% of the total outstanding equity securities of BGSF or the Acquired Companies or existing equityholders of BGSF or the Acquired Companies end up holding less than 80% of the total outstanding equity securities of the resulting entity (the “Acquisition Proposal”);

●	engage in any negotiations, discussions, or other communications with any person (other than Purchaser and its affiliates) relating to any Acquisition Proposal;

●	provide or furnish information or documentation to any person (other than Purchaser and its affiliates) in furtherance of any Acquisition Proposal; or

●	enter into any letter of intent, arrangement, contract, agreement, understanding, or commitment with any person (other than the Purchaser and its affiliates) in respect of any Acquisition Proposal (each, other than an acceptable confidentiality agreement, an “Alternative Acquisition Agreement”).

Notwithstanding the restrictions set forth above and subject to the terms and conditions of the Purchase Agreement, if prior to (but not after) BGSF’s receipt of the Required Stockholder Approval, BGSF receives an unsolicited Acquisition Proposal that did not result from a breach of the no-solicitation restrictions, and the BGSF Board has determined in good faith (after consultation with outside financial advisors and outside legal counsel) that such unsolicited Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal and that the failure to take action would violate the BGSF Board’s fiduciary duties, then BGSF may provide nonpublic information relating to BGSF or any of its subsidiaries to the person or group of persons making such Acquisition Proposal or engage in discussions and negotiations with such person or group of persons (in each case, pursuant to an acceptable confidentiality agreement).

If BGSF receives any inquiries, offers, or proposals that constitute an Acquisition Proposal, is requested to provide non-public information in connection with an Acquisition Proposal, or is approached to initiate or continue discussions or negotiations regarding an Acquisition Proposal, BGSF must promptly (and in any event within 24 hours) notify Purchaser. This notice must include the identity of the person or group of persons making the Acquisition Proposal (unless prohibited by a confidentiality agreement) and a summary of the material terms and conditions of the Acquisition Proposal. BGSF must also keep Purchaser reasonably informed of the status of such Acquisition Proposal.

At any time after the date of the Purchase Agreement, subject to certain exceptions described herein, the BGSF Board may not (i) withhold, withdraw, amend, qualify or modify (or publicly propose to do any of the foregoing): (a) its resolution that the Purchase Agreement and the consummation of the transactions contemplated thereby are advisable and in the best interest of BGSF’s stockholders; (b) its approval of the execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby; or (c) its recommendation that the transactions contemplated by the Purchase Agreement be approved by BGSF’s stockholders in accordance with the Delaware General Corporation Law (collectively, the “Seller Board Recommendation”), in each case in a manner materially adverse to Purchaser; (ii) publicly adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (iii) fail to publicly reaffirm the Seller Board Recommendation within 10 Business Days after Purchaser so requests in writing; (iv) recommend or fail to oppose a tender or exchange offer that constitutes or would be reasonably likely to lead to an Acquisition Proposal (other than a “stop, look and listen” communication by the BGSF Board to BGSF’s stockholders); or (v) fail to include the Seller Board Recommendation in this Proxy Statement (any action described in foregoing clauses (i) through (v), a “Seller Board Recommendation Change”). The BGSF Board also may not cause or permit BGSF to enter into an Alternative Acquisition Agreement.

Notwithstanding anything to the contrary set forth in the Purchase Agreement, at any time prior to obtaining the Required Stockholder Approval, the BGSF Board may effect a Seller Board Recommendation Change in response to any positive, material event, change, effect, condition, occurrence, development, or change in circumstances with respect to BGSF and its subsidiaries (taken as a whole), the Acquired Companies (taken as a whole), or the Business that (i) was not actually known to, or reasonably foreseeable to, the BGSF Board as of the date of the Purchase Agreement (or if known to the BGSF Board as of the date of the Purchase Agreement, the consequences of which were not known or reasonably foreseeable to the BGSF Board, as of such time); and (ii) does not relate to any Acquisition Proposal (each such event, an “Intervening Event”), if the BGSF Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties; provided, however, BGSF has provided Purchaser with at least five (5) business days prior notice of its resolution to effect a Seller Board Recommendation Change (with such notice specifying the applicable Intervening Event in reasonable detail), and during such five-business day period, BGSF must have negotiated with Purchaser in good faith (to the extent so desired by Purchaser) to make adjustments or revisions to the terms and conditions of the Purchase Agreement such that the BGSF Board no longer determines that a Seller Board Recommendation Change is required. In determining the existence of an Intervening Event, the following shall not be taken into account: (i) the mere fact that BGSF meets or exceeds any internal or published or third party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Purchase Agreement; or (y) changes after the date of the Purchase Agreement in the market price or trading volume of the BGSF Common Stock or the credit rating of BGSF.

Notwithstanding anything to the contrary set forth in the Purchase Agreement, if BGSF has received a bona fide Acquisition Proposal prior to obtaining the Required Stockholder Approval that has not been withdrawn, and that the BGSF Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, the BGSF Board may effect a Seller Board Recommendation Change with respect to such Superior Proposal and/or cause BGSF to terminate the Purchase Agreement and enter into an Alternative Acquisition Agreement; provided, however, (i) that BGSF Board determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties; (ii) that such Acquisition Proposal did not result from a breach of the no-solicitation covenant; and (iii) (a) BGSF has provided Purchaser with at least five (5) business days prior notice (the “Notice Period”) of its resolution to take such actions, (b) during such Notice Period, BGSF has negotiate in good faith with Purchaser (to the extent so desired by Purchaser) to make adjustments or revisions to the terms and conditions of the Purchase Agreement, and (c) at the end of the Notice Period (or, if the Acquisition Proposal has been materially revised or modified, at the end of the three business day period following each such material revision or modification, if later), the BGSF Board determines in good faith that such Acquisition Proposal remains a Superior Proposal. If there are any material revisions, updates or supplements to such Acquisition Proposal, BGSF must provide a new notice to Purchaser and comply with the negotiation process described in this paragraph again (it being understood that the Notice Period in respect to such new notice will be three business days). If the Equity Purchase Agreement is terminated by BGSF in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, then BGSF must have validly terminated the Purchase Agreement in accordance with the Equity Purchase Agreement (including satisfying its obligation to pay the Seller Termination Fee).

BGSF and the BGSF Board are not restricted from making certain legally required disclosures (such as those under Rule 14e-2(a), Rule 14d-9, or Regulation M-A promulgated under the Exchange Act) and good faith disclosures (such as informing any person of the existence of the no-solicitation covenant), provided that any such disclosures comply with the terms of the Purchase Agreement and that any Seller Board Recommendation Change is made only in accordance with the provisions described above.

Financial Activities; Financial Cooperation

From and after the date of the Equity Purchase Agreement until the earlier of the Closing and the termination of the Purchase Agreement, BGSF, its subsidiaries and its and their respective personnel and advisors will use their respective commercially reasonable efforts to assist Purchaser in securing debt financing pursuant to the Debt Financing Commitment Letter (the “Debt Financing”), including assisting with the marketing efforts in connection with a syndication and marketing of the Debt Financing, providing Purchaser with information regarding BGSF, the Acquired Companies and the Business as may be reasonably requested by Purchaser or any debt financing sources, facilitating the execution and delivery of definitive documents or certificates reasonably related to the Debt Financing; and taking other commercially reasonable actions that are necessary or advisable to permit the completion of such Debt Financing, in each case, as is reasonably requested by Purchaser with reasonable prior written notice, at Purchaser’s sole cost and expense, subject to certain limitations on reimbursements. Purchaser must indemnify each Seller Indemnified Party for any losses arising from their assistance or activities in connection with the Debt Financing, except in cases of bad faith, gross negligence, or willful misconduct. Notwithstanding anything to the contrary in the Equity Purchase Agreement, BGSF is not required to provide any assistance or cooperation that BGSF reasonably believes would interfere with the business or operation of it or its subsidiaries in an unreasonable manner, result in BGSF or its subsidiaries incurring additional liabilities or fees in connection with the Debt Financing, breach any confidentiality obligations, material contractual obligations or the terms of the Equity Purchase Agreement, or require BGSF to authorize, execute, deliver, perform or amend any agreements or documents in connection with the Debt Financing that are not contingent upon the Closing or would be effective prior to the Closing.

Purchaser has agreed that obtaining the Debt Financing is not a condition to the Closing.

Purchaser must take all necessary actions to obtain and complete the financing set forth in the Equity Financing Commitment Letter as promptly as practicable following the date of the Equity Purchase Agreement.

Special Meeting of the BGSF Stockholders

BGSF has agreed to take all action necessary to hold the special meeting of its stockholders for the purpose of obtaining the Required Stockholder Approval, including the preparation and mailing of this Proxy Statement and the related proxy materials to its stockholders, as promptly as practicable following entry into the Equity Purchase Agreement. Unless there has been a Seller Board Recommendation Change in accordance with Section 3.13(d) of the Equity Purchase Agreement, BGSF will use its commercially reasonable efforts to solicit proxies to obtain the Required Stockholder Approval.

Covenants Relating to the Conduct of the Acquired Companies Prior to Closing

Affirmative Covenants

The Equity Purchase Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Equity Purchase Agreement and the earlier of the Closing or the termination of the Purchase Agreement in accordance with its terms, including to conduct the business of the Acquired Companies in all material respects in the ordinary course of business consistent with past practice, to use commercially reasonable efforts to preserve the Acquired Companies’ business intact and to maintain satisfactory relationships with key employees and governmental entities, customers, suppliers and other commercial counterparties having significant business dealings with the Acquired Companies.

Negative Covenants

Prior to the Closing, Seller has agreed that it will not, and will cause its subsidiaries (including the Acquired Companies) not to, take any of the following actions with respect to the business of the Acquired Companies, subject to specified exceptions, without the prior request or written consent of Purchaser:

●	adopt any change in the organizational documents of (i) the Acquired Companies or (ii) Seller or any of its other subsidiaries (with respect to clause (ii) only, to the extent such change would reasonably be expected to prevent, materially hinder or materially delay the Sale) or (B) form a subsidiary of any of the Acquired Companies;

●	adopt or publicly propose a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization, or other reorganization (to the extent related to the Business);

●	issue, reclassify, split, combine, subdivide, or redeem, purchase, or otherwise acquire any of the equity interests of any Acquired Companies;

●	merge or consolidate BGSF, the Acquired Companies, or BGSF’s other subsidiaries (to the extent related to the Business), with any other Person, or acquire any business of any other person (whether by merger, consolidation, acquisition of stock or all or substantially all assets, or similar transaction);

●	sell, assign, license, lease, transfer, or dispose of any of its properties, rights, or assets, other than (A) sales, assignments, licenses, leases, transfers, or dispositions in the ordinary course of business, (B) sales, assignments, licenses, leases, transfers, or dispositions of obsolete, non-operating, or worthless assets or properties, (C) permitted liens, or (D) sales, assignments, licenses, leases, transfers, or dispositions of assets with a fair market value not in excess of $50,000 individually or $250,000 in the aggregate;

●	incur any new indebtedness other than in the ordinary course of business consistent with past practice;

●	amend in any material respect or terminate, cancel, or waive any of its material rights under any material contract or lease (other than expirations in accordance with their respective terms or terminations by the counterparties thereto), or (B) enter into any new contract, agreement, or instrument that would constitute a material contract if it was in effect as of the date hereof, subject to certain exceptions;

●	except as required pursuant to the terms of any benefit plan in effect as of the date of the Purchase Agreement, or as otherwise required by applicable Law, (A) materially increase the compensation, bonus, pension, severance, or termination pay of any of its employees, except for increases in annual salary or wage rate or bonuses in the ordinary course of business consistent with past practice or otherwise required by contracts in place as of the date of the Purchase Agreement, (B) become a party to, establish, adopt, materially amend, or terminate any material benefit plan or any arrangement that would have been a material benefit plan had it been entered into prior to the Purchase Agreement, or (C) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any material benefit plan that is required by applicable law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP;

●	terminate (other than for cause) any employee or independent contractor of the Business or the Acquired Companies with annual compensation in excess of $200,000;

●	except in the ordinary course of business consistent with past practice, hire or engage any employee or independent contractor of the Business or the Acquired Companies with annual compensation in excess of $200,000, or fill a position that is open as of the date of the Purchase Agreement or becomes open following the date of the Purchase Agreement due to termination of any employee or independent contractor of the Business;

●	modify, extend, amend, negotiate, terminate or enter into any labor agreement or recognize or certify any labor union or organization;

●	implement or announce any employee layoffs, furloughs or reductions in force;

●	waive or release any noncompetition, non solicitation, nondisclosure other restrictive covenant obligation of any employee;

●	transfer internally, or otherwise alter the duties and responsibilities of, any individual such that such individual is either no longer primarily related to the Business or becomes primarily related to the Business;

●	settle any proceeding with a governmental entity or third party, in each case threatened, made, or pending against the Business or the Acquired Companies;

●	sell, assign, lease, license, abandon, allowed to lapse or expire, or transfer any intellectual property of the Business;

●	make commitments for capital expenditures that aggregate in excess of $50,000 with respect to the Business or the Acquired Companies;

●	modify the Businesses’ or the Acquired Companies’ cash management practices;

●	disclose any trade secrets or data of the Business or the Acquired Companies other than pursuant to a confidentiality agreement;

●	other than as required by GAAP (or any interpretation thereof), including pursuant to standards, guidelines, and interpretations of the Financial Accounting Standards Board or any similar organization, make any change in accounting methods, principles, or practices of the Acquired Companies or the Business;

●	consent to any waiver of the statute of limitations period applicable to the assessment or collection of any amount of taxes from an Acquired Company or with respect to any assets transferred by BGSF in connection with the pre-closing reorganization;

●	make (inconsistent with past practices), change or revoke any material tax election of any Acquired Company or with respect to any assets transferred by BGSF in connection with the pre-closing reorganization;

●	enter into any tax sharing agreement;

●	settle or compromise any material tax proceeding, enter into any closing statement with respect to taxes, or affirmatively surrender any right to claim a refund or credit of taxes of any Acquired Company or with respect to any assets transferred by BGSF in connection with the pre-closing reorganization;

●	make any loans or advances to any person, except for the extension of credit to customers and advances to employees, officers, or consultants of the Business or the Acquired Companies, in each case incurred in the ordinary course of business consistent with past practices;

●	materially amend, modify or waive any rights under, or terminate or fail to renew or cancel, any insurance policy set forth in the disclosure letter;

●	agree in writing or otherwise commit to do any of the foregoing; and

●	enter into an agreement or transaction that would result in a change of control of BGSF.

Employee Matters

Subsequent to the Closing and for a period of six months thereafter, Purchaser will maintain the compensation and employee benefits of the continuing employees that are either (i) substantially comparable in the aggregate to those in effect for such continuing employees immediately prior to the Closing, (ii) no less favorable in the aggregate than those provided to similarly situated employees of Purchaser or its applicable subsidiary or (iii) some combination thereof.

In connection with the Closing, Purchaser will (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Purchaser and its affiliates to be waived with respect to the continuing employees and their eligible dependents, (ii) give each continuing employee credit for the plan year in which the Closing occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing for which payment has been made, and (iii) give each continuing employee service credit for such continuing employee’s employment with an Acquired Company or an affiliate thereof for purposes of vesting, benefit accrual, levels of benefits, and eligibility to participate under each applicable Purchaser’s (or Purchaser’s affiliate’s) benefit plan, as if such service had been performed with Purchaser (or such affiliate), except (x) for benefit accrual purposes under defined benefit pension plans, (y) for purposes of qualifying for subsidized early retirement benefits or (z) to the extent it would result in a duplication of benefits for the same period of service.

Post-Closing Covenants

D&O Insurance

Beginning on the Closing, Purchaser will indemnify and hold harmless, to the fullest extent permitted under applicable law, each present and former director and officer of the Acquired Companies, against any costs or expenses, claims or liabilities incurred in connection with such individual’s service as a director or officer of the Acquired Companies.

Prior to the Closing, the Acquired Companies shall, at Purchaser’s option, acquire a director and officer liability run-off policy or extended reporting coverage (i.e., “tail coverage”) that will provide coverage for a period of six (6) years commencing immediately after the Closing for the individuals who were directors and officers of the Acquired Companies prior to the Closing. 50% of the costs of such policy will be borne by the Company.

Affiliate Contracts

Effective as of the Closing, except as otherwise agreed to, the Acquired Companies and BGSF will cause all affiliate contracts, intercompany agreements and accounts, and any other arrangements, understandings or contracts between BGSF or any of its subsidiaries (other than the Acquired Companies), on the one hand, and any Acquired Company, on the other hand, to be terminated and be of no further force and effect.

Confidentiality

From the date of the Equity Purchase Agreement until five years after the Closing, BGSF must keep confidential all information relating to the Purchaser, its affiliates, the Acquired Companies, the Business, and the Transferred Assets, and the Purchaser must keep confidential all information relating to BGSF and its affiliates (excluding the Acquired Companies and Business), subject to certain exceptions and permitted disclosures.

Restrictive Covenants

Other than as otherwise required by law or in connection with legal proceedings or ordinary business disclosures, Purchaser and BGSF each agree that, for a period of five years following the Closing, neither it nor its controlled affiliates will make or encourage others to make any public derogatory statements about the other party, or its respective business and affiliates.

For a period of five years following the Closing, BGSF and its affiliates agree not to engage in or control any business that competes with the Business of the Acquired Companies, within a restricted area, except that BGSF may (i) passively own up to 5% of a competing business’s securities for investment purposes only, or (ii) engage in the Retained Business.

For a period of five years following the Closing, BGSF and its affiliates will not directly or indirectly solicit, recruit, or encourage any Business Employee (as defined therein) to leave the Purchaser or its affiliates, nor will BGSF hire, employe or otherwise engage any such employee. However, BGSF and its subsidiaries are allowed to use general job advertisements not specifically targeted at these employees and hire any non-management level employee who responds to such general advertisements, and they may also hire an employee of the Acquired Companies who has been terminated without cause for at least six months or otherwise separated for at least twelve months, provided the employee was not solicited in violation of these terms.

Conditions to Closing

The Equity Purchase Agreement contains customary conditions to Closing for each of BGSF and Purchaser.

Unless waived, the obligation of Purchaser and BGSF to complete the Sale and other Transactions pursuant to the Purchase Agreement are subject to the satisfaction of the following conditions:

the Sale and other Transactions must not be restrained, enjoined, or otherwise prohibited or made illegal by applicable law or governmental order; and

The Required Stockholder Approval must have been obtained.

Unless waived by the Purchaser, the obligations of Purchaser to complete the Sale and other Transactions pursuant to the Equity Purchase Agreement are subject to the satisfaction of the following conditions:

●	the representations and warranties of BGSF contained in Section 2.1 of the Equity Purchase Agreement (other than the Fundamental Representations (as defined therein)) shall be true and correct in all respects, determined without regard to any qualification as to materiality, as of the Closing Date except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect;

●	the Fundamental Representations (as defined therein) (other than those contained in Section 2.1(b) of the Equity Purchase Agreement) that are qualified by materiality or similar qualifiers, shall be true and correct in all respects, as of the Closing Date;

●	the Fundamental Representations (as defined therein) (other than those contained in Section 2.1(b) of the Equity Purchase Agreement) that are not qualified by materiality or similar qualifiers, shall be true and correct in all material respects, as of the Closing Date;

●	compliance in all material respects with obligations, covenants and agreements required to be performed by BGSF and the Acquired Companies prior to the Closing;

●	no change, event, circumstance or development that results in a Material Adverse Effect must have occurred as of the date of the Equity Purchase Agreement;

●	receipt of a certificate dated the date of the Closing Date, signed by duly authorized officers of BGSF, stating that the conditions specified in Section 4.2(a), (b), and (c) of the Equity Purchase Agreement have been satisfied;

●	receipt of payoff letters issued by each holder of indebtedness of the Acquired Companies, setting forth the full amount of indebtedness, the wire transfer instructions for the repayment of such indebtedness, and a release of all liens granted by the Acquired Companies to such holder of indebtedness;

●	receipt of invoices for transaction expenses setting forth the amounts of transaction expenses and the wire transfer instructions for the payment of such transaction expenses; and

●	receipt of the ancillary transaction documents, including the escrow agreement, the transition services agreement, bill of sale, and assignment and assumption agreement, each duly executed by BGSF, and the completion of the pre-closing restructuring contemplated by the Equity Purchase Agreement.

●	Unless waived by BGSF, the obligations of BGSF to complete the Sale and other Transactions pursuant to the Equity Purchase Agreement are subject to satisfaction of the following conditions:

●	the representations and warranties of Purchaser contained in Section 2.2 of the Equity Purchase Agreement shall be true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect;

●	compliance in all material respects with covenants and agreements required to be performed by Purchaser at or prior to the Closing;

●	receipt of a certificate dated the date of the Closing Date, signed by a duly authorized officer of Purchaser, stating that the conditions specified in Section 4.3(a) and Section 4.3(b) of the Equity Purchase Agreement have been satisfied; and

●	receipt of each of the escrow agreement and the transition services agreement, each duly executed by Purchaser.

Termination

Purchaser and BGSF may terminate the Equity Purchase Agreement by mutual written agreement at any time prior to the Closing Date.

In addition, either Purchaser or BGSF may terminate the Equity Purchase Agreement at any time prior to the Closing upon written notice to the other party if:

●	the Closing has not been consummated on or before the End Date;

●	any governmental entity of competent jurisdiction has enacted, enforced, issued, promulgated, or entered any law or order permanently restraining, enjoining, making illegal or otherwise prohibiting consummation of the Sale (and, if an order, such order shall become final and non-appealable); provided, however, that such right to terminate the Equity Purchase Agreement is not available to any party whose material breach of its obligations under the Equity Purchase Agreement has proximately caused the imposition of such law or order or the failure of such law or order to be resisted, resolved, or lifted; or

●	BGSF fails to obtain the Required Stockholder Approval at the special meeting (or any adjournment or postponement thereof); provided, however, that such right to terminate the Equity Purchase Agreement is not available to any party whose breach of any provision of the Equity Purchase Agreement has been the primary cause of, or primarily resulted in, the failure to obtain the Required Stockholder Approval.

The Equity Purchase Agreement may be terminated by BGSF upon written notice to Purchaser if:

●	A breach of any representation, warranty, covenant, or agreement made by Purchaser in the Equity Purchase Agreement has occurred that would cause the closing conditions set forth in Section 4.3(a) or Section 4.3(b) of the Equity Purchase Agreement not to be satisfied or would otherwise cause the Closing to fail to occur; provided, that, if such breach or condition is curable, it is not cured by the earliest to occur of (i) thirty (30) days after BGSF gives written notice thereof to Purchaser and (ii) two (2) business days prior to the End Date; provided, further, that BGSF is not itself in breach of the Equity Purchase Agreement and subject to Purchaser’s termination right under Section 5.1(e) of the Equity Purchase Agreement;

●	at any time prior to receiving the Required Stockholder Approval, (i) BGSF has received a Superior Proposal; (ii) the BGSF Board of Directors (or a committee thereof) has authorized BGSF to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal; (iii) BGSF has complied in all material respects with Section 3.13 of the Equity Purchase Agreement regarding the no-solicitation covenant; and (iv) BGSF pays the Seller Termination Fee due to Purchaser in accordance with Section 5.3 of the Equity Purchase Agreement; or

●	all of the closing conditions set forth in Section 4.1 and Section 4.2 of the Equity Purchase Agreement have been satisfied or waived (other than those conditions to be satisfied at Closing), each of which shall have been capable of being satisfied (and would have been satisfied) on the date the Closing should have occurred under Section 1.7 of the Equity Purchase Agreement, (ii) after the occurrence of clause (i), BGSF has irrevocably confirmed in writing to Purchaser that (A) all of the closing conditions set forth in Section 4.1 and Section 4.2 of the Equity Purchase Agreement have been satisfied or waived (other than those conditions to be satisfied at Closing) and (B) BGSF will consummate the Closing in accordance with the terms of the Equity Purchase Agreement and (iii) Purchaser fails to consummate the Closing within three (3) business days after the date of such irrevocable confirmation.

The Equity Purchase Agreement may be terminated by Purchaser upon written notice to BGSF if:

●	A breach of any representation, warranty, covenant, or agreement made by the Acquired Companies or BGSF in the Equity Purchase Agreement has occurred that would cause the closing conditions set forth in Section 4.2(a) or Section 4.2(b) of the Equity Purchase Agreement not to be satisfied or would otherwise cause the Closing to fail to occur; provided, that, if such breach or condition is curable, it is not cured by the earliest to occur of (i) thirty (30) days after Purchaser gives written notice thereof to BGSF and (ii) two (2) business days prior to the End Date; provided, further, that Purchaser is not itself in breach of the Equity Purchase Agreement and subject to BGSF’s termination right under Section 5.1(d) of the Equity Purchase Agreement; or

●	at any time prior to the receipt of the Required Stockholder Approval, the BGSF Board of Directors (or a committee thereof) has effected a Seller Board Recommendation Change.

Effect of Termination

If the Equity Purchase Agreement is validly terminated, the Equity Purchase Agreement becomes void and of no effect without liability of any party except for certain provisions listed therein that by their nature survive termination, and further, except for liability for fraud or for willful breach of any provision in the Equity Purchase Agreement.

Termination Fee; Expense Reimbursement

Purchaser Termination Fee

If the Equity Purchase Agreement is terminated by BGSF (i) because a breach of any representation, warranty, covenant, or agreement made by Purchaser in the Equity Purchase Agreement has occurred that would cause certain closing conditions not to be satisfied or would otherwise cause the Closing to fail to occur or (ii) because all of the closing conditions set forth in Section 4.1 and Section 4.2 of the Equity Purchase Agreement have been satisfied or waived (other than those conditions to be satisfied at Closing) and Purchaser fails to consummate the Closing within three (3) business days after the date of the irrevocable confirmation made by BGSF, then Purchaser shall pay to BGSF the Purchaser Termination Fee within two business days after the termination of the Equity Purchase Agreement by BGSF. However, Purchaser may, in its sole election, choose to settle any proceeding resulting from or relating to the Equity Purchase Agreement or the transactions contemplated thereby by proceeding with and consummating the Closing (as opposed to paying the Purchaser Termination Fee), in which case (i) BGSF will cooperate with Purchaser to effect the Closing, (ii) Purchaser and its affiliates and related parties will not be liable for any prior breach of the Equity Purchase Agreement or failure to consummate the Sale or any legal proceeding in connection therewith, and (iii) Purchaser will at such Closing reimburse BGSF for its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred in connection with such legal proceeding in an amount of up to $500,000 in the aggregate.

Expense Reimbursement

If the Equity Purchase Agreement is terminated by either BGSF or Purchaser because BGSF fails to obtain the Required Stockholder Approval at the special meeting (or any adjournment or postponement thereof), BGSF shall reimburse Purchaser for its reasonable and documented third party out-of-pocket transaction expenses incurred in connection with the negotiation of the Sale; provided, however, such reimbursement of transaction expenses shall not exceed $3,000,000 (the “Expense Reimbursement”).

Seller Termination Fee

If (i) the Equity Purchase Agreement was validly terminated because (a) the Closing was not consummated on or before the End Date, (b) the BGSF Board fails to obtain the Required Stockholder Approval at the special meeting or (c) a breach of any representation, warranty, covenant, or agreement made by the Acquired Companies or BGSF in the Equity Purchase Agreement has occurred that would cause certain closing conditions not to be satisfied or would otherwise cause the Closing to fail to occur; (ii) following the date of the Equity Purchase Agreement and prior to the foregoing termination (except in the case of termination under clause (b), prior to the date of the special meeting), an Acquisition Proposal is publicly disclosed or otherwise made known to the BGSF Board of Directors or the stockholders of BGSF and is not publicly withdrawn or otherwise abandoned prior to the foregoing termination (except in the case of termination under clause (b), prior to the date of the special meeting), and (iii) within twelve (12) months following any foregoing termination, an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into, then BGSF will pay the Seller Termination Fee, minus any Expense Reimbursement already paid by BGSF to Purchaser (in connection with termination by either party for BGSF’s failure to obtain the Required Stockholder Approval at the special meeting); provided that for purposes of determining whether a Seller Termination Fee is payable all references to “20%” and “80%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”.

If the Equity Purchase Agreement is terminated (i) by Purchaser because prior to the receipt of the Required Stockholder Approval, the BGSF Board of Directors (or a committee thereof) has effected a Seller Board Recommendation Change; or (ii) by BGSF because prior to receiving the Required Stockholder Approval, BGSF receives a Superior Proposal, the BGSF Board of Directors authorizes entry into an Alternative Acquisition Agreement, and BGSF has materially complied with its no-solicitation obligations under the Equity Purchase Agreement, then BGSF will pay to Purchaser the Seller Termination Fee.

No Duplication

If the Equity Purchase Agreement is terminated and the Purchaser Termination Fee or the Seller Termination Fee (as applicable) is payable as described above (including subject to Purchaser’s option to proceed with and consummate the Closing as opposed to paying the Purchaser Termination Fee), the Purchaser Termination Fee or the Seller Termination Fee (as applicable) to the extent owed (together with an amount up to $500,000 for any reasonable and documented out-of-pocket costs and expenses and interest recoverable by a party in the event such party initiates a legal proceeding due to the other party’s failure to timely pay the Purchaser Termination Fee or Seller Termination Fee (as applicable)) will be the sole and exclusive remedy of such party and its affiliates and related parties in connection with the Equity Purchase Agreement and the Transactions. Neither Purchaser nor BGSF will be obliged to pay the Purchaser Termination Fee or the Seller Termination Fee (as applicable) more than once.

Amendments and Waivers

At any time prior to Closing, Purchaser and BGSF may modify or amend the Equity Purchase Agreement solely by a written agreement executed and delivered by duly authorized officers or trustees of each of the respective parties. No amendment, modification, or waiver of Section 5.2 (Effect of Termination and Abandonment), Section 7.2 (Modification or Amendment), Section 7.8 (No Third Party Beneficiaries), Section 7.11 (Assignment), or Section 7.16 (Debt Financing Sources) of the Equity Purchase Agreement may adversely affect the rights of any Debt Financing Sources under such sections without their prior written consent. No waiver of any of the provisions of the Equity Purchase Agreement shall constitute a waiver of any other provisions, whether or not similar.

Governing Law

Any and all claims, controversies and causes of action arising out of or relating to the Equity Purchase Agreement shall be governed by the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

Specific Performance

The parties agreed that the Equity Purchase Agreement is intended to be specifically enforced, and Purchaser and BGSF would suffer irreparable damage if any terms or provisions of the Equity Purchase Agreement were not performed in accordance with their specific terms and that monetary damages would not be an adequate remedy. Accordingly, each party shall be entitled to injunctive relief, specific performance and other equitable relief (in addition to any other remedy to which they are entitled at law or in equity) to prevent breaches of the Equity Purchase Agreement and to enforce specifically the terms and provisions thereof and, as a third party beneficiary under and solely to the extent provided in the Equity Financing Commitment Letter in order to cause the equity financing to be funded.

Debt Financing Sources

Any legal proceeding involving the Debt Financing Sources will be governed by the laws of the State of New York (without regard to the conflict of laws rules thereof) and brought in the United States District Court for the Southern District of New York or any New York state court located in Manhattan. The Debt Financing Sources are express third-party beneficiaries under Section 5.2, Section 7.2, Section 7.8, Section 7.11 and Section 7.16 of the Equity Purchase Agreement. Notwithstanding anything to the contrary in the Equity Purchase Agreement, the Debt Financing Sources do not have any liability to BGSF or its affiliates relating to the Equity Purchase Agreement, the Debt Financing Commitment Letter, or the Debt Financing or any related agreements.

Equity Financing Commitment Letter

In connection and concurrently with the entry into the Equity Purchase Agreement, on June 14, 2025, affiliates of A&M Capital Partners (the “Investors”), entered into the Equity Financing Commitment Letter with Purchaser, pursuant to which, subject to the terms and conditions set forth therein, the Investors have agreed to commit an amount sufficient to enable Purchaser to pay the purchase price in cash to purchase, directly or indirectly, the equity securities of the Purchaser at or immediately prior to the Closing, solely for the purpose of, and to the extent necessary to, consummate the Sale.

If, pursuant to Section 7.5(c) of the Equity Purchase Agreement, (a) BGSF is entitled to seek specific performance against Purchaser to enforce Purchaser’s obligation to consummate the Closing and other Transactions, and (b) Purchaser is required pursuant to a final and non-appealable order of a court specified in Section 7.5 of the Equity Purchase Agreement to specifically perform such obligations, then, solely to such extent, BGSF shall be an intended third party beneficiary of the Equity Financing Commitment Letter and shall have the right to cause Purchaser to enforce the Equity Financing Commitment Letter on the terms and conditions thereof and to cause the Investors’ commitment thereunder to be funded to consummate the Transactions. Purchaser has represented and warranted in the Equity Purchase Agreement that Purchaser has sufficient unrestricted cash on hand or other sources of immediately available funds (including pursuant to the Equity Financing Commitment Letter) to enable Purchaser to pay all amounts contemplated thereby (and related fees and expenses) and to consummate the transactions contemplated thereby.

Required Vote; Recommendation of the BGSF Board of Directors

The BGSF Board recommends that our stockholders vote “FOR” the Sale Proposal.

For a discussion of the factors considered by the BGSF Board of Directors in determining to recommend approval of the Equity Purchase Agreement and the Sale, see the section of this Proxy Statement entitled “Proposal No. 1—The Sale Proposal—Recommendation of the BGSF Board of Directors and Its Reasons for the Sale” beginning on page 31.

Approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of BGSF Common Stock entitled to vote thereon at the special meeting, voting in person or by proxy (which we refer to as the Required Stockholder Approval). For purposes of the vote on this Sale Proposal, an abstention, a “broker non-vote,” or a failure to submit a proxy card or vote over the Internet or in person at the special meeting will have the same effect as voting “AGAINST” this Sale Proposal.

THE BGSF BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SALE PROPOSAL

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

BGSF, Inc. (“BGSF”), a publicly traded company, entered into an Equity Purchase Agreement for the professional segment, which includes BG Finance and Accounting, Inc., a Delaware corporation and a subsidiary of BGSF, and BGSF Professional, LLC, a Delaware limited liability company and a subsidiary of BGSF, (the “Professional Segment”). The transactions contemplated by the Equity Purchase Agreement (“Sale”) is expected to close by the end of the third quarter of 2025, subject to customary closing conditions and regulatory approval. Following the Sale, BGSF expects to use the net proceeds (net of estimated taxes, fees, and customary closing purchase price adjustments) to repay a portion of the outstanding indebtedness and to make investments in its Property Management segment. The BGSF Board of Directors intends to work with its financial advisors to determine the best use of the remaining proceeds to increase stockholder value while continuing to evaluate strategic alternatives.

BGSF will report on the results of the Professional Segment as discontinued operations for the current and historical periods in the consolidated financial statements beginning with the Quarterly Report on Form 10-Q for the period ended June 29, 2025.

The following preliminary unaudited pro forma consolidated financial information is presented to provide an understanding of the historical financial results of operations and financial position as adjusted to reflect the disposition of the Professional Segment. These preliminary unaudited pro forma consolidated financial statements are presented for informational purposes only and are not intended to represent what the actual results of operations or financial condition would have been had the Sale occurred on the indicated dates, nor are they necessarily indicative of the future results of operations or financial position. Further, these preliminary unaudited pro forma consolidated financial statements do not reflect all actions that BGSF may undertake following the closing of the Sale.

The Sale has been accounted for in the preliminary unaudited pro forma consolidated statement of operations (the “pro forma statement of operations”) for the thirteen week period ended March 30, 2025 and for the years ended December 29, 2024, December 31, 2023, and January 1, 2023 as if it had been completed on December 30, 2024. The preliminary unaudited pro forma consolidated balance sheet as of March 30, 2025 gives effect to the Sale as if it occurred on March 30, 2025.

The following preliminary unaudited pro forma consolidated financial statements and related notes as of and for the thirteen week period ended March 30, 2025, and for the years ended December 29, 2024, December 31, 2023, and January 1, 2023, have been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of BGSF and accompanying notes included in BGSF’s Annual Report on Form 10-K for the years ended December 29, 2024, December 31, 2023, and January 1, 2023, and (ii) the historical unaudited consolidated financial statements of BGSF and related notes included in BGSF’s Quarterly Report on Form 10-Q for the thirteen week period ended March 30, 2025.

The preliminary unaudited pro forma consolidated financial statements were prepared by management in accordance with Article 11 of Regulation S-X for illustrative and informational purposes only and are not intended to represent what the results of operations or financial position would have been had the Sale occurred on the dates noted above, nor what they will be for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable. In the opinion of management, all adjustments necessary to present fairly the preliminary unaudited pro forma consolidated financial statements have been made. The preliminary unaudited pro forma consolidated financial statements do not include the realization of any cost savings from operating efficiencies or synergies that might result from the Sale. Additionally, BGSF anticipates that certain nonrecurring charges will be incurred in connection with the Sale, the substantial majority of which consist of fees paid to legal counsel and other professional advisors. Any such charge could affect the future results of BGSF in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond the closing date of the Sale. Accordingly, the preliminary unaudited pro forma consolidated statement of operations for the thirteen week period ended March 30, 2025 and for the years ended December 29, 2024, December 31, 2023, and January 1, 2023 reflects the effects of these non-recurring charges, which are not included in the historical statements of operations of BGSF for the thirteen week period ended March 30, 2025 and for the years ended December 29, 2024, December 31, 2023, and January 1, 2023.

In connection with the Sale, the preliminary unaudited pro forma consolidated financial statements have been prepared using the discontinued operation method of accounting for dispositions under generally accepted accounting principles in the United State of America (“US GAAP”), in accordance with Accounting Standards Codifications (ASC) 205-20, Discontinued Operations.

The preliminary unaudited pro forma consolidated financial statements contain certain reclassification adjustments to conform the historical BGSF financial statement presentation. For purposes of the preliminary unaudited pro forma consolidated financial statements presented below, BGSF will pay off debt using the proceeds from the Sale.

In connection with the Sale, the preliminary unaudited pro forma consolidated financial statements have been prepared using the guidance in ASC 810, Consolidations. Under ASC 810, a parent shall deconsolidate a subsidiary as of the date the parent ceases to have a controlling financial interest in the subsidiary by recognizing a gain or loss in net income measured as the difference between the fair value of any consideration received and the carrying amount of the subsidiary’s assets and liabilities at the date of sale. Components of the gain/loss calculation are described in further detail in the notes to the preliminary unaudited pro forma consolidated financial statements. BGSF has historically been managed and operated in the normal course with other BGSF businesses and has been identified as the Professional segment in BGSF’s SEC filings.

Therefore, the accompanying adjustments to the consolidated financial statements have been derived from the accounting records of BGSF and are in accordance with US GAAP.

The transaction costs incurred for the Sale are included in the preliminary unaudited pro forma consolidated financial statements reflecting terms and rates BGSF has agreed to with the third parties.

BGSF, Inc. and Subsidiaries

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

March 30, 2025

(in thousands, except share amounts)

	Historical	Professional Segment	Other		Pro Forma
	BGSF, Inc.	Discontinued	Accounting		BGSF, Inc.
	Consolidated	Operations {a}	Adjustments		Consolidated

ASSETS
Current assets
Cash and cash equivalents	$2,050	$(339)	$ 50,896	{b}	$52,607
Accounts receivable, net of allowance for credit losses of $1,223 and $222, respectively	42,553	(28,288)	—		14,265
Prepaid expenses	2,447	(1,047)	—		1,400
Other current assets	2,492	(106)	—		2,386
Total current assets	49,542	(29,780)	50,896		70,658
Property and equipment, net	947	(613)	—		334
Other Assets
Deposits	2,087	(88)	—		1,999
Software as a service, net	4,269	(335)	—		3,934
Deferred income taxes, net	8,611	675	(1,307	){c}	7,979
Right-of-use asset - operating leases	4,613	(3,643)	—		970
Intangible assets, net	23,040	(18,899)	—		4,141
Goodwill	59,151	(58,078)	—		1,073
Total other assets	101,771	(80,368)	(1,307)		20,096
Total assets	$152,260	$(110,761)	$49,589		$91,088

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,605	$—	$—		$1,605
Accrued payroll and expenses	13,539	(8,573)	—		4,966
Long-term debt, current portion, net	3,748	—	(3,748	){d}	—
Accrued interest	286	—	(286	){d}	—
Income taxes payable	250	—	—		250
Contingent consideration, current portion	2,706	(2,706)	360	{e}	360
Convertible note	4,368	—	—		4,368
Lease liabilities, current portion	1,591	(1,076)	—		515
Total current liabilities	28,093	(12,355)	(3,674)		12,064
Contingent consideration, long-term	—	—	258	{e}	258
Line of credit, net	7,304	—	(7,304	){d}	—
Long-term debt, less current portion, net	31,595	—	(31,595	){d}	—
Lease liabilities, less current portion	3,448	(2,841)	—		607
Other long-term liabilities (Intercompany)	—	(30,251)	30,251	{f}	—
Total liabilities	70,440	(45,447)	(12,064)		12,929
Commitments and Contingencies
Preferred stock, $0.01 par value per share issued and outstanding	—	—	—		—
Common stock, $0.01 par value per share net of treasury stock, at cost	54	—	—		54
Additional paid in capital	70,532	—	—		70,532
Retained earnings	11,234	(65,314)	61,653	{g}	7,573
Total stockholders’ equity	81,820	(65,314)	61,653		78,159
Total liabilities and stockholders’ equity	$152,260	$(110,761)	$49,589		$91,088

See accompanying notes to the Preliminary Unaudited Pro Forma Consolidated Financial Statements.

BGSF, Inc. and Subsidiaries

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Thirteen Week Period Ended March 30, 2025

(in thousands)

	Historical BGSF, Inc. Consolidated	Professional Segment Discontinued Operations {h}	Other Accounting Adjustments		Pro Forma BGSF, Inc. Consolidated
Revenues	$63,234	$(42,351)	$—		$20,883
Cost of services	42,313	(28,990)	—		13,323
Gross profit	20,921	(13,361)	—		7,560
Selling, general, and administrative expenses	18,911	(9,911)	—		9,000
Depreciation and amortization	1,671	(1,342)	—		329
Operating income (loss)	339	(2,108)	—		(1,769)
Interest expense, net	(1,146)	—	1,161	{j}	15
Loss before income taxes	(807)	(2,108)	1,161		(1,754)
Income tax benefit	85	—	221	{i}	306
Net loss	$(722)	$(2,108)	$(1,382)		$(1,448)

See accompanying notes to the Preliminary Unaudited Pro Forma Consolidated Financial Statements.

BGSF, Inc. and Subsidiaries

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 29, 2024

(in thousands)

	Historical BGSF, Inc. Consolidated	Professional Segment Discontinued Operations {h}	Other Accounting Adjustments		Pro Forma BGSF, Inc. Consolidated
Revenues	$272,499	$(168,097)	$—		$104,402
Cost of services	179,636	(113,603)	—		66,033
Gross profit	92,863	(54,494)	—		38,369
Selling, general, and administrative expenses	85,333	(42,405)	—		42,928
Gain on contingent consideration	(1,452)	1,452	—		—
Depreciation and amortization	7,769	(6,434)	—		1,335
Operating income (loss)	1,213	(7,107)	—		(5,894)
Interest expense, net	(4,921)	—	4,482	{j}	(439)
Loss before income taxes	(3,708)	(7,107)	4,482		(6,333)
Income tax benefit	370	—	710	{i}	1,080
Net (loss) income	$(3,338)	$(7,107)	$5,192		$(5,253)

See accompanying notes to the Preliminary Unaudited Pro Forma Consolidated Financial Statements.

BGSF, Inc. and Subsidiaries

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2023

(in thousands)

	Historical BGSF, Inc. Consolidated	Professional Segment Discontinued Operations {h}	Other Accounting Adjustments		Pro Forma BGSF, Inc. Consolidated
Revenues	$313,167	$(188,090)	$—		$125,077
Cost of services	201,383	(126,091)	—		75,292
Gross profit	111,784	(61,999)	—		49,785
Selling, general, and administrative expenses	88,650	(43,248)	—		45,402
Impairment losses	22,545	(22,545)	—		—
Depreciation and amortization	7,774	(6,461)	—		1,313
Operating (loss) income	(7,185)	10,255	—		3,070
Interest expense, net	(5,976)	—	4,841	{j}	(1,135)
(Loss) income before income taxes	(13,161)	10,255	4,841		1,935
Income tax benefit (expense)	2,938	—	(2,289	){i}	649
Net (loss) income	$(10,223)	$10,255	$2,552		$2,584

See accompanying notes to the Preliminary Unaudited Pro Forma Consolidated Financial Statements.

BGSF, Inc. and Subsidiaries

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year ended January 1, 2023

(in thousands)

	Historical BGSF, Inc. Consolidated	Professional Segment Discontinued Operations {h}	Other Accounting Adjustments		Pro Forma BGSF, Inc. Consolidated
Revenues	$298,422	$(177,329)	$—		$121,093
Cost of services	194,874	(121,476)	—		73,398
Gross profit	103,548	(55,853)	—		47,695
Selling, general, and administrative expenses	83,211	(37,551)	—		45,660
Depreciation and amortization	4,054	(2,693)	—		1,361
Operating income (loss)	16,283	(15,609)	—		674
Interest expense, net	(1,363)	—	1,102		(261)
Income (loss) from continuing operations before income taxes	14,920	(15,609)	1,102		413
Income tax expense from continuing operations	(3,659)	—	3,828	{i}	169
Income (loss) from continuing operations	11,261	(15,609)	4,930		582
Income from discontinued operations:
Income	1,235	—	—		1,235
Gain on sale	17,675	—	—		17,675
Income tax (expense) benefit	(4,810)	—	—		(4,810)
Net income (loss)	$25,361	$(15,609)	$4,930		$14,682

See accompanying notes to the Preliminary Unaudited Pro Forma Consolidated Financial Statements.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in Thousands, Except Share Amounts)

1.          BASIS OF PRESENTATION

The following preliminary unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements, which were prepared in accordance with US GAAP. The preliminary unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements, the accompanying notes to those historical consolidated financial statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Quarterly Report on Form 10-Q for thirteen week period ended March 30, 2025, filed with the SEC on May 17, 2025.

Beginning with the quarter ending June 29, 2025, the historical results of the Professional Segment will be reflected in the consolidated financial statements as discontinued operations.

The preliminary unaudited pro forma consolidated statements of operations have been prepared as if the Sale occurred on December 29, 2024, and the preliminary unaudited pro forma consolidated balance sheet has been prepared as if the Sale occurred on March 30, 2025, and for the years ended December 29, 2024, December 31, 2023, and January 1, 2023.

The “Professional Segment Discontinued Operations” columns in the preliminary unaudited pro forma consolidated financial statements were derived from the consolidated financial statements included in the Quarterly Report on Form 10-Q for thirteen week period ended March 30, 2025.

BGSF believes that the adjustments included within the “Professional Segment Discontinued Operations” columns of the preliminary unaudited pro forma consolidated financial statements are consistent with the guidance for discontinued operations under US GAAP. The current estimates are preliminary and could change as BGSF finalize the accounting for discontinued operations, which will be reported in future filings. The adjustments do not include any allocation of the corporate costs or other costs do not transfer upon the Sale. The adjustments also do not include any fees that may be earned or incurred under the transition services agreement as BGSF is unable to forecast the fees that may be due or payable under the transition services agreement.

The preliminary unaudited pro forma consolidated financial statements are presented based on assumptions, adjustments, and currently available information and are intended for illustrative and informational purposes only. The preliminary unaudited pro forma consolidated financial statements are not intended to reflect or be necessarily indicative of what the results of operations or financial condition would have been had the divestiture been completed on the dates assumed. In addition, it is not necessarily indicative of the future results of operations or financial condition. Actual adjustments may differ materially from the information presented.

The preliminary unaudited pro forma consolidated balance sheet and consolidated statements of operations include the following adjustments:

{a} Reflects the elimination of the assets, liabilities, and equity of the Professional Segment that are to be sold under the terms of the Sale.

{b} Reflects the estimated net cash proceeds equal to $99.0 million, less the estimate for the payoff of debt for $44.8 million on March 30, 2025, and less the estimate for transaction expenses incurred of $3.3 million. The final net cash proceeds may differ materially from the amounts above due to adjustments resulting from the post-closing purchase price adjustment process, a difference in the cash held by the Professional Segment at closing, and changes to the estimate for transaction expenses incurred.

{c} Reflects the Professional Segment’s calculated historical deferred tax asset adjustments not recorded at the segment level but was posted to BGSF.

{d} Reflects the payoff of debt of $44.8 million which consists of $42.9 million related to the credit agreement led by BMO Bank N.A. and $1.9 million for the contingent consideration related to BGSF’s prior Arroyo Consulting acquisition.

{e} Represents the amount of contingent consideration for the Arroyo Consulting acquisition to be paid in monthly installments.

{f} Reflects the portion of any account balance outstanding between BGSF or any of its subsidiaries (“intercompany transactions”) eliminated through retained earnings.

{g} Reflects the net proceeds generated from the Sale, elimination of intercompany transactions, and contingent consideration.

{h} Reflects the elimination of revenues, expenses, and the income tax benefit (expense) calculated using the historical effective rate associated with the Professional Segment.

{i} Reflects income tax benefit (expense) calculated using the historical effective rate associated with BGSF.

{j} Reflects the amount of interest expense related to the payoff of debt.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Professional Segment

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 30, 2025	December 29, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$339	$321	$—
Accounts receivable, net of allowance for credit losses of $222, $222, and $394, respectively	28,288	23,046	29,580
Prepaid expenses	1,047	885	435
Other current assets	106	102	3,891
Total current assets	29,780	24,354	33,906

Property and equipment, net	613	529	549
Other assets
Deposits	88	88	101
Software as a service, net	335	370	432
Right-of-use asset - operating leases	3,643	3,891	4,164
Intangible assets, net	18,899	20,131	25,760
Goodwill	58,078	58,078	58,514
Total other assets	81,043	82,558	88,971
Total assets	$111,436	$107,441	$123,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued payroll and expenses	$8,573	$8,133	$8,318
Contingent consideration, current portion	2,706	2,662	4,208
Lease liabilities, current portion	1,076	1,030	1,368
Deferred income taxes, net	675	675	675
Total current liabilities	13,030	12,500	14,569

Contingent consideration, long-term	—	—	4,112
Lease liabilities, less current portion	2,841	3,071	2,947
Other long-term liabilities (Intercompany)	(30,251)	28,664	45,699
Total liabilities	(45,447)	44,235	67,327

Commitments and Contingencies

Retained earnings	(65,314)	63,206	56,099
Total stockholders’ equity	(65,314)	63,206	56,099
Total liabilities and stockholders’ equity	$111,436	$107,441	$123,426

See accompanying notes to Unaudited Consolidated Financial Statements

Professional Segment

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Thirteen Week Period Ended	Years Ended
	March 30, 2025	December 29, 2024	December 31, 2023	January 1, 2023
Revenues	$42,351	$168,097	$188,090	$177,329
Cost of services	28,990	113,603	126,091	121,476
Gross profit	13,361	54,494	61,999	55,853
Selling, general, and administrative expenses	9,911	42,405	43,248	37,551
Gain on contingent consideration	—	(1,452)	—	—
Impairment loss	—	—	22,545	—
Depreciation and amortization	1,342	6,434	6,461	2,693
Net income (loss)	$2,108	$7,107	$(10,255)	$15,609

See accompanying notes to Unaudited Consolidated Financial Statements

Professional Segment

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Thirteen Week Period Ended	Years Ended
	March 30, 2025	December 29, 2024	December 31, 2023	January 1, 2023
Cash flows from operating activities
Net income (loss)	$2,108	$7,107	$(10,255)	$1 5,609
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	68	193	263	355
Amortization	1,274	6,241	6,198	2 ,339
Loss on disposal of property and equipment	5	12	7	4
Impairment loss	—	—	22,545	—
Gain on contingent consideration	—	(1,452)	—	—
Interest expense on contingent consideration payable	44	44	740	128
Provision for credit losses	62	207	279	37
Share-based compensation	18	81	71	95
Deferred income taxes, net of acquired deferred tax liability	(25)	(1,615)	147	112
Net changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,304)	6,327	12,685	(5,600)
Prepaid expenses and other assets	(163)	3,339	(4,771)	154
Deposits	—	112	(56)	(12)
Other current assets	(5)	—	—	—
Software as a service	43	79	65	—
Accounts payable				(413)
Accrued payroll and expenses	441	(185)	(6,414)	513
Operating leases	63	60	(12)	(83)
Income tax receivable				(822)
Other long-term liabilities (Intercompany)	1,412	(15,556)	(13,023)	22,724
Net cash provided by operating activities	41	4,994	8,469	35,140
Cash flows used in investing activities
Business acquired, net of cash acquired	—	—	(6,917)	(33,940)
Capital expenditures	(23)	(423)	(444)	(90)
Net cash used in investing activities	(23)	(423)	(7,361)	(34,030)
Cash flows from financing activities
Contingent consideration paid	—	(4,250)	(1,108)	(1,110)
Net cash used in financing activities	—	(4,250)	(1,108)	(1,110)
Net change in cash and cash equivalents	18	321	—	—
Cash and cash equivalents at beginning of year	321	—	—	—
Cash and cash equivalents at end of year	$339	$321	$—	$—

Supplemental cash flow information:
Cash paid for interest, net	$—	$—	$—	$—
Cash paid for taxes, net of refunds	$—	$63	$712	$8 5

See accompanying notes to Unaudited Consolidated Financial Statements

BGSF’s Professional Segment

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(in thousands)

Retained Earnings
Stockholders' equity, December 26, 2021	$50,745
Net income	15,609
Stockholders’ equity, January 1, 2023	66,354
Net loss	(10,255)
Stockholders’ equity, December 31, 2023	56,099
Net income	7,107
Stockholders’ equity, December 29, 2024	63,203
Net income	2,108
Stockholders’ equity, March 30, 2025	$65,314

See accompanying notes to Unaudited Consolidated Financial Statements

Notes to Unaudited Consolidated Financial Statements

Consolidation:

The unaudited consolidated financial statements include the accounts of the Professional Segment. All intercompany transactions have been eliminated.

Basis of Presentation:

The accompanying unaudited consolidated financial statements have been prepared in accordance with US GAAP. The accompanying unaudited consolidated financial statements have not been audited by an independent registered public accounting firm, but in the opinion of management such financial statements include all adjustments necessary for the fair presentation of the Professional Segment’s consolidated financial position and results of operations. The results of operations for the thirteen week period ended March 30, 2025 may not be indicative of the results that may be expected for the year ending December 28, 2025.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. As additional information becomes available or actual amounts become determinable, the recorded estimates are revised and reflected in operating results.

PROPOSAL NO. 2—THE COMPENSATION PROPOSAL

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that has, will or may be paid or become payable to our named executive officers in connection with the Sale, the value of which is set forth in the table below, which sets forth the information required by Item 402(t) of Regulation S-K under the Securities Act regarding certain compensation that is based on or that otherwise relates to the Sale to which our named executive officers are entitled under existing agreements.

The Sale could be considered to constitute the sale of substantially all of BGSF’s property and assets within the meaning of Section 271 of the DGCL and related case law, which will be deemed to be a change of control pursuant to the Equity Plan and certain employment agreements and other agreements with the named executive officers of BGSF. None of the three named executive officers is expected to transfer with BGSF Professional and BG F&A to Buyer. Beth Garvey, BGSF’s former Chair, President and Chief Executive Officer, resigned from her director and officer positions within BGSF and its subsidiaries effective as of July 1, 2025 to pursue other interests. In connection with Ms. Garvey’s resignation, on June 14, 2025, B G Staff Services, Inc., a subsidiary of BGSF, and Ms. Garvey entered into the Separation Agreement providing for, among other things, and subject to the execution and delivery by Ms. Garvey of a mutual release and her compliance with the obligations under the Separation Agreement, salary continuation payments for 12 months, COBRA reimbursement for up to 18 months, full vesting of outstanding options and restricted shares of common stock, vested options to remain exercisable until their expiration, and, if a change in control (which is defined to include the Sale) occurs on or before July 1, 2026, additional severance in the aggregate amount of $300,000.

On June 13, 2025, the BGSF Board of Directors appointed Kelly Brown, President of BGSF’s Property Management Division, and Keith Schroeder, BGSF’s current Chief Financial Officer and Secretary, to each act as interim Co-Chief Executive Officers effective as of July 1, 2025.

BGSF does not currently expect to terminate the employment of Mr. Schroeder or Ms. Brown, and BGSF is not aware of any contemplated resignation by Mr. Schroeder or Ms. Brown. The BGSF Board of Directors and the Compensation Committee will retain authority to continue Mr. Schroeder’s and Ms. Brown’s outstanding equity awards, and may consider changes to their respective compensation in connection with or in a prescribed period following the Sale, including, in Mr. Schroeder’s case, changes in compensation arrangements in response to any circumstances that may constitute “Good Reason” as defined in his employment agreement. In addition, the BGSF Board of Directors and the Compensation Committee will review overall executive compensation and may consider changes to align such compensation with BGSF’s go-forward business.

In the event Mr. Schroeder is terminated without “Cause” or resigns with “Good Reason,” as such terms are defined in his employment agreement, this will result in a severance payment and the acceleration of any then outstanding and unvested stock options and restricted stock awards.

The table below sets forth the amounts of payments and benefits that each of the named executive officers would be entitled to receive according to the terms of the change in control features of the relevant employment agreements and the Equity Plan (including any award agreements granted thereunder) if, as a result of the Sale, all of their unvested and outstanding stock options and restricted stock awards were accelerated and their employment is terminated without “Cause” or by resignation for “Good Reason.”

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for the purposes of this table, that the Sale was consummated on July 14, 2025, the latest practicable date prior to the filing of this Proxy Statement, and that the employment of each of the named executive officers was terminated by BGSF without “Cause” or by resignation for “Good Reason” on such date. In accordance with Item 402(t) of Regulation S-K, the following table assumes a share price of $5.572, which is the average closing price over the first five (5) business days following BGSF’s first announcement of the Sale on June 16, 2025, for purposes of calculating the value of equity awards. These estimates are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. The amounts below do not reflect compensation actions that may occur after the date of this Proxy Statement but before the Closing.

			Equity
Named Executive Officer	Cash		Stock Options ($)(3)	Restricted Stock Award ($)		Transaction Bonus (4)	Total
Keith Schroeder Co-Chief Executive Officer, Chief Financial Officer and Secretary	$570,000	(1)	$—	$176,554	(4)	$50,000	$796,554
Kelly Brown Co-Chief Executive Officer	$—		$—	$—	(5)	$—	$—
Beth A. Garvey Former President and Chief Executive Officer	$300,000	(2)	$—	$—		$—	$300,000

(1) Under his Employment Agreement, Mr. Schroeder is entitled to receive (a) cash severance, payable in a single lump sum, in the amount equal to 18 months of his current monthly base salary and (b) a lump-sum payment in the amount equal to his monthly COBRA premiums for himself and his dependents, grossed-up for federal income taxes, for eighteen (18) months, if he is terminated without “Cause” or resigns for “Good Reason” within 12 months following a change in control (which includes the consummation of the Sale). Amount shown includes $525,000 in respect of his base salary and $45,000 in respect of his COBRA premium payment.

(2) Pursuant to the terms of her Separation Agreement, Ms. Garvey is entitled to receive additional severance in the aggregate amount of $300,000, payable in nine (9) equal monthly installments beginning July 1, 2026, if a sale or disposition of the BGSF Professional Division is consummated on or before July 1, 2026.

(3) All stock options held by the named executive officers have an exercise price that is above the $5.572 assumed fair market value per share of BGSF Common Stock. Accordingly, no amount is reported in this column.

(4) Pursuant to the terms of his Restricted Stock Award Agreement dated March 20, 2023, 31,686 shares of restricted stock held by Mr. Schroeder will immediately vest upon consummation of the Sale.

(5) In connection with her appointment as Co-Chief Executive Officer, Ms. Brown received an award of 50,000 shares of restricted stock on July 1, 2025. The shares of restricted stock covered by this award will not vest upon consummation of the Sale.

Vote Required and Board of Directors Recommendation

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21(c) under the Exchange Act require that BGSF seek an advisory (non-binding) vote from its stockholders to approve certain compensation that its “named executive officers” will receive from BGSF in connection with the Sale (i.e., “golden parachute” compensation). Approval requires the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each stockholder is entitled to one vote for each share of BGSF Common Stock held by such stockholder. Accordingly, BGSF is asking you to approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of compensation payable to the named executive officers of BGSF, Inc. that are based on or otherwise relate to the transactions contemplated by the Equity Purchase Agreement by and among BGSF, Inc., INSPYR Solutions Intermediate, LLC, BG Finance and Accounting, Inc., and BGSF Professional, LLC, as disclosed in the section of the Proxy Statement entitled “Proposal No. 2 – The Compensation Proposal.””

Approval of this proposal is not a condition to completion of the Sale, and the vote with respect to this proposal is advisory only and will not be binding on BGSF or Buyer. If the Sale is completed, the “golden parachute” compensation may be paid to BGSF’s named executive officers even if stockholders fail to approve the “golden parachute” compensation.

An abstention from voting will have the same effect as a vote “AGAINST” the Compensation Proposal. “Broker non-votes” will have no effect on the outcome of the Compensation Proposal so long as a quorum is present.

THE BGSF BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE COMPENSATION PROPOSAL

PROPOSAL NO. 3—THE ADJOURNMENT PROPOSAL

BGSF’s stockholders are being asked to approve the Adjournment Proposal that will give BGSF authority to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the Sale Proposal, if there are not sufficient votes at the time of the special meeting to approve the Sale Proposal. If this Adjournment Proposal is approved, the special meeting could be adjourned by our Board of Directors to any date. Furthermore, our Board of Directors could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons.

If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign, date, and return a proxy and do not indicate how you wish to vote on any Proposal, or if you sign, date, and return a proxy and you indicate that you wish to vote in favor of the Sale Proposal, but do not indicate a choice on the Adjournment Proposal, your shares of BGSF Common Stock will be voted in favor of the Adjournment Proposal. BGSF does not intend to call a vote on this Adjournment Proposal if the Sale Proposal has been approved at the special meeting.

If you have previously submitted a proxy on the Proposals discussed in this Proxy Statement and wish to revoke it upon adjournment or postponement of the special meeting, you may do so.

If a quorum is present at the special meeting, the Adjournment Proposal will be approved by the affirmative vote of the majority of the shares of BGSF Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. An abstention from voting will have the same effect as a vote “AGAINST” the Adjournment Proposal. “Broker non-votes” will have no effect on the outcome of the Adjournment Proposal so long as a quorum is present. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

THE BGSF BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of February 5, 2025, by those known to us to beneficially own more than 5% of our common stock, by our directors and named executive officers individually and by our directors and executive officers as a group.

The percentage of shares outstanding provided in the table is based on 11,077,007 shares of BGSF Common Stock outstanding as of February 5, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within sixty (60) days. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each beneficial owner who is also a director or executive officer is c/o BGSF, Inc., 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

Name of Beneficial Owner	Shares of Common Beneficially Stock Owned		Percent of Common Stock Beneficially Owned
Tieton Capital Management, LLC	623,250	(1)	5.6%
C. David Allen, Jr.	83,062	(2)	*
John Barnett	12,375	(3)	*
Richard L. Baum, Jr.	126,135	(4)	1.1%
Donna Carroll	19,959	(5)	*
Beth Garvey	304,740	(6)	2.7%
Douglas E. Hailey	205,602	(7)	1.9%
Paul A. Seid	129,190	(8)	1.2%
All executive officers and directors as a group (8 total)	563,948		5.1%
*	Less than 1%.
(1)	Based solely on the Schedule 13G filed with the SEC on February 11, 2025, reporting beneficial ownership as of December 31, 2024. The address of Tieton Capital Management, LLC is 4700 Tieton Drive, Suite C, Yakima, Washington 98908.
(2)	Includes 10,944 shares of common stock issuable upon exercise of stock options and 10,093 shares of unvested restricted common stock.
(3)	Includes 6,375 of unvested restricted common stock.
(4)	Includes 10,944 shares of common stock issuable upon exercise of stock options, 53,650 shares of common stock held by a private investment company controlled by Mr. Baum, 5,388 shares of common stock held by a family trust, and 10,093 shares of unvested restricted common stock.
(5)	Includes 2,000 shares of common stock issuable upon exercise of stock options and 8,833 shares of unvested restricted common stock.
(6)	Includes 245,113 shares of common stock issuable upon exercise of stock options and 940 shares of unvested restricted common stock.
(7)	Includes 15,694 shares of common stock issuable upon exercise of stock options and 10,093 shares of unvested restricted common stock.
(8)	Includes 15,694 shares of common stock issuable upon exercise of stock options and 10,093 shares of unvested restricted common stock.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT THE 2025 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants BGSF to include a proposal in our Proxy Statement and form of proxy for presentation at our 2025 Annual Meeting of Stockholders (other than a proposal relating to the nomination of a specific individual for election to our Board of Directors), the proposal must have been received by us at our principal executive offices at 5850 Granite Parkway, Suite 730, Plano, Texas 75024, not later than February 28, 2025. The proposal must have been sent to the attention of our Corporate Secretary, and must comply with the requirements of Regulation 14A under the Exchange Act (including, but not limited to, Rule 14a-8 or its successor provision).

Our Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our Proxy Statement for that meeting. Our Bylaws require that the proposal or nomination must have been received by our Corporate Secretary at the above address no earlier than the close of business on April 9, 2025, and no later than the close of business on May 9, 2025, unless the date of the 2025 annual meeting is more than 30 days before or 70 days after August 7, 2025. If the date of the 2025 annual meeting is more than 30 days before or 70 days after August 7, 2025, we must receive the proposal or nomination no later than the tenth day following the day on which public disclosure of the date of the 2025 annual meeting is made.

These advance notice and information requirements are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in our Proxy Statement under the rules of the SEC. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above-referenced Bylaw provisions, subject to applicable rules of the SEC.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING ONE ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding BGSF Common Stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Corporate Secretary at our principal executive offices located at 5850 Granite Parkway, Suite 730, Plano, Texas 75024, or call Three Part Advisors, our investor relations consultant, at (214) 872-2710, and we will promptly send you what you have requested. You can also contact Three Part Advisors at the phone number above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

BGSF files annual, quarterly and current reports, Proxy Statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including BGSF, that file electronically with the SEC at www.sec.gov. Any documents that we file electronically with the SEC are available to the public, free of charge through the SEC’s website and through our website at www.bgsf.com. Information on, or that can be accessed through, our website is specifically not incorporated into this Proxy Statement or our other filings with the SEC and is not a part of these filings.

We will provide each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, with a copy of all of the information that has been incorporated by reference in this Proxy Statement but not delivered with the Proxy Statement. You may obtain copies of these filings, at no cost, through our website and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

BGSF, Inc.

5850 Granite Parkway, Suite 730

Plano, Texas 75024

Attention: Corporate Secretary

(972) 692-2400

If you have questions about the proposals or this Proxy Statement, would like additional copies of this Proxy Statement, or need to obtain proxy cards or other information related to the proxy solicitation, please contact D.F. King & Co., Inc., BGSF’s proxy solicitor, by calling 800-334-0384 or by emailing BGSF@dfking.com. You will not be charged for any of the documents that you request.

The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this Proxy Statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement, and prior to the date of the special meeting:

●	BGSF’s Annual Report on Form 10-K for the year ended December 29, 2024, filed with the SEC on March 17, 2025;

●	BGSF’s Quarterly Report on Form 10-Q for the quarterly period ended on March 30, 2025, filed with the SEC on May 7, 2025; and

●	BGSF’s Current Reports on Form 8-K, filed with the SEC on March 18, 2025, June 17, 2025, and June 23, 2025.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this Proxy Statement.

This a Proxy Statement of BGSF for the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement, and the mailing of this Proxy Statement to stockholders does not and will not create any implication to the contrary.

By order of the Board of Directors,

Keith Schroeder
Interim Co-Chief Executive Officer, Chief Financial Officer, and Secretary , 2025
Plano, Texas

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING BY FOLLOWING THE INSTRUCTIONS IN THIS PROXY STATEMENT. THANK YOU FOR YOUR ATTENTION IN THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

Annex A

EQUITY PURCHASE AGREEMENT

by and among

INSPYR SOLUTIONS INTERMEDIATE, LLC,

BG FINANCE AND ACCOUNTING, INC.,

BGSF PROFESSIONAL, LLC,

and

BGSF, Inc.

Dated as of June 14, 2025

i

(cont’d)

(cont’d)

ANNEX A - DEFINED TERMS

Exhibits
Exhibit A – Calculation of Working Capital
Exhibit B – Escrow Agreement
Exhibit C – Binder Agreement and RWI Policy Exhibit D – Transition Services Agreement Exhibit E – Bill of Sale, Assignment and Assumption Agreement Exhibit F – Equity Financing Commitment Letter
Schedules
Schedule 1.1 – Transferred Assets
Schedule 1.2 – Excluded Assets
Schedule 1.3 – Assumed Liabilities
Schedule 1.4 – Excluded Liabilities

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (this “Agreement”) is made as of the fourteenth (14th) day of June 2025, among INSPYR Solutions Intermediate, LLC, a Delaware limited liability company (“Purchaser”), BG Finance and Accounting, Inc., a Delaware corporation (“BG F&A”), BGSF Professional, LLC, a Delaware limited liability company (“BGSF Professional”), and BGSF, Inc., a Delaware corporation (“Seller”). Each of Purchaser, BG F&A, BGSF Professional, and Seller are referred to as a “Party” and, collectively, the “Parties”.

RECITALS

WHEREAS, Seller owns (i) directly all of the issued and outstanding Equity Interests of each of BG F&A and BGSF Professional, (ii) indirectly through BGSF Professional (x) all of the issued and outstanding Equity Interests of Micro Talent, SAS, a Colombia sociedad por acciones simplificada (“Micro Talent”) and (y) 99% of the issued and outstanding Equity Interests of Arroyo IT Solutions PL, an Indian public limited company (“Arroyo”, and together with Micro Talent, the “Foreign Acquired Companies” and BG F&A, BGSF Professional, the Foreign Acquired Companies and each of their respective Subsidiaries, the “Acquired Companies”) and (iii) directly or indirectly, all of the Transferred Assets;

WHEREAS, the Seller desires to, and to cause its Subsidiaries (other than the Acquired Companies) to, transfer the Transferred Assets to BGSF Professional, and BGSF Professional desires to assume from Seller or its Subsidiaries (other than the Acquired Companies) the Assumed Liabilities, in each case as more particularly specified herein (the “Pre-Closing Restructuring”);

WHEREAS, Seller desires to (i) cause BGSF Professional to sell all of the issued and outstanding Equity Interests of the Foreign Acquired Companies (other than the 1% Equity Interest of Arroyo held by Vijay Kumar) (the “Foreign Purchased Equity”) to INSPYR Solutions Holdings Corporation (the “Corporate Purchaser”) and Corporate Purchaser desires to purchase the Foreign Purchased Equity from BGSF Professional and (ii) sell all of the issued and outstanding Equity Interests of BG F&A and BGSF Professional (together with the Foreign Purchased Equity, the “Purchased Equity”) to Purchaser, and Purchaser desires to purchase the Purchased Equity of BG F&A and BGSF Professional from Seller, in each case, for the consideration and otherwise upon the terms and conditions hereinafter set forth (together with the Pre-Closing Restructuring and the other transactions contemplated hereby, the “Transaction”);

WHEREAS, the Transaction may be deemed to constitute a sale of all or substantially all of the assets of Seller and, therefore, approval of the Transaction by Seller’s stockholders will be sought under Section 271 of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Board of Directors of Seller (the “Seller Board”) has unanimously (a) determined that it is expedient and in the best interests of Seller and its stockholders, and declared it advisable, to enter into this Agreement providing for the Transaction upon the terms and subject to the conditions set forth herein; (b) approved and adopted this Agreement and approved the execution and delivery of this Agreement by Seller, the performance by Seller of its covenants and other obligations hereunder, and the consummation of the Transaction upon the terms and subject to the conditions set forth herein; and (c) resolved to recommend that the stockholders of Seller approve the Transaction in accordance with the DGCL;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a material inducement to Seller’s willingness to enter into this Agreement, the Purchaser has conditionally bound the RWI Policy (as defined below); and

 1

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement and as a condition and inducement to Seller’s willingness to enter into this Agreement, the Guarantors have, entered into that certain Limited Guaranty, dated as of the date hereof (the “Guaranty”), pursuant to which the Guarantors have guaranteed, as primary obligors, certain of Purchaser’s obligations hereunder.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants, and agreements contained herein, and subject to the conditions set forth herein, the Parties agree as follows:

Article I
PRE-CLOSING TRANSACTIONS; SALE AND PURCHASE OF PURCHASED EQUITY

1.1          Assignment of Transferred Assets. Upon the terms and subject to the conditions contained herein, at least five (5) Business Days prior to the Closing Date, Seller shall, or shall cause its Subsidiaries (other than the Acquired Companies) to, assign, transfer, convey, and deliver to BGSF Professional, and BGSF Professional shall acquire from Seller or its Subsidiaries (other than the Acquired Companies), all of their respective right, title, and interest in and to the Transferred Assets pursuant to the Bill of Sale, Assignment and Assumption Agreement, in each case, free and clear of all Liens (other than Permitted Liens), and in exchange therefor, BGSF Professional shall assume the Assumed Liabilities. For the purposes of this Agreement, the “Transferred Assets” means the assets, properties, privileges, interests, claims and rights owned, leased, or licensed by Seller or its Subsidiaries (other than the Acquired Companies) (for the avoidance of doubt, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected in the Books and Records of Seller and its Subsidiaries (other than the Acquired Companies)) set forth on Schedule 1.1. Notwithstanding anything to the contrary in this Agreement, without limiting any other representations, warranties or covenants of Seller in this Agreement or any Transaction Agreement, if any Subsidiaries of Seller other than an Acquired Company has any rights, title or interest to any of the Transferred Assets, then Seller will cause such Subsidiaries to take all such actions required under this Agreement or any Transaction Agreement, including the sale, transfer, conveyance, assignment, and delivery of such rights, title, and interest in such assets to BGSF Professional, as if such Subsidiaries were the “Seller” and a party hereto or thereto (as applicable).

1.2	Excluded Assets.

(a)  For the purposes of this Agreement, “Excluded Assets” means all assets, properties and rights of Seller or its Subsidiaries (other than the Acquired Companies) that are not Transferred Assets, and includes the assets, properties and rights of Seller or its Subsidiaries (other than the Acquired Companies) set forth on Schedule 1.2.

(b)  At least five (5) Business Days prior to the Closing Date, BGSF Professional will assign, transfer and convey all of its right, title and interest in and to the general partnership interest of BG Personnel, LP, held by BGSF Professional, to Seller pursuant to an assignment and assumption agreement in a form reasonably acceptable to Purchaser.

(c)  At least five (5) Business Days prior to the Closing Date, BGSF Professional will assign, transfer and convey all of its right, title and interest in and to that certain Austin Lease to Seller pursuant to an assignment and assumption agreement in a form reasonably acceptable to Purchaser.

1.3          Assumed Liabilities. Upon the terms and subject to the conditions contained herein, at least five (5) Business Days prior to the Closing Date, Seller shall, or shall cause its Subsidiaries (other than the Acquired Companies) to transfer, convey, assign and deliver the Assumed Liabilities to BGSF Professional, and BGSF Professional shall, assume, perform, satisfy, discharge and fulfill when due and, to the extent applicable, comply with on a timely basis, the applicable Assumed Liabilities, pursuant to the Bill of Sale, Assignment and Assumption Agreement. For the purposes of this Agreement, “Assumed Liabilities” means the Liabilities of Seller or its Subsidiaries (other than the Acquired Companies) set forth on Schedule 1.3.

 2

1.4          Excluded Liabilities. For purposes of this Agreement, “Excluded Liabilities” means any and all Liabilities of Seller or its Subsidiaries (other than the Acquired Companies) that are not Assumed Liabilities set forth on Schedule 1.3 and including, without limiting the generality of the foregoing, each of the Liabilities set forth on Schedule 1.4.

1.5	Non-Assignable Assets.

(a)  Notwithstanding any other provision of this Agreement to the contrary, but without limiting the other covenants, agreements, obligations or rights of any Party hereunder or of any Person under any Transaction Agreement, this Agreement shall not constitute an agreement to contribute, convey, assign, transfer or deliver to, or to have assumed by, any of Purchaser, the Acquired Companies or any of their respective Subsidiaries, any Transferred Assets or Assumed Liabilities, or any claim, right, benefit or obligation arising thereunder or resulting therefrom, if (and solely to the extent) an attempted contribution, conveyance, assignment, transfer, delivery or assumption thereof, as applicable, without obtaining, delivering, receiving or acquiring any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval (“Consent”), would constitute a breach or other violation of any underlying Contract thereof or a violation of Law and such Consent shall not have been obtained or such prohibition of applicable Law shall not have been removed prior to the date that is five (5) Business Days prior to the Closing Date (any such Transferred Asset and related claim, right, or benefit are referred to herein as “Non-Assignable Assets,” and any such Assumed Liability and related claim or obligation are referred to herein as “Non-Assumable Liabilities”), unless and until such applicable Consents shall have been obtained or such prohibition shall have been removed, as applicable. Seller shall, and shall cause its Subsidiaries to, use their respective commercially reasonable efforts to, as soon as reasonably practicable from and after the date hereof (including after the Closing), obtain, deliver, receive or acquire any Consent necessary and remove any prohibition under applicable Law, for the contribution, conveyance, assignment, transfer, delivery or assumption of any such Transferred Asset or Assumed Liability, or any such claim, right, benefit or obligation to BGSF Professional or, after the Closing, Purchaser or an Affiliate of Purchaser designated by Purchaser, as applicable. In no event shall Seller or any of its Subsidiaries (i) be required to make any payments or provide any other consideration in order to obtain or remove any such prohibition or otherwise secure such Consent (including if any counterparty to a Non-Assignable Asset conditions its grant of a Consent (including by threatening to exercise a “recapture” or other termination right) upon, or otherwise requires in response to a request for Consent regarding any Non-Assignable Asset, the payment of a consent fee, “profit sharing” payment or other consideration (including increased rent payments), or the provision of additional security (including a guaranty)), except for any out-of-pocket costs and expenses of counsel or other advisors of Seller incurred pursuant to this Section 1.5 (which shall be borne by Seller) and such amounts which Purchaser has agreed to reimburse Seller or its Subsidiaries for, and (ii) agree to amend, modify or supplement any Contract to which such Consent may relate without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned, or delayed).

(b)  If, on the date of the transactions contemplated by Sections 1.1 through 1.4 above take place (i.e., at least five (5) Business Days prior to the Closing Date), an attempted contribution, conveyance, assignment, transfer, delivery or assumption of any such Transferred Asset or Assumed Liability would be ineffective or prohibited by applicable Law or Contract, then, Seller shall, and shall cause its Subsidiaries to use commercially reasonable efforts to provide Purchaser (and/or its designated Affiliates as applicable) following the Closing the maximum allowable use of the Non-Assignable Assets permitted under applicable Law and/or the express terms of the applicable Contract by establishing an agency type or similar arrangement reasonably satisfactory to Purchaser (including, if reasonably satisfactory to Purchaser, by means of any subcontracting, sublicensing or subleasing arrangement or by way of amendment or addition of services to the Transition Services Agreement) under which (A) Purchaser, or an Affiliate designated by Purchaser, as applicable, would obtain the claims, rights and benefits (including contractual rights) and assume the corresponding obligations and Liabilities, as applicable, associated with such Non-Assignable Assets (it being understood that to the extent that such claims, rights and benefits are not provided by the Seller and its Subsidiaries, as applicable, the corresponding obligations and any Liabilities related thereto shall not be assumed by Purchaser or its Affiliates), (B) the Non-Assignable Assets will be held by Seller or its applicable Subsidiaries in trust for Purchaser or its applicable Affiliate, (C) the covenants and obligations thereunder would (to the extent possible) be performed by Purchaser or its applicable Affiliate in Seller’s (or its Subsidiary’s) name and all benefits and obligations existing thereunder would be for Purchaser’s or its applicable Affiliate’s accounts, (D) exercise, and enforce, only at the direction of Purchaser (and at Purchaser’s sole expense) and for the benefit of Purchaser and its Affiliates, any and all of their rights, claims or benefits associated with such Non-Assignable Asset (including against any other Person), and (E) pay to Purchaser, or the applicable Affiliate of Purchaser, when received, all income, proceeds and other monies received by them relating to any such Non-Assignable Asset. If after the Closing Date, a Non-Assignable Asset becomes assignable (either because such Consent is obtained or otherwise), Seller shall reasonably promptly (and in any event, within five (5) Business Days) notify Purchaser in writing after becoming aware of such fact and promptly (and in any event, within five (5) Business Days thereafter) sell, assign, transfer, convey, and deliver such previously Non-Assignable Asset to Purchaser or the applicable designated Affiliate of Purchaser for no additional consideration and in a manner that is in form and substance reasonably acceptable to Purchaser.

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1.6         Sale and Purchase of Purchased Equity. Upon the terms and subject to the conditions contained herein, at the Closing, (i) Seller shall cause BGSF Professional to sell, assign, transfer, convey, and deliver to the Corporate Purchaser or one or more of its Affiliates, and the Corporate Purchaser or one or more of its Affiliates shall purchase from BGSF Professional, all of the Foreign Purchased Equity, and (ii) Seller shall sell, assign, transfer, convey, and deliver to the Purchaser or one or more of its Affiliates, and the Purchaser or one or more of its Affiliates shall purchase from Seller, all of Seller’s right, title and interest in and to the Purchased Equity (other than the Foreign Purchased Equity), in each case free and clear of all Liens (except for any restriction on transfer generally arising under applicable securities Laws).

1.7         Closing. The closing of the Transaction (the “Closing”) shall take place: (a) remotely via the exchange of documents and signatures on the third (3rd) Business Day following the first day on which all of the conditions set forth in Article IV (other than those conditions that by their nature are to be satisfied by deliveries made at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) have been satisfied or waived in accordance with this Agreement; or (b) at such other time and place as Seller and Purchaser may agree in writing; provided that the Closing shall not occur prior to thirty (30) days following the date of this Agreement without the prior written consent of Purchaser. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

1.8	Calculation of Closing Amount. The “Closing Amount” shall be equal to:

(a)  the Base Closing Amount; plus

(b)  Closing Cash and Cash Equivalents; plus

(c)  the amount, if any, by which the Closing Working Capital exceeds the Target Closing Working Capital, or minus the amount, if any, by which the Closing Working Capital is less than the Target Closing Working Capital; minus

(d)  the Closing Indebtedness; minus

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(e)  the Transaction Bonus Payments; minus

(f)  the Transaction Expenses; minus

(g)  the Adjustment Escrow Deposit; minus

(h)  the VDA Escrow Deposit.

1.9         Estimated Closing Statement. No later than five (5) Business Days prior to the Closing Date, Seller shall deliver to Purchaser a statement (the “Estimated Closing Statement”) setting forth Seller’s good-faith estimate of (i) Closing Cash and Cash Equivalents, (ii) Closing Working Capital, (iii) Closing Indebtedness, (iv) Transaction Bonus Payments, (v) Transaction Expenses, and (vi) Closing Amount (the “Estimated Closing Amount”), in each case, with reasonable supporting detail as to the calculation of each component thereof and in accordance with the applicable definitions set forth in this Agreement and, to the extent not inconsistent with such definitions, GAAP. From and after delivery of the Estimated Closing Statement until the Closing, Seller shall (and shall cause its Representatives to) reasonably cooperate with Purchaser in connection with Purchaser’s review of the Estimated Closing Statement and shall consider any comments reasonably proposed by Purchaser or its Representatives on its behalf in good faith (including by providing Purchaser and its Representatives with reasonable access during normal business hours (without unreasonable interference with Seller’s and/or its Subsidiaries’ business operations) to the books, records, supporting data and personnel of Seller and its Subsidiaries used, or involved in, as applicable, the preparation of the Estimated Closing Statement); provided, that, Seller will not be required to provide access to any such books, records, supporting data or personnel if such access would reasonably be likely to result in the loss of any attorney-client or other legal privileges or contravene applicable Law (it being understood that Seller shall use commercially reasonable efforts to provide access to such books, records, supporting data or personnel in a manner that would not result in a loss of attorney-client or other legal privileges or contravene applicable Law); provided, further, that, for the avoidance of doubt, (x) no failure by Purchaser to object to, or comment on, any item set forth in the Estimated Closing Statement shall prejudice Purchaser with respect to any post-Closing adjustments pursuant to Section 1.11 or the resolution thereof and (y) in no event shall Seller’s consideration of Purchaser’s or its Representatives’ comments delay the Closing.

1.10        Payments. Subject to the terms and conditions set forth in this Agreement, the Parties shall take the following actions at or prior to the Closing:

(a)  Purchaser shall deliver at the Closing, on behalf of Seller and its Subsidiaries, an amount equal to the Indebtedness set forth on Section 1.10 of the Disclosure Letter, as set forth in the Payoff Letters, to the Persons and in accordance with the wire transfer instructions set forth in the Payoff Letters;

(b)  Purchaser shall deliver at the Closing, on behalf of Seller and its Subsidiaries, payment to the Acquired Companies or their designee payroll service provider by wire transfer of immediately available funds an amount equal to the aggregate estimated Transaction Bonus Payments plus any other Transaction Expenses owing to current or former employees of the Acquired Companies or that are subject to payroll or withholding obligations (for further distribution to the recipients thereof subject to applicable required Tax withholding);

(c)  Purchaser shall deliver at the Closing, on behalf of Seller and its Subsidiaries, an amount equal to the Transaction Expenses (other than those contemplated by Section 1.10(b) above) set forth in the Transaction Invoices to the Persons and in accordance with the wire transfer instructions set forth in the Transaction Invoices;

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(d)  Purchaser shall deliver at the Closing, an amount equal to the Adjustment Escrow Deposit plus the VDA Escrow Deposit, to the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement;

(e)  Purchaser shall deliver at the Closing, an amount equal to the Estimated Closing Amount to Seller in accordance with wire instructions provided to Purchaser by Seller in writing at least three (3) Business Days prior to the Closing Date; and

(f)  Purchaser, Seller and the Acquired Companies shall make such other deliveries and satisfy such conditions as are required by and in accordance with Article IV hereof.

1.11	Purchase Price Adjustment.

(a)  As promptly as practicable following the Closing Date (but in any event within ninety (90) days thereafter), Purchaser shall prepare, or cause to be prepared, and deliver to Seller a statement (the “Closing Statement”) setting forth its calculation of (i) the Closing Cash and Cash Equivalents, (ii) the Closing Working Capital, (iii) the Closing Indebtedness, (iv) the Transaction Bonus Payments, (v) the Transaction Expenses, and (iv) the Closing Amount (such Closing Amount as finally determined in accordance with this Section 1.11, the “Final Closing Amount”), in each case, with reasonable supporting detail as to the calculation of each component thereof and in accordance with the applicable definitions set forth in this Agreement and, to the extent not inconsistent with such definition, GAAP.

(b)  The Closing Statement shall become final and binding upon the Parties on the forty-fifth (45th) day following delivery thereof unless, on or prior to such forty-fifth (45th) day, Seller gives written notice of its disagreement with the Closing Statement (a “Notice of Disagreement”) to Purchaser on or prior to such date stating that Seller disputes one or more items contained in the Closing Statement (a “Disputed Item”) and specifying in reasonable detail each Disputed Item. If Seller delivers a Notice of Disagreement, then Purchaser and Seller shall seek in good faith to resolve the Disputed Items during the 30-day period beginning on the date Purchaser receives the Notice of Disagreement (the “Resolution Period”). If Purchaser and Seller reach agreement in writing with respect to any Disputed Items, Purchaser shall revise the Closing Statement to reflect such agreement, and such revised Closing Statement with respect to such Disputed Items shall be final and binding on the Parties. If Purchaser and Seller are unable to resolve all Disputed Items during the Resolution Period, Purchaser and Seller shall promptly thereafter submit, in the form of a joint written brief, to a nationally recognized independent accounting firm (the “Accounting Firm”) for resolution of only such matters that were included by Seller in the Notice of Disagreement and that remain in dispute at such time. The Accounting Firm shall be BDO USA, LLC or, if such firm is unable or unwilling to act, such other nationally recognized independent accounting firm as shall be mutually agreed upon by Seller and Purchaser. If BDO USA, LLC is unable or unwilling to serve in such capacity and Seller and Purchaser are not able to mutually agree upon an alternative accounting firm that is willing and able to serve in such capacity, then Purchaser shall within ten (10) days deliver to Seller a listing of three (3) other accounting firms of nationally recognized standing in the United States and Seller shall, within ten (10) days after receipt of such list, select one of such three (3) accounting firms to act as the Accounting Firm. Notwithstanding anything to the contrary herein, (i) none of the Parties, their Affiliates or any Representatives of the foregoing shall have any ex parte communications with the Accounting Firm related to the dispute resolution process contemplated hereby and (ii) any discussions by the Parties, any of their Affiliates or any Representatives of any of the foregoing to resolve the Disputed Items or amounts set forth in a Notice of Disagreement (or any disputed items or amounts discussed prior to the delivery of a Dispute Notice) shall be governed by Rule 408 of the Federal Rules of Evidence and any similar and applicable rule. The Accounting Firm shall act as an expert, not as an arbitrator.

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(c)  In resolving matters submitted to it pursuant to Section 1.11(b), the Accounting Firm shall be instructed to make its final determination on all matters within 30 days of its appointment.

(d)  The scope of the disputes to be resolved by the Accounting Firm shall be limited to the Disputed Items that were submitted to the Accounting Firm in accordance with Section 1.11(b). The Accounting Firm’s determinations must be within the range of the amounts asserted by Seller and Purchaser.

(e)  The final determination by the Accounting Firm of the matters submitted to it pursuant to Section 1.11(b) shall: (i) be in writing; (ii) include the Accounting Firm’s determination of each matter submitted to it pursuant to Section 1.11(b); and (iii) be conclusive and binding upon Purchaser and Seller for all purposes hereunder in the absence of manifest error or fraud. Purchaser shall revise the Closing Statement to reflect the final determination by the Accounting Firm of the Disputed Items.

(f)  Judgment may be entered upon the determination of the Accounting Firm in any court selected in accordance with Section 7.5. The fees and expenses of the Accounting Firm pursuant to this Section 1.11 shall be borne by Purchaser and Seller in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

(g)	Within three (3) Business Days after the determination of the Final Closing Amount:

(i)  If the Final Closing Amount (as finally determined in accordance with this Section 1.11) is greater than the Estimated Closing Amount (the amount by which the Final Closing Amount exceeds the Estimated Closing Amount, the “Excess Amount”), then Purchaser shall pay to Seller an amount equal to the lesser of (x) the Excess Amount and (y) $3,500,000 by wire transfer of immediately available funds to an account designated in writing by Seller, and Seller and Purchaser shall instruct the Escrow Agent to pay to Seller the amount of the remaining amounts in the Adjustment Escrow Fund.

(ii)  If the Final Closing Amount (as finally determined in accordance with this Section 1.11) is less than the Estimated Closing Amount, then Seller and Purchaser shall instruct the Escrow Agent to pay the amount of the deficit on a dollar-for-dollar basis to Purchaser out of the Adjustment Escrow Fund, and pay to Seller the amount of the remaining amounts in the Adjustment Escrow Fund. If the deficit is greater than the amount of the Adjustment Escrow Fund, then Seller will not have any liability or obligation in respect of such remaining deficit.

(iii)  In the event that the Final Closing Amount is equal to the Estimated Closing Amount, then Purchaser and Seller shall instruct the Escrow Agent to pay to Seller the amount of the remaining amounts in the Adjustment Escrow Fund.

(h)  Any payment under Section 1.11(g) shall be treated as an adjustment to the Closing Amount for all Tax purposes, unless otherwise required by applicable Law.

(i)  In connection with the determination of the Final Closing Amount pursuant to this Section 1.11, following receipt of the Closing Statement, Purchaser shall provide to Seller and its Representatives, until final determination of the Final Closing Amount, as Seller may reasonably request in connection with its review and verification of the Closing Statement, reasonable access during normal business hours (without unreasonable interference with Purchaser’s or its Affiliates’ business operations) to books, records, accounts supporting data and personnel used, or involved in, as applicable, the preparation of Closing Statement by Purchaser; provided, that Purchaser will not be required to provide access to any such books, records, supporting data and personnel if such access would reasonably be likely to result in the loss of any attorney-client or other legal privilege or contravene any applicable Laws.

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1.12  Escrow Fund. At Closing, Purchaser shall deliver the Adjustment Escrow Deposit (together with any interest or other earnings thereon, the “Adjustment Escrow Fund”) plus the VDA Escrow Deposit (together with any interest or other earnings thereon, the “VDA Escrow Fund” and, together with the Adjustment Escrow Funds, the “Escrow Funds”), to the Escrow Agent, to be held in escrow pursuant to the Escrow Agreement. The Escrow Funds shall be used to fund amounts owed to Purchaser pursuant to Section 1.11 or Article VI hereof, as applicable. Subject to the terms of the Escrow Agreement, the Escrow Funds shall be released in accordance with Section 1.11 and Section 3.10(n), as applicable.

1.13  Allocation of Purchase Price. The Parties agree that (i) the Closing Amount will be allocated among the Purchased Equity of (A) BG F&A, (B) BGSF Professional, (C) Micro Talent and (D) Arroyo, and (ii) the amount allocated to the Purchased Equity of BGSF Professional (and any other amounts treated as consideration for income Tax purposes) will be further allocated among the assets of BGSF Professional in a manner consistent with the methodology set forth on Schedule 1.13 (the “Allocation Schedule”). Within sixty (60) days after the determination of the Final Closing Amount pursuant to Section 1.11, Purchaser shall prepare and deliver to Seller a proposed allocation, which shall be prepared in accordance with the Allocation Schedule. Seller shall have thirty (30) days to review and provide comments on the proposed allocation. Purchaser shall consider and negotiate with Seller in good faith to resolve any comments from Seller with respect to the proposed allocation, and any disagreement that remains unresolved thirty (30) days after the Purchaser’s receipt of the Seller’s comments (or such longer period of time as may be agreed to by the Seller and Purchaser) shall be promptly submitted to Accounting Firm to be determined in accordance with the procedural principles of Section 1.11. Seller and Purchaser shall instruct the Accounting Firm to resolve the disagreement in accordance with the Allocation Schedule. The allocation so agreed (or as resolved by the Accounting Firm) (the “Final Allocation”) shall become binding on the Parties, and the Parties shall file all income Tax Returns consistent with the Final Allocation (except as otherwise required by a final determination within the meaning of Section 1313 of the Code or other resolution with a Governmental Entity), provided that nothing herein shall require any Party to litigate any matter related to the Final Allocation or prevent any Party from settling or resolving any challenge by a Governmental Entity related to the Final Allocation. The Parties shall update the Final Allocation, if any, to reflect any further adjustments to the Purchase Price in a manner consistent with the Allocation Schedule.

1.14  Withholding. Each of Purchaser and any agent thereof shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable to any Person pursuant to this Agreement such Taxes as they are required to deduct and withhold under any applicable Tax Law. If Purchaser (or any of its Affiliates) becomes aware of any obligation of such payor to deduct or withhold Tax with respect to any payment under this Agreement (other than compensatory withholding or withholding arising from a failure by any Person to deliver the document described in Section 3.10(f)), then Purchaser shall give written notice to the payee at least three (3) days prior to making such payment (or, if later, promptly after becoming aware thereof), and the Parties shall use commercially reasonable efforts as requested by a Party to reduce or eliminate the requirement to deduct or withhold Tax with respect to such payment under applicable Law. Any such withheld amounts that are properly and timely paid over to the applicable Governmental Entity shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

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Article II
REPRESENTATIONS AND WARRANTIES

2.1  Representations and Warranties of Seller. Except as disclosed in the disclosure letter delivered to Purchaser by Seller contemporaneously with the execution of this Agreement (the “Disclosure Letter”) and subject to Section 7.13, Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date (unless such representations are made as of an earlier date, and in such instance as of such date) as follows:

(a)  Organization, Good Standing, and Qualification. Seller and each of the Acquired Companies is a corporation, limited liability company or other legal entity duly organized or formed, as applicable, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of the jurisdiction of its incorporation or formation. Seller and each of the Acquired Companies have all requisite limited liability company, corporate, or equivalent power and authority, as applicable, to own, lease, license and operate their respective assets (including the Transferred Assets) and properties and to carry on their respective businesses (including the Business) as presently conducted. Seller and each of the Acquired Companies is qualified and licensed to do business in each jurisdiction in which the ownership of the Transferred Assets or the conduct of their respective businesses (including the Business) requires such qualification, except as the failure to be so qualified or licensed would not, individually or in the aggregate, be or would reasonably be expected to be material to the Acquired Companies, taken as a whole, Seller or the Business. Seller has made available to Purchaser true, complete and correct copies of the Organizational Documents of each of the Acquired Companies, including all amendments thereto, and each as so made available is in effect on the date of this Agreement. Section 2.1(a) of the Disclosure Letter sets forth a list of (x) the jurisdiction of formation of each of Seller and each Acquired Company and (y) all states in which the Acquired Companies are qualified to do business and a list of all the officers and directors (or similar functionaries) of the Acquired Companies.

(b)	Ownership of Acquired Companies.

(i)  Seller is the record and beneficial owner of the Purchased Equity, free and clear of any and all Liens (except for any restriction on transfer generally arising under applicable securities Laws or as otherwise set forth on Section 2.1(b)(i) of the Disclosure Letter). Seller has all necessary corporate power, right, and authority to sell, transfer, assign, and deliver the Purchased Equity as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to the Purchased Equity, free and clear of any and all Liens (except for any restriction on transfer generally arising under applicable securities Laws). None of the Purchased Equity was issued in violation of any agreement, arrangement or commitment to which Seller is a party or subject to or in violation of any preemptive or similar rights of any Person. Section 2.1(b)(i) of the Disclosure Letter lists the record and beneficial owner of all issued and outstanding Equity Interests of each of BG F&A and BGSF Professional.

(ii)  Section 2.1(b)(ii) of the Disclosure Letter lists the record and beneficial owner of all issued and outstanding Equity Interests of each Acquired Company (other than BG F&A and BGSF Professional), all of which are owned by the Persons set forth on Section 2.1(b)(i) of the Disclosure Letter free and clear of all Liens (except for any restriction on transfer generally arising under applicable securities Laws). Except as set forth in Section 2.1(b)(ii) of the Disclosure Letter, no Acquired Company owns, holds or has the right to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other Person.

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(iii)  All of the issued and outstanding Equity Interests of the Acquired Companies have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance in all material respects with all applicable state and federal securities Laws. None of the Equity Interests of the Acquired Companies was issued in material violation of any rights, agreements, arrangements or commitments under any provision of applicable Law or any Contract to which Seller or any of the Acquired Company is a party or by which Seller or any of the Acquired Companies is bound. None of the Equity Interests of the Acquired Companies was issued in violation of any rights, agreements, arrangements or commitments under any provision of the Organizational Documents of Seller or the Acquired Companies. Except as set forth on Section 2.1(b)(iii) of the Disclosure Letter, none of the Acquired Companies has any other Equity Interests of another Person or is party to a Contract that would entitle any other Person to acquire any other Equity Interests in the Acquired Companies or otherwise entitle any other Person to share in the equity, profits, earning, losses or gains of the Acquired Companies or the Business (including equity appreciation, phantom equity, profit participation or other similar rights). Except as set forth on Section 2.1(b)(iii) of the Disclosure Letter, there are no outstanding options, warrants, convertible securities, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights, transfer restrictions or other rights or agreements that require Seller or any Acquired Company to issue or sell any shares of capital stock (including the Purchased Equity) or other ownership interests of any Acquired Company (or securities convertible into or exchangeable for shares of capital stock or other ownership interests of any Acquired Company) or that restrict the transfer of the Equity Interests of the Acquired Companies (other than restrictions on transfer generally arising under applicable securities Laws). Except as set forth on Section 2.1(b)(iii) of the Disclosure Letter, there are no agreements between or among the Acquired Companies, Seller or any of the direct or indirect equity holders of Seller with respect to the voting or transfer of any of the Equity Interests of the Acquired Companies. None of the Acquired Companies have any obligation make any loan, capital contribution or purchase or acquire securities in any Person.

(c)	Authorization; Requisite Stockholder Approval; Seller Board Approval.

(i)  Except for the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Seller Common Stock then outstanding (at a meeting of the stockholders of Seller) in favor of the Transaction (the “Requisite Stockholder Approval”), no vote of the holders of Equity Interests of Seller or any Acquired Company or any of their respective Affiliates is necessary pursuant to applicable Law, their respective Organizational Documents, the applicable rules of any stock exchange, or otherwise to approve this Agreement and the Transaction Agreements to which they are or will be a party and the transactions contemplated hereby and thereby. Seller and each Acquired Company has all requisite limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement and each Transaction Agreement to which it is or will be party, to perform its obligations hereunder and thereunder, and, subject to receiving the Requisite Stockholder Approval, to consummate the transactions contemplated hereby and thereby. Subject to receiving the Requisite Stockholder Approval, the execution and delivery by Seller and each Acquired Company of, as applicable, this Agreement and each Transaction Agreement to which it is or will be a party, the performance of its obligations hereunder and thereunder, and the consummation by Seller and each Acquired Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company or corporate action, as applicable. This Agreement has been, and each Transaction Agreement to which Seller or any Acquired Company is or will be, as applicable, a party is or will be duly executed and delivered by Seller or such Acquired Company and, assuming the due authorization, execution, and delivery by Purchaser or other third party thereto of this Agreement and each Transaction Agreement to which Purchaser or such third party is or will be a party, constitutes (and, in the case of the Transaction Agreements to be entered into after the date hereof, will constitute) the legal, valid, and binding obligation of Seller and each Acquired Company or other third party thereto, enforceable against each in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

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(ii)  The Seller Board has unanimously (A) resolved that the entry by Seller into this Agreement and the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby is expedient and in the best interests of Seller and its stockholders, and declared it advisable and in Seller’s best interests to enter into this Agreement and the Transaction Agreements to which Seller is a party and perform its obligations hereunder and thereunder, (B) approved the execution and delivery of this Agreement and the Transaction Agreements to which Seller is a party by Seller, the performance by Seller of its covenants and other obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby upon the terms and conditions set forth herein and therein; and (C) resolved to recommend that the holders of the Seller Common Stock approve the transactions contemplated hereby and by the Transaction Agreements in accordance with the DGCL (collectively, the “Seller Board Recommendation”), which Seller Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.

(d)	Governmental Filings and Approvals; No Violations; Certain Contracts.

(i)  Except for (A) the filings, approvals, and/or notices listed in Section 2.1(d)(i) of the Disclosure Letter and (B) such filings and approvals as may be required by any federal or state securities Laws in connection with obtaining the Requisite Stockholder Approval, no notices, reports, or other filings are required to be made by Seller or any Acquired Company with, nor are any consents, registrations, approvals, Permits, Orders, or authorizations required to be obtained by Seller or any Acquired Company from, any Governmental Entity in connection with the execution, delivery, and performance of this Agreement or the Transaction Agreements by Seller or the Acquired Companies (as applicable) and the consummation by Seller or the Acquired Companies (as applicable) of the transactions contemplated hereby or thereby, except those that would not, individually or in the aggregate, (x) reasonably be likely to be material to the Acquired Companies, taken as a whole, Seller or the Business or (y) prevent or materially delay Seller or the Acquired Companies from consummating the transactions contemplated by this Agreement or the Transaction Agreements.

(ii)  Except as set forth in Section 2.1(d)(ii) of the Disclosure Letter, the execution, delivery, and performance of this Agreement by each of Seller, BG F&A and BGSF Professional and the execution, delivery, and performance of any Transaction Agreement to which Seller or any Acquired Company is or will be a party does not, and the consummation by Seller and each Acquired Company of the transactions contemplated hereby and thereby will not, constitute or result in: (A) a breach or violation of, or a default under, any Organizational Documents of Seller or the Acquired Companies; (B) assuming compliance with or receipt of (as applicable) the matters referred to in Section 2.1(d)(i), with or without notice, lapse of time, or both, a breach or violation of, any Law or Permit to which Seller, any Acquired Company or the Business (including any Transferred Asset) is subject; (C) with or without notice, lapse of time, or both, a breach or violation of, a termination, cancellation, or modification (or provide a right of termination, cancellation, or modification) or default under, the acceleration of any rights or obligations under, or require consent, notice, or approval from, the other party thereto, in each case, pursuant to any contract, commitment, understanding, or arrangement binding upon any Acquired Company, Seller or the Business (including any Transferred Assets); or (D) the creation of a Lien on any of the assets of any Acquired Company, Seller or the Business (including any Transferred Asset), except, in the case of clauses (B) and (C) above, for any such breach, violation, termination, cancellation, modification, default, creation, acceleration, consent, notice, or approval that individually or in the aggregate, (x) has not been and is not reasonably likely to be material to the Acquired Companies, taken as a whole, Seller or the Business or (y) would prevent or materially delay Seller or the Acquired Companies from consummating the transactions contemplated by this Agreement or the Transaction Agreements.

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(e)	Financial Statements.

(i)  Attached to Section 2.1(e) of the Disclosure Letter are true, complete and correct copies of (i) the unaudited consolidated balance sheets of the Business as of December 31, 2023 and December 29, 2024, and the related unaudited consolidated statements of operations and comprehensive (loss) income for the fiscal years ended December 31, 2023 and December 29, 2024 (the “Prior Years Financial Statements”) and (ii) the unaudited consolidated balance sheet of the Business as of March 30, 2025 (the “Latest Balance Sheet Date”), and the related unaudited consolidated statements of operations for the three (3) month period then ended (the “Latest Financial Statements”, together with the Prior Years Financial Statements, the “Financial Statements”). The Financial Statements (A) have been prepared based upon information contained in the Business’ Books and Records, (B) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, and (C) present fairly, in all material respects, the financial position of the Business as at the dates thereof and the results of operations and cash flows of the Business for the periods then ended (except, in each case, as may be noted therein or in the notes thereto, and, in the case of the Latest Financial Statements, subject to normal and recurring year-end audit adjustments and the absence of notes (none of which would be, individually or in the aggregate, material in nature or amount to the Business). Seller and its Subsidiaries (including the Acquired Companies) maintain and comply with a system of accounting controls sufficient to provide reasonable assurances that (i) the Business is operated in accordance with management’s general or specific authorization and with applicable Laws, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and (iii) access to properties and assets is permitted, to the extent required, in accordance with management’s general or specific authorization.

(f)	Absence of Certain Changes.

(i)  Except as required or expressly contemplated by this Agreement or as set forth in Schedule 2.1(f)(i) of the Disclosure Letter, since the Latest Balance Sheet Date, (A) Seller and its Subsidiaries (including the Acquired Companies) has conducted the Business in the ordinary course of business consistent with past practice and each Acquired Company has conducted its business in the ordinary course of business consistent with past practice and (B) neither Seller nor its Subsidiaries (including the Acquired Companies) has taken any action that would be expressly prohibited by Section 3.1(a) if such action was taken after the date hereof and prior to the Closing (without Purchaser’s consent).

(ii)  Since the Latest Balance Sheet Date, there has not been a Material Adverse Effect.

(g)	Litigation and Liabilities.

(i)  There are no, and in the past three (3) years there have been no, material Proceedings pending or threatened in writing or, to the Knowledge of the Acquired Companies, orally by, against or involving any Acquired Company or the Business and there are no, and in the past three (3) years there have been no, material formal investigations pending or threatened in writing or, to the Knowledge of the Acquired Companies, orally by, against or involving any Acquired Company or the Business, in each case, at law or in equity. No Acquired Company or the Business, nor any of their respective assets (including the Transferred Assets), are, or in the past three (3) years have been, a party to or subject to the provisions of any Order of any Governmental Entity except for those (x) that have not been and are not reasonably likely to be material to the Acquired Companies, taken as a whole, Seller or the Business, or (y) that would not prevent or materially delay Seller or the Acquired Companies from consummating the transactions contemplated by this Agreement or the Transaction Agreements.

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(ii)  Neither the Business nor the Acquired Companies has any Liabilities or obligations (whether accrued, absolute, contingent, unasserted or otherwise) of any nature other than Liabilities (A) specifically disclosed, reflected, accrued, or reserved against in the Financial Statements (including all notes thereto), (B) incurred in the ordinary course of business consistent with past practice since the Latest Balance Sheet Date (none of which is a Liability for a breach of contract or violation of Law or involves a tort, infringement, misappropriation, claim, lawsuit or warranty), (C) arising under or attributable to any Material Contract of any Acquired Company (other than as a result of an express breach thereof by such Acquired Company), (D) incurred in connection with the transactions contemplated by this Agreement or the Transaction Agreements, or (E) that are not and would not have a Material Adverse Effect.

(h)	Employee Benefits.

(i)  Section 2.1(h) of the Disclosure Letter sets forth an accurate and complete list of each material Seller Benefit Plan and each Company Benefit Plan. True and complete copies of all Benefit Plans required to be listed on Section 2.1(h) of the Disclosure Letter have been made available to Purchaser. Each Company Benefit Plan is exclusive to the Acquired Companies, and no Company Benefit Plan covers or provides benefits to any individual who is not a Business Employee, Former Business Employee, or a current or former employee or other individual service provider of any Acquired Company (or an eligible dependent of any of the foregoing).

(ii)  Each Company Benefit Plan and, except as would not reasonably be expected to result in any Liability to Purchaser or its Affiliates (including the Acquired Companies following the Closing), each Seller Benefit Plan (other than any multiemployer plan within the meaning of Section 3(37) of ERISA (herein, a “Multiemployer Plan”)) has been established, administered, funded and maintained in all material respects in compliance with its terms and all applicable Laws. No Acquired Company has incurred any material Tax or other liability (whether or not assessed) pursuant to Sections 4980B, 4980D, or 4980H of the Code or with respect to the reporting requirements under Sections 6055 and 6056 of the Code.

(iii)  Except as would not, individually or in the aggregate, reasonably be expected to result in any material Liability to Purchaser or its Affiliates (including the Acquired Companies following the Closing), each Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and intended to be qualified under Section 401(a) of the Code has received a favorable and current determination or opinion letter from the IRS, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to the Knowledge of the Acquired Companies, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Benefit Plan.

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(iv)  No Benefit Plan is, and has not been for the past three (3) years, and no Acquired Company otherwise has any Liabilities under or with respect to, a plan subject to Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA or a Multiemployer Plan. No Acquired Company has any Liability as a consequence of any at time being treated as a single employer under Section 414 of the Code with any other Person. No Benefit Plan provides to any Business Employee or current or former employee or individual service provider of an Acquired Company, and no Acquired Company has any current or potential obligation to provide to any Person, retiree or post-termination health or welfare benefits, other than as required under Section 4980B of the Code or similar state Law for which the recipient pays the full premium cost of coverage.

(v)  Excluding all routine claims for benefits under any Benefit Plan, there are no pending or threatened in writing or, to the Knowledge of the Acquired Companies, oral Proceedings or material claims relating to the Company Benefit Plans or, except as would not reasonably be expected to result in any Liabilities to Purchaser or its Affiliates (including the Acquired Companies following the Closing), the Seller Benefit Plans.

(vi)  Except as set forth on Section 2.1(h)(vi) of the Disclosure Letter, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby would reasonably be expected to, either alone or in combination with another event, (A) entitle any Business Employee or any other current or former employee or other individual service provider of any Acquired Company to any payment of compensation or benefits or any increase in compensation or benefits payable to any Business Employee or any other current or former employee or other individual service provider of any Acquired Company, (B) accelerate the time of payment or vesting or result in any increase in, or funding (through a grantor trust or otherwise) of, compensation or benefits under, or result in any other obligation pursuant to, any of the Benefit Plans or otherwise or (C) result in the payment of any “excess parachute payment” within the meaning of Code Section 280G and the regulations promulgated thereunder (or any corresponding provision of state, local or foreign tax Law) to any Business Employee or any other current or former employee or other individual service provider of any Acquired Company. No Business Employee or any other current or former employee or other individual service provider of any Acquired Company is entitled to any gross-up payment with respect to any Taxes, including those imposed under Code Section 4999 or Code Section 409A, from Seller or any of its Subsidiaries.

(vii)       Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or would reasonably be expected to be subject to any additional Tax under Section 409A of the Code.

(viii)      Without limiting the generality of the foregoing, with respect to each Benefit Plan that is maintained for Business Employees or current or former employees or other service providers of the Acquired Companies who reside or work primarily outside of the United States (a “Non-U.S. Plan”): (i) each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing in all material respects with the applicable Governmental Entity; and (ii) no material unfunded or underfunded Liabilities exist with respect to any Non-U.S. Plan relating to any Acquired Company.

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(i)	Compliance with Laws; Licenses.

(i)  Except as set forth on Section 2.1(i) of the Disclosure Letter, each Acquired Company and the Business is, and at all times during the past three (3) years has been, in compliance with and are not in default under or in violation of any applicable Law or Order of any Governmental Entity, except where such non-compliance, default, or violation is not and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or the Business. No investigation or review by any Governmental Entity with respect to any Acquired Company or the Business is pending or threatened in writing or, to the Knowledge of the Acquired Companies, verbally, except for such investigations or reviews that would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or the Business. Each Acquired Company and the Business has, and at all times during the prior three (3) years had, obtained and is in material compliance with all Permits necessary to conduct its business, except those the absence of which, or non-compliance with which, is not and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or the Business.

(ii)  None of the Acquired Companies, the Business or any of their officers, directors or employees, nor to the Knowledge of the Acquired Companies, any agent or other third party representative acting on behalf of and at the direction of the Acquired Companies or the Business, (a) are currently, or have since April 24, 2019: (i) a Sanctioned Person; (ii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country; (iii) engaging in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Ex-Im Laws; or (iv) otherwise in violation of Sanctions, Ex-Im Laws, or U.S. anti-boycott Laws (collectively, “Trade Controls”); or (b) have at any time (i) made or accepted any unlawful payment or given, received, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value to or from any employee or official of any Governmental Entity or any other Person in violation of Anti-Corruption Laws; or (ii) otherwise been in violation of any Anti-Corruption Laws.

(iii)  Neither the Business nor the Acquired Companies have received from any Governmental Entity or any Person any written, or to the Knowledge of the Acquired Companies, oral notice, inquiry, or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Entity; or conducted any internal investigation or audit, which in each case, identified any instances of material non-compliance with Trade Controls or Anti-Corruption Laws.

(j)	Material Contracts.

(i)  Section 2.1(j) of the Disclosure Letter lists all Material Contracts in effect as of the date hereof.

(ii)  Prior to the date hereof, Purchaser has been provided with true, complete and correct copies of each Material Contract (including each amendment thereto). Each of the Material Contracts is valid and binding on Seller or its Subsidiaries, as applicable, and, to the Knowledge of the Acquired Companies, each other party thereto, and is in full force and effect (except for those Material Contracts which are cancelled, rescinded, or terminated after the date hereof in accordance with their terms or in the ordinary course of business consistent with past practice) in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equity principles). Neither Seller nor its Subsidiaries or, to the Knowledge of the Acquired Companies, any other party thereto is in breach of or default under any Material Contract and there does not exist thereunder any breach or default on the part of the Seller or its Subsidiaries or, to the Knowledge of the Acquired Companies, any other party thereto or, any event, occurrence or condition, which (after notice, passage of time or both) would constitute or give rise to any such breach or default thereunder, except for such breaches or defaults that would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or the Business. Seller and its Subsidiaries and, to the Knowledge of the Acquired Companies, any other party thereto have performed their respective obligations under each of the Material Contracts, except for such failures to perform that would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or the Business. Neither Seller nor any of its Subsidiaries has received any written or, to the Knowledge of the Acquired Companies, oral claim or notice of any other party’s intention to terminate or modify any Material Contract.

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(iii)  Section 2.1(j)(iii)(A) of the Disclosure Letter lists any Shared Contracts, and Section 2.1(j)(iii)(B) of the Disclosure Letter identifies a true and complete list of all intercompany agreements, Contracts and accounts between Seller or any of its Subsidiaries (other than the Acquired Companies) on the one hand, and any Acquired Company, on the other hand (collectively, the “Intercompany Agreements and Accounts”).

(k)	Real Property.

(i)  Section 2.1(k)(i) of the Disclosure Letter sets forth a true and complete list of all parcels of real property owned by the Business or the Acquired Companies (each, an “Owned Real Property”, and together the “Owned Real Properties”). Except as would not reasonably be likely to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or the Business, (A) the Acquired Companies have, and the Business has (as applicable) good and marketable indefeasible fee simple title to each of the Owned Real Properties, free and clear of all Liens, other than Permitted Liens, and (B) the Acquired Companies have not, and the Business has not (as applicable) granted any assignment, lease, license, easement, concession, or other agreement (written or oral) granting to any Person the right to possess, use, or occupy the Owned Real Property or any portion thereof. There are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. None of Seller or its Subsidiaries (including the Acquired Companies), to the extent Primarily Related to the Business, is a party to any agreement or option to purchase any real property or interest therein.

(ii)  Section 2.1(k)(ii) of the Disclosure Letter sets forth a true and complete list of all real property leased by the Business or the Acquired Companies (each, a “Leased Real Property”, and collectively, the “Leased Real Properties”). Purchaser has been provided with true, complete and correct copies of the leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each of the Leased Real Properties (each, a “Lease”). Except as would not reasonably be likely to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or the Business with respect to each of the Leases: (A) such Lease is valid, binding, enforceable and in full force and effect, (B) the Business’ or the Acquired Companies’ (as applicable) possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and to the Knowledge of the Acquired Companies, there are no disputes with respect to such Lease, (C) the Business is not, or the Acquired Companies are not (as applicable) in breach or default under such Lease, and, to the Knowledge of the Acquired Companies, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would reasonably be expected to constitute such a breach or default, or permit the termination, modification or acceleration of rent under the express terms of such Lease, (D) the Business has not, or the Acquired Companies have not (as applicable) granted any assignment, sublease, license, easement, concession, or other agreement (written or oral) granting to any Person (other than an Acquired Company or its Subsidiaries) the right to possess, use, or occupy the Leased Real Property or any portion thereof, and (E) the Business has not, or the Acquired Companies have not, collaterally assigned or granted any other security interest in such Lease or any interest therein.

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(iii)  There is no (A) pending or threatened in writing or, to the Knowledge of the Acquired Companies, oral appropriation, condemnation, or similar Proceeding, or (B) violation of any applicable zoning or similar Law or Order, in each case, with respect to the Real Property, except for such violations, or appropriations, condemnations, or similar Proceedings as would not reasonably be likely, individually or in the aggregate, to be material to the Acquired Companies, taken as a whole, or the Business. The Real Property identified in Section 2.1(k)(i) and Section 2.1(k)(ii) comprises all of the real property used in the Business.

(l)  Environmental Matters. Except for such matters that, individually or in the aggregate, have not been and are not material to the Acquired Companies, taken as a whole or the Business: (A) Seller and its Subsidiaries with respect to the Business and each Acquired Company is, and at all times during the past three (3) years have been, in compliance with Environmental Laws; (B) Seller with respect to the Business and each Acquired Company possesses all Permits required under Environmental Law for the operation of its business and occupancy of its facilities and properties and is, and at all times during the past three (3) years have been, in compliance with such Permits; (C) none of Seller with respect to the Business or any Acquired Company has in the past three (3) years received any written or threatened in writing or, to the Knowledge of the Acquired Companies, oral claim, notice, report or citation concerning any violation or alleged violation of, or actual or alleged liability arising under, any Environmental Law; (D) there are no Orders of any Governmental Entity outstanding, or any judicial actions, suits, or Proceedings pending or threatened in writing or, to the Knowledge of the Acquired Companies, orally by any Person, in each case concerning non-compliance by Seller with respect to the Business or any Acquired Company with, or liability arising under, any Environmental Law; (E) none of Seller with respect to the Business or any Acquired Company has handled, disposed of, arranged for the disposal of, released, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Substances, in each case as would give rise to liability pursuant to any Environmental Law, and (F) none of Seller with respect to the Business nor any Acquired Company has assumed, undertaken, or provided an indemnity with respect to any liability of another Person arising under Environmental Laws or relating to Hazardous Substances.

(m)	Taxes.

(i)  each Income Tax Return and other material Tax Return required to have been filed by each Acquired Company or with respect to the Transferred Assets has been timely filed and all such Tax Returns are true, correct, and complete in all material respects;

(ii)  all Taxes due and payable by the Acquired Companies or with respect to the Transferred Assets (whether or not shown on any Tax Return) have been paid;

(iii)  all material Taxes required to be withheld by each Acquired Company have been withheld and paid to the applicable Governmental Entity or properly set aside in accounts for such purpose;

(iv)  the unpaid Taxes of the Acquired Companies did not, as of the Latest Balance Sheet Date, exceed the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) accrued on the face of the Latest Financial Statements (rather than in any notes thereto), and there will be no increase in unpaid Taxes or in such reserve for Taxes from the Latest Balance Sheet Date through the Closing Date other than Taxes arising in the ordinary course of business consistent with past practice;

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(v)  no written agreement waiving or consenting to extend the period of time for the assessment or collection of any material amount of Taxes payable by any Acquired Company or with respect to the Transferred Assets is currently in effect;

(vi)  there are no pending, claimed, raised, or ongoing Proceedings in respect of a material amount of Taxes payable by any Acquired Company or with respect to the Transferred Assets;

(vii)  no written claim has ever been received from a Governmental Entity in a jurisdiction where Seller (with respect to any Acquired Company or the Transferred Assets) or the Acquired Companies do not file Tax Returns claiming that any Acquired Company (or any Affiliate thereof with respect to any Acquired Company) is or may be subject to Taxes assessed by, or required to file any Tax Return in, such jurisdiction, which claim has not been resolved;

(viii)  there are no Liens for Taxes (other than Liens for Taxes not yet delinquent) upon any assets of the Acquired Companies;

(ix)  The Acquired Companies will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period beginning after (or the portion of any Straddle Period beginning after) the Closing Date as a result of any: (i) change in, or use of an improper, method of accounting for a taxable period ending on or prior to the Closing Date; (ii) installment sale or open transaction disposition made prior to the Closing; (iii) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of any other Tax Law) executed prior to the Closing; (iv) intercompany transactions entered into prior to the Closing or any excess loss account as of the Closing Date, each as described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of any other Tax Law); or (v) prepaid amount received prior to the Closing or deferred revenue accrued prior to the Closing. No Acquired Company has made any election under Section 965(h) of the Code;

(x)  no Acquired Company has participated in any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011 4(b) (or any analogous provision of any other Tax Law);

(xi)  none of the Transferred Assets is “tax-exempt use property” (within the meaning of Section 168(h) of the Code) or “tax-exempt bond-financed property” (within the meaning of Section 168(g)(5) of the Code);

(xii)   no Acquired Company has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code;

(xiii)  since the Latest Balance Sheet Date, no Acquired Company has changed or revoked any material Tax election, settled any Tax Proceeding or assessment, filed any amended Tax Return, changed any Tax accounting method or period, or affirmatively surrendered any right to claim a refund of Taxes, if such action would have the effect of materially increasing the Tax liability of any Acquired Company for any period ending after the Closing Date or materially decreasing any Tax attribute of any Acquired Company;

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(xiv)  for U.S. income tax purpose, each Acquired Company has been classified as the type of entity (corporation, partnership or disregarded entity) shown on Section 2.1(m)(xiv) of the Disclosure Letter at all times since the later of its formation or acquisition (directly or indirectly) by the Seller;

(xv)   no Acquired Company (A) is a party to any Tax allocation or sharing agreement (excluding contracts entered into in the ordinary course of business the primary subject matter of which is not Taxes) (a “Tax Sharing Agreement”), (B) is (and no Acquired Company has been) a member of an Affiliated Group filing consolidated or Combined Tax Returns (other than as a member of a group the common parent of which is Seller) or (C) has any Liability for the Taxes of any Person (other than Seller and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any analogous provision of any other Tax Law), as a transferee or successor, by contract (other than pursuant to Tax Sharing Agreement) or otherwise pursuant to operation of Law; and

(xvi)  each Acquired Company has complied in all material respects with all applicable Law regarding escheatment or abandoned or unclaimed property.

(n)	Labor Matters.

(i)  Section 2.1(n)(i) of the Disclosure Letter sets forth a true and correct list of each Business Employee, indicating the following information for each individual: (1) name or employee ID; (2) job title; (3) primary work location by state; (4) hourly wage or base salary (as applicable); (5) whether exempt or non-exempt from the overtime pay requirements of the Fair Labor Standards Act and analogous state wage and hour Laws; and (6) employing entity (such listing, the “Business Employee Census”). Each Business Employee is primarily dedicated to the Business. Section 2.1(n)(ii) of the Disclosure Letter sets forth a true and complete list of the name or employee ID, job title, and work location of each Excluded Employee (the “Excluded Employee Census”). Each Business Employee is primarily dedicated to the Business. Except for the Excluded Employees and the services contemplated under the Transition Services Agreement, (1) the Business Employees are sufficient in number and skill to operate the Business on a stand-alone basis, in the same manner as it was conducted by Seller and its Affiliates immediately prior to the Closing, and (2) neither Seller nor any of its Affiliates employ any individuals who are primarily dedicated, or otherwise necessary, to the Business and who are not Business Employees.

(ii)  The Business Employee Census (as disclosed in Section 2.1(n)(i) of the Disclosure Letter) also sets forth a true, complete and correct list of each individual independent contractor (whether natural person or single individual entity) of Seller or any of its Subsidiaries, as of the most recent practicable date, whose engagement is dedicated to the Business, which is materially representative of the Business as of the date hereof.

(iii)  None of the Acquired Companies nor Seller or any of its Subsidiaries (with respect to the Business Employees, Former Business Employees or the Business), are party to, or bound by, any collective bargaining agreement or other Contract with a union, works council, labor organization, or other employee representative (each, a “Labor Agreement”); and no Business Employees are represented by any labor union, labor organization, works council, employee representative or group of employees with respect to their employment with the Acquired Companies, Seller or any of its Subsidiaries. In the past three years, no Acquired Company nor any of Seller or any of its Subsidiaries (with respect to the Business Employees, Former Business Employees or the Business) has been the subject of any Proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization. To the Knowledge of the Acquired Companies, since December 31, 2021, there have been no labor organizing activities with respect to any Business Employees or Former Business Employees.

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(iv)  No unfair labor practice charge, material labor grievance, material labor arbitration, labor strike, dispute, walk-out, collective work stoppage, slow-down, picketing, hand billing, lockout or other material labor dispute involving any Acquired Company, any Business Employees, any Former Business Employees, or Seller or any of its Subsidiaries (with respect to the Business), is pending or, to the Knowledge of the Acquired Companies, threatened, nor has there been any such activity pending or threatened since December 31, 2021.

(v)  Each Acquired Company and each of Seller and its Subsidiaries (with respect to the Business Employees, Former Business Employees and the Business) is, and since December 31, 2021 has been, in compliance in all material respects with all applicable Laws with respect to labor, employment, and employment practices, including all Laws respecting the terms and conditions of employment, plant closings and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (the “WARN Act”)), wages and hours (including the classification and treatment of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, labor relations, automated employment decision tools and other artificial intelligence, employee leave issues, employee trainings and notices, unemployment insurance, worker health and safety, and whistleblower protections.

(vi)  Each Acquired Company and each of Seller and its Subsidiaries (with respect to the Business Employees, Former Business Employees and the Business) has reasonably investigated all allegations of harassment, sexual assault, sexual misconduct, gender discrimination, racial or ethnic discrimination, or harassment on the basis of gender or race against officers, directors, partners, contractors or agents of the Acquired Companies or the Business, or against Former Business Employees or Business Employees, that have been reported to the Acquired Companies or Seller or any of its Subsidiaries or of which the Acquired Companies or Seller or any of its Subsidiaries are otherwise aware. With respect to each such allegation (except those the applicable Acquired Company or Seller reasonably deemed to not have merit), the applicable Acquired Company or Seller have taken prompt corrective action reasonably calculated to prevent further improper action. No such allegation is reasonably expected to result in material liability to the Acquired Companies or the Business. To the Knowledge of the Acquired Companies, there are no such allegations of harassment or discrimination that, if known to the public, would bring any of the Acquired Companies or Seller into material disrepute.

(vii)   Section 2.1(n)(vii) of the Disclosure Letter sets forth, by termination date (and if applicable, return date) and work location, the name and job title of each individual who was employed (or based out of) the same “site of employment” (as defined by the WARN Act) as any Business Employee, who suffered an “employment loss” (including as a result of a furlough or reduction in hours) under the WARN Act within the ninety (90) days immediately preceding the Closing Date.

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(viii)  To the Knowledge of the Acquired Companies, no Business Employee with annualized compensation at or above $200,000, intends to terminate his or her employment with any of the Acquired Companies or Seller prior to the one-year anniversary of the Closing.

(ix)  To the Knowledge of the Acquired Companies, no current or former independent contractor dedicated to the Acquired Companies or Business Employee or Former Business Employee is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement or restrictive covenant obligation: (i) owed to any of the Acquired Companies or Seller or any of its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Acquired Companies or Seller or any of its Subsidiaries.

(o)	Intellectual Property.

(i)  Section 2.1(o) of the Disclosure Letter sets forth a list of all registered or applied-for Intellectual Property that constitutes Business Intellectual Property. Each Acquired Company owns or has a valid and enforceable right to use (including through the Transition Services Agreement or the transitional trademark license and intellectual property license in Section 3.19) all Intellectual Property used in or necessary for the conduct of the Business, except for such exceptions that, individually or in the aggregate with other such exceptions, have not been and are not reasonably likely to be material to the Business. An Acquired Company exclusively owns all right, title, and interest in and to all Business Intellectual Property and, upon completion of the assignment of the Transferred Assets in accordance with Section 1.1, an Acquired Company will exclusively own immediately after the Closing all right, title, and interest in and to the Business Intellectual Property, in each case, free and clear of all Liens other than Permitted Liens. All Business Intellectual Property is subsisting, valid and enforceable in all material respects.

(ii)  The Acquired Companies, and Seller and its Subsidiaries with respect to the Business, have taken commercially reasonable measures to protect the confidentiality and value of all Intellectual Property developed for on behalf of the Business, including the Business Intellectual Property, and no Acquired Company nor Seller nor any of its Subsidiaries with respect to the Business has experienced any unauthorized disclosure of or access to any trade secrets or other material confidential information included in the Business Intellectual Property. Each current and former employee, consultant or other Person employed or engaged by Seller or its Subsidiaries (with respect to the Business) or an Acquired Company to develop Intellectual Property for the Business has executed a written agreement with Seller or the Acquired Companies, as applicable, which contains (A) confidentiality and non-disclosure obligations of trade secrets and other confidential information, and (B) an assignment by such Person (by way of a present grant of assignment) to an Acquired Company of all right, title, and interest in and to Intellectual Property developed by any such Person in the scope of their employment or engagement with Seller, a Seller Subsidiary or an Acquired Company. To the Knowledge of the Acquired Companies, no Person is in violation of such agreement.

(iii)  In the last six (6) years, (A) no Acquired Company, and neither Seller nor any of its Subsidiaries with respect to the Business, has infringed, misappropriated, or otherwise violated the Intellectual Property rights of any Person, (B) no Acquired Company and neither Seller nor any of its Subsidiaries with respect to the Business has received any written notice that, or been the subject of any Proceeding alleging that, any Acquired Company or Seller or any of its Subsidiaries with respect to the Business is infringing, misappropriating, or otherwise violating any Intellectual Property rights of any Person or challenging the validity, enforceability or ownership of any Business Intellectual Property, and (C) to the Knowledge of the Acquired Companies, no Person is infringing, misappropriating, or otherwise violating any Business Intellectual Property and neither the Acquired Companies nor Seller nor any of its Subsidiaries with respect to the Business have sent any written notice or Proceeding against any Person alleging the same, except, in each case of (A), (B), and (C), for such exceptions that, individually or in the aggregate with other such exceptions, have not been and are not reasonably likely to be material to the Acquired Companies, taken as a whole, or the Business.

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(iv)  None of the Software included in the Business Intellectual Property (“Business Software”) uses or incorporates any open source software in a manner that requires the Acquired Companies or Seller or any of its Subsidiaries with respect to the Business to license, disclose or distribute any portion of proprietary source code of the Business Software free of charge or under terms that require disclosure of source code in connection with such use of open source software. Neither the Acquired Companies nor Seller or any Subsidiary with respect to the Business have granted any current or contingent right, license or interest in or to, or otherwise escrowed, released, disclosed, or made available any Business Software (or agreed to do any of the foregoing). The Acquired Companies and Seller and its Subsidiaries with respect to the Business have complied in all material respects with all applicable open source software licenses used in connection with any Business Software.

(p)	IT and Data Privacy.

(i)  The IT Systems are (A) in good working condition, (B) are sufficient in all material respects for the needs of the Business as currently conducted, and (C) are free from any bug, virus, malware or programming, design or documentation error or corruption of material defect. The Acquired Companies and Seller and its Subsidiaries with respect to the Business have taken commercially reasonable measures to protect the integrity, operation and security of the IT Systems (and all data and Personal Information processed thereby). In the past three (3) years, there have been no outages or failures of the IT Systems that have caused a material disruption in or to the operations of the Acquired Companies or the Business. The Acquired Companies and Seller and its Subsidiaries with respect to the Business maintain reasonable back-up and disaster recovery arrangements in the event of a failure of any of its IT Systems.

(ii)  In the past three (3) years, the Acquired Companies and Seller and its Subsidiaries with respect to the Business have complied in all material respects with all Privacy Requirements. There have been no, and neither the Acquired Companies nor Seller and its Subsidiaries with respect to the Business, have received any written complaint, claim or demand from any Person with respect to any Security Incidents.

(q)  Personal Property. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or the Business, each Acquired Company and the Seller and its Subsidiaries with respect to the Business has good and valid title to, or a valid leasehold interest in, or other legal right to, all of the tangible assets and personal properties of the Acquired Companies or the Business (including the Transferred Assets), free and clear of all Liens, other than Permitted Liens. Each item of tangible personal property that Seller or its Subsidiaries with respect to the Business or the Acquired Companies owns or uses is in all material respects in good operating condition and repair (ordinary wear and tear excepted) for the purposes for which it is being used.

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(r)  Insurance. Section 2.1(r) of the Disclosure Letter sets forth a true, correct and complete list of the insurance policies that are for the benefit of Seller or its Subsidiaries with respect to the Business or the Acquired Companies (the “Insurance Policies”). Seller has made available true, correct and complete copies of the Insurance Policies (including the policy number, insurer and insured parties, relevant policy period, material limits, self-insured layers, deductibles and retentions thereunder). All Insurance Policies are in full force and effect and all premiums due and payable on such Insurance Policies have been paid. Neither Seller or its Subsidiaries with respect to the Business nor any Acquired Company has received any written notice of pending or threatened in writing or, to the Knowledge of the Acquired Companies, orally termination or cancellation of any such insurance policy, and each of Seller and its Subsidiaries and the Acquired Companies are in compliance in all material respects with all terms and conditions contained therein, to the extent such entity is the named insured under the applicable Insurance Policy. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or the Business, (A) no policy limits of insurance policies are exhausted or materially eroded or reduced, (B) in the past three (3) years, no insurance carrier has denied coverage for any material claim asserted by Seller or its Subsidiaries other than pursuant to a customary reservation of rights notice, (C) Seller and its Subsidiaries have not failed to give any notice or present any claims under any applicable Insurance Policy in a due and timely fashion for which coverage would be reasonably expected based on the underlying facts and circumstances and with respect to which the assertion of such claim would be commercially reasonable, and (D) all insurance claims data made available by Seller and its Subsidiaries to Purchaser are true and complete as of its respective valuation date and there have been no material claims presented or material changes in the data since the valuation date of the data presented.

(s)	Affiliate Transactions. Except as set forth on Section 2.1(s) of the Disclosure Letter:

(i)  No Acquired Company nor Seller or its Subsidiaries with respect to the Business is a party to any contract or agreement (including any Transferred Contract) (any such contracts or arrangements, the “Affiliate Contracts”) with any of their respective Affiliates or any of its or their respective directors or officers (any such Person, a “Related Party”), or, to the Knowledge of the Acquired Companies, any managers of any Related Party or any Person related by blood, marriage or adoption to any Related Party, nor has any Affiliate Contract been entered into in the past three (3) years; and

(ii)  No Related Party or, to the Knowledge of the Acquired Companies, any managers of any Related Party or Person related by blood, marriage or adoption to any Related Party, has any direct or indirect ownership or other economic or legal interest in any material assets or properties (including the Transferred Assets) used by the Business or the Acquired Companies.

(t)  Brokers and Finders. No broker, investment banker, financial advisor, or other Person, other than Houlihan Lokey (the fees and expenses of which will be treated as Transaction Expenses), is entitled to any broker’s, finder’s, or financial advisor’s fee, commission or similar compensation in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates (including the Acquired Companies) are bound.

(u)  Bank Accounts; Names and Locations. Section 2.1(u) of the Disclosure Letter sets forth a complete list of all bank accounts of the Acquired Companies, together with a list of each Person holding signature authority over the funds in each such account, and a complete list of all Persons (if any) holding a power of attorney or agency authority from the Acquired Companies. Except as set forth on Section 2.1(u) of the Disclosure Letter, during the past three (3) years, none of the Acquired Companies have used any names or names under which it had invoiced all account debtors, maintained records concerning its assets or otherwise conducted business.

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(v)  Material Customers and Technology Partners. Section 2.1(v)(1) of the Disclosure Letter sets forth a list of the top ten (10) customers of the Business (by volume of sales to such customers) (collectively, the “Material Customers”) for the fiscal years ended December 31, 2023 and December 29, 2024 and the three (3)-month period ended March 30, 2025, showing the approximate total sales to each such customer during the applicable period and the percentage of the total sales of the Business represented by such sales. Section 2.1(v)(2) of the Disclosure Letter sets forth a list of all material technology or professional service partners of the Business (collectively, the Material Technology Partners”). None of Seller or its Subsidiaries (including the Acquired Companies) has received any written notice, or to the Knowledge of the Acquired Companies, oral notice, from (x) any Material Customer to the effect that such Material Customer will stop, decrease the rate of, or change the terms (whether related to payment, price, volume or otherwise), in each case, with respect to, buying goods, services or products from the Business (whether as a result of the consummation of the transactions contemplated hereby or otherwise), or (y) any Material Technology Partner to the effect that such Material Technology Partner will change any material term of its partner program or agreement with respect to the Business or the status of the Business as a certified or preferred partner, as applicable (whether as a result of the consummation of the transactions contemplated hereby or otherwise), in each case, except for such changes or fluctuations in the ordinary course of business consistent with past practice. No Material Customer or Material Technology Partner has delivered a written, or to the Knowledge of the Acquired Companies, oral notice to the Seller or its Subsidiaries (including the Acquired Companies) asserting a breach of contract, indemnification or similar claim against Seller or its Subsidiaries (including the Acquired Companies) during the last three (3) years, or any such claim that is material to the Acquired Companies or the Business, to the extent not resolved, prior to such date.

(w)  Sufficiency of Assets. The Transferred Assets, together with the rights granted, services provided and functions offered to the Purchaser and the Acquired Companies under the Transition Services Agreement and the rights, materials, goods, services, properties, functions and assets (tangible or intangible) of the Acquired Companies, are and constitute as of the date hereof, and as of the Closing will be and will constitute all of the material rights, materials, goods, services, properties, functions and assets (tangible or intangible) necessary to operate the Business in substantially the same manner as conducted (i) as of the date hereof and (ii) during the twelve (12) months immediately prior to the Closing.

(x)	SEC Documents.

(i)  Seller has filed with or furnished to the SEC all Seller SEC Documents that have been required to be filed or furnished by it pursuant to applicable Law. As of their respective dates of filing, furnishing or, in the case of registration statements, effectiveness, or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Seller SEC Documents (other than preliminary materials), including, for the avoidance of doubt, the Proxy Statement, (i) complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Documents and (ii) none of the Seller SEC Documents, at the time of filing or being furnished (or effectiveness in the case of registration statements), contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except, as applicable, to the extent such statements have been modified or superseded by later Seller SEC Documents filed or furnished and publicly available prior to the date of this Agreement. For the avoidance of doubt, no representation or warranty is made hereunder as to statements made or incorporated by reference in the Proxy Statement that was supplied in writing by or on behalf of Purchaser specifically for inclusion in any of the foregoing documents (without any input or direction from Seller (or any of its Subsidiaries or their respective Representatives)) and has been approved by Purchaser for inclusion or incorporation by reference therein. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Seller SEC Documents filed or furnished by Seller with the SEC and, as of the date hereof, to the Knowledge of the Acquired Companies, none of the Seller SEC Documents is the subject of ongoing SEC review. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. No Subsidiary of Seller is required to file any forms, reports or documents with the SEC.

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(ii)  The audited consolidated financial statements and unaudited consolidated interim financial statements of Seller included or incorporated by reference in the Seller SEC Documents, including the related notes and schedules, (i) complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP (as in effect in the United States on the date of such financial statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and (iii) fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments), the consolidated financial position of Seller and its Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Seller and its Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later Seller SEC Documents filed and publicly available prior to the date of this Agreement.

(iii)  Seller has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for Seller and its Subsidiaries. Seller has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by Seller in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Seller’s management as appropriate to allow timely decisions regarding required disclosure.

(y)  Unrelated Assets and Liabilities. None of the Acquired Companies (a) is party to or bound by any Contract or has any rights, properties or assets, other than those rights, properties or assets that are exclusively related to the Business and those rights contemplated by the Transaction Agreements or (b) has any Liabilities, other than those Liabilities related to conducting or operating the Business. Other than the Persons set forth on Section 2.1(y) of the Disclosure Letter, no Affiliate of Seller (other than the Acquired Companies and the directors and officers of the Seller and the Acquired Companies on behalf of the Seller and the Acquired Companies) is engaged in the Business.

(z)	Fair Consideration; No Fraudulent Conveyance.

(i)  The conveyance of the Transferred Assets to Purchaser or its Subsidiaries as contemplated by this Agreement and the Transaction Agreements (which such conveyance, for the avoidance of doubt, shall be a result of Seller’s and its Subsidiaries’ conveyance (as applicable) of such Transferred Assets to BGSF Professional prior to the Closing, in accordance with Sections 1.1 through 1.4) and the other transactions contemplated hereby are not made with the intent to hinder, delay or defraud either present or future creditors of Seller or any of its Subsidiaries.

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(ii)  The consummation of the transactions contemplated by this Agreement or any Transaction Agreement will not (i) give rise to any right of any creditor of Seller or any of its Subsidiaries to assert any claim whatsoever against the Purchaser or any of its Subsidiaries or any of the Transferred Assets in the hands of Purchaser or any of its Subsidiaries or their respective successors and assigns following the Closing or (ii) hinder, delay or defraud either present or future creditors of Seller or any of its Subsidiaries.

(aa)  Solvency. None of Seller nor any of its Subsidiaries (including the Acquired Companies) (a) is or has been insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (b) has or has had unreasonably small capital with which to conduct its business, or (c) has, or has incurred, debts beyond its ability to pay as they become due.

(bb)  No Other Representations or Warranties. Except for the representations and warranties expressly set forth in Section 2.2, the certificate delivered pursuant to Section 4.3(c), the Transition Services Agreement, and the Escrow Agreement, as applicable, Seller hereby acknowledges and agrees (on behalf of itself and all other Seller Releasing Parties) that neither Purchaser nor its Affiliates or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty, including any certification, with respect to Purchaser or any or its Affiliates, their respective businesses, results of operations, prospects, condition (financial or otherwise), properties, assets, or liabilities, or any other matters, including with respect to any information provided, disclosed, or delivered to Seller or the Acquired Companies. Except for the representations and warranties expressly set forth in Section 2.2, the certificate delivered pursuant to Section 4.3(c), the Transition Services Agreement, and the Escrow Agreement, as applicable subject to Article VI, none of Purchaser, nor any of its respective members, trustees, beneficiaries, Affiliates, or Representatives, nor any other Person, will have or be subject to any Liability or indemnification obligation to Seller or its Affiliates or any other Person resulting from the provision, disclosure, or delivery to Seller, the Acquired Companies or any other Person, or the use by Seller, the Acquired Companies or any other Person, of any such information provided or made available to them by any Purchaser, its Affiliates or any of their respective members, trustees, beneficiaries, Affiliates, or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts, forward-looking information, business plans, cost-related plans, or other material provided or made available to Seller or any other Person in anticipation or contemplation of any of the transactions contemplated by this Agreement.

(cc)  Surety Bonds. Section 2.1(cc) of the Disclosure Letter sets forth, as of the date hereof, a true, complete and correct list of each performance bond, bid bond, security bond, payment bond, surety bond or letter of credit issued in favor of Seller or its Subsidiaries in connection with the Business (a “Surety Bond”), the issuer of the Surety Bond, the amount of the Surety Bond, the related indemnity (or similar) agreement, the related Contract and the face value of each Surety Bond as of the date of this Agreement. Except as set forth on Section 2.1(cc) of the Disclosure Letter, (i) each Surety Bond is in full force or effect and has not been canceled or rescinded by the issuer thereof and (ii) none of Seller nor any of its Subsidiaries has taken any action, or omitted to take any action, such that, with or without notice or lapse of time or both, the issuer of any Surety Bond would reasonably be expected, following the Closing, to (x) decline to renew or extend any Surety Bond, or (y) execute new Surety Bonds.

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2.2  Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller and the Acquired Companies as of the date hereof and as of the Closing Date (unless such representation is made as of an earlier date, and in such instance as of such date) as follows:

(a)  Organization, Good Standing, and Qualification. Purchaser is a legal entity duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization. Purchaser has all requisite corporate, partnership, limited liability company, or similar power and authority, as applicable, to carry on its business as presently conducted.

(b)  Authorization. No vote of the holders of Equity Interests of Purchaser or any of its Affiliates is necessary pursuant to applicable Law, their respective Organizational Documents, the applicable rules of any stock exchange, or otherwise to approve this Agreement and the Transaction Agreements to which it is, or will be, a party and the transactions contemplated hereby and thereby. Purchaser has all requisite corporate, partnership, limited liability company, or similar power and authority, as applicable, to execute and deliver this Agreement and each Transaction Agreement to which it is, or will be, a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and each Transaction Agreement to which it is, or will be, a party, the performance of its obligations hereunder and thereunder, and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership, limited liability company, or similar action of Purchaser. This Agreement has been, and each Transaction Agreement to which Purchaser, is or will be, as applicable, a party, is or will be duly executed and delivered by Purchaser and, assuming the due authorization, execution, and delivery by the Acquired Companies, Seller, or any other third party thereto of this Agreement and each Transaction Agreement to which the Acquired Companies, Seller, or any other third party is or will be a party, constitutes (and, in the case of the Transaction Agreements to be entered into after the date hereof, will constitute) the legal, valid, and binding obligation of Purchaser or other third party thereto, enforceable against each in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally or, as to enforceability, by general equitable principles.

(c)	Governmental Filings and Approvals; No Violations; Etc.

(i)  No notices, reports, or other filings are required to be made by Purchaser or its Subsidiaries with, nor are any consents, registrations, approvals, Permits, Orders, or authorizations required to be obtained by Purchaser or its Subsidiaries from, any Governmental Entity in connection with the execution, delivery, and performance of this Agreement and the Transaction Agreements by Purchaser or its Subsidiaries and the consummation by Purchaser of the transactions contemplated hereby, except those that would not, individually or in the aggregate, prevent or materially delay Purchaser from consummating the transactions contemplated by this Agreement and thereby.

(ii)  The execution, delivery, and performance of this Agreement by Purchaser and the execution, delivery, and performance of this Agreement or any Transaction Agreement to which Purchaser or any of its Subsidiaries is a party does not and will not, and the consummation by Purchaser or any of its Subsidiaries of the transactions contemplated hereby and thereby will not, constitute or result in: (A) a breach or violation of, or a default under, the organizational or governing documents of Purchaser or any of its Subsidiaries; (B) assuming compliance with the matters referred to in Section 2.2(c)(i), with or without notice, lapse of time or both, a breach or violation of, any Law, Permit, or Order to which Purchaser or any of its Subsidiaries is subject, (C) with or without notice, lapse of time or both, a breach or violation of, a termination, cancellation, or modification (or provide a right of termination, cancellation, or modification) or default under, the acceleration of any rights or obligations under, or require consent, notice, or approval from, the other party thereto, in each case, pursuant to any contract, commitment, understanding, or arrangement binding upon Purchaser or any of its Subsidiaries, or (D) the creation of a Lien on any of the assets of Purchaser or any of its Subsidiaries, except, in the case of clauses (B), (C), and (D) above, for any such breach, violation, termination, cancellation, modification, default, creation, acceleration, consent, notice, or approval that would not, individually or in the aggregate, prevent or materially delay Purchaser from consummating the transactions contemplated by this Agreement.

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(d)  Litigation. There are no Proceedings pending or, to Purchaser’s Knowledge, threatened against Purchaser or any of its Subsidiaries that individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement. Neither Purchaser nor or any of its Subsidiaries is a party to or subject to the provisions of any Order of any Governmental Entity that would, individually or in the aggregate, have had or reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

(e)  Sufficiency of Funds. Purchaser has sufficient unrestricted cash on hand or other sources of immediately available funds (including pursuant to the Equity Commitment Letter) to enable Purchaser to pay all amounts contemplated hereby (and related fees and expenses) and to consummate the transactions contemplated by this Agreement. The obligations of Purchaser under this Agreement are not subject to any conditions regarding Purchaser’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the transactions contemplated hereby.

(f)  Solvency. Immediately after giving effect to the transactions contemplated by this Agreement and assuming (i) the accuracy of the representations and warranties set forth in Section 2.1 and (ii) that any estimates, projections or forecasts prepared by or on behalf of the Acquired Companies and their Subsidiaries provided to Purchaser have been prepared in good faith based upon assumptions that were and continue to be reasonable, Purchaser and the Acquired Companies shall not, on a consolidated basis, (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (b) have unreasonably small capital with which to conduct its business, or (c) have incurred debts beyond its ability to pay as they become due. In completing the transactions contemplated hereby, Purchaser does not intend to hinder, delay, or defraud any present or future creditors of Purchaser or the Acquired Companies.

(g)  Brokers. No broker, investment banker, financial advisor, or other Person, is entitled to any brokerage, finder’s, or other fee or commission or similar compensation in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or its Affiliates for which Seller would have any liability.

(h)  Certain Arrangements. Neither Purchaser nor any of its Affiliates or any other Person on behalf of Purchaser or its Affiliates has entered into any contract, commitment, agreement, instrument, obligation, arrangement, understanding, or undertaking, whether written or oral, with any member of any Acquired Company’s management that is related to the Acquired Companies or the transactions contemplated by this Agreement.

(i)  Investment Purposes. Purchaser is acquiring the Purchased Equity solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that such Purchased Equity is not registered under the Securities Act of 1933, as amended, or any state securities laws, and that such Purchased Equity may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Purchaser is able to bear the economic risk of holding such Purchased Equity for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

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(j)  No Other Representations or Warranties. Except for the representations and warranties expressly set forth in Section 2.1 (as modified by the Disclosure Letter), the certificate delivered pursuant to Section 4.2(d), the Transition Services Agreement, the Escrow Agreement and the Bill of Sale, Assignment and Assumption Agreement, as applicable, Purchaser hereby acknowledges and agrees (on behalf of itself and all other Purchaser Releasing Parties) that neither any Acquired Company, Seller, nor their respective Affiliates or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty, including any certification, with respect to Seller or any Acquired Company, their respective businesses, results of operations, prospects, condition (financial or otherwise), properties, assets, or liabilities, or any other matters, including with respect to any information provided, disclosed, or delivered to Purchaser. Except for the representations and warranties expressly set forth in Section 2.1 (as modified by the Disclosure Letter), the certificate delivered pursuant to Section 4.2(d), the Transition Services Agreement, the Escrow Agreement and the Bill of Sale, Assignment and Assumption Agreement, as applicable, subject to Article VI, none of the Acquired Companies or Seller, nor any of their respective members, trustees, beneficiaries, Affiliates, or Representatives, nor any other Person, will have or be subject to any Liability or indemnification obligation to Purchaser or any other Person resulting from the provision, disclosure, or delivery to Purchaser or any other Person, or the use by Purchaser or any other Person, of any such information provided or made available to them by any Acquired Company, Seller, or any of respective members, trustees, beneficiaries, Affiliates, or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts, forward-looking information, business plans, cost-related plans, or other material provided or made available to Purchaser or any other Person in certain “data rooms,” confidential information memoranda, management presentations, or due diligence discussions in anticipation or contemplation of any of the transactions contemplated by this Agreement. Purchaser acknowledges and agrees that it: (i) has had an opportunity to discuss the Business with the management of the Acquired Companies and Seller (ii) has had reasonable and adequate access to the documents provided by the Acquired Companies and Seller for purposes of the transactions contemplated by this Agreement, (iii) has been afforded the opportunity to ask questions of and receive answers from directors, managers, and officers of the Business; and (iv) has relied solely upon its own independent investigation, review, and analysis of the Business, Seller’s businesses, results of operations, prospects, condition (financial or otherwise), properties, assets, or liabilities, and any other matters, and the express representations and warranties set forth in Section 2.1 hereof (as modified by the Disclosure Letter), the certificate delivered pursuant to Section 4.2(d), the Transition Services Agreement, the Escrow Agreement and the Bill of Sale, Assignment and Assumption Agreement, as applicable.

(k)  Non-Reliance on Estimates, Projections, Forecasts, Forward-Looking Statements, and Business Plans. In connection with the due diligence investigation of the Acquired Companies by Purchaser, Purchaser has received and may continue to receive from the Acquired Companies, Seller, or their respective Representatives certain estimates, projections, forecasts, forward-looking information, business plans, and cost-related plans regarding the Acquired Companies and their business and operations. Purchaser hereby acknowledges and agrees that there are uncertainties inherent in attempting prepare such estimates, projections, forecasts, forward-looking information, business plans, and cost-related plans, with which Purchaser is familiar, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, forward-looking information, business plans, and cost-related plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans, or cost-related plans), and, subject to the following sentence, that Purchaser will not have any claim against any Acquired Company, Seller, or any of their respective members, trustees, beneficiaries, Affiliates, or Representatives, or any other Person, with respect thereto. Accordingly, Purchaser hereby acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2.1 (as modified by the Disclosure Letter), the certificate delivered pursuant to Section 4.2(d), the Transition Services Agreement, the Escrow Agreement and the Bill of Sale, Assignment and Assumption Agreement, as applicable, none of the Acquired Companies, Seller, nor any of their respective members, trustees, beneficiaries, Affiliates, or Representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans, or cost-related plans (including with respect to the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements, business plans, or cost-related plans). Nothing contained in this Section 2.2(k) shall limit, negate, or otherwise impede in any manner any claims or recovery by Purchaser under the RWI Policy or claims based on Fraud (in each case, in accordance with the terms hereof).

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(l)  Equity Financing Commitment Letter. Purchaser has delivered to Seller a true and complete copy of the executed Equity Financing Commitment Letter (provided, however, that any fee letter may be redacted to omit fee amounts), pursuant to which the Guarantors have committed to invest in Purchaser, directly or indirectly, the cash in the respective pro rata portions set forth therein, and on the terms and conditions, set forth therein (the “Equity Financing”). The Equity Financing Commitment Letter provides that Seller is a third-party beneficiary of, and entitled to enforce, the Equity Financing Commitment Letter, subject to the terms and conditions therein. The Equity Financing Commitment Letter has not been amended or modified in any manner prior to or as of the date of this Agreement. None of Purchaser or any of its Affiliates has entered into any Contract, side letter or arrangement relating to the equity financing of the transactions contemplated by this Agreement, other than as set forth in the Equity Financing Commitment Letter that would affect the availability of the Equity Financing. The proceeds of the Equity Financing, if required to be funded in accordance with the terms of the Equity Financing Commitment Letter, will be sufficient to consummate the transactions contemplated hereby and by the Transaction Agreements, including the payment of the Estimated Closing Amount and the making of all other payments on the Closing Date and any adjustment to the purchase price pursuant to Section 1.11. To the knowledge of Purchaser, the commitments contained in the Equity Financing Commitment Letter have not been withdrawn or rescinded in any respect. The Equity Financing Commitment Letter is in full force and effect and, to the knowledge of Purchaser, represents a valid, binding and enforceable obligation of the Guarantors named therein to provide the financing contemplated thereby. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Purchaser or, to the knowledge of Purchaser, any other party to the Equity Financing Commitment Letter. As of the date hereof, Purchaser has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any condition to funding under the Equity Financing Commitment Letter. There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing other than as set forth in the Equity Commitment Letter. As of the date hereof, Buyer has no reason to believe that the Equity Financing will not be made available to Purchaser on the Closing Date. All unpaid fees and other amounts that may become due and payable under the Equity Financing Commitment Letter are not required to be paid earlier than the Closing. Purchaser has timely paid in full any and all commitment fees and all other fees, expenses and other amounts required to be paid pursuant to the terms of the Equity Financing Commitment Letter on or before the date hereof and shall timely pay in full any such amounts due on or before the Closing Date.

(m)  Guaranty. The Guaranty is in full force and effect, has not been amended, modified, withdrawn or rescinded in any manner, has been duly executed by the Guarantors, and is the valid, legal, binding and enforceable obligation of the Guarantors in accordance with its terms. As of the date hereof, no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantors under the Guaranty.

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Article III
COVENANTS

3.1	Interim Operations.

(a)  Seller and the Acquired Companies covenant and agree that, after the date hereof and prior to the earlier of the Closing and the termination of this Agreement in accordance with Article IV, except (i) as requested or consented to in writing by Purchaser (such consent not to be unreasonably withheld, delayed, or conditioned), (ii) as otherwise required or expressly permitted by this Agreement or any Transaction Agreement, (iii) as required by a Governmental Entity or applicable Law, or (iv) as set forth in Section 3.1(a) of the Disclosure Letter, Seller shall, and shall cause its Subsidiaries (including the Acquired Companies) to, conduct the business of each Acquired Company and the Business in all material respects in the ordinary course of business consistent with past practice and to use commercially reasonable efforts to (i) preserve intact the business of the Acquired Companies and the Business and their respective goodwill and assets in all material respects, (ii) maintain satisfactory relationships with key employees and Governmental Entities, customers, suppliers and other commercial counterparties having material business dealings with the Acquired Companies or the Business, and without limiting the generality of the foregoing, Seller shall not, and shall cause its Subsidiaries (including the Acquired Companies) to not:

(i)  (A) adopt any change in the Organizational Documents of (x) the Acquired Companies or (y) Seller or any of its other Subsidiaries (with respect to clause (y) only, to the extent such change would reasonably be expected to prevent, materially hinder or materially delay the consummation of the Transaction) or (B) form a Subsidiary of any of the Acquired Companies;

(ii)  adopt, effect or publicly propose a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization, or other reorganization of Seller, the Acquired Companies, or Seller’s other Subsidiaries (to the extent related to the Business);

(iii)  (A) issue, reclassify, split, combine, subdivide, or redeem, purchase, or otherwise acquire or subject to any Lien any of the Equity Interests of any Acquired Company or (B) cause any of the Acquired Companies to declare, set aside or pay any dividend or distribution to any Person (except to the extent permitted under Section 3.1(b));

(iv)  (A) merge or consolidate Seller, the Acquired Companies, or Seller’s other Subsidiaries (to the extent related to the Business), in each case, with any other Person or (B) in the case of Seller or its Subsidiaries to the extent related to the Business or in the case of the Acquired Companies, acquire any business of any other business or Person or division thereof (whether by merger, consolidation, acquisition of stock or all or substantially all assets, or similar transaction);

(v)  sell, assign, license, lease, transfer, or dispose of or subject to any Lien any of its properties, rights, or assets of the Acquired Companies or the Business (including the Transferred Assets), other than (A) sales, assignments, licenses, leases, transfers, or dispositions in the ordinary course of business consistent with past practice, (B) sales, assignments, licenses, leases, transfers, or dispositions of obsolete, non-operating, or worthless assets or properties, (C) Liens that are Permitted Liens, or (D) sales, assignments, licenses, lease, transfers, or dispositions of assets with a fair market value not in excess of $50,000 individually or $250,000 in the aggregate;

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(vi)  (A) create, incur, assume or guarantee any new Liabilities for borrowed money or (B) grant any indemnity, bond or other guarantee for the benefit of any Person, in each case, pursuant to which any Acquired Company or the Business could have any Liabilities;

(vii)   (A) amend or waive in any respect the terms of any Material Contract or Lease, (B) terminate or cancel any Material Contract or Lease (other than expirations in accordance with their respective terms or terminations by the counterparties thereto), (C) enter into any new contract, agreement, or instrument that would constitute a Material Contract or Lease if it was in effect as of the date hereof or (D) consummate any transaction or make any other payments that, if it was in effect as of the date hereof, would be required to be disclosed on Section 2.1(s) of the Disclosure Letter, except, in the case of clauses (A) and (C), to the extent (x) such action was taken in the ordinary course of business consistent with past practice, and (y) Seller promptly (and in any event within ten (10) Business Days) provides written notice of such action to Purchaser;

(viii)  except as required pursuant to the terms of any Benefit Plan in effect as of the date hereof, or as otherwise required by applicable Law, (A)  increase the compensation or benefits payable to any Business Employee or any other current or former employee or other individual service provider of any Acquired Company, (B) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, (C) grant any cash or equity or equity-based incentive awards, bonus, retention, change in control, transaction, severance or similar compensation or benefits payable to any Business Employee or any other current or former employee or other individual service provider of any Acquired Company, (D) become a party to, establish, adopt, materially amend, or terminate any Benefit Plan or any arrangement that would have been a Benefit Plan had it been entered into prior to this Agreement (except where such changes to benefits under a Seller Benefit Plan similarly applies to Seller’s and its Subsidiaries’ other similarly situated employees who participate under such Seller Benefit Plan and do not materially increase the cost to the Acquired Companies of providing such benefits), or (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any material Benefit Plan that is required by applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP;

(ix)  terminate (other than for cause) any Business Employee or any employee of any Acquired Company or independent contractor of the Business or any Acquired Company with annual compensation in excess of $200,000;

(x)  except in the ordinary course of business consistent with past practice to fill a position that (A) is open as of the date hereof and set forth in Section 3.1(a)(x) of the Disclosure Letter or (B) becomes open following the date hereof due to the termination of a Business Employee or independent contractor of the Business not in contravention of this Agreement prior to the Closing, in each case, subject to any such Business Employee or independent contractor being hired or engaged on terms (including compensation) substantially similar to those of such Business Employee or independent contractor being replaced, hire or engage any Business Employee or any employee of any Acquired Company or independent contractor of the Business or any Acquired Company with annual compensation in excess of $200,000;

(xi)  modify, extend, amend, negotiate, terminate or enter into any Labor Agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any Business Employee or any employee of an Acquired Company;

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(xii)   implement or announce any employee layoffs, furloughs, reductions in force, plant closings, reductions in compensation or other similar actions related to Business Employees or employees of an Acquired Company that trigger notice obligations under the WARN Act;

(xiii)  waive or release any non-competition, non-solicitation, non-disclosure or other restrictive covenant obligation of any Business Employee, Former Business Employee or current or former employee or independent contractor of the Business or the Acquired Companies;

(xiv)  transfer internally, or otherwise alter the duties and responsibilities of, any individual (i) who is a Business Employee such that the individual is no longer Primarily Related to the Business; or (ii) who is not a Business Employee such that the individual becomes Primarily Related to the Business;

(xv)   commence, settle or compromise any Proceeding with a Governmental Entity or third party, in each case threatened, made, or pending against Seller or its Subsidiaries in connection with the Business or the Acquired Companies, other than the settlement of Proceedings (except for any Proceedings brought by or on behalf of any stockholder of Seller in connection with the transactions contemplated hereby) for only monetary damages and for an amount of less than $50,000 in any individual case or $250,000 in the aggregate;

(xvi)  sell, assign, lease, license, abandon, allowed to lapse or expire, or transfer any Business Intellectual Property, other than (A) non-exclusive licenses granted to customers in the ordinary course of business consistent with past practice, or (B) the lapse or expiry of Intellectual Property at the end of the applicable statutory term;

(xvii)     make commitments for capital expenditures that aggregate in excess of $50,000 with respect to the Business or the Acquired Companies;

(xviii)    modify the Businesses’ or the Acquired Companies’ cash management practices, including any delay or postponement of the payment of any accounts payable or commissions or any other Liability or obligation, or accelerate to earlier periods the collection of accounts or notes receivable that otherwise would be expected to occur in subsequent periods;

(xix)   disclose any trade secrets or data of the Business or the Acquired Companies to any Person (other than pursuant to a written confidentiality and non-disclosure agreement entered into in the ordinary course of business consistent with past practice with reasonable protections of, and preserving all rights of the Acquired Companies and the Business in, such trade secrets and data) or knowingly receive any trade secrets or data of any Person in violation of any obligations of confidentiality;

(xx)   other than as required by GAAP (or any interpretation thereof), including pursuant to standards, guidelines, and interpretations of the Financial Accounting Standards Board or any similar organization, make any change in the accounting methods, principles, or practices of the Acquired Companies or the Business;

(xxi)  consent to any waiver of the statute of limitations period applicable to the assessment or collection of any amount of Taxes from an Acquired Company or with respect to any Transferred Asset;

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(xxii)  make (inconsistent with past practices), change or revoke any material Tax election, file any amended Tax Return, or change any Tax accounting method or period, in each case, of any Acquired Company or with respect to any Transferred Asset;

(xxiii)     cause or permit an Acquired Company to enter into any Tax Sharing Agreement;

(xxiv)     settle or compromise any material Tax Proceeding, enter into any closing agreement with respect to Taxes, or affirmatively surrender any right to claim a refund or credit of Taxes, in each case, of any Acquired Company or with respect to any Transferred Asset;

(xxv)  make any loans or advances to any Person in connection with the Business or by the Acquired Companies, except for the extension of credit to customers and advances to employees, officers, or consultants of the Business or the Acquired Companies, in each case incurred in the ordinary course of business consistent with past practice;

(xxvi)  materially amend, modify or waive any rights under, or terminate, fail to renew, or cancel, any of the Insurance Policies set forth in (or required to be set forth in) Section 2.1(r) of the Disclosure Letter; or

(xxvii)  agree in writing or otherwise commit to do any of the foregoing.

(b)  Special Distributions; Indebtedness. Notwithstanding anything to the contrary in this Agreement, including Section 3.1(a), at any time (and on one or more occasions) prior to the Adjustment Calculation Time, each Acquired Company may (i) pay one or more cash distributions to its equity holder(s) consisting of the Cash and Cash Equivalents held by such Acquired Company, and may make any such distributions required or permitted by the terms of its Organizational Documents, and (ii) settle any Indebtedness; provided, that, in each case, only to the extent any such distributions do not increase the amounts payable, directly or indirectly, to Seller or any of its Affiliates hereunder (other than, with respect to subsection (ii) above, by increasing the Closing Amount payable to Seller as a result of a decrease in such Indebtedness); provided, that the Seller shall use commercially reasonable efforts after the date hereof and prior to the earlier of the Closing and the termination of this Agreement in accordance with Article IV, to have Closing Cash and Cash Equivalents of no more than $256,000 in India, no more than $83,000 in Colombia and no more than $51,000 in Canada.

(c)  No Control of Other Party’s Business. Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct Seller’s or its Affiliates’ operations prior to the consummation of the transactions contemplated hereby, and prior to such time Seller and its Affiliates shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business, assets, and operations.

(d)  For the avoidance of doubt, after the date hereof and prior to the earlier of the Closing and the termination of this Agreement in accordance with Article V, Seller shall not enter into any agreement or consummate any transaction pursuant to which Seller comes under the control (as defined in the definition of “Affiliates”) of another Person.

3.2	[Reserved].

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3.3  Access and Reports.

(a)  From the date hereof to the Closing or the earlier termination of this Agreement, upon reasonable prior written notice from Purchaser, subject to applicable Law, Seller and the Acquired Companies shall afford Purchaser’s officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the Business’ and the Acquired Companies’ officers, employees, properties, facilities, Books and Records, and Transferred Contracts, and any other Contracts, documents, information and data related to the Transferred Assets, the Assumed Liabilities, the Acquired Companies or the Business; and, during such period, Seller and the Acquired Companies shall furnish promptly to Purchaser all information concerning the Business or the Acquired Companies as may reasonably be requested, provided, that, the foregoing shall not require Seller or the Acquired Companies (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of Seller, upon the reasonable advice of its counsel, would result in the disclosure of any trade secrets or violate any of its obligations with respect to confidentiality, (ii) provide any access or furnish any information that, upon the commercially reasonable advice of Seller’s counsel, would be in violation of applicable Law, (iii) to disclose any information that, upon the reasonable advice of Seller’s counsel, would jeopardize any attorney-client or other legal privileges, or (iv) to permit any environmental sampling or invasive environmental testing; provided, further, that Seller and the Acquired Companies shall use commercially reasonable efforts to provide access to such information in a manner that would not result in disclosure of trade secrets, violate confidentiality obligations, violate applicable Laws or destroy attorney-client or other legal privileges. All requests for access or information made pursuant to this Section 3.3(a) shall be directed to an officer of Seller or an Acquired Company, or other Person designated by Seller or an Acquired Company. All such information shall be governed by the terms of the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

(b)  For six (6) years from the Closing Date, Purchaser shall, to the extent permitted by applicable Law, during normal business hours, upon reasonable notice, afford to Seller and its Representatives reasonable access to or copies of the relevant portions of the Transferred Books and Records, the Transferred Contracts and any other documents or materials transferred to Purchaser or any of its Subsidiaries as part of the Transferred Assets and relating to the Business, in each case, existing as of the Closing Date and in its possession or control, in each case, during normal business hours and upon reasonable notice (subject to applicable confidentiality obligations), solely to the extent necessary in connection with Seller’s or its Subsidiaries’ (i) preparation of financial statements and SEC reporting obligations, (ii) preparation of any documents or materials as reasonably required for Seller or its Subsidiaries to comply with any applicable Laws, (iii) subject to clause (iv) below, performance of its obligations under this Agreement or any Transaction Agreement, and (iv) the defense or assertion of claims against third parties (other than Purchaser and its Subsidiaries and other than in connection with this Agreement or any Transaction Agreement) in any litigation or arbitration or in any administrative or legal proceeding, in each case, under the supervision of Purchaser’s personnel, at Seller’s sole cost expense, and in accordance with the reasonable procedures established by Purchaser (including the requirement that any third party for whom access is requested to enter into customary access letters); provided, however, that (A) Purchaser shall not be required to provide access to any Combined Tax Return of Purchaser, or any other Tax Return of Purchaser or its Subsidiaries, and (B) any permitted investigation undertaken by Seller or its Subsidiaries pursuant to the access granted under this Section 3.3(b) shall be conducted in such a manner as not to unreasonably interfere with the operation of the Business, the Acquired Companies or any other businesses of Purchaser or its Subsidiaries from and after the Closing. Notwithstanding the foregoing, Purchaser shall not be required to (w) to permit any inspection, or to disclose any information, that in the reasonable judgment of Purchaser, upon the reasonable advice of its counsel, would result in the disclosure of any trade secrets or violate any of its obligations with respect to confidentiality, (x) provide any access or furnish any information that, upon the reasonable advice of Purchaser’s counsel, would be in violation of applicable Law, (y) to disclose any information that, upon the reasonable advice of Purchaser’s counsel, would jeopardize any attorney-client or other legal privileges, or (z) to permit any environmental sampling or invasive environmental testing; provided, further, with respect only to (x) and (y), that Purchaser shall use commercially reasonable efforts to provide access to such information as would otherwise be restricted under (x) and (y) in a manner that would not result in disclosure of trade secrets, violate confidentiality obligations, violate applicable Laws or destroy attorney-client or other legal privileges. All requests for access or information made pursuant to this Section 3.3(b) shall be directed to an officer of Purchaser or a Subsidiary (including an Acquired Company following the Closing Date), or other Person designated by Purchaser or a Subsidiary (including an Acquired Company following the Closing Date). All such information shall be governed by the terms of Section 3.21(b), which shall survive the execution and delivery of this Agreement.

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(c)  For six (6) years from the Closing Date, Seller shall, and shall cause its Subsidiaries to, to the extent permitted by applicable Law, afford to Purchaser and its Representatives, reasonable access to or copies of the relevant portions of books or records to the extent relating to the Business but that are not Transferred Books and Records and any other information relating to the Business, the Transferred Assets, the Assumed Liabilities or the Continuing Employees (such Books and Records and other information, collectively, the “Commingled Books and Records”) existing as of the Closing Date and in its possession or control, in each case, during normal business hours and upon reasonable notice (subject to applicable confidentiality obligations) solely to the extent necessary in connection with Purchaser’s (i) preparation of financial statements and any other reporting obligations under applicable Law, (ii) preparation of any documents or materials as reasonably required for Purchaser to comply with any applicable Laws, (iii) subject to clause (iv) below, performance of its obligations under this Agreement or any Transaction Agreement, (iv) the defense or assertion of claims against third parties (other than Seller and its Subsidiaries and other than in connection with this Agreement or any Transaction Agreement) in any litigation or arbitration or in any administrative or legal proceeding, in each case, under the supervision of Seller’s personnel, at Purchaser’s sole cost and expense and in accordance with reasonable procedures established by Seller (including, but not limited to, access letters); provided, however, that (A) Seller shall not be required to provide access to any Combined Tax Return of Seller, or any other Tax Return of Seller or its Subsidiaries, except as contemplated by Section 3.10(b) and (B) any permitted investigation undertaken by Purchaser pursuant to the access granted under this Section 3.3(c) shall be conducted in such a manner as not to unreasonably interfere with Seller’s or any of its Subsidiaries’ business operations from and after the Closing. Notwithstanding the foregoing, Seller and its Subsidiaries shall not be required (w) to permit any inspection, or to disclose any information, that in the reasonable judgment of Seller, upon the reasonable advice of its counsel, would result in the disclosure of any trade secrets or violate any of its obligations with respect to confidentiality, (x) provide any access or furnish any information that, upon the reasonable advice of Seller’s counsel, would be in violation of applicable Law, (y) to disclose any information that, upon the reasonable advice of Seller’s counsel, would jeopardize any attorney-client or other legal privileges, or (z) to permit any environmental sampling or invasive environmental testing; provided, further, that with respect only to (x) and (y), Seller shall use commercially reasonable efforts to provide access to such information as would otherwise be restricted under (x) and (y) in a manner that would not result in disclosure of trade secrets, violate confidentiality obligations, violate applicable Laws or destroy attorney-client or other legal privileges. All requests for access or information made pursuant to this Section 3.3(c) shall be directed to an officer of Seller, or other Person designated by Seller. All such information shall be governed by the terms of Section 3.21(a), which shall survive the execution and delivery of this Agreement.

(d)  Purchaser agrees to hold all the Books and Records of the Business and the Transferred Books and Records existing on the Closing Date and in its possession or control and not to destroy or dispose of any thereof for a period of six (6) years after the Closing Date or such longer time as may be required by applicable Law, and thereafter, if it desires to destroy or dispose of such Books and Records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Seller. Seller agrees to hold all Commingled Books and Records and other Books and Records relating to the Business existing on the Closing Date and in its possession or control but that are not transferred to Purchaser or its Subsidiaries and not to destroy or dispose of any thereof for a period of six (6) years after the Closing Date or such longer time as may be required by applicable Law, and thereafter, if Seller or any of its Subsidiaries desires to destroy or dispose of such Books and Records, to offer first in writing at least sixty (60) days prior to such destruction or disposition to surrender them to Purchaser.

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3.4  Publicity. The Parties hereto shall not, and shall cause their Affiliates to not, issue any press releases or otherwise make any public announcements with respect to the transactions contemplated by this Agreement or any Transaction Agreement and shall not make any filings or provide any notices to any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except (a) with the consent of the other Parties hereto, or (b) (i) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service, (ii) if such press release or public announcement is explicitly contemplated by this Agreement (provided, that, in the case of clauses (i) and (ii), such Party, to the extent permitted by applicable Law, will consult with the other Parties hereto with respect to the content thereof and reasonably incorporate any comments received) or (iii)  solely to the extent related to a Superior Proposal, Intervening Event or Seller Board Recommendation Change. Notwithstanding anything to the contrary in this Section 3.4 or otherwise in this Agreement, nothing herein shall prevent Purchaser or its Affiliates from making customary disclosures to its direct or indirect investors or other bona fide financing sources (in each case, whether current or prospective) on a confidential basis in connection with normal fund raising, marketing or informational or reporting activities of Purchaser or any such Affiliate.

3.5  Expenses. Except as otherwise specifically provided in this Agreement (including Section 5.3), each Party shall bear their respective expenses, costs, and fees (including attorneys’, auditors’, and financing fees, if any) in connection with the transactions contemplated hereby, including the preparation, execution, and delivery of this Agreement and the Transaction Agreements and compliance herewith, whether or not the transactions contemplated hereby are effected; provided, however, that, Purchaser shall be solely responsible for (x) 50% of the costs, premiums and expenses of the D&O Tail Policy, (y) all RWI Policy Costs, and (z) all fees and expenses charged by the Escrow Agent.

3.6  Employee Matters.

(a)  For the period commencing on the Closing Date and ending six (6) months thereafter (or if earlier, until the applicable Continuing Employee’s date of termination of employment), Purchaser agrees to maintain (or cause to be maintained), with respect to each Continuing Employee, (i) base salary or wage rate, and annual target short-term cash bonus opportunities (excluding any equity-based compensation); and (ii) employee benefits (including 401(k) benefits, health and welfare benefits and severance, but excluding any equity-based compensation, defined benefit pension, change in control, retention, equity, deferred compensation and post-employment welfare benefits) that are, in each case, either (x) substantially comparable in the aggregate to those in effect for such Continuing Employee immediately prior to the Closing (subject to the same exclusions), (y) no less favorable in the aggregate than those provided to similarly situated employees of Purchaser or its applicable Subsidiary (subject to the same exclusions) or (z) some combination thereof.

(b)  For the plan year in which the Closing occurs, Purchaser or its applicable Affiliate shall (i) use commercially reasonable efforts to cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Purchaser or its Subsidiaries to be waived with respect to the Continuing Employees and their eligible dependents to the extent waived or satisfied under the corresponding Benefit Plan as of immediately prior to the Closing Date, (ii) use commercially reasonable efforts to give each Continuing Employee credit for the plan year in which the Closing occurs towards applicable corresponding deductibles and annual out-of-pocket limits for medical expenses incurred during the portion of the plan year prior to the Closing for which payment has been made by and credited to such Continuing Employee under a Seller Benefit Plan that is a group medical plan, and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with an Acquired Company or an Affiliate thereof for purposes of vesting of 401(k) contributions, paid time off accrual and eligibility to participate under each applicable Purchaser (or Purchaser’s Subsidiaries’) benefit plan to the same extent and for the same purpose as such service was credited to such Continuing Employee under the corresponding Benefit Plan, as if such service had been performed with Purchaser (or such Subsidiary), except (x) for benefit accrual purposes under defined benefit pension plans, (y) for purposes of qualifying for subsidized early retirement benefits or (z) to the extent it would result in a duplication of benefits for the same period of service.

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(c)  Notwithstanding anything to the contrary in this Agreement, with respect to each Business Employee in the United States who as of the Closing incurs a disability or is on short- or long-term disability leave, or is on a workers’ compensation or other long-term leave of absence (but excluding such persons absent from work due to vacation or ordinary paid time off) (each, an “Inactive Employee”): (i) Seller or one of its Subsidiaries (other than an Acquired Company) shall retain or accept the transfer of employment of such Inactive Employee (as applicable) and be solely responsible for the provision of benefits and compensation to such Inactive Employee unless and until the applicable Inactive Employee returns to active employment with Purchaser or an Acquired Company; and (ii) Purchaser shall or shall cause its applicable Subsidiary to offer employment to an Inactive Employee to the extent such employee is able to commence active employment within a six (6) month period following the Closing Date.

(d)  No later than five (5) Business Days prior to the Closing, Seller shall provide Purchaser with an updated Business Employee Census and Excluded Employee Census. Prior to the Closing, Seller shall cause the employment, employment-related Contracts, personnel records, employer-sponsored work visas, and accrued unused vacation accruals (subject, in each case, to any required employee consents under applicable Law) of each Business Employee who is not employed by an Acquired Company to be transferred to an Acquired Company. Prior to Closing, Seller shall transfer the employment of, and all liabilities relating to, any employee of an Acquired Company who is not primarily dedicated to the Business or who is an Excluded Employee to Seller or any of its Subsidiaries (other than the Acquired Companies) such that as of the Closing, the Acquired Companies employ all Business Employees and only Business Employees. The Parties covenant and agree that, after the date hereof until the Closing, the Parties shall cooperate in good faith to mutually agree upon any additions or removals of Business Employees or Excluded Employees to the Business Employee Census or Excluded Employee Census (as applicable), and Seller and its Affiliates shall reasonably and in good faith consider any such proposals made by Purchaser.

(e)  Prior to or as soon as commercially practicable following the Closing, Seller shall (i) cause each Continuing Employee to become fully vested in his or her account balances under the Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Seller 401(k) Plan”) as of the Closing Date, and (ii) make or cause to be made to the Seller 401(k) Plan all employer contributions that would have been made on behalf of the Continuing Employees had the transactions contemplated by this Agreement not occurred, regardless of any service or end-of-year employment requirements, but prorated for the portion of the plan year that ends on the Closing Date.

(f)  From and after the Closing, Seller and its Subsidiaries (other than the Acquired Companies) shall retain, assume and shall be solely responsible for any Liabilities relating to any Seller Benefit Plan and any other benefit or compensation plan, program, policy, agreement or arrangement (other than a Company Benefit Plan) at any time maintained, sponsored or contributed to or required to be contributed to by Seller or any of its Affiliates or under or with respect to which Seller or any of its Affiliates has any Liabilities, including the responsibility for satisfying the continuation coverage requirements of Section 4980B of the Code for all individuals who are “M&A qualified beneficiaries” as such term is defined in Treasury Regulation Section 54.4980B-9.

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(g)  During the period prior to the Closing Date, Seller and its Subsidiaries shall use commercially reasonable efforts to make individual independent contractors engaged by Seller or any of its Subsidiaries to service the Business available to Purchaser for the purpose of allowing Purchaser to interview each such contractor and determine the nature and extent of each such individual’s continuation with Purchaser, if any, and shall transfer the relationships with such contractors to an Acquired Company, Purchaser, or one of its Subsidiaries, to the extent requested by Purchaser. Seller and its Subsidiaries shall provide Purchaser with contact information for third-party service providers providing contingent personnel to the Business and reasonably cooperate in identifying such contingent work force and shall transfer such contingent work force to the extent requested by Purchaser.

(h)  Seller shall, or shall cause its applicable Subsidiaries to, use their commercially reasonable efforts to ensure that any foreign national who requires a visa in order to work for Seller or its Subsidiaries in his or her current position and who would otherwise be a Continuing Employee may continue to work in such position as a Continuing Employee as of the Closing Date.

(i)  Seller agrees that, notwithstanding the terms of any noncompetition, customer non-solicit, or other restrictive covenant obligation between Seller or any of its Subsidiaries and any Business Employee, such Business Employee shall be permitted to provide services to Purchaser and its Affiliates following the Closing, and none of Seller or any of its Subsidiaries will seek to enforce the terms of any such restrictive covenant following the Closing with respect to such Business Employee’s services to Purchaser or its Affiliates. Seller, on behalf of itself and its Subsidiaries, hereby assigns all such restrictive covenant obligations relating to the Business to Purchaser and its applicable Affiliates, and Purchaser and its Affiliates have the right, but not the obligation, to enforce such restrictive covenant obligations.

(j)  Nothing contained in this Agreement is intended to (i) be treated as an amendment to or establishment of any particular Benefit Plan or other benefit or compensation plan, (ii) prevent Purchaser or any of its Affiliates from amending or terminating any of their benefit or compensation plans, or (iii) prevent Purchaser or any of its Affiliates, after the Closing, from terminating the employment of any Continuing Employee or other individual service provider. Nothing contained in this Section 3.6 shall create any third-party beneficiary rights in any Continuing Employee or any beneficiary or dependent thereof or any other Person, including with respect to the compensation, terms, and conditions of employment, and/or benefits that may be provided to any Continuing Employee by Purchaser or any of its Affiliates or under any benefit plan which Purchaser or any of its Affiliates may maintain.

3.7	Indemnification; Directors’ and Officers’ Insurance.

(a)  During the six (6) year period immediately after the Closing, Purchaser will cause the Acquired Companies to indemnify and hold harmless, to the fullest extent permitted under applicable Law and only to the extent required by the applicable Organizational Documents of the Acquired Companies (and, to the extent required and requested, Purchaser shall cause the Acquired Companies to also advance expenses as incurred to the fullest extent permitted under applicable Law and only to the extent required by the applicable Organizational Documents of the Acquired Companies; provided, that, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Acquired Companies (collectively, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, Proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of or related to such D&O Indemnified Parties’ service as a director or officer of the Acquired Companies or services performed by such persons at the request of the Acquired Companies, in each case, at or prior to the Closing, whether asserted or claimed prior to, at, or after the Closing, including (i) the transactions contemplated by this Agreement, and (ii) actions to enforce this Section  3.7.

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(b)  Purchaser shall cause the Acquired Companies to, and the Acquired Companies shall, either (i) continue to maintain in effect for a period of no less than six (6) years after the Closing the Acquired Companies’ directors’ and officers’ insurance policies (the “D&O Insurance”) in place as of the date of this Agreement, or (ii) purchase comparable D&O Insurance for such six (6)-year period from a carrier with comparable or better credit ratings to the Acquired Companies’ existing directors’ and officers’ insurance policies, in each case, with coverage for the persons who are covered by the Acquired Companies’ existing D&O Insurance, with terms, conditions, retentions, and levels of coverage at least as favorable to the insured individuals as the Acquired Companies’ existing D&O Insurance with respect to matters existing or occurring at or prior to the Closing; provided, however, in no event shall Purchaser be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by the Acquired Companies for such insurance prior to the date of this Agreement and, in such event, Purchaser shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by the Acquired Companies in respect of such insurance prior to the date of this Agreement. At the Purchaser’s option, the Acquired Companies shall purchase, prior to the Closing, a prepaid “tail policy” (a “D&O Tail Policy”) for a period of no more than six (6) years after the Closing with coverage for the persons who are covered by the Acquired Companies’ existing D&O Insurance, with terms, conditions, retentions, and levels of coverage at least as favorable to the insured individuals as the Acquired Companies’ existing D&O Insurance with respect to matters existing or occurring at or prior to the Closing, in which event Purchaser shall cease to have any obligations under the first sentence of this Section 3.7(b). In the event the Acquired Companies purchase such a D&O Tail Policy, the Acquired Companies shall (and Purchaser shall cause the Acquired Companies to), subsequent to the Closing, maintain such D&O Tail Policy in full force and effect and continue to honor its obligations thereunder.

(c)  If Purchaser or the Acquired Companies or any of their respective successors or assigns shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Purchaser or the Acquired Companies (if Purchaser or the Acquired Companies do not survive the transaction or such obligations are not otherwise assigned by operation of law or Contract) shall assume all of the obligations set forth in this Section 3.7.

(d)  The provisions of this Section 3.7 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties.

(e)  The rights of the D&O Indemnified Parties under this Section 3.7 shall be in addition to any rights such D&O Indemnified Parties may have under any applicable Contracts set forth on Section 3.7(e) of the Disclosure Letter (the “Indemnification Agreements”) or Laws; it being understood that such Indemnification Agreements and any rights thereunder shall be Excluded Assets. Unless required by Law, from and after the Closing until the sixth (6th) anniversary thereof, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing and rights to advancement of expenses relating thereto now existing in favor of any D&O Indemnified Party as provided in any applicable Organizational Documents of the Acquired Companies shall not be amended, repealed, or otherwise modified in any manner that would adversely affect any right thereunder of any such D&O Indemnified Party.

3.8  Affiliate Contracts; Intercompany Agreements and Accounts. Except as set forth on Section 3.8 of the Disclosure Letter, Seller and the Acquired Companies shall cause all Affiliate Contracts, the Intercompany Agreements and Accounts, and any other arrangements, understandings or Contracts, including all obligations to provide goods, services or other benefits, between Seller or any of its Subsidiaries (other than the Acquired Companies), on the one hand, and any Acquired Company, on the other hand, to be settled, eliminated, terminated or cancelled, as applicable, prior to or upon the Closing, without any Liabilities or ongoing obligation to Purchaser or its Affiliates (including, following the Closing, the Acquired Companies), on the one hand, or Seller or any of its Subsidiaries, on the other hand, following the Closing. The terminations contemplated by the preceding sentence shall, in each case, be in a form and substance reasonably acceptable to Purchaser.

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3.9  Resignations. Seller and the Acquired Companies, as applicable, shall cause each manager, director, or officer of the Acquired Companies, including those listed on Section 3.9 of the Disclosure Letter, to resign (or otherwise be removed) in such capacity other than individuals identified by Purchaser prior to the Closing Date, such resignations or removals to be effective as of the Closing; provided, that, such resignation shall be in form and substance reasonably acceptable to Purchaser.

3.10	Tax Matters. The following provisions of this Section 3.10 shall govern certain Tax matters:

(a)  Seller shall prepare or cause to be prepared and file or cause to be filed (a) all Tax Returns of the Acquired Companies that are due (taking into account extensions) on or prior to the Closing Date or (b) that are Combined Tax Returns of Seller. All Tax Returns described in clause (a) of the preceding sentence shall be prepared in a manner consistent with past practice except as otherwise required by applicable Law. Following the Closing Date, Purchaser shall be responsible for preparing and filing all other Tax Returns of the Acquired Companies.

(b)  Each of Purchaser, the Acquired Companies, and Seller shall reasonably cooperate, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to this Section 3.10 and any audit, examination or judicial proceeding or any other Proceeding with a Governmental Entity with respect to Taxes or Tax Returns of or with respect to the Acquired Companies or the Transferred Assets for Pre-Closing Periods (“Tax Proceedings”). Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Returns or the audit, litigation, or other Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and the Acquired Companies shall retain all Books and Records with respect to Tax matters pertinent to the Acquired Companies and the Transferred Assets relating to any taxable period beginning on or before the Closing Date until the expiration of the statute of limitations (including any extensions thereof). Notwithstanding the foregoing, neither Party shall be required to provide access to any Combined Tax Return of such Party or any other Tax Return of such Party or its Affiliates; provided, that upon a Party’s reasonable request and at its sole cost and expense, the other Party shall provide (or cause to be provided to) the requesting Party with information pertaining solely to the Acquired Companies, on a pro forma basis, to the extent such information is reasonably necessary for the requesting Party in preparing any Tax Returns of the Acquired Companies or in the conduct or resolution of any Tax audit, examination or other proceeding relating to the Acquired Companies.

(c)  Purchaser and Seller further agree, upon request, to use their commercially reasonable efforts to obtain or provide any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce, or eliminate any Transfer Taxes imposed in connection with the transactions contemplated hereby.

(d)  Notwithstanding anything to the contrary set forth in Section 6.3, each of Seller, the Acquired Companies, and Purchaser shall give the other prompt written notice (and, in any event, within 10 Business Days) after receipt of any notice with respect to a Tax Proceeding of or with respect to the Acquired Companies related to a Tax Return for a Pre-Closing Period (a “Tax Claim”). Seller shall have exclusive control over any Tax Claim with respect to any Combined Tax (a “Seller Group Tax Claim”) at Seller’s sole cost and expense, and Purchaser shall not participate in any Seller Group Tax Claim; provided, that Seller shall not settle any such Seller Group Tax Claim in a manner that, based on the information reasonably available to the Purchaser, would reasonably be expected to materially and adversely affect Purchaser, any Acquired Company, or any of their Affiliates, unless Purchaser provides its prior written consent (such consent not to be unreasonably withheld, delayed, or conditioned). With respect to any Tax Claim that does not relate to a Combined Tax, Purchaser shall have the right to control such Tax Claim and, if such Tax Claim could reasonably be expected to result in a Liability for the Seller and/or any of its Affiliates (excluding the Acquired Companies) for Taxes (including as a result of Sections 3.10(g) or 6.2(a)(C) below), Purchaser shall keep Seller reasonably informed about the status of such Tax Claim.

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(e)  Following the Closing and unless Seller provides its prior written consent (such consent not to be unreasonably withheld, delayed, or conditioned, it being understood that it shall be deemed unreasonable to withhold consent to an action that is required by Law), neither Purchaser nor any Affiliate of Purchaser (including, after the Closing, the Acquired Companies and their Subsidiaries) shall, and Purchaser shall not cause or permit any Acquired Company or any of their respective Subsidiaries to, (i) amend, refile or otherwise modify any Tax Return of with respect to any Acquired Company for or with respect to Pre-Closing Period, (ii) make or change any Tax election with respect to a Pre-Closing Period of any Acquired Company thereof or which would have retroactive effect to a Pre-Closing Period (other than as set forth in Section 3.10(g) below), (iii) grant an extension or waiver of any applicable statute of limitations with respect to any Tax or Tax Return of any Acquired Company for a Pre-Closing Period, (iv) enter into or seek any voluntary disclosure Tax program, agreement or arrangement with any Governmental Entity that relates to the Taxes of an Acquired Company for a Pre-Closing Period, or (v) take any action on the Closing Date after the Closing that is outside of the ordinary course of business, in each case solely to the extent such action could reasonably be expected to result in a Liability for the Seller and/or any of its Affiliates (excluding the Acquired Companies) for Taxes (including as a result of Sections 3.10(g) or 6.2(a)(C) below) and/or other Losses, in each case other than in connection with a VDA Tax Procedure as set forth in Section 3.10(n) below.

(f)  At or prior to Closing, Seller shall deliver to Purchaser a duly signed and completed IRS Form W-9.

(g)  The Parties shall utilize the following conventions for determining the amount of Taxes attributable to the portion of the Straddle Period ending on the Closing Date: (i) in the case of property Taxes and other similar Taxes imposed on a periodic basis, the amount attributable to the portion of the Straddle Period ending on the Closing Date shall equal the Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes (including income Taxes, sales Taxes, value-added Taxes, employment Taxes, withholding Taxes), the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined as if the applicable Acquired Company filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of the end of the day on the Closing Date using a “closing of the books methodology “, provided, that, in the case of any Taxes attributable to the ownership of any interest in any partnership, other “flow-through” entity or “controlled foreign corporation” (within the meaning of Section 957(a) of the Code or any comparable state, local or non-U.S. Law), such computation shall be made as if the taxable period of such partnership, other “flow-through” entity or controlled foreign corporation ended as of the end of the day on the Closing Date.

(h)  Purchaser shall be permitted in its sole discretion to make an election under Section 338(g) of the Code (or any comparable election under state, local or foreign Law) with respect to the acquisition of each Foreign Acquired Company (each, a “338(g) Election”). If Purchaser makes a 338(g) Election, then promptly after the Allocation Schedule becomes final and binding pursuant to Section 1.10, Purchaser will deliver to Seller a draft of IRS Form 8883 with respect to the applicable Foreign Acquired Company and any similar forms under applicable state Tax Law prepared consistently with the Allocation Schedule, and Purchaser shall consider any reasonable comments provided by Seller in good faith (any such form, to the extent agreed pursuant to this Section 3.10(g), the “Section 338(g) Forms”).

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(i)  All Tax Returns will be prepared and filed consistently with the Section 338(g) Forms, and Seller, Purchaser and their Affiliates (including the applicable Acquired Companies and their Subsidiaries) will report the acquisition by Purchaser of the applicable Acquired Companies consistent with the Section 338(g) Elections and will not take a position contrary thereto or inconsistent therewith in any Tax Return, any discussion with or Proceeding with respect to Taxes, or otherwise for Tax purposes, unless required to do so under applicable Tax Law.

(j)  Neither Seller nor Purchaser shall make (and shall cause their Affiliates to not make) an election under either Section 338(h)(10) or Section 336(e) of the Code with respect to the transactions contemplated by this Agreement.

(k)	[Reserved]

(l)  Any Tax Sharing Agreement between Seller or any of its Affiliates (other any Acquired Company), on the one hand, and any Acquired Company, on the other hand, shall be terminated as of the Closing Date and shall have no further effect for any taxable year.

(m)  Purchaser and Seller agree to utilize, or cause their respective Affiliates to utilize, the standard procedure set forth in Revenue Procedure 2004-53 with respect to wage reporting.

(n)

(i)  Notwithstanding anything in this Agreement to the contrary, but subject to Section 3.10(n)(ii) below, Purchaser and its Subsidiaries (including, after the Closing, the Acquired Companies) shall be entitled and permitted to (A) initiate any contact with any applicable Governmental Entity with respect to, and participate in, any “voluntary disclosure,” “managed audit,” or similar process, procedure or program sponsored by a Governmental Entity with respect to any Taxes described in clause (i) of the definition of Covered Tax (such Taxes, the “VDA Taxes”), (B) enter into any voluntary disclosure agreement (or any similar agreement or settlement with any Governmental Entity) or make any remedial Tax filings or payments relating to any VDA Tax, and (C) settle any audit, litigation or other proceeding with respect to any VDA Tax ((A), (B), and (C) collectively, “VDA Tax Procedures”). All out-of-pocket costs or expenses of preparing, filing or negotiating any VDA Tax Procedure or any applicable Tax Return shall be paid out of the VDA Escrow Fund, and the Seller and Purchaser shall instruct the Escrow Agent to distribute to Purchaser any such amounts.

(ii)  The Parties shall cooperate in good faith, as and to the extent reasonably requested by any other Party, in connection with any VDA Tax Procedure. Purchaser shall notify Seller in writing at least 15 days prior to initiating any VDA Tax Procedure and keep Seller reasonably informed of the status of any VDA Tax Procedures (including providing Seller with copies of all written correspondence (including emails) received from a Governmental Entity regarding such VDA Tax Procedure). Seller shall have the right to participate fully in any such VDA Tax Procedure at its own expense. Purchaser (x) shall reasonably consult and cooperate with Seller concerning the appropriate strategies to be taken in connection with any such VDA Tax Procedure and (y) shall not settle, compromise or otherwise enter into any agreement with any Governmental Entity with respect to any such VDA Tax Procedure without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed). Following the execution of an agreement pursuant to a VDA Tax Procedure, Purchaser or its applicable Subsidiary (including an Acquired Company) shall pay, or cause to be paid, the amount of the Liability under such agreement to the appliable Governmental Entity; provided, that so long as there are sufficient funds in the VDA Escrow Fund, then Seller and Purchaser shall instruct the Escrow Agent to distribute such amount (and any reasonable out-of-pocket expense incurred by Purchaser or its applicable Subsidiary (including an Acquired Company) in connection with such VDA Tax Procedure) from the VDA Escrow Fund to Purchaser or its applicable Subsidiary.Any amounts remaining in the VDA Escrow Fund as of the third (3rd) anniversary of the Closing Date (minus the aggregate amount of funds reserved by the Purchaser or its Affiliates in good faith for the amount of Liabilities reasonably expected to be payable pursuant in connection with VDA Tax Procedures that have been initiated as of or prior to such third (3rd) anniversary of the Closing Date) shall be released to Seller. At any time following such date, to the extent the remaining funds held in the VDA Escrow Fund exceed the aggregate amount of any such funds then reserved by the Purchaser or its Affiliates in good faith, the excess funds shall be promptly released to the Seller. Seller and Purchaser shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to make any distributions required herein pursuant to this Section 3.10(n). All amounts paid pursuant to this Section 3.10(n) shall be treated by the parties for all Tax purposes as adjustments to the Purchase Price to the maximum extent permitted by applicable Law.

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3.11  RWI Policy. Purchaser shall cause the RWI Policy to be bound and remain in full force and effect as of the Closing, and use good faith, commercially reasonable efforts from and after the Closing to cause the RWI Policy to remain in full force and effect, in each case in accordance with the terms and conditions set forth in the Binder Agreement and the RWI Policy. Purchaser shall bear, and shall timely pay (or cause to be timely paid), 100% of the RWI Policy Costs in accordance with the terms of the Binder Agreement and the RWI Policy. Purchaser shall be solely responsible for all retention and all fees, costs, or expenses associated with or arising from investigating, prosecuting, mitigating, pursuing, or enforcing any claims under the RWI Policy. None of Purchaser or its Affiliates shall following the date hereof, waive, amend, restate, modify, or otherwise revise (i) the subrogation and related waiver provisions in the RWI Policy in any manner that is prejudicial or adverse in any respect to any Seller Released Parties, or allow any such provisions to be waived, amended, restated, modified, or otherwise revised without the express prior written consent of Seller (which consent may be withheld in such Person’s sole discretion), nor (ii) any other provision (including the definition of “fraud” or otherwise) in the RWI Policy in any manner that results, or could reasonably be expected to result, in any incremental liability to any of the Seller Released Parties; any amendment, restatement, supplement, or modification in violation of the foregoing shall be void ab initio. Each of the Seller Released Parties shall be express and intended third-party beneficiaries of, and shall be entitled to fully enforce its rights with respect to, this Section 3.10(m). Purchaser shall provide Seller with a true and complete copy of the final and issued RWI Policy as soon as practicable following the Closing.

3.12  Further Assurances. Seller and Purchaser agree that, from and after the Closing, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may reasonably be requested to carry out the purposes and intents of this Agreement (including, for the avoidance of doubt, Seller’s and its Subsidiaries’ obligations to effect the Pre-Closing Restructuring and Seller’s and its Subsidiaries’ perform the covenants contemplated by this Article III).

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3.13  No Solicitation.

(a)  No Solicitation or Negotiation. Subject to the terms of Section 3.13(b), immediately upon the execution of this Agreement and until the earlier of the termination of this Agreement and the Closing, Seller shall, and shall cause its Subsidiaries and its and their respective directors, managers, officers, and controlled Representatives to, cease any and all existing activities, discussions, or negotiations with any Person other than Purchaser and its Affiliates and Representatives with respect to, and to deal exclusively with Purchaser and its Affiliates and Representatives regarding, any and all Acquisition Proposals and, without the prior consent of Purchaser, Seller shall not, and shall cause its Subsidiaries and each of its and their respective directors, managers, officers, and controlled Representatives not to (directly or indirectly): (a) solicit, initiate, knowingly encourage, or respond to (other than solely to inform such Person of the provisions contained in this Section 3.13) any proposal or inquiry from, or otherwise engage in any negotiations, discussions, or other communications with, any other Person relating to any Acquisition Proposal; (b) provide or furnish information or documentation to any other Person with respect to Seller or its Subsidiaries (including the Acquired Companies) or any of their businesses or assets (including the Business and the Transferred Assets) in furtherance of any Acquisition Proposal; or (c) enter into any letter of intent, arrangement, contract, agreement, understanding, or commitment with any other Person in respect of any Acquisition Proposal (each, other than an Acceptable Confidentiality Agreement, an “Alternative Acquisition Agreement”).

(b)  Superior Proposals. Notwithstanding anything to contrary set forth in this Section 3.13 (but subject to the provisos in this Section 3.13(b)), from the date of this Agreement until Seller’s receipt of the Requisite Stockholder Approval, Seller and the Seller Board may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to Seller or its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Seller or its Subsidiaries, in each case pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to Seller an Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such Person), in each case with respect to an unsolicited Acquisition Proposal that did not result from any breach of this Section 3.13; provided, however, that the Seller Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Seller Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 3.13(b) would be inconsistent with its fiduciary duties pursuant to applicable law; provided further, however, that Seller will promptly (and in any event within twenty-four (24) hours), subject to applicable law, make available to Purchaser any non-public information concerning Seller or its Subsidiaries (including the Acquired Companies) that is provided to any such Person or its Representatives that was not previously made available to Purchaser.

(c)  No Change in Seller Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 3.13(d), at no time after the date hereof may the Seller Board (or any committee thereof):

(i)  (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Seller Board Recommendation in a manner adverse to Purchaser in any material respect; (B) publicly adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Seller Board Recommendation within 10 Business Days after Purchaser so requests in writing (provided, however, that the Purchaser may make such request no more than twice plus one time more each time an Acquisition Proposal or material modification thereto shall have become publicly known); (D) make any recommendation in support of or fail to make a recommendation against a tender or exchange offer that constitutes or would be reasonably likely to lead to an Acquisition Proposal, other than a recommendation against such offer or a “stop, look and listen” communication by the Seller Board (or a committee thereof) to Seller’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or (E) fail to include the Seller Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Seller Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Seller that an Acquisition Proposal constitutes a Superior Proposal or the taking of any other action contemplated by Section 3.13(b) as and to the extent permitted by this Section 3.13 or (2) the delivery by Seller of any notice contemplated by Section 3.13(d) or any negotiations during the Notice Period in respect thereto in compliance with this Agreement will constitute a Seller Board Recommendation Change or a violation of this Section 3.13; or

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(ii)  cause or permit Seller to enter into an Alternative Acquisition Agreement.

(d)  Seller Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i)  the Seller Board (or a committee thereof) may effect a Seller Board Recommendation Change pursuant to clause (A), (C) or (E) of Section 3.13(c)(i) in response to any positive material event, change, effect, condition, occurrence or development or material change in circumstances with respect to Seller and its Subsidiaries (taken as a whole), the Acquired Companies (taken as a whole) or the Business that was (A) not actually known to, or reasonably foreseeable to, the Seller Board as of the date hereof (or if known to the Seller Board as of the date hereof, the consequences of which were not known or reasonably foreseeable to the Seller Board, as of the date hereof); and (B) does not relate to any Acquisition Proposal; provided that  in no event shall the following constitute or be taken into account in determining the existence of an Intervening Event: (x) the mere fact, in and of itself, that Seller meets or exceeds any internal or published or third party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof; or (y) changes after the date hereof in the market price or trading volume of Seller Common Stock or the credit rating of Seller (it being understood that the underlying cause of any of the foregoing in clauses (x) or (y) may be considered and taken into account) (each such event, an “Intervening Event”), if the Seller Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law and if and only if:

(A)  Seller has provided prior written notice to Purchaser at least five (5) Business Days in advance to the effect that the Seller Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Seller Board Recommendation Change pursuant to this Section 3.13(d)(i), which notice will specify the applicable Intervening Event in reasonable detail; and

(B)   prior to effecting such Seller Board Recommendation Change, Seller and its controlled Representatives, during such five-Business Day period, must have negotiated with Purchaser and its Representatives in good faith (to the extent that Purchaser requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement such that the Seller Board no longer determines that the failure to make a Seller Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law; or

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(ii)  if Seller has received a bona fide Acquisition Proposal that the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Seller Board may (x) effect a Seller Board Recommendation Change with respect to such Acquisition Proposal; and/or (y) authorize and cause Seller to terminate this Agreement and enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:

(A)   the Seller Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;

(B)   Seller, its Subsidiaries, and its and their respective directors, managers, officers, and controlled Representatives have complied in all material respects with its obligations pursuant to this Section 3.13 with respect to such Acquisition Proposal;

(C)   (i) Seller has provided prior written notice to Purchaser at least five Business Days in advance (the “Notice Period”) to the effect that the Seller Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Seller Board Recommendation Change or to terminate this Agreement pursuant to Section 5.1(h) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Seller Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the status of discussions relating to such Acquisition Proposal, the material terms and conditions thereof and unredacted copies of all relevant written agreements (including, among others, all financing commitments) relating to such Acquisition Proposal; (ii) prior to effecting such Seller Board Recommendation Change or termination, Seller, during the Notice Period, must have (x) permitted Purchaser and its Representatives to make a presentation to the Seller Board regarding this Agreement and any adjustments with respect thereto (to the extent that Purchaser requests to make such a presentation) and (y) negotiated with Purchaser and its Representatives in good faith (to the extent that Purchaser requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any material revisions, updates or supplements to such Acquisition Proposal, Seller will be required to deliver a new written notice to Purchaser and to comply with the requirements of this Section 3.13(d)(ii)(C) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be three (3) Business Days); and (iii) at the end of the applicable Notice Period, the Seller Board determines in good faith (after taking into account any revisions to the terms and conditions of this Agreement proposed by Purchaser) that such Acquisition Proposal remains a Superior Proposal; and

(D)   in the event of any termination of this Agreement in order to cause or permit Seller to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal which constitutes a Superior Proposal, Seller will have validly terminated this Agreement in accordance with Section 5.1(h), including with respect to complying with its obligation to pay the Seller Termination Fee in accordance with Section 5.3(c).

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(e)  Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article V and the Closing, Seller will promptly (and, in any event, within twenty-four (24) hours from the receipt thereof) notify Purchaser in writing if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by Seller, its Subsidiaries, or its or their respective directors, managers, officers, or its or their controlled Representatives or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Seller, its Subsidiaries, or its or their respective directors, managers, officers, or its or their controlled Representatives with respect to an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, Seller must keep Purchaser reasonably informed, on a prompt basis, of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(f)  Certain Disclosures. Nothing in this Agreement will prohibit Seller or the Seller Board (or a committee thereof) from (i) taking and disclosing to the stockholders of Seller a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Seller Board (or a committee thereof) to the stockholders of Seller pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 3.13; (iv) complying with Seller’s disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal; or (iv) making any disclosure to the stockholders of Seller (including regarding the business, financial condition or results of operations of Seller and its Subsidiaries) unrelated to an Acquisition Proposal that the Seller Board (or a committee thereof) has determined to make in good faith, it being understood that any such statement or disclosure made by the Seller Board (or a committee thereof) pursuant to this Section 3.13(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of Seller or the Seller Board (or any committee thereof) and the rights of Purchaser under this Section 3.13, it being understood that nothing in the foregoing will be deemed to permit Seller or the Seller Board (or a committee thereof) to effect a Seller Board Recommendation Change other than in accordance with Section 3.13(d).

(g)  Breach by Representatives. Seller agrees that any violation of this Section 3.13 by any director, manager, officer, or controlled Representative of Seller or any of its Subsidiaries will be deemed to be a breach of this Section 3.13 by Seller. Seller will not authorize, direct or knowingly permit any consultant or employee of Seller or its Subsidiaries (including the Acquired Companies) to violate this Section 3.13, and upon becoming aware of any violation or threatened violation of this Section 3.13 by a consultant or employee of Seller, shall use its commercially reasonable efforts to stop such violation or threatened violation.

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3.14	Financing Activities; Financing Cooperation.

(a)  Prior to the Closing, upon Purchaser’s request Seller shall, and shall cause its Subsidiaries (including the Acquired Companies) to, as promptly as is reasonably practicable provide the Required Information. From and after the date hereof until the earlier of the Closing Date and the termination of this Agreement pursuant to Article V, Seller shall and shall cause its Subsidiaries (including the Acquired Companies) to use its respective commercially reasonable efforts (and to cause its and their respective personnel and advisors to use their respective commercially reasonable efforts) to take the following actions, at the sole expense of Purchaser (subject to the limitations on reimbursements set forth in Section 3.14(d)), as is reasonably requested by Purchaser in connection with the Debt Financing:

(i)  assist with the Marketing Efforts related to the Debt Financing, including furnishing to Purchaser and its Debt Financing Sources, as promptly as is reasonably practicable following Purchaser’s request, such pertinent and customary information as reasonably necessary to consummate the Marketing Efforts or assemble the Marketing Material,

(ii)  furnish Purchaser with the financial and other pertinent information regarding the Seller, the Acquired Companies and the Business as may be reasonably requested by Purchaser or any Debt Financing Sources,

(iii)  at least three (3) Business Days prior to Closing, to the extent requested from the Acquired Companies at least ten (10) Business Days prior to the anticipated Closing, provide all documentation and other information about the Seller and its Subsidiaries as is reasonably requested by Purchaser which the Debt Financing Sources reasonably determine is required with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and that is required under the Debt Financing Commitment Letter (if any) associated with the Debt Financing,

(iv)  facilitate the pledging of collateral and the granting of security interests in connection with the Debt Financing substantially concurrently with the Closing (including the delivery of original share certificates, together with share powers executed in blank, with respect to each Acquired Company (if certificated)), including assisting with the procurement of insurance endorsements from the insurance policy underwriters of the Acquired Companies,

(v)  facilitate the execution and delivery at the Closing of definitive documents reasonably related to the Debt Financing (including the Ancillary Financing Documents) on the terms contemplated by the Debt Financing Commitment Letter associated with the Debt Financing, including any guarantees, pledge and security documents, other definitive financing documents (in each case including the schedules thereto), or other certificates or documents contemplated by the Debt Financing Commitment Letter, in connection with the authorization of the Debt Financing and the definitive documentation related thereto, and the execution and delivery of such definitive documentation in anticipation of the Closing (provided that all such authorization, execution and delivery shall be deemed to become effective only if and when the Closing occurs provided further that the Seller, its Subsidiaries (including the Acquired Companies) and their respective Representatives shall not be required to deliver or cause the delivery of any legal opinions),

(vi)  cause the chief financial officer or other authorized officer with similar responsibilities of the Acquired Companies (who is (and shall remain) or will be such officer after giving effect to the Closing) to deliver a customary solvency certificate,

(vii)  deliver notices of prepayment (or obtaining waivers thereof in the applicable Payoff Letters) within the time periods required by the relevant agreements governing such Indebtedness and obtain the Payoff Letters, Lien terminations and instruments of discharge to be delivered at or prior to Closing to allow for the payoff, discharge and termination in full on or prior to the Closing Date of all Indebtedness and Liens (other than Permitted Liens), and

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(viii)    take commercially reasonable actions that are necessary or advisable to permit the consummation of such Debt Financing.

Notwithstanding anything to the contrary contained in this Section 3.14 and, for the avoidance of doubt, nothing in this clause (a) will limit the Seller’s or its Subsidiaries’ obligations with respect to the Marketing Materials and customary authorization and management representation letters referred to in this Section 3.14(a).

(b)  Seller hereby consents to the use of the logos of Seller, the Acquired Companies and the Business in connection with the Marketing Efforts; provided, however, that such logos are used (i) in a manner that is not intended to, or reasonably likely not to, disparage any of Seller, the Acquired Companies or the Business or their reputation or goodwill or (ii) in any manner as reasonably approved by Seller.

(c)  Notwithstanding any other provision of this Agreement to the contrary, none of the Seller, its Subsidiaries, or any Acquired Companies or their respective personnel or advisors shall be required to provide any such assistance or cooperation which Seller reasonably believes would:

(i)  unreasonably interfere with the businesses or ongoing operations of Seller or any of its Subsidiaries;

(ii)  require Seller or any of its Subsidiaries to pay any commitment or other similar fee or incur any other liability or obligation in connection with the arrangement of the Debt Financing or any other financing prior to the Closing (other than customary management representation letters and authorization letters);

(iii)   result in a breach or violation of any confidentiality arrangement or material agreement or the loss of any legal or other privilege, right, or benefit;

(iv)  cause any representation or warranty in this Agreement to be breached or any condition to Closing set forth in Article IV to not be satisfied;

(v)  cause any director, manager, officer, employee or stockholder of Seller or any of its Subsidiaries to incur any personal liability;

(vi)  require the directors or managers of Seller or any of its Subsidiaries, acting in such capacity, to authorize or adopt any resolutions approving any of the Debt Financing Documents that are not contingent on the Closing or would be effective prior to Closing (other than with respect to any director, manager or equivalent of any Acquired Company or Affiliate of Seller who will continue in any such position following the Closing and the passing of such resolutions);

(vii)  require Seller, any of its Subsidiaries, or any of their respective directors, managers, officers or employees to execute, deliver or perform, or amend or modify, any agreement, document or instrument, including any financing agreement, with respect to the Debt Financing (other than customary management representation letters and authorization letters and any notices of prepayment with respect to Indebtedness to be repaid at Closing) that is not contingent upon the Closing or that would be effective prior to the Closing;

(viii)   provide access to or disclose any information that Seller or any of its Subsidiaries determines would jeopardize any attorney-client privilege of any of them; or

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(ix)  take any action that would reasonably be expected to (x) conflict with or violate this Agreement that would provide Purchaser the right to terminate this Agreement (unless, in each case, waived in advance by Purchaser), (y) conflict or violate any governing documents of any Acquired Company or any applicable Laws, or (z) result in a material violation of, or material default under, any Material Contract to which any Acquired Company is a party as of the date hereof.

(d)  All such assistance referred to in this Section 3.14 in connection with the Debt Financing shall be at Purchaser’s written request with reasonable prior notice and except as provided herein, at Purchaser’s sole cost and expense, and Purchaser shall promptly reimburse Seller or its Affiliates for all costs and expenses (including attorneys’ fees) incurred by them in connection with such assistance; provided, however, that such reimbursement under this Section 3.14(d) shall not apply to, and Purchaser shall not be responsible for, (x) costs and expenses incurred in connection with the satisfaction of obligations solely under other provisions of this Agreement, (y) any ordinary course amounts payable to employees or similar Persons of any Acquired Company or its Subsidiaries with respect to services provided prior to the Closing Date, or (z) any amounts incurred in connection with the Payoff Letters.

(e)  Purchaser shall indemnify, defend and hold harmless each Seller Indemnified Party from and against any and all Losses suffered or incurred by them in connection with the Debt Financing or any assistance or activities provided in connection therewith, including the performance of their obligations under this Section 3.14, in each case except to the extent resulting from bad faith, gross negligence, or willful misconduct by the applicable Seller Indemnified Party.

(f)  All non-public or otherwise confidential information regarding any of the Seller, its Subsidiaries (including the Acquired Companies) and their respective businesses obtained by Purchaser or its Debt Financing Sources pursuant to this Section 3.14 shall be kept confidential in accordance with the Confidentiality Agreement and Section 3.21(b), except that such information may be disclosed to “private side” lenders that agree to customary confidentiality obligations in connection with the Marketing Efforts.

(g)  Purchaser acknowledges and agrees that obtaining the Debt Financing is not a condition to the Closing. If any Debt Financing has not been obtained, Purchaser will continue to be obligated, subject to the satisfaction or waiver of the applicable conditions set forth in Article IV, to consummate the Closing.

(h)  The Parties understand and agree that all obligations of the Parties relating to the Debt Financing shall be governed exclusively by this Section 3.14.

(i)  Purchaser shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and advisable to arrange, consummate and obtain the Financing on the terms and conditions described in the Equity Financing Commitment Letter as promptly as practicable following the date of this Agreement. Such actions should include the following:

(i)  maintaining in effect the Equity Financing Commitment Letter in the form attached as Exhibit F to this Agreement until the consummation of the transactions contemplated hereby.

(ii)  satisfying on a timely basis (or obtaining a waiver of) all Financing Conditions;

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(iii)  paying all commitment or other fees and amounts that become due and payable under or with respect to the Equity Financing Commitment Letter as they become due and payable; and

(iv)  upon satisfaction of the Financing Conditions, consummating the Financing at or substantially contemporaneous with the date that the Closing is required to be effected pursuant to Section 1.7.

3.15	Misallocated Assets and Liabilities.

(a)  If following the Closing, any Party discovers that Purchaser or any of its Affiliates or any Acquired Company owns any right, property, asset or Liability that constituted Excluded Assets or Excluded Liabilities as of the Closing Date, or that any right, property, asset or Liability that has been transferred by Seller or its Affiliates to Purchaser, any Affiliate of Purchaser, or any Acquired Company were Excluded Assets or Excluded Liabilities as of the Closing Date, then any such right, property, asset or Liability shall be deemed to have been held in trust by Purchaser, its applicable Affiliate or an Acquired Company following Closing for Seller, and Purchaser shall, and shall cause its Affiliate or Acquired Company (as applicable) to, promptly transfer, assign and convey such rights, property, assets or Liability to Seller (or any of its Affiliates as designated by Seller) without any consideration therefor, and, for the avoidance of doubt, such rights, property, assets or Liabilities shall be considered to be Excluded Assets or Excluded Liabilities for all purposes under this Agreement and any applicable Transaction Agreement. Notwithstanding the foregoing and anything to the contrary in this Agreement, the Parties understand and agree that the Excluded Assets and Excluded Liabilities are not intended to, and shall not, be transferred to Purchaser or any of its Affiliates (including the Acquired Companies), and Seller or its Affiliates, as applicable, shall retain all rights, properties, assets and Liabilities with respect to such Excluded Assets and Excluded Liabilities.

(b)  If following the Closing, any Party discovers that any right, property, asset or Liability that constituted a Transferred Asset or Assumed Liability was not transferred to Purchaser (or its Affiliate or an Acquired Company) as part of the consummation of the transactions contemplated by this Agreement, then any such right, property, asset or Liability shall be deemed to have been held in trust by Seller or its Affiliate following Closing for Purchaser, and Seller shall, and shall cause their Affiliates, if applicable, to promptly transfer, assign and convey such Transferred Asset or Assumed Liability, as applicable, to Purchaser, an Acquired Company or another Affiliate of Purchaser, as directed by Purchaser without additional consideration therefor, and, for the avoidance of doubt, such Transferred Assets or Assumed Liabilities shall be deemed Transferred Assets or Assumed Liabilities for all purposes under this Agreement and any applicable Transaction Agreement.

(c)  Seller shall, or shall cause its applicable Affiliates to, promptly pay or deliver to Purchaser any monies or checks received by Seller or any of its Affiliates following the Closing to the extent they are (or represent the proceeds of) a Transferred Asset or belong to the Acquired Companies. Purchaser shall, or shall cause its applicable Affiliates to, promptly pay or deliver to Seller any monies or checks that have been received by Purchaser or any of its Affiliates following the Closing to the extent they are (or represent the proceeds of) an Excluded Asset. Any such payment or delivery shall be by wire transfer of immediately available funds to the accounts designated by the applicable Party.

(d)  Each Party shall (and shall cause its applicable Affiliates to) reasonably cooperate with the other in connection with any actions required to be taken pursuant to this Section 3.15.

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3.16  Pre-Closing Separation Matters. Seller shall use commercially reasonable efforts to separate the Business from the other businesses of Seller prior to Closing in a manner that provides for the continued operation of the Business in substantially the same manner in which the Business operated during the twelve (12)-month period prior to the Closing. In connection with the foregoing separation activities, the Parties shall cooperate in good faith to facilitate an orderly separation, including by: (a) making available relevant management and employees for meetings or telephone conferences as reasonably requested by Purchaser, including for the purpose of facilitating integration discussions, creating separation work plans, and knowledge transfer; (b) providing assistance and data (including data for operation and testing of replacement or successor IT Systems) as is reasonably necessary to effect the separation of the Business; and (c) without limiting the foregoing, Seller shall complete the tasks set forth in Schedule 3.16 of the Disclosure Letter.

3.17  Shared Contracts. Except as otherwise agreed by Seller and Purchaser in writing or as otherwise provided in this Agreement or any of the Transaction Agreements, until the expiration date of any Shared Contract set forth on Section 3.17 of the Disclosure Letter (a “Specified Shared Contract”) (without giving effect to any extension thereof), the Parties shall (and shall cause their respective Affiliates to) use commercially reasonable efforts to obtain or structure an arrangement for Purchaser and its Affiliates to, from and after the Closing, obtain the claims, rights and benefits, and assume the corresponding Liabilities and obligations thereunder (other than to the extent related to or arising out of a breach or other violation of such Shared Contract at or prior to the Closing), of such portion of any such Shared Contract that is related to the Business with terms and conditions materially similar to those terms and conditions applicable as of the date hereof or, if entered into after the date hereof, as of immediately prior to the Closing, as reasonably determined by Seller and Purchaser; provided, however, (A) that none of Purchaser or any of its Affiliates shall be under any obligation to enter into any such arrangement with respect to, or obtain any claims, rights and benefits, or assume any corresponding Liabilities and obligations under, any Shared Contract that is not a Specified Shared Contract, unless Purchaser and Seller agree in writing that they intend for such Shared Contract to be a Specified Shared Contract and (B) Shared Contractual Liabilities pursuant to, under or relating to any Specified Shared Contract, shall be allocated between Seller and Purchaser as follows: (1) if a liability is incurred solely in respect of either the Business or the other businesses of Seller or any of its Affiliates, such liability shall be allocated to Purchaser (in respect of the Business) or Seller (in respect of the other businesses of Seller or any of its Affiliates); and (2) if a liability cannot be so allocated under clause (1), such liability shall be allocated to Purchaser and Seller based on the relative proportion of total benefit under such Specified Shared Contract received by Purchaser or its Subsidiaries in respect of the Business and Seller or any of its Affiliates (other than the Acquired Companies) in respect of its other businesses, as reasonably determined in good faith by Purchaser and Seller. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) Seller or Purchaser, as applicable, shall be responsible for any or all Liabilities arising from its (or its Affiliates’) direct or indirect breach of any Specified Shared Contract, (ii) Seller shall be responsible for any and all Liabilities arising from or relating to any of pre-Closing direct or indirect breach of any Specified Shared Contract and (iii) Purchaser and Seller shall not, and shall cause their respective Affiliates not to, (A) amend or modify in a manner that is adverse to the other Person, any of its Affiliates or the Business in any material respect or terminate any Specified Shared Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Specified Shared Contract pursuant to its terms), or (B) waive any material benefit or right under any Specified Shared Contract of the other Person, any of its Affiliates, or the Business.

3.18  Third Party Consents. From and after the date hereof until the Closing, and without limiting the obligations set forth in Section 1.5, (x) Purchaser shall reasonably cooperate in connection with Seller’s and its Affiliates’ efforts to, and (y) Seller shall (and shall cause its Representatives and Affiliates to), use commercially reasonable efforts to, obtain any Consents that are required to consummate the transactions contemplated hereby or that are otherwise set forth on Section 3.18 of the Disclosure Letter prior to the Closing (including, but not limited to, transferring Transferred Contracts to BGSF Professional); provided, that in no event shall Seller or any of its Affiliates (i) be required to make any payments or provide any other consideration in order to obtain any such consent or remove any such prohibition (including if any counterparty to a Transferred Contract conditions its grant of a consent upon (by threatening to exercise a “recapture” or other termination right), or otherwise requires in response to a request for consent, the payment of a consent fee, “profit sharing” payment or other consideration (including increased rent payments), or the provision of additional security (including a guaranty)), except for any out-of-pocket costs and expenses of counsel or other advisors incurred by Seller or its Affiliates pursuant to this Section 3.18 (which shall be borne by Seller) and such amounts which Purchaser has agreed to reimburse Seller for, and (ii) agree to amend, modify or supplement any Contract to which such Consent may relate in a manner that is adverse to Purchaser, its Affiliates or the Business without the prior written consent of Purchaser.

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3.19  Intellectual Property Matters.

(a)  Transitional Trademark License. Seller, on behalf of itself and its Affiliates, hereby grants to Purchaser, the Acquired Companies, and each of their Subsidiaries (each, a “Licensee” and together, the “Licensees”), a non-exclusive, world-wide, royalty-free, sublicensable right to use the Seller Trademarks solely in connection with the conduct and operation of the Business, including to transition and rebrand the Business, for a period of up to twelve (12) months after the Closing (the “End-of-Use Date”), provided that Purchaser shall use commercially reasonable efforts to cease actively using the Seller Trademarks in marketing materials by six (6) months after the Closing. Any usage of Seller Trademarks by a Licensee shall be consistent with the practices of the Acquired Companies prior to Closing and any in a manner that does not harm or disparage Seller or its respective Affiliates or the reputation or goodwill of the Seller Trademarks. Licensees shall permanently cease all use of the Seller Trademarks no later than the End-of-Use Date, provided that Licensees may continue to use the Seller Trademarks (i) on internal business records and for other internal uses, (ii) in a neutral, non-trademark manner, including to describe the history of the Business, (iii) as required by applicable Law, (iv) to the extent necessary to perform any contractual obligations of the Business in place as of the Closing Date, or (v) as otherwise would not be trademark infringement or as permitted by “fair use” principles. Licensees agree that the Seller is the sole and exclusive owner of all right, title and interest in the Seller Trademarks and all goodwill associated therewith, and that any use of the Seller Trademarks shall accrue for the benefit of Seller. Any Licensee goods and services provided under the Seller Trademark must be of substantially the same quality as relevant goods and services sold by the Business as of the Closing.

(b)  Seller, on behalf of itself and its Subsidiaries, hereby grants to the Acquired Companies, Purchaser and each of its or their Affiliates a non-exclusive, worldwide, royalty-free, perpetual, irrevocable, sublicensable, non-transferable (except to Affiliates or in connection with a sale of the Business) license to all Seller Licensed IP for use by the Acquired Companies, Purchaser and its Affiliates solely in connection with the operation of the Business (including natural evolutions thereof).

3.20  Insurance. Notwithstanding the foregoing or anything to the contrary in this Agreement, with respect to any facts, events, circumstances or occurrences, known or unknown, related to or arising out of the Business, the Transferred Assets or the Continuing Employees to the extent such matters occurred (in whole or in part) at or prior to the Closing that are covered by or insured under any occurrence based policies (including self-insurance) or any workers’ compensation insurance policies or comparable workers’ compensation self-insurance, of Seller or any of its Affiliates, the Parties will cooperate in good faith to enable Purchaser and its Affiliates (including, for the avoidance of doubt, from and after the Closing, the Acquired Companies) to make any insurance claims, to the extent such claims relate to or arise out of facts, events, circumstances or occurrences occurring at or prior to the Closing, under any such policies and programs, and Seller shall, and shall cause its respective Affiliates to, (i) use commercially reasonable efforts to take such actions (at Purchaser’s sole expense) as may be reasonably requested by Purchaser or the Acquired Companies in connection with the tendering of such claims to the applicable insurers under such policy or program or the collection of any losses or damages, including special, indirect or punitive damages, to the extent available under such policy or program and to the extent such actions would not directly or indirectly result in any Liability to Seller or its Affiliates and (ii) provide the Acquired Companies or an Affiliate thereof designated in writing by Purchaser with any proceeds it actually recovers with respect to such claims net of any reasonable, third-party documented out of pocket costs of collection, including any deductible or retention. Purchaser shall reimburse Seller for any reasonable out-of-pocket third party fees, costs or expenses related to the foregoing and to the extent any costs or expenses are required to be paid in advance, Purchaser will provide such funds to Seller as a condition to its obligation to undertake any of the foregoing.

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3.21	Confidentiality.

(a)  Seller agrees, on behalf of itself and its Affiliates that, from and after the date of this Agreement until the date that is five (5) years after the Closing Date (except with respect to trade secrets of Purchaser or its Affiliates, the Acquired Companies, or the Business, for so long as such trade secrets remain protectable under applicable Law and, except with respect to confidential information of third parties, for so long as Seller and its Affiliates have an obligation to maintain or not disclose the confidentiality of such confidential information), except as otherwise consented to in writing by Purchaser, all information relating to Purchaser or its Affiliates, the Acquired Companies, the Business or the Transferred Assets, and all Transaction Information provided to Seller or any of its Affiliates (collectively, the “Purchaser Confidential Information”) will be kept confidential and will not be used or disclosed by Seller or any of its Affiliates in any manner, in whole or in part, except such Purchaser Confidential Information may be provided on a confidential basis to its advisors and other Representatives who need to know such information who are bound by obligations of confidentiality to Seller, provided, that Seller shall remain liable for any failure of any such recipient to be bound by or abide by any such confidentiality obligation. For purposes of this Section 3.21(a), “Purchaser Confidential Information” shall not include any information: (A) that is or becomes generally available to the public other than as a result of a disclosure by any Person not otherwise permitted pursuant to this Agreement, (B) to the extent in respect of the Excluded Assets or Excluded Liabilities, (C) generated independently by Seller or its Affiliates after the Closing without use or reference to any Purchaser Confidential Information or (D) of which such Person (or its Affiliates) first learns from sources after the Closing other than Purchaser or its Representatives; provided, that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality with respect to such information. Notwithstanding the foregoing, if Seller or its Representatives is required by Law or governmental regulation or by subpoena or other valid legal process of competent jurisdiction to disclose any Purchaser Confidential Information to any Person, then Seller will, to the extent legally permitted, promptly provide Purchaser with written notice of the applicable Law, governmental regulation, subpoena or other valid legal process of competent jurisdiction so that Purchaser may seek a protective order or other appropriate remedy. Seller and its Representatives will, to the extent legally permitted, reasonably cooperate with Purchaser and its Representatives in any attempt by Purchaser to obtain any such protective order or other remedy. If Purchaser elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that Seller or any Representative of Seller disclose Purchaser Confidential Information or Seller or any such Representative is legally compelled to disclose such Purchaser Confidential Information prior to such time, then Seller or such Representative may disclose such Purchaser Confidential Information to the extent required by Law, governmental regulation or by subpoena or other valid legal process of competent jurisdiction; provided, however, that Seller and its Representatives will, to the extent permitted by such Law, governmental regulation, subpoena or other valid legal process of competent jurisdiction, use commercially best efforts to ensure that such Purchaser Confidential Information is treated confidentially by each Person to whom Seller or any of its Representatives discloses such Purchaser Confidential Information. “Transaction Information” means all information regarding the terms of this Agreement and the Transaction Agreements.

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(b)  From and after the date of this Agreement until the date that is five (5) years after the Closing Date (except with respect to trade secrets of Seller, for so long as such trade secrets remain protectable under applicable Law and, except with respect to confidential information of third parties, for so long as Purchaser and its Affiliates have an obligation to maintain or not disclose the confidentiality of such confidential information), Purchaser agrees, except as otherwise consented to in writing by Seller, all information relating to Seller and its Affiliates (other than in relation to the Business or the Acquired Companies) (collectively, the “Seller Confidential Information”) will be kept confidential and will not be used or disclosed by Purchaser or the Acquired Companies in any manner, in whole or in part, except such Seller Confidential Information may be provided on a confidential basis to its advisors and other Representatives who need to know such information who are bound by obligations of confidentiality to Purchaser, provided, that Purchaser shall remain liable for any failure of any such recipient to be bound by or abide by any such confidentiality obligation. For purposes of this Section 3.21(b), “Seller Confidential Information” shall not include any information: (A) that is or becomes generally available to the public other than as a result of a disclosure by any Person not otherwise permitted pursuant to this Agreement, (B) to the extent in respect of the Transferred Assets or Assumed Liabilities, (C) generated independently by Purchaser or its Affiliates after the Closing without use or reference to any Seller Confidential Information, or (D) of which such Person (or its Affiliates) first learns from sources after the Closing other than Seller or its Representatives; provided, that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality with respect to such information. Notwithstanding the foregoing, if Purchaser or its Representatives is required by Law or governmental regulation or by subpoena or other valid legal process of competent jurisdiction to disclose any Seller Confidential Information to any Person, then Purchaser will, to the extent legally permitted, promptly provide Seller with written notice of the applicable Law, governmental regulation, subpoena or other valid legal process of competent jurisdiction so that Purchaser may seek a protective order or other appropriate remedy. Purchaser and its Representatives will, to the extent legally permitted, reasonably cooperate with Seller and its Representatives in any attempt by Seller to obtain any such protective order or other remedy. If Seller elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that Purchaser or any Representative of Purchaser disclose Seller Confidential Information or Purchaser or any such Representative is legally compelled to disclose such Seller Confidential Information prior to such time, then Purchaser or such Representative may disclose such Seller Confidential Information to the extent required by Law, governmental regulation or by subpoena or other valid legal process of competent jurisdiction; provided, however, that Purchaser and its Representatives will, to the extent permitted by such Law, governmental regulation, subpoena or other valid legal process of competent jurisdiction, use commercially best efforts to ensure that such Seller Confidential Information is treated confidentially by each Person to whom Purchaser or any of its Representatives discloses such Seller Confidential Information.

3.22	Restrictive Covenants.

(a)  Non-Disparagement. From and after the Closing until the date that is five (5) years after the Closing Date: (x) Seller covenants and agrees that it shall not, and shall cause its controlled Affiliates not to, and shall direct the officers and directors of Seller and its controlled Affiliates not to, directly or indirectly publicly make or publish, or knowingly solicit or knowingly encourage others to publicly make or publish, any derogatory statement or communication about the Acquired Companies or Purchaser or any of their Affiliates or the Business and (y) Purchaser covenants and agrees that it shall not, and shall cause its controlled Affiliates not to, and shall direct the officers and directors of Purchaser and its controlled Affiliates not to, directly or indirectly publicly make or publish, or knowingly solicit or knowingly encourage others to publicly make or publish, any derogatory statement or communication about Seller or its Affiliates; provided, that, in each case, such restriction shall not prohibit truthful testimony compelled by Order or applicable Laws, including any statements or communications required to be made under applicable corporate or securities Laws, or the dissemination of any other truthful information.

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(b)  Non-Competition. Seller acknowledges and agrees that Purchaser and its Affiliates would be irreparably damaged if Seller or its Affiliates were to engage in a Competing Business and that any such competition by Seller or its Affiliates would result in a significant loss of goodwill by Purchaser and its Affiliates. Seller further acknowledges and agrees that the covenants and agreements set forth in this Section 3.22(b) were a material inducement to Purchaser to enter into this Agreement and to perform its obligations hereunder, and that Purchaser would not obtain the benefit of the bargain set forth in this Agreement, as specifically negotiated by the Parties, if Seller breached the provisions of this Section 3.22(b). In further consideration of the amounts to be paid hereunder for the Acquired Companies, the Transferred Assets and the goodwill of the Business sold by Seller, except with the prior written consent of Purchaser, at all times until five (5) years following the Closing Date, Seller will not, and, subject to Section 3.22(b), will cause its Affiliates not to, engage in a Competing Business in the Restricted Territory or own, manage, operate or control any Person that engages in a Competing Business. Notwithstanding the foregoing, the Parties agree that the provisions of this Section 3.22(b) do not apply or restrict in any way Seller and its Affiliates from (i) owning Equity Interests of a business entity that engages in a Competing Business not in excess of five percent (5%) of any class of such securities, in each case on a passive basis for investment purposes only or (ii) engaging in the real estate staffing business (i.e., property management) and providing professional and/or executive search services in connection with the real estate staffing business. Seller acknowledges that the Business has been conducted or is presently proposed to be conducted in the Restricted Territory and that the restrictions set forth in this Agreement are reasonable and necessary to protect the goodwill of the Business being sold by Seller and its Affiliates pursuant to this Agreement.

(c)  Non-Solicitation. Seller agrees that from and after the Closing Date until the fifth (5th) anniversary of the Closing Date, it shall not, and shall cause its Affiliates not to, directly or indirectly, (A) solicit, recruit, induce or encourage or attempt to solicit, recruit or encourage any Business Employee to leave the employ of Purchaser or any of its Affiliates (including, from and after the Closing, the Acquired Companies), (B) hire, employ or otherwise engage any Business Employee or (C) in any other way intentionally adversely interfere with the relationship between Purchaser and its Affiliates, on the one hand, and any Business Employee, on the other; provided, however, that the foregoing shall not prohibit (i) soliciting by Seller or its Affiliates by general advertisements or other general recruitment techniques in the ordinary course of business consistent with past practice so long as such advertisements or techniques are not directed at any such employee or group of such employees and hiring any Person (other than any management-level Business Employee) who responds to such general advertisement or techniques or (ii) Seller or any of its Affiliates from hiring or engaging any Business Employee after the date that is (x) six (6) months following the date of such individual’s termination of employment by Purchaser or its Affiliates without cause and (y) twelve (12) months following the date of such individual’s termination of employment (other than a termination in connection with the foregoing clause (x)), in each case, so long as such individual was not solicited, recruited, induced or encouraged in violation of this Section 3.22(c).

(d)  If the final judgment of a court of competent jurisdiction (in accordance with Section 7.5) declares that any term or provision set forth in this Section 3.22 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Section 3.22 shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The Parties intend that the agreements, covenants and obligations set forth in this Section 3.22 shall be deemed to be a series of separate covenants, one for each county or province of each and every state, commonwealth, territory or jurisdiction of each county or province anywhere in the world and one for each month of the five (5) year period following the Closing Date or other applicable period of time (if any), as applicable. In the event of a breach or violation of any of the covenants, agreements or obligations in this Section 3.22, the period applicable to such breached or violated covenants, agreements or obligations shall be tolled until such breach or violation has been duly cured, to the extent such breach or violation is curable. For the avoidance of doubt, the terms set forth in Section 7.5(c) shall be applicable to any breach or threatened breach of any term or provision in this Section 3.22.

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3.23  Proxy Statement; Other Required SEC Filings.

(a)  Promptly (but in no event later than twenty (20) Business Days) following the date hereof, Seller will (with the reasonable assistance and cooperation of Purchaser as reasonably requested by the Seller) prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Seller Stockholder Meeting. Except as otherwise expressly permitted by Section 3.13(d), Seller must include the Seller Board Recommendation in the Proxy Statement. If Seller determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Transaction pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Filing”), then Seller will (with the reasonable assistance and cooperation of Purchaser as reasonably requested by the Seller) promptly prepare and file such Other Required Filing with the SEC. Seller will use its commercially reasonable efforts to cause the Proxy Statement and any Other Required Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. Seller will not file the Proxy Statement or any Other Required Filing with the SEC without first providing Purchaser and its counsel a reasonable opportunity to review and comment thereon, and Seller will give due consideration to all reasonable additions, deletions or changes suggested thereto by Purchaser or its counsel. On the date of filing, the date of mailing to the stockholders of Seller (if applicable) and at the time of the Seller Stockholder Meeting, neither the Proxy Statement nor any Other Required Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Seller with respect to any information supplied by Purchaser or any of its Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Filing.

(b)  Purchaser will furnish all information concerning it and its Affiliates, if applicable, as Seller may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Filing. If at any time prior to the Seller Stockholder Meeting any information relating to Seller, Purchaser or any of their respective Affiliates should be discovered by Seller, on the one hand, or Purchaser, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the stockholders of Seller.

(c)  Consultation Prior to Certain Communications. Seller and its Subsidiaries, on the one hand, and Purchaser and its Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement or any Other Required Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(d)  Notices. Seller will advise Purchaser promptly after it receives notice thereof of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Filing; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Filing; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

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(e)  Dissemination of Proxy Statement. Seller shall, following the filing of the Proxy Statement with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, as promptly as reasonably practicable (and in no event later than ten (10) calendar days) after the date on which Seller is informed that the SEC does not intend to review the Proxy Statement or has no further comments thereon, (i) mail or cause to be mailed the Proxy Statement (including a form of proxy) in definitive form to Seller’s stockholders in accordance with applicable Laws, SEC rules and Seller’s Organizational Documents and (ii) subject to applicable Laws and SEC rules take all other action necessary under all applicable Laws and SEC rules, Seller’s Organizational Documents and the rules of the NYSE to duly call, give notice of, convene and hold Seller Stockholder Meeting.

3.24	Seller Stockholder Meeting.

(a)  Subject to the provisions of this Agreement, Seller will take all action necessary in accordance with the DGCL, the Exchange Act, Seller’s Organizational Documents and the rules of the NYSE to establish a record date for (it being understood that Seller may not change the record date more than one time pursuant to this clause (a) without Purchaser’s prior written consent, which will not be unreasonably withheld, conditioned, or delayed) and, duly call, give notice of, convene and hold a meeting of its stockholders (the “Seller Stockholder Meeting”), in each case, as promptly as reasonably practicable following the mailing of the Proxy Statement to the stockholders of Seller for the purpose of obtaining the Requisite Stockholder Approval. As promptly as practicable after the date of this Agreement (and upon the reasonable request of Purchaser), Seller shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act assuming that, for such purposes only, the record date of the Seller Stockholder Meeting will be twenty (20) Business Days after the date the broker search is conducted. Notwithstanding anything to the contrary in this Agreement, Seller will not be required to convene and hold the Seller Stockholder Meeting at any time prior to the date that is thirty (30) days (or such shorter time period as permitted by applicable SEC rules) following the mailing of the Proxy Statement to the stockholders of Seller. Subject to Section 3.13(d) and unless there has been a Seller Board Recommendation Change, Seller will use its commercially reasonable efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b)  Notwithstanding anything to the contrary in this Agreement, nothing will prevent Seller from postponing or adjourning the Seller Stockholder Meeting: (i) without limiting Purchaser’s rights pursuant to the penultimate sentence of this subsection (b), if on a date for which the Seller Stockholder Meeting is scheduled, Seller has not received proxies and there are not holders of common stock of Seller present in person representing a sufficient number of shares of Seller common stock to constitute a quorum and to obtain the Requisite Stockholder Approval, in which case Seller may postpone or adjourn the Seller Stockholder Meeting for a reasonable period of time to allow additional solicitation of votes in order to obtain the Requisite Shareholder Approval (it being understood that Seller may not postpone or adjourn the Seller Stockholder Meeting more than two times pursuant to this clause (i) without Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed); (ii) if there are holders of an insufficient number of shares of Seller Common Stock present or represented by proxy at the Seller Stockholder Meeting to constitute a quorum at the Seller Stockholder Meeting (it being understood that Seller may not postpone or adjourn the Seller Stockholder Meeting more than two times pursuant to this clause (ii) without Purchaser’s prior written consent, which will not be unreasonably withheld, conditioned, or delayed); or (iii) Seller is required to postpone or adjourn the Seller Stockholder Meeting by applicable Law, order or a request from the SEC or its staff. If requested by Purchaser on up to three separate occasions in order to allow additional time for the solicitation of votes in order to obtain the Requisite Stockholder Approval, Seller shall postpone or adjourn the meeting or up to ten (10) Business Days each such occasion. Without the prior written consent of Purchaser (which will not be unreasonably withheld, conditioned or delayed), the Seller Stockholder Meeting will not be postponed or adjourned by more than ten (10) Business Days for each event giving rise to such a postponement or adjournment.

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Article IV
CONDITIONS

4.1  Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligation of each Party to effect the Transaction is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by the mutual written consent of Seller and Purchaser):

(a)  Orders; Law. No Governmental Entity of competent jurisdiction shall have issued, enacted, promulgated, or entered any Law or Order (whether temporary, preliminary, or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits consummation of the transactions contemplated hereby.

(b)  Requisite Stockholder Approval. Seller shall have received the Requisite Stockholder Approval at the Seller Stockholder Meeting.

4.2  Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Transaction are further subject to the satisfaction or waiver on or prior to the Closing of each of the following conditions (which may be waived, in whole or in part, by written consent of Purchaser):

(a)  Representations and Warranties. (i) The representations and warranties of Seller contained in Section 2.1 (other than the Fundamental Representations and Warranties) shall be true and correct in all respects, determined without regard to any qualification as to materiality, “Material Adverse Effect,” or similar qualifiers at and as of the date hereof and the Closing (as if made at and as of the Closing) (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct in all respects only at and as of such time), except, in each case of this subsection (i) where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect; (ii) the Fundamental Representations (other than those set forth in Section 2.1(b)) (x) that are qualified by materiality, “Material Adverse Effect” or similar qualifiers shall be true and correct in all respects, at and as of the date hereof and the Closing (as if made at and as of the Closing) (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct in all respects only at and as of such time) and (y) that are not qualified materiality, “Material Adverse Effect,” or similar qualifiers shall be true and correct in all material respects, at and as of the date hereof and the Closing (as if made at and as of the Closing) (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct in all material respects only at and as of such time) and (iii) the representations and warranties set forth in Section 2.1(b) shall be true and correct in all respects (other than de minimis inaccuracies), at and as of the date hereof and the Closing (as if made at and as of the Closing).

(b)  Performance of Obligations. BG F&A, BGSF Professional, and Seller shall have performed or complied in all material respects with all their respective obligations, agreements, and covenants required to be performed by them under this Agreement at or prior to the Closing.

(c)  No Material Adverse Effect. Since the date hereof, there shall not have occurred a Material Adverse Effect.

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(d)  Certificates. Purchaser shall have received a certificate of Seller certifying that the conditions set forth in Section 4.2(a), (b), and (c) have been satisfied.

(e)  Payoff Letters. Payoff letters, including, if applicable, security interest releases for recordation at the United States Patent and Trademark Office, or any other similar domestic or foreign office or agency for Business Intellectual Property, in form reasonably acceptable to Purchaser, issued by each holder of Indebtedness set forth on Section 1.10 of the Disclosure Letter not earlier than five (5) Business Days prior to the Closing Date, which sets forth (A) the amount required to repay in full all Indebtedness owed to such holder on the Closing Date, (B) the wire transfer instructions for the repayment of such Indebtedness to such holder, and (C) a release of all Liens granted by the Acquired Companies or with respect to the Transferred Assets to such holder or otherwise arising with respect to such Indebtedness, including the release and termination of any guarantees of such Indebtedness, effective upon repayment of such Indebtedness (collectively, the “Payoff Letters”).

(f)  Transaction Invoices. Invoices issued by each creditor of Transaction Expenses not earlier than five (5) Business Days prior to the Closing Date, which sets forth (A) the amounts required to pay in full all Transaction Expenses owed to such creditor on the Closing Date and (B) the wire transfer instructions for the payment of such Transaction Expenses to such creditor (collectively, the “Transaction Invoices”).

(g)  Escrow Agreement. Purchaser shall have received the Escrow Agreement, duly executed by Seller.

(h)  Transition Services Agreement. Purchaser shall have received the Transition Services Agreement, duly executed by Seller.

(i)  Bill of Sale, Assignment and Assumption Agreement; Austin Lease Transfer. Purchaser shall have consummated (x) the Pre-Closing Restructuring pursuant to the Bill of Sale, Assignment and Assumption Agreement, which shall be duly executed by Seller and its Affiliates holding Transferred Assets or Assumed Liabilities and (y) the assignment and assumption contemplated by Section 1.2(c) shall have been consummated.

4.3  Conditions to Obligations of Seller. The obligation of Seller to effect the Transaction is further subject to the satisfaction on or prior to the Closing of the following conditions (which may be waived, in whole or in part, by written consent of Seller):

(a)  Representations and Warranties. The representations and warranties of Purchaser contained in Section 2.2 shall be true and correct in all respects (other than de minimis inaccuracies), in each case, at and as of the date hereof and the Closing (as if made at and as of the Closing) (other than any such representations and warranties that by their terms address matters only at and as of another specified time, which shall be true and correct in all respects (other than de minimis inaccuracies) only at and as of such time), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.

(b)  Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations, agreements, and covenants required to be performed by it under this Agreement at or prior to the Closing.

(c)  Certificate. Seller shall have received a certificate of an authorized officer of Purchaser certifying that the conditions set forth in Section 4.3(a) and Section 4.3(b) have been satisfied.

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(d)  Escrow Agreement. Seller shall have received the Escrow Agreement, duly executed by Purchaser and Escrow Agent.

(e)  Transition Services Agreement. Seller shall have received the Transition Services Agreement, duly executed by Purchaser.

Article V
TERMINATION

5.1  Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)  by mutual written consent of Purchaser and Seller;

(b)  by either Purchaser or Seller, upon written notice to the other, if any Governmental Entity of competent jurisdiction shall have enacted, enforced, issued, promulgated, or entered any Law or Order permanently restraining, enjoining, making illegal or otherwise prohibiting consummation of the Transaction (and, if an Order, such Order shall become final and non-appealable); provided, that, the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any Party if such Party is in breach of, or has breached, in any material respect, any of its obligations under this Agreement, which such breach has proximately caused the imposition of such Law or Order or the failure of such Law or Order to be resisted, resolved, or lifted;

(c)  by either Purchaser or Seller, upon written notice to the other, if the Closing shall not have been consummated by November 10, 2025 (the “Termination Date”);

(d)  by Seller, upon written notice from Seller to Purchaser, if there has been a breach of any representation, warranty, covenant, or agreement made by Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, such that such breach or failure to perform would give rise to the failure of a condition set forth in Section 4.3(a) or Section 4.3(b) or such breach would otherwise cause a failure of the Closing to occur; provided, that, in the event that such breach or condition is curable, Seller shall not have the right to terminate this Agreement pursuant to this Section 5.1(d) until the earliest to occur of (i) thirty (30) days after written notice thereof is given by Seller to Purchaser and (ii) two (2) Business Days prior to the Termination Date; provided, further, that Seller shall not have the right to terminate this Agreement pursuant to this Section 5.1(d) if Purchaser has the right to terminate this Agreement pursuant to Section 5.1(e);

(e)  by Purchaser, upon written notice from Purchaser to Seller, if there has been a breach of any representation, warranty, covenant, or agreement made by the Acquired Companies or Seller in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, such that such breach or failure to perform would give raise to the failure of a condition set forth in Section 4.2(a) or Section 4.2(b) or such breach would otherwise cause a failure of the Closing to occur; provided, that, in the event that such breach or condition is curable, Purchaser shall not have the right to terminate this Agreement pursuant to this Section 5.1(e) until the earliest to occur of (i) thirty (30) days after written notice thereof is given by Purchaser to Seller and (ii) two (2) Business Days prior to the Termination Date; provided, further, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 5.1(e) if Seller has the right to terminate this Agreement pursuant to Section 5.1(d);

(f)  by either Purchaser or Seller, upon written notice to the other, if Seller fails to obtain the Requisite Stockholder Approval at the Seller Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the approval of the Transaction, except that the right to terminate this Agreement pursuant to this Section 5.1(f) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Seller Stockholder Meeting (or any adjournment or postponement thereof);

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(g)  by Purchaser, upon written notice to Seller, if at any time prior to the receipt of the Requisite Stockholder Approval, the Seller Board (or a committee thereof) has effected a Seller Board Recommendation Change;

(h)  by Seller, upon written notice to Purchaser, at any time prior to receiving the Requisite Stockholder Approval if (i) Seller has received a Superior Proposal; (ii) the Seller Board (or a committee thereof) has authorized Seller to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal; (iii) Seller has complied in all material respects with Section 3.13; and (iv) concurrently with such termination Seller pays the Seller Termination Fee due to Purchaser in accordance with Section 5.3; or

(i)  by Seller, upon written notice to Purchaser, if (i) all of the conditions set forth in Section 4.1 and Section 4.2 have been satisfied or waived (other than those conditions to be satisfied at Closing), each of which shall have been capable of being satisfied (and would have been satisfied) at the Closing if the Closing Date were the date the Closing should have occurred pursuant to Section 1.7, (ii) after the occurrence of clause (i), the Seller has irrevocably confirmed in writing to Purchaser that (A) all conditions set forth in Section 4.1 and Section 4.2 have been satisfied or waived (other than those conditions to be satisfied at the Closing) and (B) the Seller will consummate the Closing in accordance with the terms of this Agreement and (iii) Purchaser fails to consummate the Closing on or prior to the date that is three (3) Business Days after the date of such irrevocable confirmation.

5.2	Effect of Termination and Abandonment.

(a)  Notwithstanding anything to the contrary in this Agreement, in the event of the valid termination of this Agreement pursuant to Section 5.1, this Agreement shall forthwith become void and of no effect and there shall be no liability or obligation on the part of any Party (or any direct or indirect equity holder, stockholder, partner, controlling person, member, manager, director, officer, Affiliate, or Representative of such Party or such Party’s Affiliates or any of the foregoing’s successors and assigns) or any Equity Financing Source or Debt Financing Source, except as provided in Section 3.4 (Publicity), this Section 5.2, Section 5.3 (Seller Payments), Article VII (Miscellaneous; General) (other than Section 7.1 (Release), Section 7.5(c) (Specific Performance) and Section 7.12 (Transfer Taxes)), and Section 3.21 (Confidentiality) solely with respect to Purchaser Confidential Information and Seller Confidential Information, as applicable, disclosed prior to termination of this Agreement and the Confidentiality Agreement (including any related defined terms), each of which shall survive in accordance with its terms; provided, that, subject to Section 5.2(b), Section 5.2(c), Section 5.3(f) and Section 5.3(g), no such termination shall relieve any Party of any liability resulting from such Party’s Fraud occurring prior to the termination of this Agreement or Willful Breach. For the purpose of this Agreement, “Willful Breach” means a material breach of any material representation or warranty set forth herein or any material breach or material failure to perform any of the covenants or other agreements contained in this Agreement, in each case, that is a consequence of a voluntary and intentional act or failure to act by the breaching or non-performing Party with actual knowledge that such Party’s act or failure to act would constitute a breach of or failure of performance under this Agreement. For the avoidance of doubt, no party hereto shall have any claims nor may such party exercise any rights or remedies against any Debt Financing Source under this Agreement or any Transaction Agreement, the transactions contemplated hereby or thereby, the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions (whether tort, contract or otherwise) under applicable Law or equity arising out of such breach, termination or failure (other than any rights the Purchaser may have under or arising out of the Debt Financing Commitment Letter, which shall be governed solely by the Debt Financing Documents).

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(b)  If this Agreement is terminated by Seller pursuant to Section 5.1(d) or Section 5.1(i), then Purchaser shall pay or cause to be paid promptly (and in any event within two Business Days) to Seller an amount equal to $4,950,000 (the “Purchaser Termination Fee”) in accordance with this Section 5.2(b); provided, however, that Purchaser may, in its sole election, settle any Proceeding from or relating to this Agreement or the transactions contemplated hereby (including with respect to an alleged failure to consummate the Closing when required hereunder) by agreeing to and subsequently consummating the Closing (and the Seller shall cooperate with Purchaser to effect the Closing), and thereafter none of Purchaser or its Affiliates or other Purchaser Related Parties shall have any Liability or other obligation to Seller or any of its Affiliates relating or arising with respect to any alleged breach of this Agreement, any purported termination of this Agreement, the failure to consummate the transactions contemplated hereby at any earlier point in time or any Proceeding arising out of any such termination of failure; provided, further that if Purchaser elects to consummate the Closing as set forth in the foregoing proviso (as opposed to paying the Purchaser Termination Fee), Purchaser will at such Closing reimburse the Seller for Seller’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred in connection with such Proceeding in an amount of up to $500,000 in the aggregate. In the event Purchaser does not pay the Purchaser Termination Fee within such two (2) Business Day period when due and payable, Purchaser acknowledges that Seller shall be entitled to draw upon the Guaranty for payment of the Purchaser Termination Fee. The Parties acknowledge and agree that in no event will Purchaser be required to pay more than one termination fee, or be required to pay the Purchaser Termination Fee on more than one occasion, whether or not the Purchaser Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(c)  Notwithstanding anything to the contrary contained in this Agreement, in the event that this Agreement is terminated prior to the Closing pursuant to Section 5.1 in a situation in which the Purchaser Termination Fee is payable pursuant to Section 5.2(b) and subject to the proviso in Section 5.2(b), Seller’s receipt of the Purchaser Termination Fee to the extent owed (together with any amount due and payable (and fully paid) pursuant to Section 5.3(f)) will be the sole and exclusive remedy of the Seller, its Affiliates, and the Seller Related Parties against (A) Purchaser and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and successors, heirs and assignees of Purchaser and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Purchaser Related Parties”) in respect of this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements or the transactions contemplated hereby or thereby (or the abandonment, termination or frustration thereof), the failure of any of the transactions contemplated by this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements to be consummated or any matters forming the basis for any such failure, and upon payment of such amount, none of the Purchaser Related Parties will have any further liability or obligation to the Seller, its Affiliates, or any Seller Related Party in respect of this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements or the transactions contemplated hereby or thereby (or the abandonment, termination or frustration thereof), the failure of any of the transactions contemplated by this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements to be consummated or any matters forming the basis for any such failure, and none of Seller, its Affiliates, the Seller Related Parties, or any other Person will be entitled to bring or maintain any claim, action or proceeding against Purchaser or any Purchaser Related Party arising out of this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements or the transactions contemplated hereby or thereby (or the abandonment, termination or frustration thereof), the failure of any of the transactions contemplated by this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements to be consummated or any matters forming the basis for any such failure, and the Seller covenants and agrees that is shall not institute, and shall cause its Affiliates and the Seller Related Parties to not institute, any such claims, actions, or proceedings. Notwithstanding anything to the contrary in this Agreement or any other agreement or otherwise, and subject to the Seller’s right to seek specific performance pursuant to, and solely to the extent provided in Section 7.5(c), the Seller’s right to terminate this Agreement and receive payment of the Purchaser Termination Fee pursuant to Section 5.2(b) (together with any amount due and payable (and fully paid) pursuant to Section 5.3(f)) will be the sole and exclusive remedy of the Seller, its Affiliates, and the Seller Related Parties against Purchaser or the Purchaser Related Parties for the failure of the transactions contemplated hereby to be consummated, and except for the payment of the Purchaser Termination Fee (together with any amount due and payable (and fully paid) pursuant to Section 5.3(f)), only to the extent due and payable, by Purchaser or the Guarantors pursuant to the Limited Guaranty, none of Purchaser or the Purchaser Related Parties will have any liability or obligation in respect of this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements or the transactions contemplated hereby or thereby (or the abandonment, termination or frustration thereof), the failure of any of the transactions contemplated by this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements to be consummated or any matters forming the basis for any such failure, and in no event will any of the Seller or the Seller Related Parties or any other Person (and each of them agrees to not, and to cause their respective equityholders and Affiliates not to) seek to recover any monetary damages other than against Purchaser or the Guarantors for payment for the Purchaser Termination Fee (together with any amount due and payable (and fully paid) pursuant to Section 5.3(f)), if and when due. For the avoidance of doubt and notwithstanding anything to the contrary, in no event shall the Seller or its Affiliates be entitled to receive both a grant of specific performance that results in the occurrence of the Closing and any monetary damages, including the Purchaser Termination Fee. The Parties acknowledge and agree that the agreements contained in Section 5.2(b) and this Section 5.2(c) are an integral part of the Transaction, and that, without these agreements, the Parties would not enter into this Agreement. Each of the Parties acknowledges that the Purchaser Termination Fee does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate Seller for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision. The Purchaser Related Parties shall be third-party beneficiaries of this Section 5.2(c)).

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5.3	Seller Payments.

(a)  If (A) (1) this Agreement is validly terminated by Purchaser or Seller pursuant to Section 5.1(c) or Section 5.1(f) or (2) Purchaser validly terminates this Agreement pursuant to Section 5.1(e), (B) after the date hereof and prior to the date of such termination (except in the case of termination pursuant to Section 5.1(f), in which case prior to the Seller Stockholder Meeting) an Acquisition Proposal is publicly disclosed (whether by Seller or a third-party) or otherwise made known to the Seller Board or the stockholders of Seller, and in each case, is not publicly withdrawn or otherwise abandoned prior to (x) the date of the Seller Stockholder Meeting (in the case of any such termination of this Agreement pursuant to Section 5.1(f)) or (y) the date of any such termination of this Agreement (in the case of any such termination of this Agreement pursuant to Section 5.1(c) or Section 5.1(e)), and (C) within twelve (12) months of any such termination, an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into, then Seller will, concurrently with the earlier of the consummation of such an Acquisition Proposal and the entry into a definitive agreement in respect of an Acquisition Proposal, pay to Purchaser (as directed by Purchaser) an amount equal to $2,970,000, minus any amount previously paid by Seller pursuant to Section 5.3(d), if any, in cash (the “Seller Termination Fee”). For purposes of this Section 5.3(a), all references to “twenty percent (20%)” and “eighty percent (80%)” in the definition of “Acquisition Proposal” will each be deemed to be references to “fifty percent (50%)”.

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(b)  If this Agreement is validly terminated pursuant to Section 5.1(g), then Seller must promptly (and in any event within two Business Days) following such termination pay or cause to be paid to Purchaser (as directed by Purchaser) the Seller Termination Fee.

(c)  If this Agreement is validly terminated pursuant to Section 5.1(h), then Seller must prior to or concurrently with such termination pay or cause to be paid to Purchaser (as directed by Purchaser) the Seller Termination Fee.

(d)  If this Agreement is validly terminated pursuant to Section 5.1(f), then Seller shall reimburse Purchaser for its reasonable and documented third party out-of-pocket transaction expenses incurred in connection with the negotiation of the transactions contemplated hereby within five (5) Business Days after the later of such termination or Purchaser’s provision to Seller of a schedule, together with supporting documentation, of all such expenses; provided, however, in no event shall any such reimbursement of transaction expenses exceed $3,000,000).

(e)  Single Payment Only. The Parties acknowledge and agree that in no event will Seller be required to pay more than one termination fee, collectively, or be required to pay the Seller Termination Fee on more than one occasion, whether or not the Seller Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(f)  Payments; Default. The Parties acknowledge that the agreements contained in this Section 5.3 are an integral part of the Transaction, and that, without these agreements, the Parties would not enter into this Agreement. Each of the Parties acknowledges that the Purchaser Termination and the Seller Termination Fee do not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate Seller or Purchaser, as applicable, for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision. Accordingly, if Purchaser or the Seller fails to promptly pay any amount due pursuant to Sections 5.2 or 5.3 and, in order to obtain such payment, Seller or the Purchaser commences a Proceeding that results in a judgment against Purchaser or the Seller, as applicable, for the amount set forth in this Sections 5.2 or 5.3 or any portion thereof, Purchaser will pay to the Seller, and Seller will pay to Purchaser, as applicable, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such legal proceeding, together with interest on such amount or portion thereof due pursuant to this Section 5.3 at the annual rate of 2% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law; provided, that in no event shall such costs, expenses and interest exceed $500,000 in the aggregate. All payments under Section 5.2 or under this Section 5.3 shall be made by Purchaser to Seller (as directed by Seller), or by Seller to Purchaser (as directed by Purchaser), as applicable, by wire transfer of immediately available funds.

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(g)  Notwithstanding anything to the contrary contained in this Agreement, in the event that this Agreement is terminated prior to the Closing pursuant to Section 5.1 in a situation in which the Seller Termination Fee is payable pursuant to Section 5.3, Purchaser’s receipt of the Seller Termination Fee to the extent owed (together with any amounts due and payable (and fully paid) pursuant to Section 5.3(f)) will be the sole and exclusive remedies of the Purchaser, its Affiliates, and the Purchaser Related Parties against (A) Seller and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and successors, heirs and assignees of Seller and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Seller Related Parties”) in respect of this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements or the transactions contemplated hereby or thereby (or the abandonment, termination or frustration thereof), the failure of any of the transactions contemplated by this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements to be consummated or any matters forming the basis for any such failure, and upon payment of such amount (together with any amounts due and payable pursuant to Section 5.3(f)), none of the Seller Related Parties will have any further liability or obligation to the Purchaser, its Affiliates, or any Purchaser Related Party in respect of this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements or the transactions contemplated hereby or thereby (or the abandonment, termination or frustration thereof), the failure of any of the transactions contemplated by this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements to be consummated or any matters forming the basis for any such failure, and none of Purchaser, its Affiliates, the Purchaser Related Parties, or any other Person will be entitled to bring or maintain any claim, action or proceeding against Seller or any Seller Related Party arising out of this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements or the transactions contemplated hereby or thereby (or the abandonment, termination or frustration thereof), the failure of any of the transactions contemplated by this Agreement, the Transaction Agreements or any other agreement or instrument entered into in connection with this Agreement or the Transaction Agreements to be consummated or any matters forming the basis for any such failure, and the Purchaser covenants and agrees that is shall not institute, and shall cause its Affiliates and the Purchaser Related Parties to not institute, any such claims, actions, or proceedings. The Parties acknowledge and agree that the agreements contained in Section 5.3 are an integral part of the transactions contemplated by this Agreement and without these agreements, the Parties would not have entered into this Agreement. For the avoidance of doubt and notwithstanding anything to the contrary, in no event shall the Purchaser or its Affiliates be entitled to receive both a grant of specific performance that results in the occurrence of the Closing and any monetary damages, including the Seller Termination Fee. Each of the Parties acknowledges that the Seller Termination Fee does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate Purchaser for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision. The Seller Related Parties shall be third-party beneficiaries of this Section 5.3(g)).

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Article VI
SURVIVAL; INDEMNIFICATION

6.1	No Survival; RWI.

(a)  The Parties, intending to modify any applicable statute of limitations, agree that none of the representations or warranties in this Agreement or in any Transaction Agreement (other than the Transition Services Agreement) shall survive the Closing and all such representations and warranties shall immediately terminate at the Closing such that no claim for breach of any such representation or warranty, detrimental reliance, or other right or remedy (whether in contract, in tort, or otherwise, and whether at law or equity) may be brought with respect to such representations and warranties on and after the Closing, and thereafter, except in the case of Fraud, none of the Parties nor any of their Representatives or Affiliates shall have any liability whatsoever with respect thereto (regardless of how characterized and whether in contract, in tort, or otherwise, and whether at law or equity). On and from the Closing (other than in the event of Fraud), the Purchaser Releasing Parties’ sole and exclusive remedy and source of recovery of whatever kind and nature, in Law, equity, or otherwise, known or unknown, which such Persons have now or may have in the future for or satisfaction of all claims by any Purchaser Releasing Party in connection with, resulting from, arising out of, or in any way related to the Acquired Companies’ or Seller’s representations or warranties herein or in any Transaction Agreement or any other certificates or other documentation delivered pursuant hereto or thereto (other than the Transition Services Agreement), shall solely be the insurance coverage provided under the RWI Policy (whether or not it is ultimately bound, and whether or not the RWI Policy’s limit of liability or scope of coverage is sufficient to cover or respond to the applicable Losses). Purchaser, for itself and on behalf of its Affiliates, agrees that, on and from the Closing (other than in the event of Fraud) it and such Affiliates are not entitled to make, and will not make, and waives any right they may have to make, any claim or demand for indemnification or other recovery, in connection with, resulting from, or in any way related to the Seller’s representations or warranties herein or in any Transaction Agreement (other than the Transition Services Agreement), against any of the Seller Released Parties. Seller, for itself agrees that, on and from the Closing (other than in the event of Fraud) it and its Affiliates are not entitled to make, and will not make, and waives any right they may have to make, any claim or demand for indemnification or other recovery, in connection with, resulting from, or in any way related to Purchaser’s representations or warranties herein or in any Transaction Agreement (other than the Transition Services Agreement), against any of the Purchaser Released Parties. In the event that the amounts available under the RWI Policy are insufficient, in whole or in part, to pay any Purchaser Releasing Party any amounts owed or alleged to be owed to such Person, none of the Purchaser Releasing Parties nor any other Person shall be entitled to collect or seek to collect any remaining amounts not satisfied from the RWI Policy from any Seller Released Party, and no such Person shall have any liability for such deficiency or shortfall, except and solely in the case of such Person’s Fraud. Purchaser acknowledges, on behalf of itself and each Purchaser Releasing Party, that Purchaser purchasing and obtaining the RWI Policy as of the date hereof (and maintaining the effectiveness of the RWI Policy on and after the Closing Date) is a material inducement to Seller entering into the transactions contemplated hereby, and Seller is relying on Purchaser’s covenants and obligations set forth in this Section 6.1 and Section 3.11 without limitation or qualification. The Parties acknowledge and agree that the failure by Purchaser or its Affiliates to obtain and/or maintain the effectiveness of the RWI Policy in accordance with this Section 6.1 and Section 3.11 shall not in any manner increase any liability of the Seller Released Parties, including in the event (i) the RWI Policy is disputed, invalidated, or deemed ineffective, in whole or in part, or (ii) the coverage provided under the RWI Policy is denied, disputed, eroded, exhausted, or otherwise made unavailable to Purchaser or its Affiliates, in whole or in part. For the avoidance of doubt, nothing in this Section 6.1 shall limit, negate, or otherwise impede in any manner any claims or recovery pursuant to Section 6.2.

(b)  The Parties, intending to modify any applicable statute of limitations, agree that the covenants and agreements in this Agreement or in any Transaction Agreement that by their terms apply or are to be performed, in whole or in part, after the Closing shall survive in full force and effect for the period provided in such covenants and agreements, or until fully performed, and the covenants and agreements in this Agreement or in any Transaction Agreement that by their terms apply or are to be performed in their entirety prior to the Closing shall terminate at the Closing such that no claim for breach of any such covenant or agreement, detrimental reliance, or other right or remedy (whether in contract, in tort, or otherwise, and whether at law or equity) may be brought with respect to such covenants and agreements after the Closing, and thereafter none of the Parties hereto or any of their Representatives or Affiliates shall have any liability whatsoever with respect thereto (regardless of how characterized and whether in contract, in tort, or otherwise, and whether at law or equity). For the avoidance of doubt, nothing herein shall limit or affect Purchaser’s or any of its Affiliate’s liability to pay any other amounts (in whole or in part) as and when required by this Agreement.

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6.2	Indemnification.

(a)  Indemnification by Seller. Subject to the other applicable provisions of this Article VI, from and after the Closing, Seller will indemnify and hold harmless Purchaser, its Affiliates (including, for the avoidance of doubt, the Acquired Companies) and their respective officers, directors, managers, employees, contractors, principals, successors, heirs and assigns (each, a “Purchaser Indemnified Party”) from and against all Losses incurred by any Purchaser Indemnified Party as a result of or relating to: (A) any Excluded Liabilities, (B) any nonfulfillment, violation or breach of any covenant, agreement or obligation of Seller contained in this Agreement that by its terms applies or is to be performed, in whole or in part, after the Closing, (C) any Affiliated Group Taxes (for the avoidance of doubt, the obligations of Seller and its Affiliates with respect to this Section 6.2(a)(C) shall survive until the date that is thirty (30) days following the expiration of the statute of limitations applicable to the underlying Tax), (D) any Covered Taxes and (E) the Specified Matter set forth on Schedule 6.2(a)(E).

(b)  Indemnification by Purchaser. Subject to the other applicable provisions of this Article VI, from and after the Closing, Purchaser will indemnify and hold harmless Seller, its Affiliates and their respective officers, directors, managers, employees, contractors, principals, successors, heirs and assigns (each, a “Seller Indemnified Party”) from and against all Losses incurred by any Seller Indemnified Party as a result of or relating to: (A) any Assumed Liabilities and (B) any nonfulfillment, violation or breach of any covenant, agreement or obligation of Purchaser contained in this Agreement that by its terms applies or is to be performed, in whole or in part, after the Closing.

(c)  Mitigation. Each Purchaser Indemnified Party or Seller Indemnified Party, as applicable, shall use good faith, commercially reasonable efforts to mitigate any and all Losses applicable to such Person under this Agreement (including, for the avoidance of doubt, any Losses attributable to any Excluded Liabilities and any Affiliated Group Taxes) after becoming aware of any event, condition or circumstance that would reasonably be expected to give rise to any Losses that are indemnifiable or recoverable hereunder or in connection herewith. The amount of any Losses that any Purchaser Indemnified Party or Seller Indemnified Party may be entitled to recover shall be calculated net of any insurance proceeds (including, in the case of the Purchaser Indemnified Parties, under the RWI Policy after taking into account, for the avoidance of doubt, any amounts which are unrecoverable after the Purchaser Indemnified Party has utilized commercially reasonable efforts to recover such amounts, any amounts incurred as a result of the then-current retention (taking into account any drop-down mechanisms, any nil retentions for fundamental representations and any erosion of the retention), any exclusions expressly contained therein or any other terms expressly contained in such RWI Policy that directly and specifically reduce or limit recovery thereunder), contribution payments, reimbursements or other indemnification payments actually received by such Person on account of such Losses, less any fees and expenses actually and directly incurred in obtaining such recovery (including premium, deductible or retention increases and Taxes attributable thereto).

(d)  [Reserved.]

6.3	Defense of Claims. With respect to the Specified Matter set forth on Schedule 6.2(a)(E) and any third party claim described below:

(a)  Any Person (i.e., a Purchaser Indemnified Party or a Seller Indemnified Party) making a claim for indemnification under this Article VI (an “Indemnitee”) shall notify the indemnifying party (an “Indemnitor”) of the claim in writing promptly after receiving written notice of any Proceeding against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such Proceeding giving rise to an Indemnitee’s claim for indemnification at such Indemnitor’s expense, and at its option (subject to the limitations set forth in this Section 6.3) shall be entitled to assume the defense thereof by appointing counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, that prior to the Indemnitor assuming control of such defense it shall first verify to the Indemnitee in writing that (based upon the facts then known by Indemnitor) such Indemnitor shall be responsible for all Losses relating to such claim for indemnification, subject to and in accordance with this Article VI; and provided, further, that:

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(b)  the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any reasonable fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor, and except that the Indemnitor shall pay all of the reasonable fees and expenses of such separate counsel if the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee);

(c)  the Indemnitor shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnitee) and shall pay the fees and expenses of counsel retained by the Indemnitee if (i) the claim for indemnification relates to or arises in connection with any criminal or quasi criminal proceeding, action, indictment, allegation or investigation; (ii) the claim seeks an injunction or equitable relief against the Indemnitee; (iii) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; or (iv) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim;

(d)  if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee (such consent not to be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee, if such settlement does not expressly and unconditionally release the Indemnitee from all Liabilities with respect to such claim, with prejudice; and

(e)  if the Indemnitee shall control the defense of any such claim, the Indemnitee shall obtain the prior written consent of the Indemnitor (such consent not to be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim.

6.4  Characterization of Indemnification Payments; Calculation of Losses. Except as otherwise required by applicable Law, the Parties will treat any indemnification payment made hereunder as an adjustment to the total consideration for income Tax purposes. For purposes of calculating Losses to which an Indemnitee is entitled under this Article VI, such Losses shall not include Losses related to any matter that was actually included in the final calculation of the Closing Amount pursuant to Section 1.8 and that actually reduced the Final Closing Amount.

6.5  Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary, this Article VI will be the sole and exclusive monetary remedy of the Parties hereto from and after the Closing for any claims in respect of a breach of this Agreement, including claims of inaccuracy in or breach of any representation, warranty, covenant or agreement hereunder; provided, however, that the foregoing and nothing else in this Agreement to the contrary will not be deemed a waiver by any party of (or otherwise limit or affect) any right to seek specific performance or injunctive relief pursuant to Section 7.5(c), or limit any right or remedy arising by reason of any claim of Fraud. For the avoidance of doubt, the foregoing shall not affect any rights or remedies, or obligations, under and in accordance with any of the Transaction Agreements from and after the Closing.

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6.6  Fraud. Notwithstanding anything to the contrary in this Agreement or in any Transaction Agreement, nothing in this Article VI or otherwise shall limit or restrict any Party’s right to bring, maintain or recover any amounts in connection with any action or claim based upon Fraud.

Article VII
MISCELLANEOUS AND GENERAL

7.1	Release.

(a)  At and effective as of the Closing, Purchaser, on its own behalf and on behalf of its current, former, and future Affiliates, and any of its and their respective current, former and future Representatives, successors, and assigns (including Purchaser, each, a “Purchaser Releasing Party”), hereby irrevocably and unconditionally releases and forever discharges Seller, its current, former, and future Affiliates, and each of their respective current, former, and future Representatives, heirs, successors, and assigns, each in their capacity as such (collectively, the “Seller Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts, covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity which the Purchaser Releasing Parties may have against each of the Seller Released Parties, now or in the future, in each case, in respect of any cause, matter, or thing relating to any of the Seller Released Parties occurring or arising both (i) on or prior to the Closing and (ii) out of or in connection with the Seller Released Parties’ ownership and operation of the Acquired Companies or the Transferred Assets. Notwithstanding anything to the contrary in this Agreement or any other agreement or instrument contemplated hereby or thereby, nothing contained in this Section 7.1(a) shall limit, negate, or otherwise impede in any manner any claims, actions or rights or remedies of the Purchaser Releasing Parties (x) pursuant to this Agreement or any Transaction Agreement, (y) under or relating to the R&W Insurance Policy or (z) arising directly from Fraud.

(b)  At and effective as of the Closing, Seller, on its own behalf and on behalf of its current, former, and future Affiliates, and any of its and their respective current, former , and future Representatives, successors, and assigns (including Seller, each, a “Seller Releasing Party”), hereby irrevocably and unconditionally releases and forever discharges Purchaser, its current, former, and future Affiliates (including the Acquired Companies), and each of their respective current, former, and future Representatives, heirs, successors, and assigns, each in their capacity as such (collectively, the “Purchaser Released Parties”) of and from any and all actions, causes of action, suits, proceedings, executions, judgments, duties, debts, dues, accounts, bonds, contracts, covenants (whether express or implied), and claims and demands whatsoever whether in law or in equity which the Seller Releasing Parties may have against each of the Purchaser Released Parties, now or in the future, in each case, in respect of any cause, matter, or thing relating to any of the Purchaser Released Parties occurring or arising both (i) on or prior to the Closing and (ii) relating to the Acquired Companies (including their direct or indirect ownership thereof), the conduct of the Business, activities of the Acquired Companies or the Business or their operation of the Transferred Assets. Notwithstanding anything to the contrary in this Agreement or any other agreement or instrument contemplated hereby or thereby, nothing contained in this Section 7.1(b) shall limit, negate, or otherwise impede in any manner any claims, actions or rights or remedies of the Seller Releasing Parties (x) pursuant to this Agreement or any Transaction Agreement or (y) arising directly from Fraud.

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(c)  EACH PARTY, ON ITS OWN BEHALF AND ON BEHALF OF EACH PURCHASER RELEASING PARTY OR SELLER RELEASING PARTY (AS APPLICABLE), EXPRESSLY AND IRREVOCABLY WAIVES ALL RIGHTS AFFORDED BY ANY STATUTE OR COMMON LAW PRINCIPLES WHICH LIMITS THE EFFECT OF A RELEASE WITH RESPECT TO UNKNOWN CLAIMS. PURCHASER, ON ITS OWN BEHALF AND ON BEHALF OF EACH PURCHASER RELEASING PARTY OR SELLER RELEASING PARTY (AS APPLICABLE), ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE OF THIS RELEASE OF UNKNOWN CLAIMS AND WAIVER OF ANY STATUTORY PROTECTION AGAINST A RELEASE OF UNKNOWN CLAIMS. PURCHASER, ON BEHALF OF THE PURCHASER RELEASING PARTIES, AND SELLER, ON BEHALF OF THE SELLER RELEASING PARTIES, ACKNOWLEDGES AND AGREES THAT THIS WAIVER IS AN ESSENTIAL AND MATERIAL TERM OF THIS AGREEMENT.

7.2  Modification or Amendment. The Parties may modify or amend this Agreement, solely by a written agreement executed and delivered by duly authorized officers or trustees of each of the respective Parties. Notwithstanding any other provision of this Agreement to the contrary, no amendment, modification or waiver of Section 5.2, this Section 7.2, Section 7.8, Section 7.11, or Section 7.16 (and any provision of this Agreement or any related definition used in such sections to the extent an amendment, modification, waiver or termination of such provision would modify the substance of such sections) shall adversely affect the rights of any Debt Financing Source under such Sections without the prior written consent of such Debt Financing Source.

7.3  Waiver of Conditions. The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in writing. The failure of any Party to assert any of its rights hereunder or under applicable Law shall not constitute a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise by any Party of any of its rights hereunder precludes any other or further exercise of such rights or any other rights hereunder or under applicable Law.

7.4  Counterparts. This Agreement and any Transaction Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document form (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7.5	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.

(a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF. Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each Party hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Chancery Court of the State of Delaware or any state appellate court therefrom, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware Chancery or state appellate court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware Chancery or state appellate court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 7.6. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

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(b)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.5.

(c)  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance, and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and, as a third party beneficiary under and solely to the extent provided in the Equity Financing Commitment Letter in order to cause the Equity Financing to be funded, without any requirement for the posting of any bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity, subject to the terms and provisions of this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief to extent in compliance with this Section 7.5 on the basis that (x) any Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party acknowledges and agrees that the rights to an injunction, specific performance or other equitable remedy contemplated herein are an integral part of the transactions contemplated by this Agreement and without such right, none of the Parties would have entered into this Agreement.

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7.6  Notices. All notices, requests, instructions, or other documents to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by email, or overnight courier:

If to the Acquired Companies (prior to the Closing), or to Seller:	c/o BGSF, Inc. 5850 Granite Parkway, Suite 730 Plano, Texas 75024 Attn: Beth Garvey; Keith Schroeder bgarvey@bgsf.com kschroeder@bgsf.com
with copies (which shall not constitute notice) to:	Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 Attn: Paul Conneely; Brandon Byrne paul.conneely@nortonrosefulbright.com brandon.byrne@nortonrosefulbright.com
If to Purchaser, or (after the Closing) the Acquired Companies:	INSPYR Solutions Intermediate, LLC c/o A&M Capital Partners III, LP 1 Pickwick Plaza, Floor 3 Greenwich, CT 06830 Attention: Alex Nivelle; Todd Rubin Email: alex@a-mcapital.com; todd@a-mcapital.com
with copies (which shall not constitute notice) to:	Kirkland & Ellis LLP 330 West Wolf Point Plaza Chicago, IL 60654 Attn: Cole Parker, P.C.; Eduardo M. Leal Email: cole.parker@kirkland.com; eduardo.leal@kirkland.com or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above. Any notice, request, instruction, or other document given as provided above shall be deemed given to the receiving Party (a) upon actual receipt, if delivered personally; (b) three (3) Business Days after deposit in the mail, if sent by registered or certified mail; (c) at the time of transmission subject to electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by the intended recipient), if sent by email; or (d) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

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7.7  Entire Agreement. This Agreement (including any exhibits and schedules hereto and the Disclosure Letter) and the documents, instruments, and other agreements among the Parties contemplated hereby or referred to herein, including each Transaction Agreement, constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior written and oral, and contemporaneous oral, agreements, understandings, representations, and warranties among the Parties with respect to the subject matter hereof.

7.8  No Third Party Beneficiaries. Except (i) after the Closing, with respect to the provisions of Section 3.7 (Indemnification; Directors’ and Officers’ Insurance) which shall inure to the benefit of the D&O Indemnified Parties who are intended to be third-party beneficiaries thereof, (ii) the provisions of Section 3.11 (RWI Policy), Section 5.2 (Effect of Termination and Abandonment), Section 5.3(g) (Seller Payments), Section 7.1 (Release), Section 7.14 (Non-Recourse), and Section 7.15 (Conflict of Interest Waiver; Attorney-Client Privilege), which shall inure to the benefit of the Persons benefitting therefrom as expressly provided therein, and (iii) the provisions of Section 7.16(b) (Debt Financing Sources) which shall inure to the benefit of the Debt Financing Sources who are intended to be third-party beneficiaries thereof, and which Persons are intended to be third party beneficiaries thereof, which rights are hereby expressly acknowledged and agreed by the Parties, each Party hereby agrees that their respective representations, warranties, covenants, and agreements set forth in this Agreement are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Persons other than the Parties (subject to Sections 3.11 and 6.1) may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

7.9  Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.10	Interpretation; Construction.

(a)  The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)  The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)  Capitalized terms used in this Agreement have the definitions set forth in the body of this Agreement or assigned to such terms in Annex A.

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(d)  The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(e)  The rule known as the ejusdem generis rule shall not apply, and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters, or things.

(f)  When a reference is made in this Agreement or the Disclosure Letter to information or documents being “provided”, “made available”, “disclosed” or similar phrases, such information or documents shall mean any information or documents furnished in the “Project Granite” data room hosted by firmex.com and maintained by Seller and the Acquired Companies and to which access to such information or documents has been granted to Purchaser and certain of its Representatives at least one (1) Business Day prior to the date of this Agreement and remained so posted and accessible continuously through the Closing and two (2) Business Days thereafter.

(g)  Subject to Section 7.13, any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified, or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(h)  References to a Person are also to its permitted successors and permitted assigns.

(i)  References to “dollars” or “$” are to U.S. dollars.

(j)  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(k)  If the date specified for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next date which is a Business Day.

(l)  The word “or” shall not be exclusive.

(m)  The word “extent” in the phrase “to the extent” shall mean to the degree to which a subject or other thing extends and not simply “if”.

(n)  The meaning given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

(o)  All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America, and any amounts denominated in currency other than the lawful money of the United States of America on any date of determination shall be deemed to be the equivalent in dollars of such currency determined by using the prevailing foreign exchange rate provided by the Wall Street Journal (or if not, as quoted on a similar service) at 9:00 a.m. New York time on such date.

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7.11  Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of each of the other Parties hereto; provided, that Purchaser may assign this Agreement without written consent (i) to any of its Affiliates (it being understood that no such assignment will relieve Purchaser of its obligations hereunder except to the extent actually performed) and (ii) solely following the Closing, any Person to which Purchaser or any of its Affiliates sells, transfers, assigns or delegates a majority of its assets or Equity Interests; provided, that, at or following the Closing, the Purchaser and the Acquired Companies may assign their respective rights under this Agreement to the Debt Financing Sources or any lender (or agent of behalf of the lenders) as collateral security for their obligations under any of their secured debt financing arrangements, which assignment shall not require the consent of any other Party. Any purported assignment in contravention of this Agreement is void. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

7.12  Transfer Taxes. Purchaser and Seller shall each pay and be responsible for 50% of any Transfer Taxes and fees (including penalties and interest) incurred in connection with the Transaction. All necessary documents (including all Tax Returns) with respect to such Transfer Taxes described in the foregoing sentence will be filed by the Party required to file such documents under applicable Law and such Party shall provide such Tax Returns to the other Party prior to the due date for filing such Tax Returns. For the avoidance of doubt, Purchaser shall be responsible for causing the Acquired Companies to prepare and timely file such Tax Returns to the extent the Acquired Companies are responsible under applicable law for filing such Tax Returns following the Closing Date.

7.13  Disclosure Letter. In no event shall the listing of items or matters in a Disclosure Letter be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or the covenants and agreements contained in this Agreement. No reference to, or disclosure of, any item or matter in any Section of this Agreement or any section or subsection of a Disclosure Letter shall be construed as an admission or indication that such item or matter is material or that such item or matter is required to be referred to or disclosed in this Agreement or in a Disclosure Letter. Without limiting the foregoing, no reference to, or disclosure of, a possible breach or violation of any contract or Law shall be construed as an admission or indication that a breach or violation exists or has occurred. Any matter set forth in any section of the Disclosure Letter shall be deemed to be referred to and incorporated in all other sections of the Disclosure Letter to which such matter’s application or relevance is reasonably apparent on its face. Any disclosures contained in, listed on, or otherwise referenced within the Disclosure Letter which refer to a document are qualified in their entirety by reference to the text of such document; provided, however, that references to any agreement, instrument or other document set forth on the Disclosure Letter shall not be deemed to include any amendment, supplement or modification thereto unless such amendment, supplement or modification (x) is explicitly set forth on the applicable section of the Disclosure Letter or (y) was otherwise made available to Purchaser. The headings and introductory language have been inserted in the Disclosure Letter for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in this Agreement.

7.14  Non-Recourse. This Agreement may only be enforced against, and any Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution, or performance of this Agreement, may only be brought against the Persons that are expressly named as Parties hereto, and then only with respect to the specific obligations set forth herein with respect to such Party. Except with respect to the Guarantors pursuant to the Equity Commitment Letter and the Guaranty in accordance with the terms expressly set forth therein, no past, present, or future director, manager, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, or other Representative of any Party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any Party hereto under this Agreement or for any claim or action based on, in respect of or by reason of the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement or any other agreement or instrument contemplated hereby or thereby, nothing contained in this Section 7.14 shall limit, negate, or otherwise impede in any manner any claims or recovery based on Fraud.

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7.15   Conflict of Interest Waiver; Attorney–Client Privilege. Purchaser hereby waives and agrees to not assert any actual or potential conflict of interest arising out of or relating to the representation, after the Closing Date, of Seller or its Affiliates or Representatives in any dispute with Purchaser, the Acquired Companies, or their Affiliates or any other matter involving the transactions contemplated by this Agreement or the agreements entered into in connection herewith (“Post-Closing Representation”) by Norton Rose Fulbright US LLP or any other legal counsel representing the Acquired Companies (each, a “Prior Counsel”) in connection with the transactions contemplated by this Agreement or the agreements entered into in connection herewith (“Pre-Closing Representation”). Purchaser further waives and agrees to not assert, and agrees to cause the Acquired Companies to waive and not assert, in connection with any Post-Closing Representation, any attorney–client privilege with respect to any communication between any Prior Counsel and Seller, the Acquired Companies, or any officer, employee, director, or manager of the Acquired Companies that relates to the Pre-Closing Representation (it being the intention of the parties hereto that all rights to such attorney–client privilege, including the right to control such attorney-client privilege, shall be held by Seller). Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or the Acquired Companies and a third party (other than Seller or any of its Affiliates) after the Closing, the Acquired Companies may assert the attorney–client privilege to prevent disclosure of confidential communications with Prior Counsel to such third party. This Section 7.15 is for the benefit of Seller and each Prior Counsel, and such Prior Counsel are intended third party beneficiaries of this Section 7.15. No term of this Section 7.15 may be amended, waived, or modified, without the prior written consent of such Prior Counsel.

7.16	Debt Financing Sources.

(a)  Notwithstanding anything herein to the contrary, each of the Parties hereby (i) agrees that it will not bring or support any action of any kind or description, whether at law or equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way relating to this Agreement, the Transaction Agreements or the other documents contemplated thereby, or the Transactions, including any dispute arising out of or relating in any way to the Debt Financing Commitment Letter, the Debt Financing, or the performance thereof or services related thereto, in any forum other than the United States District Court for the Southern District of New York or any New York state court sitting in the Borough of Manhattan in the City of New York, (ii) waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue or the defense of an inconvenient forum of any such dispute or proceeding in such forum and (iii) agrees that the provisions of Section 7.5 relating to the waiver of jury trial shall apply to, and the Laws of the State of New York, without regard to the conflict of laws rules thereof, shall govern, any such action. The Parties hereby agree that mailing of process or other papers in connection with any such action in the manner provided in Section 7.5 and Section 7.6, or in such other manner as may be permitted by Law shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided. Without limiting the foregoing, no Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature to any party. The provisions of this Section 7.16(a) shall be enforceable by each Debt Financing Source and its respective Affiliates and their respective successors and permitted assigns.

(b)  Notwithstanding anything in this Agreement to the contrary, the Debt Financing Sources shall be express third-party beneficiaries and shall be entitled to enforce the agreements contained in Section 5.2, Section 7.2, Section 7.8, Section 7.11, or this Section 7.16.

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Notwithstanding anything to the contrary in this Agreement, the Debt Financing Sources shall not have any liability to Seller or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing Commitment Letter or the Debt Financing or any related agreements or the Transaction, whether at law or equity, in contract or in tort or otherwise, and Seller and its Affiliates agree not to commence (and if commenced agree to dismiss or otherwise terminate, and not to assist) any action, arbitration, audit, hearing, investigation, litigation, petition, grievance, complaint, suit or proceeding and shall not have any rights or claims, and shall not seek any loss or damage or any other recovery or judgment of any kind, including direct, indirect, consequential or punitive damages, against any Debt Financing Source under this Agreement, the Debt Financing Commitment Letter or the Debt Financing or any related agreements, whether at law or equity, in contract or in tort or otherwise, and Seller (on behalf of itself and its Associated Persons) hereby waives any rights or claims against any Debt Financing Source relating to or arising out of this Agreement, the Debt Financing Commitment Letter or the Debt Financing or any related agreements or the Transactions, whether at law or equity, in contract, in tort or otherwise.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

PURCHASER:
INSPYR SOLUTIONS INTERMEDIATE, LLC

	By:	/s/ Todd Rubin
Name: Todd Rubin
Title: Vice President and Treasurer

THE ACQUIRED COMPANIES:
BG FINANCE AND ACCOUNTING, INC.

	By:	/s/ Beth A. Garvey
Name: Beth A. Garvey
Title: President and Chief Executive Officer

BGSF PROFESSIONAL, LLC

	By:	/s/ Beth A. Garvey
Name: Beth A. Garvey
Title: President and Chief Executive Officer

SELLER:
BGSF, INC.

	By:	/s/ Beth A. Garvey
Name: Beth A. Garvey
Title: President and Chief Executive Officer

[Signature Page to the Equity Purchase Agreement]

ANNEX A
DEFINED TERMS

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement that is either (i) in effect as of the execution and delivery of this Agreement, as amended (if applicable) after the date hereof, or (ii) executed and delivered after the date hereof, in each case, with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreement’s terms are on June 14, 2025 (it being understood that such confidentiality agreement need not prohibit the making or amending of an Acquisition Proposal by such Person or contain any “standstill” provisions) and that does not contain provisions (a) that prohibit Seller (or any other Person) from providing information to Purchaser or its Representatives as required pursuant to Section 3.13 or (b) that otherwise prohibit Seller from complying with Section 3.13.

“Accounting Firm” has the meaning set forth in Section 1.11(b).

“Accrued Income Taxes” means an amount (not less than zero in respect of any jurisdiction or for any entity) of the aggregate accrued unpaid Income Taxes of the Acquired Companies as of the Closing Date with respect to jurisdictions in which the Acquired Companies currently file (or have commenced operations that will require filing) Income Tax Returns (but, subject to clause (ii) below, excluding any deferred Tax Liabilities), determined, notwithstanding anything herein to the contrary, as of the close of business on the Closing Date, attributable to any Pre-Closing Period, determined (i) in accordance with the past practice of the Acquired Companies in preparing its Tax Returns (except to the extent such past practice is not supportable at a “more likely than not” or greater level of confidence), (ii) by including in taxable income, any adjustment pursuant to Section 481 of the Code (or any analogous provision of any other Tax law) related to a change in accounting made prior to the Closing Date, and prepaid amounts and deferred revenue, in each case which has not fully been included in income prior to the Closing Date, (iii) without taking into account the effects of any transactions entered into by or at the direction of Purchaser on the Closing Date after the Closing outside the ordinary course of business(other than as explicitly contemplated by this Agreement), (iv) by taking into account all Transaction Tax Deductions, (v) by excluding any and all liabilities for accruals or reserves established or required to be established under GAAP that require the accrual for contingent income Taxes or with respect to uncertain Tax positions, (vi) by excluding all deferred Tax liabilities established or required to be established for GAAP, and (vii) by taking into account any estimated payments, prepayments, or deposits of Tax made prior to the Adjustment Calculation Time to the extent they are available to reduce the particular Income Tax liability with respect to which such payments or deposits were made. For purposes of the foregoing, any Taxes attributable to a Straddle Period shall be determined in accordance with Section 3.10(g). “Acquired Companies” has the meaning set forth in the Recitals.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Purchaser) to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Transaction or any transactions contemplated hereby) involving:

(i)  any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than Purchaser or its Affiliates or any group that includes Purchaser or its Affiliates), whether from Seller or any other Person(s), of securities representing more than 20% of the total outstanding equity securities of Seller or the Acquired Companies (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding equity securities of Seller or the Acquired Companies (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer;

(ii)  any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of Seller and the Acquired Companies, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii)  any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Seller pursuant to which (A) any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 20% of the total outstanding equity securities of Seller or the Acquired Companies (by vote or economic interests) after giving effect to the consummation of such transaction or (B) the equityholders of Seller or the Acquired Companies immediately preceding such transaction hold less than 80% of the total outstanding equity securities (by vote or economic interests) in the surviving or resulting entity of such transaction.

“Adjustment Calculation Time” means 12:01 a.m. (Eastern time) on the Closing Date.

“Adjustment Escrow Deposit” means $3,500,000.

“Adjustment Escrow Fund” has the meaning set forth in Section 1.12.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliate Contracts” has the meaning set forth in Section 2.1(s)(i).

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or other group defined under any Tax Law).

“Affiliated Group Taxes” means any Taxes for which any of the Acquired Companies is liable pursuant to Treasury Regulations Section 1.1502-6 (or any similar or analogous provision of state, local or foreign Tax Law) as a result of the Acquired Companies having been, prior to the Closing, a member of an Affiliated Group.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Schedule” has the meaning set forth in Section 1.13.

“Alternative Acquisition Agreement” has the meaning set forth in Section 3.13(a).

“Alternative Transaction” has the meaning set forth in Section 3.13.

“Ancillary Financing Document” means each of the following: (a) customary perfection certificates, corporate organizational documents and good standing certificates, in each case to the extent required to be delivered to a Debt Financing Source to satisfy a financing condition and (b) all documentation and other information required to be delivered to the Debt Financing Sources in relation to any Acquired Company by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, money laundering, and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010.

“Arroyo Earn-Out Amount” means $2,475,000.

“Arroyo Letter Agreement” means that certain letter agreement, dated as of June 10, 2025, by and among BGSF Professional, Arroyo Consulting, LLC, Luis Fernando, and Maureen E. Herrera.

“Associated Person” means, with respect to a Person, any of such Person’s former, current and future Affiliates, incorporators, financing sources, consultants, equityholders, members, stockholders, shareholders, controlling Persons, Representatives, managers, general or limited partners or assignees (or any former, current or future Affiliates, incorporators, financing sources, consultants, equityholders, members, stockholders, shareholders, controlling Persons, Representatives, managers, general or limited partners or assignees of any of the foregoing).

“Assumed Liabilities” has the meaning set forth in Section 1.3.

“Austin Lease” means that certain (x) Lease, by and between Luzzatto Oaks, LLC, a Delaware limited liability company, as lessor, and Horn Solutions, Inc. (as predecessor-in-interest to BGSF Professional), as lessee, dated as of October 6, 2020 and (y) that certain Sublease, by and between BGSF Professional and Big Blue Insurance Agency, PLLC, dated as of October __, 2024, in each case, including all amendments thereto.

“Base Closing Amount” means ninety-nine million dollars ($99,000,000).

“Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject thereto) or any deferred compensation, severance, equity compensation, bonus, incentive compensation, retention, change in control, fringe or other benefit or compensation plan, program, agreement, or arrangement, in each case, that is sponsored, maintained, contributed to (or required to be contributed to) by Seller, any of its Subsidiaries or an Acquired Company for the benefit of any Business Employee or current or former employees or other individual service providers of an Acquired Company, or under or with respect to which an Acquired Company has any Liabilities.

“BG F&A” has the meaning set forth in the Preamble.

“BGSF Professional” has the meaning set forth in the Preamble.

“Bill of Sale, Assignment and Assumption Agreement” means the Bill of Sale, Assignment and Assumption Agreement, by and between Seller or its Subsidiaries (other than the Acquired Companies) and BGSF Professional in substantially the form attached hereto as Exhibit E.

“Binder Agreement” means that certain binder agreement entered into in connection with the RWI Policy, a true, correct, and complete copy of which is attached hereto as Exhibit C.

“Business” means the business of providing specialized talent or business consultants for information technology (“IT”), managed services, finance, accounting, legal or human resources, including nearshore and offshore IT solutions.

“Business Days” means any day, other than a Saturday, Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by Law or executive order to close.

“Business Employee” means each current employee employed by Seller or any of its Subsidiaries (i) whose services as an employee are primarily dedicated to the Business, or (ii) who is otherwise agreed upon by Seller and Purchaser, in each case, each of whom is identified on Section 2.1(n) of the Disclosure Letter provided that any individual set forth on Section 2.1(n)(ii) of the Disclosure Letter shall not be a “Business Employee” (each an “Excluded Employee”).

“Business Employee Census” has the meaning set forth in Section 2.1(n)(i).

“Business Intellectual Property” means the Transferred Intellectual Property and the Company Intellectual Property.

“Business Software” has the meaning set forth in Section 2.1(o)(iv).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance or legislation published with respect thereto by, or any amendment of such act or any such guidance or legislation by, any Governmental Entity.

“Cash and Cash Equivalents” means, without duplication, all cash on hand in the Acquired Companies’ bank and other accounts (including checks, wire transfers, and drafts in transit unless the accounts receivable associated with such checks, wires or drafts are included as a current asset in Working Capital), the value of all marketable securities owned by the Acquired Companies (convertible into cash within 30 days), net of (a) Restricted Cash, (b) checks, wire transfers and drafts issued against accounts of the Acquired Companies, (c) bank overdrafts and negative cash balances in bank and other accounts and (d) cash or cash equivalents received in connection with insurance claim(s) to the extent the underlying damage, destruction or loss giving rise thereto has not been cured or remediated.

“Closing” has the meaning set forth in Section 1.7.

“Closing Amount” has the meaning set forth in Section 1.8.

“Closing Cash and Cash Equivalents” means the (i) Cash and Cash Equivalents of the Acquired Companies as of the Adjustment Calculation Time minus (ii) any Cash and Cash Equivalents of the Acquired Companies that is paid or otherwise remitted or distributed by the Acquired Companies after the Adjustment Calculation Time and prior to the Closing to any Person, other than payments to unaffiliated third party trade creditors in the ordinary course of business consistent with past practice in respect of liabilities included in Working Capital.

“Closing Date” has the meaning set forth in Section 1.7.

“Closing Indebtedness” means the Indebtedness of the Acquired Companies as of immediately prior to the Closing.

“Closing Statement” has the meaning set forth in Section 1.11(a).

“Closing Working Capital” means the aggregate Working Capital of the Acquired Companies as of the Adjustment Calculation Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Tax” means (i) with respect to Seller, any Tax with respect to which any of the Acquired Companies has filed or will file a Tax Return with Seller and/or any Affiliate of Seller (A) on an affiliated, combined, consolidated or unitary basis, or (B) as a disregarded subsidiary of Seller or of any Affiliate of Seller, and (ii) with respect to Purchaser, any Tax with respect to which any of the Acquired Companies has filed or will file a Tax Return with Purchaser and/or any Affiliate of Purchaser (A) on an affiliated, combined, consolidated or unitary basis, or (B) as a disregarded subsidiary of Purchaser or of any Affiliate of Purchaser.

“Combined Tax Return” means any Tax Return for a Combined Tax that is filed or required to be filed and that includes any of the Acquired Companies on the one hand, and (i) with respect to the Seller, Seller and/or any of its Affiliates (other than the Acquired Companies), on the other hand, and (ii) with respect to the Purchaser, Purchaser and/or any of its Affiliates (other than the Acquired Companies), on the other hand.

“Commingled Books and Records” has the meaning set forth in Section 3.3(c).

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plan” means each Benefit Plan designated as a Company Benefit Plan on Section 2.1(h) of the Disclosure Letter that is sponsored or maintained exclusively by an Acquired Company.

“Competing Business” means the business of providing specialized talent or business consultants for IT, managed services, finance, accounting, legal or human resources, including nearshore and offshore IT solutions.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Acquired Companies.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of May 21, 2024, between A&M Capital Advisors, LP and Seller.

“Consent” has the meaning set forth in Section 1.5(a).

“Continuing Employees” means each Business Employee who continues to remain employed with the Acquired Companies, Purchaser, or an Affiliate of Purchaser immediately following the Closing.

“Contract” means any type of agreement, lease, license, contracts, note, bond, mortgage, indentures, guarantee, understanding, purchase order, obligation, instrument or arrangement that is binding upon a Person or any of its property under applicable Law, including all amendments and modifications thereto.

“Covered Taxes” means (i) any Liabilities for sales, use or similar Taxes imposed by the states of Connecticut, Iowa, New Mexico, Ohio, Pennsylvania, South Dakota, West Virginia and District of Columbia with respect to any Pre-Closing Tax Period, (ii) any Liabilities (including Assumed Liabilities) for sales, use or similar Taxes that have been collected but not remitted to the applicable Governmental Entities by the Acquired Companies in any Pre-Closing Tax Period, (iii) any Liabilities (including Assumed Liabilities) for sales, use or similar Taxes that have been erroneously collected in any Pre-Closing Tax Period, and (iv) any Liabilities (including Assumed Liabilities) for or in respect of any “employee retention tax credits” under the CARES Act received or applied by an Acquired Company during a Pre-Closing Tax Period.

“D&O Indemnified Parties” has the meaning set forth in Section 3.7(a).

“D&O Insurance” has the meaning set forth in Section 3.7(b).

“D&O Tail Policy” has the meaning set forth in Section 3.7(b).

“Disclosure Letter” has the meaning set forth in Section 2.1.

“Debt Financing” means the debt financing amount incurred or intended to be incurred pursuant to the Debt Financing Commitment Letter.

“Debt Financing Commitment Letter” means the debt commitment letter and related fee letter, pursuant to which the financial institutions party thereto have agreed to provide or cause to be provided, among other things, subject to the terms and conditions set forth therein, the debt financing set forth therein for the purposes of financing a portion of the Transaction, including the payment of the Closing Amount.

“Debt Financing Document” means any Ancillary Financing Document and any credit agreement, mezzanine note purchase agreement, loan document or any related security agreement pursuant to which the Debt Financing will be governed.

“Debt Financing Source” means any Person that has committed to provide or arrange and has entered into agreements in connection with the Debt Financing or alternative debt financings in connection with the Transaction and any parties named in the Debt Financing Commitment Letter and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, including any additional lenders, agent, arrangers and other entities joined to the Debt Financing Commitment Letter after the date hereof, together with their respective Affiliates involved in the Debt Financing, their respective Affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective successors and assigns.

“DGCL” has the meaning set forth in the Recitals.

“Disputed Item” has the meaning set forth in Section 1.11(b).

“End-of-Use Date” has the meaning set forth in Section 3.19(a).

“Environmental Law” means any Law or Order applicable to the Business, the Acquired Companies, or the Transferred Assets concerning (A) pollution, the protection of the environment (including air, water, soil, and natural resources), or public or worker health or safety (including human exposure to Hazardous Substances), or (B) the manufacturing, processing, distribution, discharge, presence, generation, use, storage, handling, treatment, transport, release, threatened release, or disposal of Hazardous Substances.

“Equity Financing” has the meaning set forth in Section 2.1(l).

“Equity Financing Commitment Letter” means the equity financing commitment letter attached as Exhibit F (Equity Financing Commitment Letter), delivered to Seller and dated as of the date hereof, between Purchaser and the Guarantors, pursuant to and on which such Persons have committed to invest or cause to be invested in the equity capital of Purchaser the amount set forth therein for the purposes of financing the transactions contemplated hereby and by the Transaction Agreements, the payments required to be made under Section 1.10, together with all exhibits, annexes, schedules, term sheets and fee letters thereto.

“Equity Financing Source” means any Person that has committed to provide the Equity Financing pursuant to the Equity Financing Commitment Letter.

“Equity Interests” means all (A) of the shares of capital stock, partnership interests, membership interests beneficial interests, any other equity interests or securities or agreements providing for profit participation features, equity appreciation rights, phantom equity or similar rights to participate in profits of any Person, (B) any obligations convertible into or exchangeable for, or giving any Person a right, option, or warrant to acquire, any of the items described in the foregoing clause and (C) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into securities described in the foregoing clauses of this definition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” means that certain Escrow Agreement substantially in the form attached hereto as Exhibit B.

“Escrow Funds” has the meaning set forth in Section 1.12.

“Estimated Closing Amount” has the meaning set forth in Section 1.9.

“Estimated Closing Statement” has the meaning set forth in Section 1.9.

“Excess Amount” has the meaning set forth in Section 1.11(g)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 1.2.

“Excluded Item” means (a) any Liability of any Acquired Company resulting from any action taken on the Closing Date on or after the Closing by or on behalf of Purchaser or any of its Affiliates (for the avoidance of doubt, other than, prior to or at the Closing, the Acquired Companies), including in connection with any equity or debt financing sourced by Purchaser or any of its Affiliates (for the avoidance of doubt, prior to or at the Closing, other than the Acquired Companies), or (b) any Liability that is otherwise the express obligation of Purchaser or any of its Affiliates (for the avoidance of doubt, other than, prior to or at Closing, the Acquired Companies) pursuant to the terms of this Agreement or any Transaction Agreement.

“Excluded Liabilities” has the meaning set forth in Section 1.4.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Final Closing Amount” has the meaning set forth in Section 1.11(a).

“Financial Statements” has the meaning set forth in Section 2.1(e)(i).

“Financing” means the Equity Financing and the Debt Financing.

“Financing Conditions” means the conditions precedent to the Equity Financing set forth in the Equity Financing Commitment Letter.

“Foreign Purchased Equity” has the meaning set forth in the Recitals.

“Former Business Employee” shall mean each individual who was formerly employed by Seller or any of its Subsidiaries and who, through their employment with Seller or such Subsidiaries of Seller, was Primarily Related to the Business.

“Fraud” means, with respect to a Party, actual and intentional (and not constructive or imputed) fraud in the making of a representation or warranty expressly contained in (x) Sections 2.1 or 2.2 of this Agreement (in each case, as modified by the Disclosure Letter), or (y) the certificate delivered pursuant to Section 4.3(c), the Transition Services Agreement or the Escrow Agreement, by such Person, and requires that: (a) such Person to be charged with such fraud made a false representation of material fact in Sections 2.1 or 2.2 of this Agreement (including any “bringdown” or other confirmation with respect to any such representation or warranty) or of any representation expressly contained in the certificate delivered pursuant to Section 4.3(c), the Transition Services Agreement and the Escrow Agreement; (b) such Person had actual knowledge (and not constructive or imputed knowledge) that such representation was actually false when made and acted with scienter; (c) the false representation caused the Party to whom it was made, in justifiable reliance upon such false representation, to take or refrain from taking action; and (d) the Party to whom the false representation was made suffered damage by reason of such reliance; provided that, notwithstanding anything to the contrary, for purposes of this definition, any director, officer, manager, employee or representative of Seller that engages in Fraud (for this purpose, replacing “Party” with such Person) shall be attributable to Seller as a party to the Agreement. For the avoidance of doubt, “Fraud” shall not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, omission, any tort (including any claim for fraud) to the extent based on constructive knowledge, negligent or reckless misrepresentation, extra-contractual fraud, constructive fraud, and other fraud-based claims.

“Fundamental Representations” means Section 2.1(a) (Organization, Good Standing, and Qualification), except for the last sentence of Section 2.1(a); Section 2.1(b) (Ownership of Acquired Companies); Section 2.1(c) (Authorization); clause (A) of Section 2.1(d)(ii) (No Violation of Organizational Documents); Section 2.1(s) (Affiliate Transactions); Section 2.1(t) (Brokers and Finders); and Section 2.1(w) (Sufficiency of Assets).

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” means in any jurisdiction, any (w) federal, state, provincial, local, foreign, or international government, (x) court, arbitral, or other tribunal, (y) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official, or entity) or (z) agency, board, bureau, commission, authority, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Guarantor” has the meaning set forth in the Guaranty.

“Guaranty” has the meaning set forth in the Recitals.

“Hazardous Substance” means any substance, material or waste regulated, listed, defined, designated, or classified as hazardous, toxic, a pollutant, a contaminant or radioactive, or words of similar import, or for which liability or standards of conduct may be imposed under, any Environmental Law, including toxic substances, hazardous substances, asbestos or asbestos-containing materials, PCBs, per- and polyfluoroalkyl substances, mold, lead, petroleum, or petroleum products or byproducts.

“Inactive Employee” has the meaning set forth in Section 3.6(c).

“Income Tax” means any Tax (however denominated or collected) imposed on or by reference to net income or profits and franchise, gross receipts, doing business, or occupation Taxes imposed in lieu thereof.

“Income Tax Return” means any Tax Return with respect to an Income Tax.

“Indebtedness” means, without duplication, at any date, as applicable, with respect to the Acquired Companies (for the avoidance of doubt, taking into account any Assumed Liabilities) (i) all obligations for borrowed money or in respect of loans or advances; (ii) all obligations of such Person evidenced by bonds (convertible or not), debentures, notes, debt securities or similar instruments; (iii) all obligations in respect of letters of credit and bankers’ acceptances or any surety, performance or similar bonds issued for the account of or with respect to such Person, in each case, solely to the extent drawn or called or required to be cash collateralized; (iv) any Liabilities or obligations under leases that are required to be capitalized under GAAP (without giving effect to FASB Accounting Standards Update No. 2016-02, Leases, ASC Topic 842); (v) all obligations for the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business consistent with past practice which are not past due) and including, for the avoidance of doubt, any earnouts, notes payable or similar obligations related to past acquisitions (at the maximum amount payable) (including any Liabilities pursuant to the Arroyo Letter Agreement other than $618,750); (vi) all obligations (determined on the basis of actual, not notional, obligations) with respect to interest rate protection agreements, interest rate swap agreements, foreign currency exchange agreements, or other interest or exchange rate hedging agreements or arrangements; (vii) all outstanding obligations to current or former equityholders, for any unpaid dividends or distributions; (viii) Accrued Income Taxes; (ix) any unfunded or underfunded liabilities with respect to any termination indemnity, long-service, jubilee or similar non-US pension plan, program or arrangement, (x) any outstanding and unpaid severance, retention or deferred compensation obligations in respect of any current or former employee, officer, director or other individual service provider, together with the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments and calculation as if all such amounts were paid on the Closing Date, (xi) any outstanding and unpaid bonus, commission or incentive obligations in respect of any current or former employee, officer, director or other individual service provider, in each case, with respect to fiscal year ending December 29, 2024, together with the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments and calculation as if all such amounts were paid on the Closing Date; (xii) any amounts payable by any of the Acquired Companies to the Seller or its Affiliates (other than the Acquired Companies); (xiii) the amount of all customer overpayments, (xiv) all obligations or liabilities of such Person for accrued but unpaid interest, unpaid prepayment penalties, expenses, breakage fees, costs, make whole payments or premiums (to the extent due and payable) with respect to any liability or obligation of a type described in clauses (i) through (xiii); or (xv) guarantees or other similar agreements (contingent or otherwise) by such Person to give assurance to a creditor against loss, directly or indirectly, of payment or collection of any of the indebtedness or obligations of another Person of the type set forth in the foregoing clauses (i) through (xiv); provided, that Indebtedness shall not include (A) ordinary course trade payables between the Acquired Companies and their respective customers, suppliers, or service providers (other than customer overpayments), (B) Transaction Expenses, or (C) any Excluded Item.

“Indemnitee” has the meaning set forth in Section 6.3(a).

“Indemnitor” has the meaning set forth in Section 6.3(a).

“Insurance Policies” has the meaning set forth in Section 2.1(r).

“Intellectual Property” means all intellectual property or propriety rights in any jurisdiction throughout the world, including (A) trademarks, service marks, trade names, trade dress, and other indicia of source or origin, any applications and registrations for the foregoing and the renewals thereof, and all goodwill associated therewith and symbolized thereby (collectively, “Trademarks”) and Internet domain names; (B) patents (including utility and design patents) and the applications for the same, including any divisions, revisions, supplementary protection certificates, continuations, continuations-in-part, reissues, re-examinations, substitutions and extensions thereof; (C) trade secrets and processes, know-how, methods, techniques, research and development, drawings, specifications, layouts, designs, formulae, algorithms, plans, proposals, technical data, financial, business and marketing plans and proposals, customer and supplier lists and data, and price and cost information; (D) copyrights, including copyrights in all published and unpublished works of authorship and any registrations and applications, and renewals, extensions, restorations and reversions thereof; and (E) rights in Software.

“Intercompany Agreements and Accounts” has the meaning set forth in Section 2.1(j)(iii).

“Intervening Event” has the meaning set forth in Section 3.13(d)(i).

“IRS” means the Internal Revenue Service of the United States.

“IT Systems” means all of the following whether owned by the Acquired Companies, or used by or for, the Acquired Companies in the operation of the Business: servers, hardware systems, software, websites, databases, circuits, networks and other computer and telecommunication assets and equipment, and all other information technology equipment and related items of automated, computerized or software systems, together with all information contained therein or transmitted thereby, including any outsourced systems and processes (e.g., hosting locations) and all associated documentation.

“Knowledge” means, with respect to the Acquired Companies, the actual knowledge (not constructive or imputed knowledge) of Eric Peters, Beth Garvey, Keith Schroeder, Matt Murray and Luis Fernando Sanchez, in each case, with a reasonable duty of inquiry.

“Labor Agreement” has the meaning set forth in Section 2.1(n)(iii)

“Latest Balance Sheet Date” has the meaning set forth in Section 2.1(e)(i).

“Latest Financial Statements” has the meaning set forth in Section 2.1(e)(i).

“Law” means any foreign, federal, state, or local constitution, act, treaty, statute, law (including common law), ordinance, regulation, rule, code, notices of violation or requirement having the force of law.

“Lease” has the meaning set forth in Section 2.1(k)(ii).

“Leased Real Property” and “Leased Real Properties” has the meaning set forth in Section 2.1(k)(ii).

“Liabilities” means all debts, liabilities, guarantees, assurances, commitments, expenses and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due.

“Licensee” has the meaning set forth in Section 3.19(a).

“Lien” means any lien, license, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, or servitude.

“Losses” means all losses, costs, interest, charges, expenses (including reasonable and documented out-of-pocket (i) costs of investigation, defense and enforcement and (ii) attorneys’ fees and disbursements), liabilities, settlement payments, awards, judgments, fines, penalties, Taxes, damages, or assessments of any kind or nature (including, for the avoidance of doubt, those related to any claim, charge, demand, action, cause of action, audit, complaint, investigation, inquiry, suit, arbitration, indictment, litigation, hearing or other proceeding by or before any Governmental Entity and regardless of whether involving or relating to a third-party claim or otherwise).

“Marketing Efforts” means (a) the Purchaser’s preparation of the Marketing Material and (b) the delivery of customary authorization letters and confirmations in connection with the Marketing Material with respect to presence or absence of material non-public information and material accuracy of the information contained therein.

“Marketing Material” means a customary “private side” bank book, a customary lender presentation or similar documents or materials regarding the business, operations, financial condition, projections and prospects of each Acquired Company and its Subsidiaries (including the Transferred Assets) or otherwise to be used by Purchaser and the Debt Financing Sources in connection with a syndication and marketing of the Debt Financing.

“Material Adverse Effect” means any event, change, fact, circumstance, occurrence, effect, or development (each, an “Effect”) that, individually or in the aggregate, (i) is or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, properties or results of operations of the Acquired Companies or the Business, taken as a whole or (ii) prevents or delays in any material respect the ability of Seller or its Subsidiaries or the Acquired Companies to timely consummate the transactions contemplated hereby; provided, however, in the case of clause (i), none of the following Effects shall, either alone or in combination, constitute or be taken into account in determining whether there has been, is or would be a Material Adverse Effect: (A) any changes in global, national, or regional economic or political conditions; (B) any changes in conditions generally affecting the industries in which the Acquired Companies operate; (C) securities, credit, financial, commodity, or other capital markets Effects, in each case in the U.S. or any foreign jurisdiction, including changes in taxes or interest rates or exchange rates for the currencies of any country; (D) any failure, in and of itself, by the Acquired Companies to meet any internal or published plans, projections, forecasts, estimates, budgets, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (provided, that, the exception in this clause (D) shall not prevent or otherwise affect a determination that an Effect (not otherwise excluded from the definition of Material Adverse Effect) underlying such failure has resulted in or contributed to a Material Adverse Effect); (E) the execution and delivery of this Agreement or pendency of the transactions contemplated by this Agreement, including, to the extent related to the foregoing, the impact thereof on the relationships, contractual or otherwise, of the Acquired Companies with their employees, customers, suppliers, or other third parties (provided that this exception shall not apply (1) to the representations and warranties in Section 2.1(d)(ii) or the bringdown of such representations and warranties in Section 4.2(a) to the extent any of the foregoing relate to or arise out of any breach by Seller of any of its representations and warranties thereunder or (2) to the extent related to or arising out of any breach by Seller or any of its Affiliates of their respective covenants or agreements hereunder); (F) changes or proposed changes in GAAP or other accounting regulations or in Laws or the repeal, enforcement, or interpretation thereof, in each case, following the date hereof; (G) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, terrorism, or military actions, or any escalation or worsening of any such hostilities, acts of war, sabotage, terrorism or military actions threatened or underway as of the date of this Agreement; (H) any change resulting from or arising out of a hurricane, earthquake, flood, or other natural disaster, or “acts of God”; (I) any action of the Seller or the Acquired Companies required to be taken by this Agreement or taken at the written request or with the written consent of Purchaser; (J) any change resulting or arising from the identity of, or any facts or circumstances relating to, Purchaser or its Affiliates; (K) the availability or cost of equity, debt, or other financing to Purchaser; (L) any public disclosure by Purchaser regarding its plans with respect to the conduct of the Business following Closing and any action or communication by Purchaser with respect to or to the Acquired Companies’ employees; or (M) any epidemics, pandemics, or disease outbreaks (including COVID-19 or any variants thereof), or any Law, order, recommendation, directive, pronouncement, or guideline of or issued by a Governmental Entity, the Centers for Disease Control and Prevention, the World Health Organization, or any industry group in respect of business closures, “sheltering-in-place,” curfews, or other restrictions that relate to, or arise out of, an epidemic, pandemic, or disease outbreak (including the COVID-19 or any variants thereof), or any change in such Law, order, recommendation, directive, pronouncement, or guideline, or interpretation thereof; provided, however, that any Effect arising out of or resulting from any change or event referred to in clause (A), (B), (C), (F), (G), (H), or (M) may constitute, and be taken into account in determining the occurrence of, a Material Adverse Effect if such Effect has or is reasonably expected to have a disproportionate impact on the Acquired Companies or the Business compared to any other companies that operate in the industries or markets in which the Acquired Companies or the Business operates.

“Material Contracts” means all of the following Contracts binding on an Acquired Company or Seller or its Subsidiaries (with respect to the Business):

(1)  all Contracts relating to the borrowing of money or Indebtedness or extension of creditor to mortgaging, pledging or otherwise placing a Lien on any portion of the Acquired Companies’ assets or Business’ (including the Transferred Assets), including any guarantees thereof; or relating to any Surety Bonds;

(2)  each Contract for supply, inventory, purchase, or advertising for more than $100,000 per year;

(3)  each Contract with a Material Customer, Material Technology Partner and any other Company Contract for the sale of any product or service for more than $100,000 per year;

(4)  all Contracts (i) relating to the lease or disposition by an Acquired Company or the Business (other than sales of products or services in the ordinary course consistent with past practice) or (ii) for the acquisition by the Acquired Companies or Business of the assets or business of any other Person (other than purchases of inventory or components in the ordinary course consistent with past practice) which contain any earn-out, deferred or contingent purchase price or other similar payment obligations which remain outstanding or any material continuing obligations;

(5)  each Contract between an Acquired Company or Seller or its Subsidiaries to the extent related to the Business and any of their current or former directors or managers, officers, employees or independent contractors (other than indemnity agreements with directors, managers, officers, employees, or agents such Persons have entered into in the ordinary course consistent with past practice) pursuant to which such Acquired Company or the Business has continuing obligations, in each case, other than any such Contract that is terminable “at will” (or following a thirty (30) days’ or less notice period imposed by applicable Law) without any obligation on the part of such Acquired Company or Seller or such Subsidiaries to make any severance, termination, change in control, or similar payment or to provide any benefit;

(6)  Contracts that involved consideration of more than $100,000 in the 12-month period;

(7)  any non-competition Contract or other Contract that (i) limits or purports to limit (x) the type of business in which the Acquired Companies or the Business may engage, or (y) the manner or locations in which an Acquired Company or the Business may so engage in any business, (ii) would require the disposition of any assets (outside of the ordinary course of business consistent with past practice) or line of business of an Acquired Company or the Business, (iii) grants “most favored nation” status or is a “requirements” contract, (iv) prohibits an Acquired Company or the Business from soliciting for employment or hiring any Person for employment or (v) grants to any third Person any exclusive rights;

(8)  all Contracts for the employment or engagement of any current or former employees, officers, directors or independent contractors providing for annual compensation at or above $200,000 per year;

(9)  all Contracts related to management, consulting, independent contracting, subcontracting, retainer or other similar type of Contract under which services are provided for by fees or fees are paid to any Person, in each case that requires payment by or to the Acquired Companies or Seller or its Subsidiaries to the extent related to the Business in excess of $200,000;

(10)  each Contract (i) relating to the licensing or use of Intellectual Property, (ii) for the acquisition, divestiture, or development of Intellectual Property, or (iii) affecting the Business’ or the Acquired Companies’ ability to use, enforce, or disclose any Intellectual Property or arising out of an Intellectual Property-related dispute, including coexistence arrangements, settlement contracts, consent to use contracts, in each case of (i)-(iii), other than the following: (x) unmodified, off-the-shelf software licenses with an annual fee, royalty, or other consideration of no more than $100,000, (y) contracts with employees entered into in the ordinary course of business consistent with past practice on Seller’s, Seller’s Subsidiaries, or any Acquired Company’s form employment agreement, and (z) contracts pursuant to which an Acquired Company grants non-exclusive licenses of Business Intellectual Property to customers in the ordinary course of business;

(11)  all Leases and all other Contracts under which the Acquired Companies or the Business are lessees of, or holds or operates any personal property owned by any other party, for which the annual payments by or to the Acquired Companies or the Seller or its Subsidiaries to the extent related to the Business exceed $50,000;

(12)  all joint venture, partnership agreements, limited liability company agreements and any other similar Contracts involving a sharing of profits or losses, costs or liabilities by the Acquired Companies or the Business with any other Person;

(13)  all Labor Agreements;

(14)  any settlement, conciliation or similar Contracts with any Governmental Entity or pursuant to which the Acquired Companies or the Business has any outstanding obligation after the date of this Agreement;

(15)  any Contract that grants an option to acquire, sell, lease or license any material asset of the Acquired Companies or the Business or that grant any right of first offer, right of first refusal or right of first negotiation in respect of any material asset of the Acquired Companies or the Business;

(16)  all Intercompany Agreements;

(17)  all Shared Contracts; and

(18)  any commitment or arrangement to enter into any of the foregoing.

“Material Customers” has the meaning set forth in Section 2.1(v).

“Multiemployer Plan” has the meaning set forth in Section 2.1(h)(ii).

“Non-Assignable Assets” has the meaning set forth in Section 1.5(a).

“Non-Assumable Liabilities” has the meaning set forth in Section 1.5(a).

“Non-U.S. Plan” has the meaning set forth in Section 2.1(h)(viii).

“Notice of Disagreement” has the meaning set forth in Section 1.11(b).

“NYSE” means The New York Stock Exchange and any successor stock exchange.

“Order” means any judgment, award, decision, regulation, decree, directive, determination, verdict, order, consent order, consent decree, writ, declaration, or injunction.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the certificate of formation or articles of organization and the operating agreement of a limited liability company, (iii) the partnership agreement and any statement of partnership of a general partnership, (iv) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person and (vi) any amendment to or restatement of any of the foregoing.

“Other Required Filing” has the meaning set forth in Section 3.23(a).

“Owned Real Property” or “Owned Real Properties” has the meaning set forth in Section 2.1(k)(i).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Payoff Letters” has the meaning set forth in Section 4.2(e).

“Permits” means all licenses, permits, approvals, decisions, Orders, stipulations, awards, authorizations, registrations, findings of suitability, determinations of qualification, franchises, exemptions, waivers, concessions, and entitlements of any Governmental Entity.

“Permitted Liens” shall mean (A) Liens for Taxes, special assessments, or other governmental charges not yet due and payable as of the Closing Date or the amount or validity of which is being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established in accordance with GAAP, (B) landlords’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, carriers’ or similar Liens that relate to obligations not due and payable and arise in the ordinary course of business consistent with past practice or that are being contested in good faith by appropriate Proceedings and for which, if applicable, appropriate reserves have been established in accordance with GAAP, (C) Liens incurred or deposits or pledges made in the ordinary course of business consistent with past practice in connection with, or to secure payment of, workers’ compensation, unemployment insurance, and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (D) zoning, building, entitlement and other land use regulations promulgated by Governmental Entities which are not violated by the current use or occupancy of such Real Property or the operation of the business thereon, (E) the unsecured interests of the lessors and sublessors of any Leased Properties permitted by the applicable lease, (F) easements, rights of way, and other imperfections of title or encumbrances that do not materially interfere with the present or intended uses or occupancy of the property related thereto, and (G) Liens arising under original purchase price conditional sales contracts and equipment leases entered into in the ordinary course of business consistent with past practice.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity, or other entity of any kind or nature.

“Personal Information” means (i) information related to, or reasonably capable of being associated or linked with, an identified or identifiable individual or household (e.g., name, address, telephone number, email address, financial account number, government-issued identifier) or device, or (ii) any other similar information or data regulated by or defined as “personal information” or similar terms under applicable Laws.

“Post-Closing Representation” has the meaning set forth in Section 7.15.

“Pre-Closing Period” means any taxable year or period ending on or before the Closing Date and, in the case of a taxable year or period that includes, but does not end on, the Closing Date, the portion of such year or period ending at the end of the Closing Date.

“Pre-Closing Representation” has the meaning set forth in Section 7.15.

“Primarily Related to the Business” shall mean primarily related to, primarily used in, or primarily held for use by Seller or its Subsidiaries in connection with the Business.

“Prior Counsel” has the meaning set forth in Section 7.15.

“Prior Years Financial Statements” has the meaning set forth in Section 2.1(e)(i).

“Privacy Requirements” means, collectively, all of the following to the extent relating to the access, collection, use, processing, storage, sharing, sale, disclosure, or security of Personal Information, payment card data, or otherwise relating to privacy, security, or security breach notification requirements: (i) Seller’s and the Acquired Companies’ privacy policies, and procedures, (ii) all applicable Laws and all industry standards (including the Payment Card Industry Data Security Standard (PCI DSS), if applicable), and (iii) contracts and agreements into which any Acquired Company has entered or by which it is otherwise bound.

“Proceeding” means an action, arbitration, audit, claim, hearing, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Purchased Equity” has the meaning set forth in the Recitals.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Confidential Information” has the meaning set forth in Section 3.21(a).

“Purchaser Indemnified Party” has the meaning set forth in Section 6.2(a).

“Purchaser Related Parties” has the meaning set forth in Section 5.2(b).

“Purchaser Released Parties” has the meaning set forth in Section 7.1(b).

“Purchaser Releasing Party” has the meaning set forth in Section 7.1(a).

“Purchaser Termination Fee” has the meaning set forth in Section 5.2(b).

“Purchaser’s Knowledge” means, with respect to the Purchaser, the actual knowledge (not constructive or imputed knowledge) of Todd Rubin and Alex Nivelle, in each case with a reasonable duty of inquiry.

“Real Property” means, collectively, the Owned Real Properties and the Leased Real Properties.

“Regulatory Condition” has the meaning set forth in Section 4.1(a).

“Related Party” has the meaning set forth in Section 2.1(s)(i).

“Representatives” means, with respect to any Person, such Person’s officers, directors, managers, employees, contractors, principals, equityholders, stockholders, members, trustees, beneficiaries, financial advisors, investment bankers, attorneys, accountants, consultants, agents, and any other advisors or representatives.

“Required Information” means the financial and related information reasonably requested by Purchaser and necessary to permit Purchaser to prepare pro forma financial statements.

“Requisite Stockholder Approval” has the meaning set forth in Section 2.1(c)(i).

“Resolution Period” has the meaning set forth in Section 1.11(b).

“Restricted Cash” means cash or cash equivalents (a) held in escrow or as a security or other deposit, held for or on behalf of a customer, or deposited with a customer, in each case, if usage of, or access to, such cash or cash equivalents is restricted by Law or Contract, including any cash or cash equivalents held in escrow or in respect of securing rent deposits or employee withholding as collateral in respect of any obligations of any party, or (b) that are not otherwise freely usable by the Acquired Companies immediately following the Closing because they are subject to restrictions or limitations on use or distribution by Law or Contract.

“Restricted Territory” means the United States, Canada, United Kingdom, France, Colombia, Mexico, India, Dominican Republic, Argentina and each other country in which the Business operates or engages in business (whether directly or indirectly through third parties) as of the Closing Date.

“RWI Insurer” means Great American E&S Insurance Company and any other insurer issuing the RWI Policy.

“RWI Policy” means the buyer-side representation and warranty insurance policies (including any excess policies related thereto) attached hereto as Exhibit C.

“RWI Policy Costs” means all premium payments, brokerage commissions (to the extent not included in premium), surplus lines, premium tax, and any other applicable taxes, underwriting or other fees, costs, expenses, surplus lines or surcharges, in each case, incurred by Purchaser or its Affiliates or payable in respect of the procurement of the RWI Policy.

“Sanctioned Country” means any country or region or government that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic”).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Controls including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person located, organized, or ordinarily resident in a Sanctioned Country; (iii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i)-(ii); or (iv) any national of a Sanctioned Country with whom U.S. persons are prohibited from dealing.

“Sanctions” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State) and the United Nations Security Council.

“SEC” means the United States Securities and Exchange Commission.

“Section 338(g) Election” has the meaning set forth in Section 3.10(h).

“Section 338(g) Forms” has the meaning set forth in Section 3.10(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any (i) breach of security, phishing incident, ransomware or malware attack affecting any IT Systems, or (ii) incident in which confidential information or Personal Information was or may have been accessed, disclosed, destroyed, processed, used, or exfiltrated in an unauthorized manner (whether any of the foregoing was possessed or controlled by the Acquired Companies, Seller or Seller’s Affiliate, (with respect to the Business), or by another Person on behalf of the Business).

“Seller” has the meaning set forth in the Preamble.

“Seller 401(k) Plan” has the meaning set forth in Section 3.6(e).

“Seller Benefit Plan” means each Benefit Plan that is not a Company Benefit Plan.

“Seller Board” has the meaning set forth in the Recitals.

“Seller Board Recommendation Change” has the meaning set forth in Section 3.13(c)(i).

“Seller Common Stock” means the Common Stock, par value $0.01 per share, of Seller.

“Seller Confidential Information” has the meaning set forth in Section 3.21(b).

“Seller Group Tax Claim” has the meaning set forth in Section 3.10(d).

“Seller Indemnified Party” has the meaning set forth in Section 6.2(b).

“Seller Licensed IP” means all Intellectual Property, other than Trademarks, owned by Seller or its Affiliates and used by the Acquired Companies in the operation of the Business.

“Seller Related Parties” has the meaning set forth in Section 5.3(g).

“Seller Released Parties” has the meaning set forth in Section 7.1(a).

“Seller Releasing Parties” has the meaning set forth in Section 7.1(b).

“Seller SEC Documents” means reports, schedules, registration statements, prospectuses, forms, reports, definitive proxy statements, and other documents required to be (or otherwise) filed or furnished by Seller with the SEC under the Exchange Act or Securities Act, including all exhibits and schedules thereto and documents incorporated by reference therein.

“Seller Stockholder Meeting” has the meaning set forth in Section 3.24(a).

“Seller Termination Fee” has the meaning set forth in Section 5.3.

“Seller Trademarks” means the BGSF Trademark and other Trademarks owned by Seller and its Affiliates and used in the operation of the Business.

“Shared Contracts” means any contract, to which Seller or any of its Affiliates (other than the Acquired Companies) is a party with any non-Affiliated third party and which benefits or otherwise is related to both the Business and the other business of Seller and its Affiliates.

“Shared Contractual Liabilities” shall mean all Liabilities in respect of Specified Shared Contracts from and after the later of (i) the Closing and (ii) the time at which Purchaser or one of its Affiliates obtains all of the claims, rights and benefits under a Specified Shared Contract.

“Software” means all (i) computer programs and software, including firmware, software implementations of algorithms, and software models and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof, (ii) data, databases and other compilations of data or information, and (iii) all documentation related to the foregoing, including development, diagnostic, support, user and training documentation related to any of the foregoing.

“Specified Shared Contract” has the meaning set forth in Section 3.17.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means any bona fide unsolicited written Acquisition Proposal for an Acquisition Transaction on terms that the Seller Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) (i) is reasonably likely to be consummated, in all material respects, in accordance with its terms), taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and any other aspects of the Acquisition Proposal that the Seller Board deems relevant (including the likelihood of consummation) and (ii), if consummated, would be more favorable from a financial point of view to Seller or the stockholders of Seller than the Transaction (taking into account any revisions to this Agreement made or proposed in writing by Purchaser in accordance with Section 3.13(d) prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “80%” and all references to “80%” in the definition of “Acquisition Transaction” will be deemed to be references to “20%”.

“Target Closing Working Capital” means $19,773,000.

“Tax” (including, with correlative meaning, the term “Taxes”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, social security, disability, use, ad valorem, property, license, registration, recording, documentary, conveyancing, gains, withholding, excise, production, value added, transfer, occupancy and other tax, duty, fee, assessment, or other governmental charge in the nature of a tax, together with all interest, penalties and additions imposed with respect to (or in lieu of) such.

“Tax Claim” has the meaning set forth in Section 3.10(d).

“Tax Proceedings” has the meaning set forth in Section 3.10(b).

“Tax Return” includes all returns and reports (including elections, declarations, disclosures, and schedules) filed or required to be filed with a Governmental Entity relating to Taxes.

“Tax Sharing Agreement” has the meaning set forth in Section 2.1(m)(xv).

“Termination Date” has the meaning set forth in Section 5.1(c).

“Trade Controls” has the meaning set forth in Section 2.1(i)(ii).

“Transaction” has the meaning set forth in the Recitals.

“Transaction Agreements” means the Bill of Sale, Assignment and Assumption Agreement, the Disclosure Letter, the Escrow Agreement, the Transition Services Agreement, the certificates delivered pursuant to Section 4.2(d) and Section 4.3(c), the Equity Commitment Financing Letter, and the Guaranty, in each case, including the Exhibits and Schedules thereto (as applicable).

“Transaction Bonus Payments” means the sale, transaction bonuses, change of control, retention, incentive, severance, phantom equity, incentive or deferred compensation payments or similar payments or obligations that are to become payable by the Acquired Companies in connection with the consummation of the transactions contemplated by this Agreement, together with the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments and calculated as if all such amounts were paid on the Closing Date, excluding any such severance payments or obligations that would become payable as a result of a termination by Purchaser or its Affiliates (including the Acquired Companies after the Closing Date); provided, however, that “Transaction Bonus Payments” shall not include any amount included within Closing Indebtedness or any Transaction Expenses, or any Excluded Items.

“Transaction Expenses” means (a) all of the Acquired Companies’ costs, expenses, fees, or charges incurred or payable in connection with the sale process and the preparation, negotiation, execution, and delivery of this Agreement and the Transaction Agreements and the consummation of the Closing including, without limitation, all fees and expenses of attorneys, accountants, consultants, professionals, investment bankers, and other advisors payable by the Acquired Companies that have not been paid in full in cash as of the Closing and (b) 50% of the cost of the D&O Tail Policy; provided, however, that “Transaction Expenses” shall not include any amount included within Closing Indebtedness or any Transaction Bonus Payments or any Transfer Taxes, or any Excluded Items.

“Transaction Invoices” has the meaning set forth in Section 4.2(f).

“Transaction Tax Deductions” means, in each case without duplication and to the extent deductible in a Pre-Closing Period for Income Tax purposes at a “more likely than not” standard or better, (i) the Transaction Expenses, (ii) any item of loss, deduction or credit related to fees, costs and expenses of the Acquired Companies attributable to or arising out of the transactions contemplated by this Agreement, (iii) all success-based fees of professionals (including investment bankers and other consultants and advisors) paid by or on behalf of the Acquired Companies in connection with the transactions contemplated by this Agreement, (iv) the capitalized financing costs and expenses and any prepayment premium or fee as a result of the payoff or satisfaction of any debt of the Acquired Companies in connection with the Closing, (v) all sale, “stay-around”, retention, change of control or similar bonuses or payments payable to current or former employees, managers, directors or consultants of the Acquired Companies that are triggered upon the Closing, including any Transaction Bonus Payments, and (vi) any employer-paid payroll Taxes imposed with respect to any of the foregoing. For the purposes of this definition, the Acquired Companies shall make an election under Revenue Procedure 2011-29, 2011-18 IRB, to treat 70% of any success-based fees that were paid by or on behalf of the Acquired Companies as an amount that did not facilitate the transactions contemplated by this Agreement and, therefore, treat 70% of such costs as deductible.

“Transfer Taxes” means all federal, state, local, and non-U.S. transfer, sales, use, gross receipts or compensating (use), registration, conveyance, real property transfer or conveyance, registration, documentary, stamp, value added, or similar Taxes and related fees and costs.

“Transferred Assets” has the meaning set forth in Section 1.1.

“Transferred Books and Records” means the books, records, ledgers, financial statements, tangible data, disks, tapes, other media-storing data and files or other similar information, whether in hardcopy or computer format (or any other format) and whether stored in network facilities or otherwise (collectively, “Books and Records”), in each case, to the extent Primarily Related to the Business or the Transferred Assets or, in the case of employee or personnel files, related to a Business Employee.

“Transferred Contracts” has the meaning set forth in Schedule 1.1.

“Transferred Intellectual Property” has the meaning set forth in Schedule 1.1.

“Transition Services Agreement” means that certain Transition Services Agreement substantially in the form attached hereto as Exhibit D.

“VDA Escrow Deposit” means $1,700,000.

“WARN Act” has the meaning set forth in Section 2.1(n)(v).

“Willful Breach” has the meaning set forth in Section 5.2(a).

“Working Capital” means the current assets (excluding Cash and Cash Equivalents, Income Tax assets and deferred Tax assets), less the current liabilities (excluding all Indebtedness, Transaction Bonus Payments, Transaction Expenses, the Arroyo Earn-Out Amount, Income Tax liabilities and deferred Tax liabilities) of the Acquired Companies, calculated on a consolidated basis in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Financial Statements for the fiscal year ended December 29, 2024 to the extent consistent with GAAP and comprising only those line items (and ignoring the purely illustrative numerical values) identified in Exhibit A.

Annex B

June 13, 2025

The Board of Directors of BGSF, Inc.

5850 Granite Parkway, Suite 730

Plano, Texas 75024

Dear Board of Directors:

We understand that BGSF, Inc. (“Seller”) owns (i) directly all of the issued and outstanding equity interest of each of BG Finance and Accounting, Inc. (“BG F&A”) and BGSF Professional, LLC (“BGSF Professional”) and (ii) indirectly through BGSF Professional (x) all of the issued and outstanding equity interests of Micro Talent, SAS (“Micro Talent”) and (y) 99% of the issued and outstanding equity interests of Arroyo IT Solutions PL (“Arroyo” and together with Micro Talent, the “Foreign Acquired Companies” and BG F&A, BGSF Professional, the Foreign Acquired Companies and each of their respective subsidiaries, the “Acquired Companies”). We further understand that Seller intends to enter into an Equity Purchase Agreement (the “Agreement”) by and among INSPYR Solutions Intermediate, LLC (“Purchaser”), BG F&A, BGSF Professional and Seller, pursuant to which, among other things, Seller will (i) cause BGSF Professional to sell (the “Foreign Sale”) all of the outstanding Equity Interests of the Foreign Acquired Companies (other than the 1% equity interest of Arroyo held by Vijay Kumar (the “Foreign Purchased Equity”)) to INSPYR Solutions Holdings Corporation (the “Corporate Purchaser”) and (ii) sell (the “Domestic Sale” and together with the Foreign Sale, the “Sale”) all of the outstanding equity interests of BG F&A and BGSF Professional (together with the Foreign Purchased Equity, the “Purchased Equity”) to Purchaser in exchange for $99 million in cash in the aggregate (the “Consideration”), subject to adjustment as provided for in the Agreement (as to which adjustment we express no view or opinion). We further understand that, prior to the Sale, Seller and its subsidiaries (other than the Acquired Companies) will transfer to BGSF Professional certain assets, and BGSF Professional will assume from Seller and its subsidiaries (other than the Acquired Companies) certain liabilities, related to Seller’s business of providing specialized talent and business consultants for information technology, managed services, finance, accounting, legal and human resources, including nearshore and offshore information technology solutions (the “Business,” and such transactions, the “Pre-Closing Restructuring,” and the Pre-Closing Restructuring, together with the Sale, the “Transaction”).

The Board of Directors (the “Board”) of Seller has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Consideration to be received by Seller for the Purchased Equity in the Sale pursuant to the Agreement after giving effect to the Pre-Closing Restructuring is fair, from a financial point of view, to Seller.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft, dated June 12, 2025, of the Agreement;

2.	reviewed certain publicly available business and financial information relating to Seller and the Business that we deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Business made available to us by Seller, including financial projections (and adjustments thereto) prepared by the management of Seller relating to the Business (including the corporate general and administrative costs necessary to operate the Business) for the fiscal year ending December 31, 2025 (the “Projections”);

4.	spoken with certain members of the management of Seller regarding the business, operations, financial condition and prospects of the Business, the Transaction and related matters;

5.	compared the financial and operating performance of the Business with that of companies with publicly traded equity securities that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant; and

7.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of Seller has advised us, and we have assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Business. At your direction, we have assumed that the Projections provide a reasonable basis on which to evaluate the Business, the Acquired Companies and the Transaction, and we have, at your direction, used and relied upon the Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections or the assumptions on which they are based. Management of Seller has advised us, and at your direction we have relied upon and assumed, that (i) the Projections (for the fiscal year ending December 31, 2025) are the only current, reliable projections in the possession of Seller with respect to the future financial performance of the Business and (ii) all prior projections relating to the Business made available to us by Seller management (including all prior projections that encompassed periods following December 31, 2025) should not be used or relied upon for purposes of our analyses or this Opinion. Accordingly, in reaching our conclusions hereunder, with your agreement, we did not perform a discounted cash flow analysis of the Acquired Companies or the Business, because no reliable, long-term forecasts with respect to the future financial performance of the Acquired Companies or the Business is available.

We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Acquired Companies or the Business since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

For purposes of our analyses and this Opinion, we have with your agreement assumed that (i) the Transaction will not impair the ability of Seller and its affiliates to operate the assets, businesses or operations of Seller and its subsidiaries other than the Business (the “Retained Businesses”) as currently conducted, or as the management of Seller and its subsidiaries currently contemplate conducting the Retained Businesses, (ii) upon the consummation of the Transaction pursuant to the Agreement, neither Seller nor any of its subsidiaries will have any liability or obligation with respect to the Business, and (iii) after giving effect to the Pre-Closing Restructuring and immediately prior to the consummation of the Sale, the Acquired Companies will have no assets or operations other than the Business.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable foreign, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction, the Business, the Acquired Companies or Seller or any expected benefits of the Transaction that would be material to our analyses or this Opinion. With your agreement, we have also relied upon and assumed, without independent verification, that any adjustments to the Consideration pursuant to the Agreement or otherwise will not be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Business, the Acquired Companies, the Retained Businesses, Seller or any other party, nor were we provided with any such appraisal or evaluation.

We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Business, the Acquired Companies, the Retained Businesses or Seller is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Business, the Acquired Companies, the Retained Businesses or Seller is or may be a party or is or may be subject.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Transaction, the Business, the Acquired Companies, the Retained Businesses or Seller, and this Opinion does not purport to address potential developments in any such markets. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to the price or range of prices at which the Purchased Equity or the common stock of Seller may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, Seller, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Seller, Purchaser, the Corporate Purchaser, or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to A&M Capital Partners (“A&M”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, A&M (collectively, with A&M, the “A&M Group”), for which Houlihan Lokey and its affiliates have received, or would expect to receive, compensation, including, among other things, (i) having acted as financial advisor to a member of the A&M Group in connection with the acquisition of World of Sweets and Bobby’s (IBG), which transaction closed in June 2023 and (ii) currently providing certain investment banking, financial advisory and/or other financial or consulting services to certain members of the A&M Group. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Seller, Purchaser, the Corporate Purchaser, members of the A&M Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by A&M, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with members of the A&M Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Seller, Purchaser, the Corporate Purchaser, members of the A&M Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Houlihan Lokey has also acted as financial advisor to Seller in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. Seller has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, Seller, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), including, without limitation, the Pre-Closing Restructuring, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of Seller, the Acquired Companies, Purchaser, the Corporate Purchaser, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Business, the Acquired Companies, Seller, Purchaser, the Corporate Purchaser or any other party, (v) the fairness of any portion or aspect of the Transaction to the stockholders of Seller or any other person (including, without limitation, any distribution or other use of the Consideration following the consummation the Transaction), (vi) the fairness of any portion or aspect of the Transaction to any one class or group of Seller’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Seller’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vii) whether or not Seller, Purchaser, the Corporate Purchaser, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (viii) the solvency, creditworthiness or fair value of the Business, the Retained Businesses, the Acquired Companies, Seller, Purchaser, the Corporate Purchaser or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (ix) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise, or (x) the financial or other implications and effects of the Transaction on Seller or any other party (including, without limitation, any aspects relating to the Retained Businesses or any other operations or activities of Seller or any other party following the consummation of the Transaction). Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, Seller, the Acquired Companies, Purchaser, the Corporate Purchaser and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Business, the Acquired Companies, Seller, Purchaser, the Corporate Purchaser and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by Seller for the Purchased Equity in the Sale pursuant to the Agreement after giving effect to the Pre-Closing Restructuring is fair to Seller from a financial point of view.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

SPECIAL MEETING OF SHAREHOLDERS OF

BGSF, INC.

September 4, 2025

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, and Proxy Card
are available at https://investor.bgsf.com/financials/annual-reports/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

00030000000303000000 2	090425

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
		FOR	AGAINST	ABSTAIN
1.	To approve the Equity Purchase Agreement, dated as of June 14, 2025 (as it may be amended from time to time in accordance with its terms, the “Equity Purchase Agreement”), among INSPYR Solutions Intermediate, LLC, a Delaware limited liability company (“Purchaser”), BGSF, Inc. (“BGSF”), BG Finance and Accounting, Inc., a Delaware corporation and subsidiary of BGSF (“BG F&A”), and BGSF Professional, LLC, a Delaware limited liability company and subsidiary of BGSF (“BGSF Professional”), pursuant to which, among other things, BGSF will (i) transfer, and cause its subsidiaries to transfer, to BGSF Professional certain assets, and cause BGSF Professional to assume, certain liabilities related to BGSF’s Professional Division, (ii) cause BGSF Professional to sell all of the issued and outstanding equity interests of the foreign subsidiaries of BGSF (other than a 1% equity interest of a subsidiary of BGSF located in India) to INSPYR Solutions Holdings Corporation, an affiliate of Purchaser, and (iii) sell all of the issued and outstanding equity interests of BG F&A and BGSF Professional to Purchaser, in each case, upon and subject to the terms and conditions set forth in the Equity Purchase Agreement (the “Sale Proposal”). (The Board recommends a vote “FOR” this proposal.).	☐	☐	☐

2.	To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to certain of BGSF’s named executive officers, in connection with the transactions contemplated by the Equity Purchase Agreement (The Board recommends a vote “FOR” this proposal.).	☐	☐	☐

3.

To approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes to approve the Sale Proposal. (The Board recommends a vote “FOR” this proposal.).

		☐	☐	☐

NOTE: Any action on the items of business described above may be cosidered at the special meeting at the time and on the date specified above or at any time and date to which the special meeting may be properly adjourned or postponed.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

BGSF, INC.

Proxy for Special Meeting of Shareholders on September 4, 2025

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Kelly Brown and Keith Schroeder, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock of BGSF, Inc. which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of BGSF, Inc., to be held at 12:00pm CT on September 4, 2025 on the first floor, Suite 140B of the principal office building of BGSF Inc. located at 5850 Granite Parkway, Plano, Texas 75024, and at any adjournments or postponements thereof, as follows (if no direction is given as to the manner in which this proxy should be voted, it will be voted in accordance with the Board of Directors' recommendations):

(Continued and to be signed on the reverse side.)

1.1	14475

SPECIAL MEETING OF SHAREHOLDERS OF

BGSF, INC.

September 4, 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at https://investor.bgsf.com/financial/annual-reports/

 Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00030000000303000000 2	090425

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

	FOR	AGAINST	ABSTAIN
1. To approve the Equity Purchase Agreement, dated as of June 14, 2025 (as it may be amended from time to time in accordance with its terms, the “Equity Purchase Agreement”), among INSPYR Solutions Intermediate, LLC, a Delaware limited liability company (“Purchase”), BGSF, Inc. (“BGSF”), BG Finance and Accounting, Inc., a Delaware corporation and subsidiary of BGSF (“BG F&A”), and BGSF Professional, LLC, a Delaware limited liability company and subsidiary and BGSF (“BGSF Professional”), pursuant to which, among other things, BGSF will (i) transfer, and cause its subsidiaries to transfer, to BGSF Professional certain assets, and cause BGSF Professional to assume, certain liabilities related, to BGSF’s Professional Division, (ii) cause BGSF Professional to sell all of the issued and outstanding equity interests of the foreign subsidiaries of BGSF (other than a 1% equity interest of a subsidiary of BGSF located in India) to INSPYR Solutions Holdings Corporation, an affiliate of Purchaser, and (iii) sell all of the issued and outstanding equity interest of BG F&A and BGSF Professional to Purchaser, in each case, upon and subject to the terms and conditions set forth in the Equity Purchase Agreement (the “Sale Proposal”). (The Board recommends a vote “FOR” this proposal.).	☐	☐	☐

2. To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to certain of BGSF’s named executive officers, in connection with the transactions contemplated by the Equity Purchase Agreement (The Board recommends a vote “FOR” this proposal.).	☐	☐	☐

3. To approve the adjournment of the special meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes to approve the Sale Proposal. (The Board recommends a vote “FOR” this proposal.).	☐	☐	☐

NOTE: Any action on the items of business described above may be considered at the special meeting at the time and on the date specified above or at any time and date to which the special meeting may be properly adjourned or postponed.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.